As filed with the Securities and Exchange Commission on November 3, 2017

Registration No. 333-220619

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

(Amendment No. 2)

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MONAKER GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	4700	26-3509845
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2690 Weston Road, Suite 200

Weston, Florida 33331
(954) 888-9779
(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

William Kerby
Chief Executive Officer
Monaker Group, Inc.
2690 Weston Road, Suite 200

Weston, Florida 33331

(954) 888-9779

(Name, address, including zip code, and telephone number,

including area code, of agent for service of process)

 Copies To:

David M. Loev, Esq.

John S. Gillies, Esq.

The Loev Law Firm, PC

6300 West Loop South, Suite 280

Bellaire, Texas 77401

Telephone: (713) 524-4110

Facsimile: (713) 524-4122

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.00001 per share	1,532,500 (3)	$1.75	$2,681,875	$333.89
Common Stock, par value $0.00001 per share	1,609,125 (4)	$1.75	$2,815,969	$350.59
TOTAL	3,141,625		$5,497,844	$684.48(5)

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any stock split, stock dividends, recapitalization, or other similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based upon the last sale reported of the Registrant’s common stock as reported on the OTCQB Market on September 22, 2017.
(3)	Represents 1,532,500 shares of common stock of Monaker Group, Inc.
(4)	Represents 1,609,125 shares of common stock of Monaker Group, Inc. that are issuable in connection with the exercise of outstanding warrants to purchase 1,609,125 shares of common stock at an exercise price of $2.10 per share and held by the selling stockholders named in the prospectus which forms a part of this Registration Statement.
(5)	The Registrant has offset the total registration fee due under this Registration Statement by the amount of the filing fee associated with the unsold securities from the Registrant’s Form S-1 Registration Statement, filed by the Registrant with the Securities and Exchange Commission (“SEC”) on September 23, 2016 (SEC File No 333-213753), registering a primary offering of securities to be sold by the Registrant for a maximum aggregate offering price of $23,750,000 (total registration fee of $2,391.63)(the “Withdrawn Registration Statement”), which Registration Statement was withdrawn by the Registrant before it became effective and before any securities were sold thereunder. A total of $684.48 of the aggregate associated filing fees of $2,391.63 associated with the Withdrawn Registration Statement were used to offset the registration fee due, which was paid in connection with the original registration statement filing. Accordingly, the full amount of the $684.48 registration fee due for this Registration Statement has been paid by offset against a portion of the balance of the fee paid for the Withdrawn Registration Statement.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

Information contained herein is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 3, 2017

PROSPECTUS

3,141,625 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders named herein of 3,141,625 shares of common stock, par value $0.00001 per share, which we refer to as common stock, of Monaker Group, Inc., which we refer to as us, we, the Company, the Registrant or Monaker, representing (a) 1,532,500 outstanding shares of common stock, held by the selling stockholders named herein; and (b) 1,609,125 shares of common stock that are issuable in connection with the exercise of outstanding warrants to purchase 1,609,125 shares of common stock at an exercise price of $2.10 per share, held by the selling stockholders named herein. The shares of common stock being offered by the selling stockholders have been issued pursuant to the private offering transaction which closed on August 11, 2017, which is described in greater detail under “Private Placement of Common Stock and Warrants”, beginning on page 40. The selling stockholders are described in greater detail under “Selling Stockholders”, beginning on page 83.

The shares of common stock described in this prospectus may be offered for sale from time to time by the selling stockholders named herein. The selling stockholders may offer and sell the shares in a variety of transactions as described under the heading “Plan of Distribution” beginning on page 89, including transactions on any stock exchange, market or facility on which our common stock may be traded, in privately negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. We have no basis for estimating either the number of shares of our common stock that will ultimately be sold by the selling stockholders or the prices at which such shares will be sold.

We are not selling any securities covered by this prospectus and will not receive any of the proceeds from the sale of such shares by the selling stockholders. However, in the event that the warrants are exercised for cash, we may receive up to a total of approximately $3,379,162.50 in proceeds. We are registering shares of common stock on behalf of the selling stockholders. We are bearing all of the expenses in connection with the registration of the shares of common stock, but all selling and other expenses incurred by the selling stockholders, including commissions and discounts, if any, attributable to the sale or disposition of the shares will be borne by them.

The selling stockholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Our common stock is quoted on the OTCQB Market under the symbol “MKGI”. The closing price for our common stock on November 2, 2017, was $2.44 per share.

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 12 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is,             2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”). This prospectus relates to the resale by the selling stockholders listed in this prospectus of up to 3,141,625 shares of our common stock. We will not receive any proceeds from the resale of any of the shares by the selling stockholders. However, in the event that the Warrants are exercised for cash, we may receive up to a total of approximately $3,379,162.50 in proceeds. We have agreed to pay for the expenses related to the registration of the shares being offered by the selling stockholders.

You should read this prospectus, together with additional information described under “Where You Can Find More Information”, beginning on page 91, before making an investment decision.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information”, beginning on page 91.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates and is not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should assume that the information appearing in this prospectus, as well as information we have previously filed with the SEC, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We will disclose any material changes in our affairs in a post-effective amendment to the registration statement of which this prospectus is a part, or a prospectus supplement. We do not imply or represent by delivering this prospectus that Monaker Group, Inc., or its business, financial condition or results of operations, are unchanged after the date on the front of this prospectus or that the information in this prospectus is correct at any time after such date, provided that we will amend or supplement this prospectus to disclose any material events which occur after the date of such prospectus to the extent required by applicable law.

Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

Our logo and some of our trademarks and tradenames are used in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of others. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus may appear without the ®, ™ and SM symbols. References to our trademarks, tradenames and service marks are not intended to indicate in any way that we will not assert to the fullest extent under applicable law our rights or the rights of the applicable licensors if any, nor that respective owners to other intellectual property rights will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, reports by market research firms or other independent sources that we believe to be reliable sources. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosure contained in this prospectus, and we believe these industry publications and third-party research, surveys and studies are reliable. While we are not aware of any misstatements regarding any third-party information presented in this prospectus, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under the section entitled “Risk Factors” beginning on page 12 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates. Some market and other data included herein, as well as the data of competitors as they relate to Monaker Group, Inc., is also based on our good faith estimates.

Unless the context otherwise requires, references in this prospectus to “we,” “us,” “our,” the “Registrant”, the “Company,” “Monaker” and “Monaker Group” refer to Monaker Group, Inc. and its subsidiaries. In addition, unless the context otherwise requires, “FYE” refers to fiscal year end; “Exchange Act” refers to the Securities Exchange Act of 1934, as amended; “SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and “Securities Act” refers to the Securities Act of 1933, as amended. All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated. You should read the entire prospectus before making an investment decision to purchase our securities.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, especially the risks of investing in our securities as discussed under “Risk Factors” and the financial statements and notes thereto herein. The following summary is qualified in its entirety by the detailed information appearing elsewhere in this prospectus.

Summary

We and our subsidiaries operate an online marketplace for the alternative lodging rental industry. Alternative lodging rentals (ALRs) are whole unit vacation homes or timeshare resort units that are fully furnished, privately owned residential properties, including homes, condominiums, villas and cabins, that property owners and managers rent to the public on a nightly, weekly or monthly basis. As an added feature to our ALR offerings, we also provide access to airline, car rental, hotel and activities products along with concierge tours and activities, at the destinations, that are catered to the traveler through our Maupintour products.

We provide a vacation rental platform with auxiliary services so travelers can purchase vacations through our sites; our NextTrip.com, Maupintour.com or EXVG.com (or through distributors the Company provides ALRs) while providing inquiries and bookings to property owners and managers. NextTrip serves three major constituents: (1) property owners and managers, (2) travelers, and (3) other distributors. Property owners and managers provide detailed listings of their properties to the Company with the goal of reaching a broad audience of travelers seeking ALRs. The property owners and managers provide us their properties, at a preferential net rate for each booking and, in return, their properties are listed for free as an available ALR on NextTrip.com (as well as other distributors who the Company has provided ALRs). Travelers visit NextTrip.com (as well as other distributors who the Company has provided ALRs) and are able to search and compare our large and detailed inventory of listings to find ALRs meeting their needs.

We are a technology driven travel and logistics company with ALR products as our distinguishing niche. The ALRs are owned and leased by third parties and are available to rent through our websites as well as other distributors who we have provided ALRs. Our services include critical elements such as technology, an extensive film library, media distribution, trusted brands and established partnerships that enhance product offerings and reach. We have video content, media distribution, key industry relationships and a prestigious Travel Brand as cornerstones for the development and planned deployment of core-technology on both proprietary and partnership platforms.

Summary

We sell travel services to leisure and corporate customers around the world. The primary focus is providing ALR options as well as providing schedule, pricing and availability information for booking reservations for airlines, hotels, rental cars, cruises and other travel products such as sightseeing tours, show and event tickets and theme park passes. The Company sells these travel services both individually and as components of dynamically-assembled packaged travel vacations and trips. In addition, the Company provides content that presents travelers with information about travel destinations, maps and other travel details; this content information is the product of proprietary video-centered technology that allows the Company to create targeted travel videos from its film libraries. In April 2017, the Company introduced its new Travel Platform under the NextTrip brand. This platform continues to be improved with a focus on maximizing the consumer’s experience and assisting them in the decision and purchasing process.

The platform is a combination of proprietary and licensed technology that connects and searches large travel suppliers of alternative lodging inventories to present to consumers comprehensive and optimal alternatives at the most inexpensive rates to choose from.

The Company sells its travel services through various distribution channels. The primary distribution channel will be providing real-time bookable ALRs to other distributors (such as other travel companies’ websites and networks of third-party travel agents) who will sell the ALRs to their customers. The second distribution channel is through its own website at NextTrip.com and the NextTrip mobile application (“app”) as well as EXVG.com (which is anticipated to be operational prior to fiscal year end). The third distribution channel is selling travel services to customers through a toll-free telephone number designed to assist customers with complex or high-priced offerings of Maupintour.

Our core holdings include NextTrip.com, Maupintour.com and EXVG.com. NextTrip.com is the primary website, where travel services and products are booked. The travel services and products include ALRs, tours, activities/attractions, airline, hotel, and car rentals. Maupintour complements the Nextrip.com offering by providing high-end tour packages and activities/attractions. EXVG.com is the website where ALRs, that are not real-time bookable, will be promoted.

Overview

We are a technology driven Travel Company with multiple divisions and brands, leveraging its principals with more than 65 years of operation in leisure travel. The Company has structured its travel assets to focus on the burgeoning $100 billion Alternative Lodging Travel space (according to LeisureLink), expected to increase to $169 billion by 2019 (as discussed below), through its state-of-the-art flagship platform NextTrip.com. We have amassed contracts representing over 1.2 million vacation rental properties for listing and display on the Company’s NextTrip booking platform utilizing rich content, imagery and high-quality video. The platform is designed to maximize the traveler’s experience and assist in the search, decision and purchasing process of alternative lodging and other travel related products. The NextTrip platform is powered by our proprietary booking engine which features real-time booking on the entire alternative lodging (vacation home rentals, resort residences, rooms and unused timeshares) inventory, whereas the industry standard and peer company sites mostly require requesting availability directly from the homeowner and waiting for a response or acceptance communication.

Additionally, the NextTrip platform has combined key features and functionality with advanced proprietary and licensed technology, to support vacationers travel needs with a vast array of airlines, hotels, rental cars, tours, activities, restaurants and alternative lodging suggestions thereby empowering consumers to search and create comprehensive vacation packages at one site – “Travel Made Easy!” The Company’s mission is to continue to expand the NextTrip offerings and to become the “one stop” vacation center, which we hope to achieve with key partnerships and established travel brands as cornerstones.

A January 2016 report by Research and Markets projected the global vacation rental market will reach $169 billion by 2019. In light of this projected remarkable growth, the Company recognized there would be significant opportunities in amassing ALR inventory into a real-time booking platform for supply to large and established OTA’s (“Online Travel Agent’s”) who, for the most part have not achieved access to this type of product and rapidly growing market segment. Our proprietary booking engine was designed and built to unlock these business-2-business (B2B) partnerships and handle significant transactional volumes. At present, the Company has negotiated contracts with travel channel partners that book over $2 Billion in traditional hotel bookings annually. By providing our ALR products with real-time booking capabilities to existing OTA customers, the Company believes it has positioned itself to capture a meaningful percentage of their bookings.

Competitive Advantages

Supplemented by a resourceful team of travel and technology professionals, we believe that we and our NextTrip platform are positioned as a first mover in the ALR vertical with strategic advantages including:

-      ALR Inventory - Over 1.2 million contracted properties (making it one of the largest inventoried companies in the industry behind Airbnb and HomeAway).

-      Real-time bookable properties - All ALR properties are real-time bookable to meet the needs of OTA’s to be able to purchase the ALR product in real time.

-      B2C Comprehensive Travel Platform - Combining search and booking tools for all aspects of travel in one website.

-      B2B Booking Engine - Allows quick entry into the ALR vertical for large OTA’s.

-      Key Channel Partnerships - Allows access to a broad range of Travel products and services.

-      Artificial Intelligence - The Company has signed an agreement to allow it to use artificial intelligence (“AI”) to facilitate the “right product for the right person”.

-      Premiere Service - Allows homeowners to list properties into a real-time booking platform while managing their calendar and pricing to produce higher income.

The average ALR search and booking takes a few hours while the average vacation planning process typically involves the consumer visiting up to seven travel websites and spending over 10 hours to book their vacation (according to Susan Ho, Founder of Journy). We believe the NextTrip.com website using the above features should reduce ALR/Vacation planning time from hours to minutes all with the convenience of one site (truly “Travel Made Easy”).

Private Placement Offering

On August 11, 2017, the Company closed the transactions contemplated by the Common Stock and Warrant Purchase Agreement, entered into by the Company on July 31, 2017 (the “Purchase Agreement”), with certain accredited investors named therein (collectively, the “Purchasers”). Under the terms of the Purchase Agreement, the Company sold the Purchasers an aggregate of 1,532,500 shares of our common stock (the “Shares”) and 1,532,500 warrants to purchase one share of common stock (the “Offering Warrants” and together with the Shares, the “Securities”)(the “Private Placement Offering”). The combined purchase price for one Share and one Offering Warrant to purchase one share of common stock in the Private Placement Offering was $2.00.

Pursuant to a Placement Agency Agreement (the “Agent Agreement”) entered into with Northland Securities, Inc. (the “Agent”) on July 31, 2017, in connection with the Private Placement Offering, the Agent served as the Company’s exclusive placement agent for the Private Placement Offering. In consideration therewith, we paid the Agent 8% of the gross proceeds from the sale of the Securities ($245,200) and, for the consideration of $50, sold the Agent a warrant to purchase shares of common stock equal to 5% of the shares sold in the Private Placement Offering (i.e., warrants to purchase 76,625 shares of common stock)(the “Agent Warrants” and collectively with the Offering Warrants, the “Warrants”). The Company also agreed to reimburse up to $150,000 of the expenses of the Agent in connection with the Private Placement Offering. The Placement Agreement includes customary representations and warranties and includes indemnification rights of the Agent. The Agent is also entitled to the registration rights and liquidated damages associated therewith which the Purchasers have pursuant to the Purchase Agreement.

William Kerby, the Chief Executive Officer and Chairman of the Company purchased $50,000 of the Securities (25,000 Shares and Offering Warrants); Simon Orange, a member of the Board of Directors of the Company purchased $175,000 of the Securities (87,500 Shares and Offering Warrants); Donald Monaco, a member of the Board of Directors of the Company purchased $175,000 of the Securities (87,500 Shares and Offering Warrants); Pat LaVecchia, a member of the Board of Directors of the Company purchased $10,000 of the Securities (5,000 Shares and Offering Warrants); and Robert J. Post, a member of the Board of Directors of the Company purchased $25,000 of the Securities (12,500 Shares and Offering Warrants). Additionally, Stephen Romsdahl, a significant stockholder of the Company purchased $50,000 of the Securities (25,000 Shares and Offering Warrants) and another non-related party, who is a key distributor of the Company, purchased $100,000 of the Securities (50,000 Shares and Offering Warrants).

The exercise price of the Warrants is $2.10 per share, subject to adjustment as provided therein, and the Warrants are exercisable beginning on July 31, 2017 through July 30, 2022. The exercise price and number of shares of common stock issuable upon the exercise of the Warrants are subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, and will also be subject to anti-dilution adjustments in the event the Company issues or is deemed to have issued any securities below the then exercise price of the Warrants, subject to certain exceptions (i.e., the Exempt Issuances, described below), during the 12 months following the closing date, each as described in greater detail in the Warrants. If after February 11, 2018, a registration statement covering the issuance or resale of the shares of common stock issuable upon exercise of the Warrants (the “Warrant Shares”) is not available for the issuance or resale, as applicable, the Purchasers and the Agent, may exercise the Warrants by means of a “cashless exercise.”

The Purchase Agreement contains various restrictions, requirements and prohibitions governing the Company and its officers and directors, as described in greater detail under “Private Placement of Common Stock and Warrants” – “Covenants and Requirements of the Purchase Agreement”, beginning on page 41.

Pursuant to the terms of the Purchase Agreement, the Company agreed to use commercially reasonable efforts to file a registration statement on Form S-1 (or Form S-3, if available) with the Securities and Exchange Commission (the “Registration Statement”) within 45 days following the closing of the Private Placement Offering (which date was September 25, 2017) to register the resale of the Shares and Warrant Shares, which Registration Statement was timely filed, and to cause the Registration Statement to become effective within 120 days following the closing of the Private Placement Offering (which date is December 9, 2017), subject to penalties as described in the Purchase Agreement. This prospectus forms a part of the Registration Statement filed to register the resale of the Shares and Warrant Shares.

The aggregate net proceeds from the Private Placement Offering, after deducting the placement agent’s fees payable in cash (described above) and other estimated offering expenses, were approximately $2.7 million. The Company intends to use the aggregate net proceeds to expand its technology division, increase its alternative lodging rental count, and general corporate purposes.

A required term of the Private Placement Offering was that William Kerby, our Chief Executive Officer and Chairman, and Donald P. Monaco, our Director, on behalf of themselves and the entities which they control, convert 1,869,611 shares of Series A 10% Cumulative Convertible Preferred Stock (“Series A Preferred Stock”) beneficially owned by them into 3,789,222 shares of common stock of the Company, which conversion occurred shortly after the closing of the Private Placement Offering. As a result of the conversion, we no longer have any outstanding shares of preferred stock.

As additional consideration for Pacific Grove Capital LP (“Pacific Grove”), agreeing to participate in the Private Placement Offering as a Purchaser, the Company entered into a Board Representation Agreement with Pacific Grove. Pursuant to the Board Representation Agreement, Pacific Grove will be granted the right to designate one person to be nominated for election to the Company’s Board of Directors so long as (i) Pacific Grove together with its affiliates beneficially owns at least 4.99% of the Company’s common stock, or (ii) Pacific Grove together with its affiliates beneficially owns at least 75% of the Securities purchased in the Private Placement Offering. Notwithstanding its rights under the Board Representation Agreement, Pacific Grove has not provided us notice of any nominees for appointment to the Board of Directors to date.

Risks That We Face

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below. The risks are discussed more fully in the “Risk Factors” section of this prospectus. These risks include, but are not limited to, the following:

●	The price of our common stock may fluctuate significantly, and you could lose all or part of your investment;

●	The officers and directors of the Company have the ability to exercise significant influence over the Company;

●	Our business depends substantially on property owners and managers renewing their listings;

●	Our long-term success depends, in part, on our ability to expand our property owner, manager and traveler bases outside of the United States and, as a result, our business is susceptible to risks associated with international operations;

●	Unfavorable changes in, or interpretations of, government regulations or taxation of the evolving ALR, Internet and e-commerce industries could harm our operating results;

●	The market in which we participate is highly competitive, and we may be unable to compete successfully with our current or future competitors;

●	If we are unable to adapt to changes in technology, our business could be harmed;

●	We may be subject to liability for the activities of our property owners and managers, which could harm our reputation and increase our operating costs; and

●	We have incurred significant losses to date and require additional capital which may not be available on commercially acceptable terms, if at all.

Corporate Information

Our principal executive offices are located at 2690 Weston Road, Suite 200, Weston, Florida 33331 and our telephone number is (954) 888-9779.

Additional information about us is available on our website at www.Monakergroup.com. We do not incorporate the information on or accessible through our websites into this prospectus, and you should not consider any information on, or that can be accessed through, our websites as part of this prospectus.

THE OFFERING

Common Stock Offered by the Selling Stockholders	3,141,625 shares[1]

Common Stock Outstanding Before this Offering	17,473,432 shares

Common Stock Outstanding After this Offering	19,082,557 shares[2]

Use of Proceeds	We will not receive any proceeds from the sale of shares in this offering by the selling stockholders. However, in the event that the Warrants are exercised for cash, we may receive up to a total of approximately $3,379,162.50 in proceeds. We cannot however predict the timing or the amount of the exercise of these securities. In the event the Warrants are exercised for cash, we plan to use the proceeds from such exercises for working capital and general corporate purposes, as described in greater detail under “Use of Proceeds”, provided that we will retain broad discretion over the use of these proceeds, if any. See “Use of Proceeds” beginning on page 37.

Risk Factors	An investment in our common stock involves a high degree of risk. Before making an investment decision, investors should carefully consider the “Risk Factors” discussed beginning on page 12.

OTCQB Market Symbol	MKGI

In this prospectus, unless otherwise indicated, the number of shares of our common stock and other capital stock, and the other information based thereon, is as of November 3, 2017 and excludes:

●	shares issuable upon the exercise of the Warrants; and

●	2,510,745 shares of common stock issuable upon the exercise of outstanding warrants to purchase shares of common stock at a weighted-average exercise price of $4.70 per share.

Additionally, unless otherwise stated, all information in this prospectus:

●	assumes no exercise of outstanding warrants to purchase common stock; and

●	reflects all currency in United States dollars.

1 Representing (a) 1,532,500 outstanding shares of common stock, held by the selling stockholders named herein; and (b) 1,609,125 shares of common stock that are issuable in connection with the exercise of outstanding warrants to purchase 1,609,125 shares of common stock at an exercise price of $2.10 per share, held by the selling stockholders named herein.

2 Assuming the exercise of all the Warrants.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus, including, but not limited to the fact that the officers and directors of the Company have the ability to exercise significant influence over the Company; our business depends substantially on property owners and managers renewing their listings; our long-term success depends, in part, on our ability to expand our property owner, manager and traveler bases outside of the United States and, as a result, our business is susceptible to risks associated with international operations; unfavorable changes in, or interpretations of, government regulations or taxation of the evolving ALR, Internet and e-commerce industries could harm our operating results; the market in which we participate is highly competitive, and we may be unable to compete successfully with our current or future competitors; if we are unable to adapt to changes in technology, our business could be harmed; we may be subject to liability for the activities of our property owners and managers, which could harm our reputation and increase our operating costs; our business has substantial indebtedness; and we have incurred significant losses to date and require additional capital which may not be available on commercially acceptable terms, if at all. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus and those documents which we have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

The forward-looking statements in this prospectus represent our views as of the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

RISK FACTORS

Risks Relating to the Private Placement Offering

We face significant penalties and damages in the event the registration statement of which this prospectus forms a part is not declared effective within required time limits or such registration statement is subsequently suspended or terminated, or we fail to receive approval for the listing of our common stock on the NASDAQ Capital Market by the required deadlines set forth in the Purchase Agreement.

Pursuant to the terms of the Purchase Agreement, the Company agreed to use commercially reasonable efforts to file a registration statement on Form S-1 (or Form S-3, if available) with the Securities and Exchange Commission within 45 days following the closing of the Private Placement Offering (which date was September 25, 2017) to register the resale of the Shares and Warrant Shares, which Registration Statement was timely filed, and to cause the Registration Statement to become effective within 120 days following the closing of the Private Placement Offering (which date is December 9, 2017), subject to penalties as described in the Purchase Agreement. This prospectus forms a part of the Registration Statement filed to register the resale of the Shares and Warrant Shares. The Purchase Agreement also requires the Company to apply for listing of its common stock on the NASDAQ Capital Market (“NASDAQ”) within 60 days following the closing of the Private Placement Offering (which date was October 10, 2017), and which listing application was timely filed, and to cause the Shares to be listed on the NASDAQ no later than 120 days following closing of the Private Placement Offering (which date is December 9, 2017). If the Registration Statement has not been declared effective by the SEC, by the deadline set forth above, or if the Company’s common stock is not approved for listing on the NASDAQ Capital Market by the deadlines set forth above, we are required to provide each Purchaser (and the Agent), as partial liquidated damages for such delay, with additional Warrants equal to each Purchaser’s (and the Agent’s) pro rata share of 1% of the Warrants in the Private Placement Offering. Such liquidated damages continue to be due, each day that we fail to comply with the requirements above, up to a maximum of 100 days. That is, in no case are we required to issue additional Warrants in excess of 200% of the Warrants sold in the Private Placement Offering. Additionally, in the event that there occurs a suspension in the availability of the Registration Statement, after effectiveness thereof, subject to certain exceptions described in the Purchase Agreement, we are required to pay to each Purchaser (and the Agent), on the 30th day following the first day of such suspension, and on each 30th day thereafter, an amount equal to 1% of the purchase price paid for the Securities purchased by the Purchaser (and Agent) and not previously sold by the Purchaser with such payments to be prorated on a daily basis during each 30 day period, up to a maximum of 6% of the purchase price paid for the Securities.

In the event the registration statement of which this prospectus forms a part is not declared effective within the required time limits set forth above, or such registration statement is subsequently suspended or terminated, we fail to timely list our common stock on the NASDAQ Capital Market, or we otherwise fail to meet certain requirements set forth in the Purchase Agreement, we could be required to pay significant penalties which could adversely affect our cash flow and cause the value of our securities to decline in value.

The Warrants contain anti-dilution rights. The issuance and sale of common stock upon exercise of the Warrants may cause substantial dilution to existing stockholders and may also depress the market price of our common stock.

The exercise price of the Warrants is $2.10 per share, subject to adjustment as provided therein, and the Warrants are exercisable beginning on July 31, 2017 through July 30, 2022. The exercise price and number of shares of common stock issuable upon the exercise of the Warrants are subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, and are also subject to weighted average anti-dilution adjustments in the event the Company issues or is deemed to have issued any securities below the then exercise price of the Warrants, subject to certain exceptions (i.e., the Exempt Issuances, described below), during the 12 months following the closing date, each as described in greater detail in the Warrants. After the six month anniversary of the closing (February 11, 2018), if a registration statement covering the issuance or resale of the shares of common stock issuable upon exercise of the Warrants is not available for the issuance or resale, as applicable, the Purchasers and the Agent, may exercise the Warrants by means of a “cashless exercise.”

If exercises of the Warrants and sales of such shares issuable upon exercise thereof take place, the price of our common stock may decline. In addition, the common stock issuable upon exercise of the Warrants may represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of the company’s stock will decrease, and any additional shares which stockholders attempt to sell in the market will only further decrease the share price. If the share volume of our common stock cannot absorb shares sold by the Warrant holders, then the value of our common stock will likely decrease.

Subject to certain limited exceptions, we are prohibited from issuing any additional securities until 90 days after the date the registration statement, of which this prospectus forms a part, is declared effective by the SEC. This may limit our ability to raise funds and operate our business.

Pursuant to the Purchase Agreement, we agreed that we will not, and we will ensure that our directors and officers and their affiliates will not, without the prior written consent of all Purchasers, from the date of execution of the Purchase Agreement and continuing to and including the date 90 days after the effective date of the registration statement, of which this prospectus forms a part (the “Lock-Up Period”), (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, however, the Company may conduct an Exempt Issuance (as defined below) without the prior written consent of all Purchasers. “Exempt Issuance” means the issuance of (a) shares of common stock or options to employees, consultants, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the board of directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any convertible securities, options or warrants issued and outstanding on the date of the Purchase Agreement, provided that such securities have not been amended since the date of the Purchase Agreement to increase the number of such securities or to decrease the exercise or conversion price of any such securities, and (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating company in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

The restrictions and covenants in the Purchase Agreement, as well as any future financing agreements that we may enter into, may restrict our ability to finance our operations, engage in business activities or expand or fully pursue our business strategies. Our ability to comply with these covenants may be affected by events beyond our control and we may not be able to meet those covenants.

The Shares sold pursuant to the Purchase Agreement were granted anti-dilution rights for a period of twelve months following the closing.

Pursuant to the Purchase Agreement, we agreed that until the 12 month anniversary of the closing of the Offering, i.e., August 11, 2018, if the Company or any subsidiary thereof issues or agrees to issue any (i) common stock or (ii) any securities of the Company or the subsidiary that would entitle the holder thereof to acquire at any time common stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time directly or indirectly convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, common stock, except for the Exempt Issuances, entitling any person or entity to acquire shares of common stock at an effective price per share less than $2.00, within three trading days of the date thereof the Company is required to issue to such Purchaser additional shares of common stock based on the formula set forth in the Purchase Agreement.

In the event we issue or are deemed to have issued additional securities for a value less than $2.00, and are required to issue the Purchaser additional shares of common stock, it could cause significant dilution to existing stockholders.

If the selling stockholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

Up to 3,141,625 shares of common stock may be resold by certain stockholder through this prospectus. Should the selling stockholders decide to sell their shares at a price below the market price as quoted on OTCQB, or any exchange on which our common stock might be listed in the future, the price may continue to decline. A steep decline in the price of our common stock upon being quoted on OTCQB, or any exchange on which our common stock might be listed in the future, would adversely affect our ability to raise additional equity capital, and even if we were successful in raising such capital, the terms of such raise may be substantially dilutive to current stockholders.

Risks Related to Our Operations, Business and Industry

In the future, we may need additional capital which may not be available on commercially acceptable terms, if at all.

As of August 31, 2017, the Company had an accumulated deficit of $103,158,633. We had a net loss of $2,499,001 for the six months ended August 31, 2017. Net loss for the year ended February 28, 2017, amounted to $7,097,275. The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.

The growth and development of our business will require a significant amount of additional working capital, provided that we currently believe that the funds raised in the Offering, together with the revenues we anticipate receiving beginning at the end of December 2017, will be adequate to allow us to be self-sufficient and that we will not need to raise any additional funding in the near term to support our operations. Notwithstanding the above, in the event we need to raise additional funding in the future, such funding may not be available on terms that are acceptable to us and/or may have a dilutive effect on our existing stockholders. Additionally, if we are unable to achieve operational profitability, we will have to evaluate alternative actions to reduce our operating expenses and conserve cash.

In the event we require, and are unable to raise, adequate funding in the future for our operations and to pay our outstanding debt obligations, we may be forced to scale back our business plan and/or liquidate some or all of our assets (or our creditors may undertake a foreclosure of such assets in order to satisfy amounts we owe to such creditors) or may be forced to seek bankruptcy protection, which could result in the value of our outstanding securities declining in value or becoming worthless.

If we are unable to attract and maintain a critical mass of alternative lodging rental (ALR) listings and travelers, whether due to competition or other factors, our marketplace will become less valuable to property owners and managers and to travelers, and it could significantly decrease our ability to generate revenue and net income in the future.

We anticipate that moving forward, most of our revenue will be generated when ALRs are booked by either customers to our website or, by customers to distributors we provide ALRs. Our revenue will be the difference between the funds received from our customers and distributors versus the net amount owed to the property owner / manager at the time of booking. Accordingly, our success primarily depends on our ability to attract owners, managers and travelers to NextTrip com, Maupintour.com and to distributors we have provided ALRs. If property owners and managers choose not to market their ALRs through our websites, or instead list them with a competitor, we may be unable to offer a sufficient supply and variety of ALRs to attract travelers to our websites. Similarly, our volume of new and renewal listings may suffer if we are unable to attract travelers to our websites or, to the distributors we provide ALRs. As a result of any of these events, the perceived usefulness of our online marketplace and the relationships with distributors may decline, and, consequently, it could significantly decrease our ability to generate revenue and net income in the future. As a result, the value of our securities may decline in value or become worthless.

Currently pending or future litigation or governmental proceedings could result in material adverse consequences, including judgments or settlements.

From time to time, we are involved in lawsuits, regulatory inquiries and may be involved in governmental and other legal proceedings arising out of the ordinary course of our business. Many of these matters raise difficult and complicated factual and legal issues and are subject to uncertainties and complexities. The timing of the final resolutions to these types of matters is often uncertain. Additionally, the possible outcomes or resolutions to these matters could include adverse judgments or settlements, either of which could require substantial payments, adversely affecting our results of operations and liquidity.

Our business depends substantially on property owners and managers renewing their listings.

Our business depends substantially on property owners and managers renewing their listings. Significant declines in our listing renewals could harm our operating results. Property owners and managers generally market their vacation rentals on our websites with no obligation to renew. We may be unable to predict future listing renewal rates accurately, and our renewal rates may decline materially or fluctuate as a result of a number of factors. These factors include property owners’ decisions to sell or to cease renting their properties, their decisions to use the services of our competitors, or their dissatisfaction with our pricing, products, services or websites. Property owners and managers may not establish or renew listings if we cannot generate a large number of travelers who book vacation rentals through our marketplace and/or through our distributors. As a result, our revenue may decline and our results of operations may be negatively affected.

If distributors, we provide ALRs to, are unable to drive customers to their websites and/or we are unable to drive visitors to our websites, from search engines or otherwise, this could negatively impact transactions on the websites of our distributor websites as well as our websites and consequently cause our revenue to decrease.

Many visitors find the distributors and our websites by searching for vacation rental information through Internet search engines. A critical factor in attracting visitors to our websites, and those of our distributors, is how prominently our distributors and we are displayed in response to search queries. Accordingly, we utilize search engine marketing, or SEM, as a means to provide a significant portion of our visitor acquisition. SEM includes both paid visitor acquisition (on a cost-per-click basis) and unpaid visitor acquisition, which is often referred to as organic search.

One method we employ to acquire visitors via organic search is commonly known as search engine optimization, or SEO. SEO involves developing our websites in order to rank highly in relevant search queries. In addition to SEM and SEO, we may also utilize other forms of marketing to drive visitors to our websites, including branded search, display advertising and email marketing.

The various search engine providers, such as Google and Bing, employ proprietary algorithms and other methods for determining which websites are displayed for a given search query and how highly websites rank. Search engine providers may change these methods in a way that may negatively affect the number of visitors to our distributors’ websites as well as our own websites and may do so without public announcement or detailed explanation. Therefore, the success of our SEO and SEM strategy depends, in part, on our ability to anticipate and respond to such changes in a timely and effective manner.

In addition, websites must comply with search engine guidelines and policies. These guidelines and policies are complex and may change at any time. If we or our distributors fail to follow such guidelines and policies properly, the search engine may cause our content to rank lower in search results or could remove the content altogether. If we or our distributors fail to understand and comply with these guidelines and policies and ensure our websites’ compliance, our SEO and SEM strategy may not be successful.

If our distributors or if we are listed less prominently or fail to appear in search result listings for any reason, including as a result of our failure to successfully execute our SEO and SEM strategy, it is likely that we will acquire fewer visitors to our websites. Fewer visitors to our websites could lead to property owners and managers becoming dissatisfied with our websites, as well as fewer travelers inquiring and booking through our websites, either or both of which could adversely impact our revenue. We may not be able to replace this traffic in a cost-effective manner from other channels, such as cost-per-click SEM or display or other advertising, or even at all. Any attempt to replace this traffic through other channels may increase our sales and marketing expenditures, which could adversely affect our operating results.

Unfavorable changes in, or interpretations of, government regulations or taxation of the evolving alternative lodging rental (ALR), Internet and e-commerce industries could harm our operating results.

We have ALRs in markets throughout the world, in jurisdictions which have various regulatory and taxation requirements that can affect our operations or regulate the rental activity of property owners and managers.

Compliance with laws and regulations of different jurisdictions imposing different standards and requirements is very burdensome because each region in which we operate has different regulations with respect to licensing and other requirements for the listing of alternative lodging rental (ALR). Our online marketplace is accessed by property owners, managers and travelers in multiple states and foreign jurisdictions. Our business efficiencies and economies of scale depend on generally uniform treatment of property owners, managers and travelers across all jurisdictions in which we operate. Compliance requirements that vary significantly from jurisdiction to jurisdiction impose an added cost to our business and increased liability for compliance deficiencies. In addition, laws or regulations that may harm our business could be adopted, or reinterpreted in a manner that affects our activities, including but not limited to the regulation of personal and consumer information and real estate licensing requirements. Violations or new interpretations of these laws or regulations may result in penalties, negatively impact our operations and damage our reputation and business.

In addition, regulatory developments may affect the alternative lodging rental (ALR) industry and the ability of companies like us to list those vacation rentals online. For example, some municipalities have adopted ordinances that limit the ability of property owners and managers to rent certain properties for fewer than 30 consecutive days and other cities may introduce similar regulations. Some cities also have fair housing or other laws governing whether and how properties may be rented, which they assert apply to ALR. Many homeowners, condominium and neighborhood associations have adopted rules that prohibit or restrict short-term vacation rentals. In addition, many of the fundamental statutes and regulations that impose taxes or other obligations on travel and lodging companies were established before the growth of the Internet and e-commerce, which creates a risk of these laws being used, in ways not originally intended, that could burden property owners and managers or otherwise harm our business. These and other similar new and newly interpreted regulations could increase costs for, or otherwise discourage, owners and managers from listing their property with us, which could harm our business and operating results.

 From time to time, we may become involved in challenges to, or disputes with government agencies regarding, these regulations. We may not be successful in defending against the application of these laws and regulations. Further, if we were required to comply with regulations and government requests that negatively impact our relations with property owners, managers and travelers, our business, operations and financial results could be adversely impacted.

Additionally, new, changed, or newly interpreted or applied tax laws, statutes, rules, regulations or ordinances could increase our property owners’ and managers’ and our compliance, operating and other costs. This, in turn, could deter property owners and managers from renting their ALR properties, negatively affect our new listings and renewals, or increase costs of doing business. Any or all of these events could adversely impact our business and financial performance.

Furthermore, as we expand or change the products and services that we offer or the methods by which we offer them, we may become subject to additional legal regulations, tax requirements or other risks. Regulators may seek to impose regulations and requirements on us even if we utilize third parties to offer the products or services. These regulations and requirements may apply to payment processing, insurance products or the various other products and services we may now or in the future offer or facilitate through our marketplace. Whether we comply with or challenge these additional regulations, our costs may increase and our business may otherwise be harmed.

The $2.9 million owed to us under the Secured Convertible Promissory Note due from Bettwork Industries, Inc. and the additional $750,000 note acquired by Bettwork, may not be repaid timely, if at all.

Effective on August 31, 2017, we entered into a Purchase Agreement with Bettwork Industries, Inc. (“Bettwork”), pursuant to which we sold Bettwork certain of our media assets in consideration for a Secured Convertible Promissory Note in the principal amount of $2.9 million (the “Secured Note”). The amount owed under the Secured Note accrues interest at a fluctuating interest rate, based on the prime rate, and is due and payable on August 31, 2020. The repayment of the Secured Note is secured by a first priority security interest in all of the acquired assets. Bettwork may prepay the Secured Note at any time, subject to its obligation to provide us 15 days prior written notice prior to any prepayment. The Secured Note is convertible into shares of Bettwork’s common stock, at our option, subject to a 4.99% beneficial ownership limitation. The conversion price of the Secured Note is $1.00 per share (the “Conversion Price”), unless, prior to the Secured Note being paid in full, Bettwork completes a capital raise or acquisition and issues common stock or common stock equivalents (including, but not limited to convertible securities) with a price per share (as determined in our reasonable discretion) less than the Conversion Price then in effect (each a “Transaction”), at which time the Conversion Price will be adjusted to match such lower pricing structure associated with the Transaction (provided such repricing shall continue to apply to subsequent Transactions which occur prior to the Secured Note being paid in full as well).

Separate from the Purchase Agreement, on August 31, 2017, we entered into an Assignment and Novation Agreement with Bettwork and Crystal Falls Investments, LLC, which entity purchased our 51% membership interest in Name Your Fee, LLC in May 2016, in consideration for among other things, $750,000 evidenced by a Promissory Note. Pursuant to the Assignment, the note, which had a principal balance of $750,000 as of the date of the Assignment, was assigned from Crystal Falls to Bettwork, we agreed to only look to Bettwork for the repayment of the note, Bettwork agreed to repay the note pursuant to its terms, and we provided Crystal Falls a novation of amounts owed thereunder. Assignment also amended the note to include an option which allows us to convert the amount owed under the note into shares of Bettwork’s common stock at a conversion price of $1.00 per share.

Bettwork may not timely pay, or may not pay at all, the amounts due pursuant to the terms of the Secured Note and $750,000 note. In the event that Bettwork fails to pay the amount due under the Secured Note and $750,000 note, we may be forced to attempt to foreclose on the assets securing the note and/or enter into litigation against Bettwork, seeking the payment of the amount due. In the event that Bettwork does not have sufficient capital to pay the amount due, we may be forced to accept a lesser amount of funding from Bettwork. Additionally, in the event that we are forced to foreclose on the assets securing the Secured Note, such assets may not have a value equal to the amount owed under the note and further, there may not be any other buyers for such assets. In the event we convert the amount due under the Secured Note and $750,000 note into common stock of Bettwork, such conversion may be at a premium to the market value of Bettwork’s common stock and there may be no market or liquidity for Bettwork’s common stock. In the event of the occurrence of any of the above described events, we may not have sufficient cash flow for our operations, may be forced to expend significant resources in litigation and/or in attempting to enforce our security interest over the assets, which may have a material adverse effect on our results of operations, our ability to maintain any future listing we secure on a national stock exchange, and/or cause the value of our common stock to decline in value.

If we are not able to complete software interfaces with our property owners, managers and distributors, in a timely manner, our business is susceptible to shortfalls in revenues due to delays in remitting our ALRs to distributors and/or ALRs not being available for bookings or distribution.

The Company contracts with property owners and managers to list their ALRs on the Company’s system. Those ALRs are populated into the system through an application programming interface (API) from the property owner and/or manager to the Company. If the technology of the API is inadequate, erroneous or corrupted, the Company may incur delays in populating the ALRs into the Company’s system until the issues related to their API are corrected. These delays could cause delays in realizing revenues from bookings from those additional ALRs.

Also, the Company provides its ALRs to distributors who allow its customers to book those ALRs. The Company makes those ALRs available to distributors through its own API. If the technology of the distributor cannot write the correct program to request the ALRs from the Company’s operating system, the Company may incur delays in making the ALRs available to the distributor until the issues are resolved and the correct program is written by the distributor. These delays could cause delays in realizing revenues from bookings from those ALRs.

If we are not able to maintain and enhance our NextTrip brand and the brands associated with each of our websites, our reputation and business may suffer.

It is important for us to maintain and enhance our brand identity in order to attract and retain property owners, managers, distributors and travelers. The successful promotion of our brands will depend largely on our marketing and public relations efforts. We expect that the promotion of our brands will require us to make substantial investments, and, as our market becomes more competitive, these branding initiatives may become increasingly difficult and expensive. In addition, we may not be able to successfully build our NextTrip brand identity without losing value associated with, or decreasing the effectiveness of, our other brand identities. If we do not successfully maintain and enhance our brands, we could lose traveler traffic, which could, in turn, cause property owners and managers to terminate or elect not to renew their listings with us. In addition, our brand promotion activities may not be successful or may not yield revenue sufficient to offset their cost, which could adversely affect our reputation and business.

Our long-term success depends, in part, on our ability to expand our property owner, manager and traveler bases outside of the United States and, as a result, our business is susceptible to risks associated with international operations.

We have limited operating and e-commerce experience in many foreign jurisdictions and are making significant investments to build our international operations. We plan to continue our efforts to expand globally, including acquiring international businesses and conducting business in jurisdictions where we do not currently operate. Managing a global organization is difficult, time consuming and expensive and any international expansion efforts that we undertake may not be profitable in the near or long term or otherwise be successful. In addition, conducting international operations subjects us to risks that include:

● the cost and resources required to localize our services, which requires the translation of our websites and their adaptation for local practices and legal and regulatory requirements;

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adjusting the products and services we provide in foreign jurisdictions, as needed, to better address the needs of local owners, managers, distributors and travelers, and the threats of local competitors;

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being subject to foreign laws and regulations, including those laws governing Internet activities, email messaging, collection and use of personal information, ownership of intellectual property, taxation and other activities important to our online business practices, which may be less developed, less predictable, more restrictive, and less familiar, and which may adversely affect financial results in certain regions;

● competition with companies that understand the local market better than we do or who have pre-existing relationships with property owners, managers, distributors and travelers in those markets;

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legal uncertainty regarding our liability for the transactions and content on our websites, including online bookings, property listings and other content provided by property owners and managers, including uncertainty resulting from unique local laws or a lack of clear precedent of applicable law;

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lack of familiarity with and the burden of complying with a wide variety of other foreign laws, legal standards and foreign regulatory requirements, including invoicing, data collection and storage, financial reporting and tax compliance requirements, which are subject to unexpected changes;

● laws and business practices that favor local competitors or prohibit or limit foreign ownership of certain businesses;
● challenges associated with joint venture relationships and minority investments;
● adapting to variations in foreign payment forms;
● difficulties in managing and staffing international operations and establishing or maintaining operational efficiencies;
● difficulties in establishing and maintaining adequate internal controls and security over our data and systems;
● currency exchange restrictions and fluctuations in currency exchange rates;

● potentially adverse tax consequences, which may be difficult to predict, including the complexities of foreign value added tax systems and restrictions on the repatriation of earnings;
● increased financial accounting and reporting burdens and complexities and difficulties in implementing and maintaining adequate internal controls;
● political, social and economic instability abroad, war, terrorist attacks and security concerns in general;
● the potential failure of financial institutions internationally;
● reduced or varied protection for intellectual property rights in some countries; and
● higher telecommunications and Internet service provider costs.

Operating in international markets also requires significant management attention and financial resources. We cannot guarantee that our international expansion efforts in any or multiple territories will be successful. The investment and additional resources required to establish operations and manage growth in other countries may not produce desired levels of revenue or profitability and could instead result in increased costs.

The market in which we participate is highly competitive, and we may be unable to compete successfully with our current or future competitors.

The market to provide listing, search and marketing services for the alternative lodging rental (ALR) industry is very competitive and highly fragmented. In addition, the barriers to entry are low and new competitors may enter. All of the services that we provide to property owners, managers and travelers, including listing and search, are provided separately or in combination by current or potential competitors. Our competitors may adopt aspects of our business model, which could reduce our ability to differentiate our services. Additionally, current or new competitors may introduce new business models or services that we may need to adopt or otherwise adapt to in order to compete, which could reduce our ability to differentiate our business or services from those of our competitors. Furthermore, properties in the ALR industry are not typically marketed exclusively through any single channel, and our listing agreements are not typically exclusive. Accordingly, our competitors could aggregate a set of listings similar to ours. Increased competition could result in a reduction in revenue, rate of new listing acquisition, existing listings or market share.

There are thousands of vacation rental listing websites that compete directly with us for listings, travelers, or both, such as HouseTrips.com, Booking.com, HomeAway.com, Airbnb, @Leisure, InterHome, TripAdvisor and Wyndham Worldwide. Many of these competitors offer free or heavily discounted listings or focus on a particular geographic location or a specific type of rental property. Some of them also aggregate property listings obtained through various sources, including the websites of property managers some of whom also market their properties on our websites.

Competitors also operate websites directed at the wider fragmented travel lodging market, such as Airbnb, HomeAway and Wimdu, by listing either rooms or the owner’s primary home. These properties increase both the number of rental opportunities available to travelers and the competition for the attention of the traveler. Some vacation rental property owners and managers also list on these websites, and consequently these companies currently compete with us to some extent.

We also compete with online travel agency websites, such as Expedia, Hotels.com, Kayak, Priceline, Booking.com, Orbitz and Travelocity, which have traditionally provided comprehensive travel services and some of whom are now expanding into the vacation rental category. We also compete with large Internet search companies, such as craigslist, eBay, Google, MSN.com and Yahoo!, which provide listing or advertising services in addition to a wide variety of other products or services. In addition, some competitors, such as Perfect Places, Inc., Atraveo and eDomizil, predominately serve the professional property manager marketplace, and therefore have the ability to create more products and features targeted to property managers. Hotels, corporate travel providers, travel metasearch engines, travel content aggregators, mobile platform travel applications, social media websites, and even mobile computing hardware providers all also have the potential to increase their competitive presence in the areas of our business as well.

We believe we will compete primarily on the basis of the quantity and quality of our listings, the quality of the direct relationships we have with distributors, property owners and managers, the volume of expected travelers who will visit our websites, the global diversity of the vacation rentals available on our websites, the quality of our websites, the tools provided to our distributors, property owners and managers to assist them with their business, customer service, brand identity, the success of our marketing programs, and price. If current or potential property owners, managers, distributors or travelers choose to use any of these competitive offerings in lieu of ours, our revenue could decrease and we could be required to make additional expenditures to compete more effectively. Any of these events or results could harm our business, operating results and financial condition.

In addition, most of our current or potential competitors are larger and have more resources than we do. Many of our current and potential competitors enjoy substantial competitive advantages, such as greater name recognition in their markets, longer operating histories and larger marketing budgets, as well as substantially greater financial, technical and other resources. In addition, our current or potential competitors may have access to larger property owner, manager or traveler bases. As a result, our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or owner, manager or traveler requirements. Furthermore, because of these advantages, existing and potential owners, managers, distributors and travelers might accept our competitors’ offerings, even if they may be inferior to ours. For all of these reasons, we may not be able to compete successfully against our current and future competitors.

If the businesses and/or assets that we have acquired or invested in do not perform as expected or we are unable to effectively integrate acquired businesses, our operating results and prospects could be harmed.

The businesses we have acquired, or invested in, may not perform as well as we expect. Failure to manage and successfully integrate recently acquired businesses and technologies could harm our operating results and our prospects. If the companies we have invested in do not perform well, our investments could become impaired and our financial results could be negatively impacted.

Our mergers and acquisitions involve numerous risks, including the following:

●	difficulties in integrating and managing the combined operations, technologies, technology platforms and products of the acquired companies and realizing the anticipated economic, operational and other benefits in a timely manner, which could result in substantial costs and delays or other operational, technical or financial problems;

●	legal or regulatory challenges or post-acquisition litigation;

●	failure of the acquired company or assets to achieve anticipated revenue, earnings or cash flow;

●	diversion of management’s attention or other resources from our existing business;

●	our inability to maintain the key customers and business relationships, and the reputations of acquired businesses;

●	uncertainty resulting from entering markets in which we have limited or no prior experience or in which competitors have stronger market positions;

●	our dependence on unfamiliar affiliates and partners of acquired businesses;

●	unanticipated costs associated with pursuing acquisitions;

●	liabilities of acquired businesses, which may not be disclosed to us or which may exceed our estimates, including liabilities relating to non-compliance with applicable laws and regulations, such as data protection and privacy controls;

●	difficulties in assigning or transferring to us or our subsidiaries intellectual property licensed to companies we acquired;

●	difficulties in maintaining our internal standards, controls, procedures and policies including financial reporting requirements of the Sarbanes-Oxley Act of 2002 and extending these controls to acquired companies;

●	potential loss of key employees of the acquired companies;

●	difficulties in complying with antitrust and other government regulations;

●	challenges in integrating and auditing the financial statements of acquired companies that have not historically prepared financial statements in accordance with U.S. generally accepted accounting principles; and

●	potential accounting charges to the extent intangibles recorded in connection with an acquisition, such as goodwill, trademarks, customer relationships or intellectual property, are later determined to be impaired and written down in value.

Moreover, we rely heavily on the representations and warranties provided to us by the sellers of acquired companies and assets, including as they relate to creation, ownership and rights in intellectual property, existence of open source software and compliance with laws and contractual requirements. If any of these representations and warranties are inaccurate or breached, such inaccuracy or breach could result in costly litigation and assessment of liability for which there may not be adequate recourse against such sellers, in part due to contractual time limitations and limitations of liability.

If we are unable to introduce new or upgraded products, services or features that distributors, travelers or property owners and managers recognize as valuable, we may fail to (i) drive additional travelers to the websites of our distributors, (ii) drive additional travelers to our websites, (iii) retain existing property owners and managers, (iv) attract new property owners and managers, (v) retain existing distributors, and/or (vi) attract new distributors. Our efforts to develop new and upgraded services and products could require us to incur significant costs.

In order to continue to attract travelers to (i) our distributors, as well as (ii) our own online marketplace while retaining, and attracting new, distributors, property owners and managers, we will need to continue to invest in the development of new products, services and features that both add value for travelers, distributors, property owners and managers and differentiate us from our competitors. The success of new products, services and features depends on several factors, including the timely completion, introduction and market acceptance of the product, service or feature. If travelers, distributors, property owners or managers do not recognize the value of our new services or features, they may choose not to utilize our products or list on our online marketplace.

 Attempting to develop and deliver these new or upgraded products, services or features involves inherent hazards and difficulties, and is costly. Efforts to enhance and improve the ease of use, responsiveness, functionality and features of our existing websites have inherent risks, and we may not be able to manage these product developments and enhancements successfully. We may not succeed in developing new or upgraded products, services or features or new or upgraded products, services or features may not work as intended or provide value. In addition, some new or upgraded products, services or features may be difficult for us to market and may also involve unfavorable pricing. Even if we succeed, we cannot guarantee that our property owners and managers will respond favorably.

In addition to developing our own improvements, we may choose to license or otherwise integrate applications, content and data from third parties. The introduction of these improvements imposes costs on us and creates a risk that we may be unable to continue to access these technologies and content on commercially reasonable terms, or at all. In the event we fail to develop new or upgraded products, services or features, the demand for our services and ultimately our results of operations may be adversely affected.

We have a relatively limited operating history and we operate in a rapidly evolving industry, which makes it difficult to evaluate our current business and future prospects. If we fail to predict the manner in which our business will perform or how the market will develop, our business and prospects may suffer materially.

Our limited operating history, together with our rapidly changing industry, may make it difficult to evaluate our current business and our future prospects. We have encountered, and will continue to encounter, risks and difficulties frequently experienced by growing companies in rapidly changing industries. These include challenges in accurate financial planning and forecasting as we develop new products or strategic plans with little or no historical reference as a basis for such planning and forecasting. Our business and prospects should be considered in light of the risks and difficulties we may encounter as a company operating in a highly competitive environment where changes to our business, plans, and products may be required to respond to such changes.

In addition, the market for online alternative lodging rental (ALR) is relatively new and, in many territories, is unproven with little data or research available regarding the market and industry. It is uncertain whether the ALR market in many territories will continue to develop or if our services will achieve and sustain a level of demand and market acceptance sufficient for us to generate revenue, net income and cash flow growth, at anticipated levels or at all; we may need to focus on, or offer different types of products and services in order to remain competitive. Our success will depend to a substantial extent on the willingness of property owners and managers to use commercial online rental property listing services. Some property managers have developed and use their own proprietary online listing services and, therefore, may be reluctant or unwilling to use our websites to market their properties. Furthermore, some travelers and property owners and managers may be reluctant or unwilling to use online listing services because of concerns regarding the security of data, the potential for fraudulent activity, including phishing, or the integrity of the online marketplace. If property owners and managers do not perceive the benefits of marketing their properties online, then our market may not develop as we expect, or it may develop more slowly than we expect, either of which could significantly harm our business and operating results. Moreover, our success will depend on travelers’ use of our distributors, as well as our own, online marketplace to search, locate and rent vacation rentals, which will depend on their willingness to use the Internet and their belief in the integrity of the websites. In addition, since we operate in unproven and unstudied markets, we have limited insight into trends that may develop in those markets and may affect our business. We may make errors in predicting and reacting to other relevant business trends, which could harm our business.

Changes in our effective tax rate could harm our future operating results.

We are subject to federal and state income taxes in the United States and in various foreign jurisdictions. Our provision for income taxes and our effective tax rate are subject to volatility and could be adversely affected by several circumstances, including:

●	earnings being lower than anticipated in countries that have lower tax rates and higher than anticipated in countries that have higher tax rates;
●	effects of certain non-tax deductible expenses;
●	changes in the valuation of our deferred tax assets and liabilities;
●	transfer pricing adjustments, including the effect of acquisitions on our intercompany research and development cost sharing arrangement and legal structure;
●	adverse outcomes resulting from any tax audit;
●	our ability to utilize our net operating losses and other deferred tax assets; and
●	changes in accounting principles or changes in tax laws and regulations, or the application of the tax laws and regulations, including possible U.S. changes to the deductibility of expenses attributable to foreign income, or the foreign tax credit rules.

 Significant judgment is required in the application of accounting guidance relating to uncertainty in income taxes. If tax authorities challenge our tax positions and any such challenges are settled unfavorably, it could adversely impact our provision for income taxes.

We are exposed to fluctuations in currency exchange rates.

Because we plan to conduct a significant portion of our business outside the United States but report our results in U.S. dollars, we face exposure to adverse movements in currency exchange rates, which may cause our revenue and operating results to differ materially from expectations. In addition, fluctuation in our mix of U.S. and foreign currency denominated transactions may contribute to this effect as exchange rates vary. Moreover, as a result of these exchange rate fluctuations, revenue, cost of revenue, operating expenses and other operating results may differ materially from expectations when translated from the local currency into U.S. dollars upon consolidation. For example, if the U.S. dollar strengthens relative to foreign currencies our non-U.S. revenue would be adversely affected when translated into U.S. dollars. Conversely, a decline in the U.S. dollar relative to foreign currencies would increase our non-U.S. revenue when translated into U.S. dollars. We may enter into hedging arrangements in order to manage foreign currency exposure but such activity may not completely eliminate fluctuations in our operating results.

Our business depends on retaining and attracting capable management and operating personnel.

Our success depends in large part on our ability to attract and retain high-quality management and operating personnel, as well as skilled technical and marketing personnel, who are in high demand and are often subject to competing offers. Competition for qualified employees is intense in our industry, and the loss of even a few qualified employees, or an inability to attract, retain and motivate additional highly skilled employees required for the planned expansion of our business could harm our operating results and impair our ability to grow. To attract and retain key personnel, we use various measures, including an equity incentive program and incentive bonuses for executive officers and other key employees. While we attempt to provide additional or different incentive compensation tools to mitigate this impact, the measures we employ to attract and maintain key personnel may not be effective enough to enable us to attract and retain the personnel we require to operate our business effectively.

If we lose the services of our key personnel, including William Kerby, our Chief Executive Officer, our business would be materially and adversely affected. Furthermore, we do not have “key person” life insurance, and we do not presently intend to purchase such insurance, on Mr. Kerby or any of our other key personnel. We believe that our success is substantially dependent upon: (1) our ability to retain and motivate our senior management team and other key employees; and (2) our ability to identify, attract, hire, train, retain and motivate other qualified personnel. The development of our business and operations is dependent upon the efforts and talents of our executive officers, whose extensive experience and contacts within the industries in which we wish to compete are a critical component of our business strategy. We may not be successful in retaining the services of any of the members of our senior management team or other key personnel, or in hiring qualified technical, managerial, marketing and administrative personnel. If we do not succeed in retaining our employees and in attracting new employees, our business could suffer significantly.

The employment agreements of our officers include limited non-solicitation and non-compete provisions and provide for severance pay upon termination of such agreements for certain reasons.

William Kerby, our Chief Executive Officer, entered into an employment agreement, dated October 15, 2006 with an annual base salary of $300,000, which was increased in February 2017 to $375,000 per year. He may also, as determined by the Board of Directors (or an authorized committee thereof), receive a year-end performance bonus. The agreement has automatic renewal periods of four years each, and is currently in place until October 14, 2018. In the event the agreement is terminated by the Company with notice of non-renewal, the Company is required to pay Mr. Kerby all salary earned up until the date of termination, plus three months’ severance. The Agreement is also terminated upon the death or disability (i.e., he is unable to perform duties for a period of 120 days out of any 180 day period) of Mr. Kerby, and can be terminated by the Company for cause (gross negligence, willful misconduct, willful nonfeasance, material breach, conviction following final disposition of any available appeal of a felony or pleading guilty to or no contest to any felony) or without cause, and by Mr. Kerby for good reason (i.e., in the event the Company breaches any term of the agreement) or for no reason. In the event Mr. Kerby’s employment is terminated due to Mr. Kerby’s death, the Company is required to continue to pay his salary to his estate for a period of six months. In the event Mr. Kerby’s employment is terminated due to Mr. Kerby’s disability, the Company is required to continue to pay Mr. Kerby’s salary for the greater of two years or the period until disability insurance benefits furnished by the Company, if any, begin. In the event Mr. Kerby terminates his employment for good reason or the Company terminates his employment without cause, the Company is required to continue to pay Mr. Kerby’s salary and benefits for the remainder of the then term. In the event the Company terminates his employment for cause, Mr. Kerby is due his salary through the termination date. The agreement includes non-solicitation and non-competition clauses, prohibiting him from soliciting customers and clients of the Company or otherwise interfering with the Company’s employees for a period of six months from the date of termination, and prohibiting him from competing against the Company anywhere in the United States, for a period of three months from the date of termination, respectively, provided that the non-competition provision is voided in the event of the non-renewal of the agreement, in the event Mr. Kerby terminates his employment for good reason, in the event the Company terminates the agreement other than for cause, and certain other reasons described in greater detail in the agreement.

Omar Jimenez, our Chief Financial Officer, entered into an employment agreement, dated January 21, 2016, pursuant to which he received $175,000 per year until July 2016, when his salary was increased to $250,000 per year, and which salary was increased in February 2017 to $325,000 per year, and he is eligible for cash or common stock bonuses at the discretion of the Board of Directors. If the agreement is terminated by Mr. Jimenez for good reason (as defined in the agreement) or by the Company without cause, and other than due to Mr. Jimenez’s death or disability, Mr. Jimenez is due two calendar months of severance pay; if the agreement is terminated due to Mr. Jimenez’s disability, Mr. Jimenez, is due compensation through the remainder of the month during which he was terminated. The agreement includes a one year non-solicitation and non-competition clause following the date of the termination of the agreement, which non-competition clause prohibits him (without the prior written consent of the Company which consent will not be unreasonably withheld) from directly or through another person or another entity carrying on or being engaged in any business within North America which is competitive with the business of the Company, however the non-compete provision shall terminate in the event of a termination of employment by Mr. Jimenez for good reason or a termination by the Company other than for cause or disability.

The automatic renewal feature of the agreements may prevent us from terminating the employment of such officers, the non-solicitation and non-compete provisions may not provide us adequate protection from such persons competing with us after their termination, and the severance pay payable to such individuals may make it costly to terminate the employment of such individuals, make us less attractive for potential acquirers or prevent a change of control.

If we fail to protect confidential information against security breaches, or if distributors, property owners, managers or travelers are reluctant to use our online marketplace because of privacy or security concerns, we might face additional costs, and activity on our websites could decline.

We collect and use personally identifiable information of distributors, property owners, managers and travelers in the operation of our business. Our systems may be vulnerable to computer viruses or physical or electronic break-ins that our security measures may not detect. Anyone that is able to circumvent our security measures could misappropriate confidential or proprietary information, cause interruption in our operations, damage our computers or those of our users, or otherwise damage our reputation and business. We may need to expend significant resources to protect against security breaches or to address problems caused by breaches. Security breaches of our systems, or even the systems of third parties we rely upon, such as credit card processors, could damage our reputation and expose us to litigation and possible liability under various laws and regulations. In addition, industry-wide incidents, or incidents specific to us, could deter people from using our distributors, as well as, our online marketplaces. Concern among distributors, property owners, managers and travelers regarding our use of personal information collected on our websites could keep them from using, or continuing to use, our online marketplace.

There are risks of security breaches both on our own systems and on third party systems which store our information as we increase the types of technology we use to operate our marketplace, such as mobile applications. New and evolving technology systems and platforms may involve security risks that are difficult to predict and adequately guard against. In addition, third parties that process credit card transactions between us and property owners and managers maintain personal information collected from them. Such information could be stolen or misappropriated, and we could be subject to liability as a result. Further, property owners and managers may develop a lack of confidence in these third parties or in their ability to securely conduct credit card transactions on our distributors’ websites, our websites or the Internet in general, which could adversely impact our business, revenue and operating results. Our property owners, managers and travelers may be harmed by such breaches and we may in turn be subject to costly litigation or regulatory compliance costs, and harm to our reputation and brand. Moreover, some property owners, managers and travelers may cease using our marketplace altogether.

The laws of some states and countries require businesses that maintain personal information about their residents in electronic databases to implement reasonable measures to keep that information secure. Our practice is to encrypt all sensitive information, but we do not know whether our current practice will be challenged under these laws. In addition, under certain of these laws, if there is a breach of our computer systems and we know or suspect that unencrypted personal data has been stolen, we are required to inform any user whose data was stolen, which could harm our reputation and business. Complying with the applicable notice requirements in the event of a security breach could result in significant costs. We may also be subject to contractual claims, investigation and penalties by regulatory authorities, and claims by persons whose information was disclosed.

Compounding these legal risks, many states and countries have enacted different and often contradictory requirements for protecting personal information collected and maintained electronically. Compliance with these numerous and contradictory requirements is particularly difficult for us because we collect personal information from users in multiple jurisdictions. While we intend to comply fully with these laws, failure to comply could result in legal liability, cause us to suffer adverse publicity and lose business, traffic and revenue. If we were required to pay any significant amount of money in satisfaction of claims under these or similar laws, or if we were forced to cease our business operations for any length of time as a result of our inability to comply fully, our business, operating results and financial condition could be adversely affected.

In addition, third parties may target users of our websites directly with attempts to breach the security of their email accounts or management systems, such as through phishing attacks, which are fraudulent identity theft schemes designed to appear as legitimate emails from us or from our property owners and managers. Criminals may also employ other schemes aimed at defrauding our property owners, managers or travelers in ways that we may not anticipate or be able to adequately guard against. Although phishing attacks and other fraud schemes are generally not carried out through our systems, victims may nevertheless seek recovery from us. As a result, we may be required to defend ourselves in costly litigation and may suffer harm to our reputation, brand and business.

In the event any of the above risks were to occur our reputation could be harmed, we and/or our distributors could lose either website traffic or users and as a result, our results of operations and the value of our securities could be adversely affected.

If we are unable to adapt to changes in technology, our business could be harmed.

Because property owners, managers and travelers can access our websites using a variety of hardware and software platforms, we will need to continuously modify and enhance our service to keep pace with related technological changes. We may not be successful in developing necessary, functional and popular modifications and enhancements. Furthermore, uncertainties about the timing and nature of these necessary changes could result in unplanned research and development expenses. In addition, any failure of our online marketplace to operate effectively with future technologies could result in dissatisfaction from travelers, distributors, property owners, and managers, any of which could harm our business.

 We may be subject to liability for the activities of our property owners and managers, which could harm our reputation and increase our operating costs.

We periodically receive complaints related to certain activities on our websites, including disputes over the authenticity of an ALR listing. We may be subject to claims of liability for unauthorized use of credit card and/or bank account information, identity theft, phishing attacks, potential breaches of system security, libel, and infringement of third-party copyrights, trademarks or other intellectual property rights. We have experienced fraud by purported owners or managers listing properties which either do not exist or are significantly not as described in the listing. The methods used by perpetrators of fraud constantly evolve and are complex. Moreover, our trust and security measures may not detect all fraudulent activity. Consequently, we expect to receive complaints from travelers and requests for reimbursement of their rental fees, as well as actual or threatened related legal action against us in the usual course of business.

We may also be subject to claims of liability based on events that occur during travelers’ stays at ALRs, including those related to robbery, injury, death, and other similar incidents. These types of claims could increase our operating costs and adversely affect our business and results of operations, even if these claims do not result in liability, as we incur costs related to investigation and defense. The available terms and conditions of our websites specifically state that we are exempt from any liability to travelers relating to these matters. However, the enforceability of these terms varies from jurisdiction to jurisdiction, and the laws in this area are consistently evolving. If we are subject to liability or claims of liability relating to the acts of our property owners or managers, or due to fraudulent listings, we may be subject to negative publicity, incur additional expenses and be subject to liability, any of which could harm our business and our operating results.

Loss or material modification of our credit card acceptance privileges could have a material adverse effect on our business and operating results. Credit card acceptance privileges involve additional potential costs relating to reimbursements and fraud.

The loss of our credit card acceptance privileges could significantly limit the availability and desirability of our products and services. Moreover, if we fail to fully perform our contractual obligations we could be obligated to reimburse credit card companies for refunded payments that have been contested by the cardholders. In addition, even when we are in compliance with these obligations, we bear other expenses including those related to the acceptance of fraudulent credit cards. As a result of all of these risks, credit card companies may require us to set aside additional cash reserves, may increase the transaction fees they charge us, or may even refuse to renew our acceptance privileges.

In addition, credit card networks, such as Visa, MasterCard and American Express, have adopted rules and regulations that apply to all merchants who process and accept credit cards and include the Payment Card Industry Data Security Standards, or the PCI DSS. Under these rules, we are required to adopt and implement internal controls over the use, storage and security of card data. We assess our compliance with the PCI DSS rules on a periodic basis and make necessary improvements to our internal controls. Failure to comply may subject us to fines, penalties, damages and civil liability and could prevent us from processing or accepting credit cards. However, we cannot guarantee that compliance with these rules will prevent illegal or improper use of our payments systems or the theft, loss or misuse of the credit card data.

The loss of, or the significant modification of, the terms under which we obtain credit card acceptance privileges could have a material adverse effect on our business, revenue and operating results.

Our revenue, expenses and operating results could be negatively affected by changes in travel, real estate and ALR markets, as well as general economic conditions.

Our business is particularly sensitive to trends in the travel, real estate and vacation rental markets, which are unpredictable, as well as trends in the general economy. Therefore, our operating results, to the extent they reflect changes in the broader travel, real estate and vacation rental industries, may be subject to significant fluctuations. For example, changes in the travel industry, such as disruptions caused by war, terrorist attacks, natural disasters, weather bankruptcies or diseases could significantly reduce the willingness of potential travelers to plan vacation and other travel. Such disruptions that harm or destroy vacation homes could cause the property owners and managers of such homes to cancel or fail to renew their listings. Downturns in real estate markets may result in decreased new building rates and increases in foreclosures, which could also result in fewer vacation rentals available for listing. Also, since vacation travel is generally dependent on discretionary spending, negative general economic conditions could significantly reduce the overall amount that travelers spend on vacation travel.

Additionally, property owners may choose or be forced to sell their vacation rentals during periods of economic slowdown or recession. Any or all of these factors could reduce the demand for vacation rentals and our services, thereby reducing our revenue. This in turn could increase our need to make significant expenditures to continue to attract distributors, property owners, managers and travelers to our websites.

Vacation rentals are often located in popular vacation destinations around the world and utilized on a seasonal basis. Factors influencing the desirability of vacation rentals in a particular region or season could adversely affect our ability to obtain new listings and retain existing listings.

ALRs are often located in popular vacation destinations and utilized on a seasonal basis. As a result, our listings involve properties that are often concentrated in particular regions, and our revenue is dependent upon our ability (or willingness) to list properties in those regions. If we became unable (or unwilling) to list properties in a particular region, our listings in the region could decline or cease to grow, and revenue and results of operations could be adversely impacted.

In addition, factors influencing the desirability of ALRs in a particular region or during a specific season could adversely affect our ability to obtain new listings and retain existing listings. A significant natural disaster, political turmoil or other regional disturbance could reduce the number of available vacation rentals in that area, reducing our listing base and our revenue. In addition, if we do not have sufficient property listings in a newly popular vacation destination, we could fail to attract travelers; consequently, property owners and managers may opt to list their properties with a competitor having a greater presence in that area.

We could face liability for transactions and information on (or accessible through) our or, our distributors’, online marketplaces.

A significant portion of the information available through our and our distributors’ online marketplaces is submitted by property owners and managers and third parties. Property owners and managers could assert that information concerning them on our websites contains errors or omissions and third parties could seek damages from us for losses incurred if they rely upon such incorrect information. We could also be subject to claims that such information is defamatory, libelous, or infringes on third-party copyrights and privacy and publicity rights. We might be subject to claims that by providing links to third party websites, we are liable for wrongful actions by those third parties. Even if these claims do not result in liability to us, we could incur significant costs in investigating and defending against these claims.

In addition, our services feature a property review platform, which allows travelers to post property reviews and other information about properties, property owners and managers. Although this feedback is generated by users and not by us, claims of libel, defamation or other injury have been made against other Internet service providers offering similar forums and may be made against us for content posted in this forum. Our potential liability for this information could require us to expend substantial resources to reduce our liability exposure and may limit the attractiveness of our and our distributors’ online marketplace. Moreover, our general liability insurance may not cover all potential claims to which we are exposed and may not be adequate to indemnify us for all liability that may be imposed and as a result we could face significant liability for such claims which could have a material adverse effect on our cash flows.

Property owner, distributor, manager or traveler complaints or negative publicity about our company, our services or our business activities could diminish use of our online marketplace and our brand.

Property owner, distributor, manager or traveler complaints or negative publicity about our company, our services or our business activities could severely diminish consumer confidence in and use of our online marketplace and negatively affect our brand. Our measures to combat risks of fraud and breaches of privacy and security can damage relations with our property owners and managers, for instance when we remove listings which have repeatedly been reported as misleadingly described. These measures heighten the need for prompt and accurate customer service to resolve irregularities and disputes. Effective customer service requires significant personnel expense, and this expense, if not managed properly, could significantly impact our profitability. Failure to manage or train our customer service representatives properly could compromise our ability to handle property owner, manager and traveler complaints effectively. If we do not handle these complaints effectively, our reputation may suffer, and we may lose the confidence of property owners, distributors, managers and travelers. We may also be the subject of blog or forum postings that include inaccurate statements and create negative publicity. As a result of these complaints or negative publicity, property owners, distributors and managers may discontinue their listing or services with us or travelers may discontinue their use of our websites, and our business, brand and results of operations could be adversely impacted.

If we do not adequately protect our intellectual property, our ability to compete could be impaired.

Our intellectual property includes the content of our websites, registered domain names, as well as registered and unregistered trademarks. We believe that our intellectual property is an essential asset of our business and that our domain names and our technology infrastructure currently give us a competitive advantage in the online market for ALR listings. If we do not adequately protect our intellectual property, our brand, reputation and perceived content value could be harmed, resulting in an impaired ability to compete effectively.

To protect our intellectual property, we rely on a combination of copyright, trademark, patent and trade secret laws, contractual provisions and our user policy and restrictions on disclosure. Upon discovery of potential infringement of our intellectual property, we promptly take action we deem appropriate to protect our rights. We also enter into confidentiality agreements with our employees and consultants and seek to control access to and distribution of our proprietary information in a commercially prudent manner. The efforts we have taken to protect our intellectual property may not be sufficient or effective, and, despite these precautions, it may be possible for other parties to copy or otherwise obtain and use the content of our websites without authorization. We may be unable to prevent competitors from acquiring domain names or trademarks that are similar to, infringe upon or diminish the value of our domain names, service marks and our other proprietary rights. Even if we do detect violations and decide to enforce our intellectual property rights, litigation may be necessary to enforce our rights, and any enforcement efforts we undertake could be time-consuming, expensive, distracting and result in unfavorable outcomes. A failure to protect our intellectual property in a cost-effective and meaningful manner could have a material adverse effect on our ability to compete.

Effective trademark, copyright and trade secret protection may not be available in every country in which our products are available over the Internet. In addition, the legal standards relating to the validity, enforceability and scope of protection of intellectual property rights are uncertain and still evolving.

We may be subject to claims that we violated intellectual property rights of others, which are extremely costly to defend and could require us to pay significant damages and limit our ability to operate.

Companies in the Internet and technology industries, and other patent and trademark holders seeking to profit from royalties in connection with grants of licenses, own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. There may be intellectual property rights held by others, including issued or pending patents and trademarks, that cover significant aspects of our technologies, content, branding or business methods. Any intellectual property claim against us, regardless of merit, could be time-consuming and expensive to settle or litigate and could divert our management’s attention and other resources. These claims also could subject us to significant liability for damages and could result in our having to stop using technology, content, branding or business methods found to be in violation of another party’s rights. We might be required or may opt to seek a license for rights to intellectual property held by others, which may not be available on commercially reasonable terms, or at all. If we cannot license or develop technology, content, branding or business methods for any allegedly infringing aspect of our business, we may be unable to compete effectively. Even if a license is available, we could be required to pay significant royalties, which could increase our operating expenses. We may also be required to develop alternative non-infringing technology, content, branding or business methods, which could require significant effort and expense and be inferior. Any of these results could harm our operating results.

We currently rely on a small number of third-party service providers to host and deliver a significant portion of our services, and any interruptions or delays in services from these third parties could impair the delivery of our services and harm our business.

We rely on third-party service providers for numerous products and services, including payment processing services, data center services, web hosting services, insurance products for customers and travelers and some customer service functions. We rely on these companies to provide uninterrupted services and to provide their services in accordance with all applicable laws, rules and regulations.

We use a combination of third-party data centers to host our websites and core services. We do not control the operation of any of the third-party data center facilities we use. These facilities may be subject to break-ins, computer viruses, denial-of-service attacks, sabotage, acts of vandalism and other misconduct. They are also vulnerable to damage or interruption from power loss, telecommunications failures, fires, floods, earthquakes, hurricanes, tornadoes and similar events. We currently do not have a comprehensive disaster recovery plan in place nor do our systems provide complete redundancy of data storage or processing. As a result, the occurrence of any of these events, a decision by our third-party service providers to close their data center facilities without adequate notice or other unanticipated problems could result in loss of data as well as a significant interruption in our services and harm to our reputation and brand. Additionally, our third-party data center facility agreements are of limited durations, and our third-party data center facilities have no obligation to renew their agreements with us on commercially reasonable terms, or at all. If we are unable to renew our agreements with these facilities on commercially reasonable terms, we may experience delays in the provisioning of our services until an agreement with another data center facility can be arranged. This shift to alternate data centers could take more than 24 hours depending on the nature of the event.

Furthermore, we depend on continuous and uninterrupted access to the Internet through third-party bandwidth providers to operate our business. If we lose the services of one or more of our bandwidth providers for any reason or if their services are disrupted, we could experience disruption in our services or we could be required to retain the services of a replacement bandwidth provider, which could harm our business and reputation.

Our operations are dependent on the availability of electricity, which also comes from third-party providers. If we or the third-party data center facilities that we use to deliver our services were to experience a major power outage, it could result in disruption of our services and harm to our business.

If these companies experience difficulties and are not able to provide services in a reliable and secure manner, if they do not operate in compliance with applicable laws, rules and regulations and, with respect to payment and card processing companies, if they are unable to effectively combat the use of fraudulent payments on our websites, our results of operations and financial positions could be materially and adversely affected. In addition, if such third-party service providers were to cease operations or face other business disruption either temporarily or permanently, or otherwise face serious performance problems, we could suffer increased costs and delays until we find or develop an equivalent replacement, any of which could have an adverse impact on our business and financial performance.

Our processing, storage, use and disclosure of personal data will expose us to risks of internal or external security breaches and could give rise to liabilities as a result of governmental regulation, conflicting legal requirements or differing views of personal privacy rights.

The security of data when engaging in electronic commerce is essential in maintaining consumer and supplier confidence in our services. Substantial or ongoing security breaches whether instigated internally or externally on our systems or other internet based systems could significantly harm our future business. It is possible that advances in computer circumvention capabilities, new discoveries or other developments, including our own acts or omissions, could result in a compromise or breach of customer transaction data.

We cannot guarantee that our security measures will prevent security breaches or attacks. A party (whether internal, external, an affiliate or unrelated third party) that is able to circumvent our security systems could steal customer information or transaction data, proprietary information or cause significant interruptions in our operations. For instance, from time to time, companies have experienced “denial-of-service” type attacks that have made portions of websites slow or unavailable for periods of time. We may need to expend significant resources to protect against security breaches or to address problems caused by breaches, and reductions in website availability and response time could cause loss of substantial business volumes during the occurrence of any such incident. Security breaches could result in negative publicity, damage our reputation, expose us to risk of loss or litigation and possible liability and subject us to regulatory penalties and sanctions. Security breaches could also cause customers and potential customers to lose confidence in our security, which would have a negative effect on the value of our brand.

We also face risks associated with security breaches affecting third parties conducting business over the Internet. Consumers generally are concerned with security and privacy on the Internet, and any publicized security problems could inhibit the growth of the Internet and, therefore, our services as a means of conducting commercial transactions. Additionally, security breaches at third parties such as supplier or distributor systems upon which we may rely could result in negative publicity, damage our reputation, expose us to risk of loss or litigation and possible liability and subject us to regulatory penalties and sanctions.

In our processing transactions, we will receive and store a large volume of personally identifiable data. We could be adversely affected if legislation or regulations are expanded to require changes in our business practices or if governing jurisdictions interpret or implement their legislation or regulations in ways that negatively affect our business, results of operations and financial condition.

Our websites may encounter technical problems and service interruptions.

Our websites may in the future experience slower response times or interruptions as a result of increased traffic or other reasons. These delays and interruptions resulting from failure to maintain Internet service connections to our site could frustrate visitors and reduce our future web site traffic, which could have a material adverse effect on our business.

If we do not successfully implement any acquisition strategies, our operating results and prospects could be harmed.

We face competition within our industry for acquisitions of businesses, technologies and assets, and, in the future, such competition may become more intense. As such, even if we are able to identify an acquisition that we would like to consummate, we may not be able to complete the acquisition on commercially reasonable terms or at all because of such competition. Furthermore, if we enter into negotiations that are not ultimately consummated, those negotiations could result in diversion of management time and significant out-of-pocket costs. Even if we are able to complete such acquisitions, we may additionally expend significant amounts of cash or incur substantial debt to finance them, which indebtedness could result in restrictions on our business and use of available cash. In addition, we may finance or otherwise complete acquisitions by issuing equity or convertible debt securities, which could result in dilution of our existing stockholders. If we fail to evaluate and execute acquisitions successfully, we may not be able to realize their benefits. If we are unable to successfully address any of these risks, our business, financial condition or operating results could be harmed.

Our failure to maintain effective internal controls could adversely affect our financial position and lower our stock price.

We are subject to reporting and other obligations under the Exchange Act, including the requirements of the Sarbanes-Oxley Act. These provisions require annual management assessments of the effectiveness of our internal controls over financial reporting. We also operate in a complex environment and expect these obligations, together with our rapid growth and expansion through acquisitions, to place significant demands on our management and administrative resources, including accounting and tax resources. If we are unable to conclude that our internal control over financial reporting is effective, our investors could lose confidence in the accuracy and completeness of our financial reports.

Failure to adequately manage our growth may seriously harm our business.

We plan to grow our business as rapidly as possible.  If we do not effectively manage our growth, the quality of our services may suffer, which could negatively affect our reputation and demand for our services.  Our growth may place a significant strain on our managerial, administrative, operational, and financial resources and our infrastructure. Our future success will depend, in part, upon the ability of our senior management to manage growth effectively.  This will require us to, among other things:

●	implement additional management information systems;
●	further develop our operating, administrative, legal, financial, and accounting systems and controls;
●	hire additional personnel;
●	develop additional levels of management within our company;
●	locate additional office space;
●	maintain close coordination among our engineering, operations, legal, finance, sales and marketing, and client service and support organizations; and
●	manage our expanding international operations.

As a result, we may lack the resources to deploy our services on a timely and cost-effective basis.  Failure to accomplish any of these requirements could impair our ability to deliver services in a timely fashion or attract and retain new customers.

Risks Related to Our Securities

Nevada law and our Articles of Incorporation authorize us to issue shares of stock, which shares may cause substantial dilution to our existing stockholders.

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.00001 par value per share and 100,000,000 shares of preferred stock, $0.00001 par value per share. As of the date of this prospectus, we have 17,473,432 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. As a result, our Board of Directors has the ability to issue a large number of additional shares of common stock without stockholder approval, which if issued could cause substantial dilution to our then stockholders. Additionally, shares of preferred stock may be issued by our Board of Directors without stockholder approval with voting powers, and such preferences and relative, participating, optional or other special rights and powers as determined by our Board of Directors, which may be greater than the shares of common stock currently outstanding. As a result, shares of preferred stock may be issued by our Board of Directors which cause the holders to have super majority voting power over our shares, provide the holders of the preferred stock the right to convert the shares of preferred stock they hold into shares of our common stock, which may cause substantial dilution to our then common stock stockholders and/or have other rights and preferences greater than those of our common stock stockholders. Investors should keep in mind that the Board of Directors has the authority to issue additional shares of common stock and preferred stock, which could cause substantial dilution to our existing stockholders. Additionally, the dilutive effect of any preferred stock, which we may issue may be exacerbated given the fact that such preferred stock may have super majority voting rights and/or other rights or preferences which could provide the preferred stockholders with voting control over us subsequent to this offering and/or give those holders the power to prevent or cause a change in control. As a result, the issuance of shares of common stock and/or preferred stock may cause the value of our securities to decrease and/or become worthless.

Our outstanding warrants may adversely affect the trading price of our common stock. Upon effectiveness of the registration statement of which this prospectus forms a part, up to 3,141,625 shares of common stock will be eligible for resale.

As of the date of this prospectus, there were (i) outstanding warrants to purchase 2,510,745 shares of common stock at a weighted average exercise price of $4.70 per share (which include the Warrants). For the life of the warrants, the holders have the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership. The issuance of shares upon the exercise of outstanding securities will also dilute the ownership interests of our existing stockholders.

The availability of these shares for public resale, as well as any actual resales of these shares, could adversely affect the trading price of our common stock. We cannot predict the size of future issuances of our common stock pursuant to the exercise of outstanding options or warrants or conversion of other securities, or the effect, if any, that future issuances and sales of shares of our common stock may have on the market price of our common stock. Sales or distributions of substantial amounts of our common stock (including shares issued in connection with an acquisition), or the perception that such sales could occur, may cause the market price of our common stock to decline.

Notwithstanding the above, upon effectiveness of the registration statement of which this prospectus is a part, an aggregate of up to 3,141,625 shares of common stock being registered in such registration statement, will be available for resale, subject in certain cases to the exercise of the Warrants and where applicable, the affiliate resale rules of Rule 144 of the Securities Act. The sale of such shares in the public markets may decrease the trading price of our common stock.

Stockholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock.

Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock or where shares are to be issued to our officers, directors and applicable consultants. Our Board of Directors has authority, without action or vote of the stockholders, to issue all or part of the authorized but unissued shares of common stock. In addition, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing stockholders, which may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

We have previously had, and may again in the future have, significant indebtedness, which could adversely affect our business and financial condition.

As of August 31, 2017, we had $1,193,000 outstanding under a line of credit. Risks relating to our indebtedness and future indebtedness include:

●	increasing our vulnerability to general adverse economic and industry conditions;
●	requiring us to dedicate a portion of our cash flow from operations to principal and interest payments on our indebtedness, thereby reducing the availability of cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes;
●	making it more difficult for us to optimally capitalize and manage the cash flow for our businesses;
●	limiting our flexibility in planning for, or reacting to, changes in our businesses and the markets in which we operate;
●	possibly placing us at a competitive disadvantage compared to our competitors that have less debt; and
●	limiting our ability to borrow additional funds or to borrow funds at rates or on other terms that we find acceptable.

 Our officers and directors together beneficially own approximately 36% of our voting securities which gives them significant influence over the affairs of our Company.

Our executive officers and directors beneficially own approximately 36% of the issued and outstanding shares of our common stock. As a result, they have significant ability to influence matters affecting our stockholders and will exercise significant control in determining the outcome of corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. Additionally, it will be difficult if not impossible for investors to remove our current directors, which will mean they will remain in control of who serves as officers of the Company as well as whether any changes are made in the Board of Directors. As a potential investor in the Company, you should keep in mind that even if you own shares of the Company’s common stock and wish to vote them at annual or special stockholder meetings, your shares will likely have little effect on the outcome of corporate decisions. Because our executive officers control such shares, investors may find it difficult to replace our management if they disagree with the way our business is being operated. Additionally, the interests of our executive officers may differ from the interests of the other stockholders and thus result in corporate decisions that are adverse to other stockholders.

Because we are a small company, the requirements of being a public company, including compliance with the reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act and the Dodd-Frank Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company with listed equity securities, we must comply with the federal securities laws, rules and regulations, including certain corporate governance provisions of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act and the Dodd-Frank Act, related rules and regulations of the SEC, with which a private company is not required to comply. Complying with these laws, rules and regulations will occupy a significant amount of time of our directors and management and will significantly increase our costs and expenses, which we cannot estimate accurately at this time. Among other things, we must:

●	establish and maintain a system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;
●	prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws;
●	maintain various internal compliance and disclosures policies, such as those relating to disclosure controls and procedures and insider trading in our common stock;
●	involve and retain to a greater degree outside counsel and accountants in the above activities;
●	maintain a comprehensive internal audit function; and
●	maintain an investor relations function.

 In addition, being a public company subject to these rules and regulations may require us to accept less director and officer liability insurance coverage than we desire or to incur substantial costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our Board of Directors.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority, or FINRA, has adopted rules requiring that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative or low-priced securities to their non institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative or low-priced securities will not be suitable for at least some customers. Because these FINRA requirements are applicable to our common stock, they may make it more difficult for broker-dealers to recommend that at least some of their customers buy our common stock, which may limit the ability of our stockholders to buy and sell our common stock and could have an adverse effect on the market for and price of our common stock.

There is not presently an active market for shares of our common stock, and therefore, you may be unable to sell any shares of our common stock in the event that you need a source of liquidity.

 Our common stock is traded on the OTCQB quotation system, which is a FINRA-sponsored entity and operated inter-dealer automated quotation system for equity securities not included in a national exchange. Quotation of our securities on the OTCQB limits the liquidity and price of our common stock more than if our common stock were quoted or listed on the NYSE or the NASDAQ, which are national securities exchanges. Although our common stock is quoted on the OTCQB, our common stock trades infrequently and in low volumes on the OTCQB. A public trading market in our common stock having the desired characteristics of depth, liquidity and orderliness depends on the presence in the market of willing buyers and sellers of our common stock at any time. This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control. In the event an active market does not develop, you may be unable to sell your shares of common stock at or above the price you paid for them or at any price.

Our stock price may be volatile.

The market price of our common stock is likely to be volatile and could be subject to wide fluctuations in response to, among other things, the risk factors described in this section of this prospectus, and other factors beyond our control. Factors affecting the trading price of our common stock could include:

●	variations in our operating results;

●	variations in operating results of similar companies and competitors;
●	changes in the estimates of our operating results or changes in recommendations by any securities analysts that elect to follow our common stock;
●	changes in our outlook for future operating results which are communicated to investors and analysts;
●	announcements of technological innovations, new products, services or service enhancements, strategic alliances or agreements by us or by our competitors;
●	marketing and advertising initiatives by us or our competitors;
●	the increase or decrease of listings;
●	threatened or actual litigation;
●	changes in our management;
●	recruitment or departures of key personnel;
●	market conditions in our industry, the travel industry and the economy as a whole;
●	the overall performance of the equity markets;
●	sales of shares of our common stock by existing stockholders;
●	the reports of industry research analysts who cover our competitors and us;
●	stock-based compensation expense under applicable accounting standards; and
●	adoption or modification of regulations, policies, procedures or programs applicable to our business.

Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations and general economic, political and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively affect the market price of our common stock regardless of our actual operating performance. Each of these factors, among others, could harm the value of our common stock.

In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation; we are currently the target of this type of litigation. Securities litigation against us, regardless of the merits or outcome, could result in substantial costs and divert our management’s attention from other business concerns, which could materially harm our business.

If securities analysts and other industry experts do not publish research or publish negative research about our business, our stock price and trading volume could decline.

The trading market for our common stock depends in part on the research, reports and other media that securities analysts and other industry experts publish about us or our business. If security analysts don’t cover our stock, downgrade our stock or publish negative research about our business, our stock price could decline. If analysts do not cover us in the future, cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the stock market and demand for our stock could decrease, which could cause our stock price or trading volume to decline. If one or more industry analysts publish negative statements about our business, our stock price could decline.

We do not anticipate paying any dividends on our common stock.

 We do not anticipate paying any cash dividends on our common stock in the foreseeable future. If we do not pay cash dividends, our stockholders could receive a return on their investment in our common stock only if the market price of our common stock has increased when they sell their shares.

Our incorporation documents and Nevada law may inhibit a takeover that stockholders consider favorable and could also limit the market price of our common stock, which may inhibit an attempt by our stockholders to change our direction or management.

Nevada law and our Articles of Incorporation contain provisions that could delay or prevent a change in control of our Company. Some of these provisions include the following:

●	authorize our Board of Directors to determine the rights, preferences, privileges and restrictions granted to, or imposed upon, the preferred stock and to fix the number of shares constituting any series and the designation of such series without further action by our stockholders; and

●	Prohibit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates.

These and other provisions in our Articles of Incorporation, as amended, and under Nevada law could reduce the price that investors might be willing to pay for shares of our common stock in the future and result in the market price being lower than it would be without these provisions. Furthermore, these provisions may inhibit an attempt by our stockholders to change our direction or management.

We adopted provisions in our amended and restated Articles of Incorporation limiting the liability of management to stockholders.

We have adopted provisions, and will maintain provisions, to our amended and restated Articles of Incorporation that limit the liability of our directors, and provide for indemnification by us of our directors and officers to the fullest extent permitted by Nevada law. Our amended and restated Articles of Incorporation and Nevada law provide that directors have no personal liability to third parties for monetary damages for actions taken as a director, except for breach of duty of loyalty, acts or omissions not in good faith involving intentional misconduct or knowing violation of law, unlawful payment of dividends or unlawful stock repurchases, or transactions from which the director derived improper personal benefit. Such provisions limit the stockholders’ ability to hold directors liable for breaches of fiduciary duty and reduce the likelihood of derivative litigation against directors and officers.

Our common stock is a “penny stock” under SEC rules. It may be more difficult to resell securities classified as “penny stock.”

Our common stock is a “penny stock” under applicable SEC rules (generally defined as non-exchange traded stock with a per-share price below $5.00). Unless we maintain a per-share price above $5.00, or meet other qualifications, these rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction. Legal remedies available to an investor in “penny stocks” may include the following:

If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

However, investors who have signed arbitration agreements may have to pursue their claims through arbitration.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments. For these reasons, penny stocks may have a limited market and, consequently, limited liquidity.

We have applied for listing of our common stock on the Nasdaq Capital Market. We may be unable to list our common stock, and if listed, our common stock may not continue to meet Nasdaq Capital Market listing requirements. If we fail to comply with the continuing listing standards of the Nasdaq Capital Market, our securities could be delisted.

We have applied for our common stock to be eligible to be listed on the Nasdaq Capital Market. However, our application may not be approved, and an active trading market for our common stock may not develop or continue. If, after listing, we fail to satisfy the continued listing requirements of the Nasdaq Capital Market, such as the corporate governance requirements or the minimum closing bid price requirement, the Nasdaq Capital Market may take steps to delist our common stock. Such a delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, actions taken by us to restore compliance with listing requirements may not be successful to allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the Nasdaq Capital Market minimum bid price requirement or prevent future non-compliance with the Nasdaq Capital Market’s listing requirements.

We will incur significant costs to ensure compliance with U.S. and Nasdaq Capital Market reporting and corporate governance requirements.

We will incur significant costs associated with our public company reporting requirements and with applicable U.S. and Nasdaq Capital Market corporate governance requirements (assuming our common stock is approved for listing on the Nasdaq Capital Market), including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC and the Nasdaq Capital Market. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers.

USE OF PROCEEDS

The proceeds from the sale of the shares offered pursuant to this prospectus are solely for the accounts of the selling stockholders. Accordingly, we will not receive any of the proceeds from the sale of shares offered by this prospectus. See “Selling Stockholders” and “Plan of Distribution” below, beginning on pages 83 and 89, respectively.

We will however, receive proceeds upon the exercise of the Warrants, which shares of common stock underlying such Warrants are being registered in the registration statement of which this prospectus forms a part, provided that such securities are exercised for cash. If exercised, we plan to use the proceeds from the exercise of the Warrants (an aggregate of 1,609,125 Warrants held by the Investors, totaling an aggregate of $3,379,162.50 in possible funding based on a per Warrant exercise price of $2.10 per share, assuming such Warrants are fully exercised), for working capital and general corporate purposes. However, the timing and manner of use of the net proceeds may vary, depending on the amount of actual proceeds received from the exercise of the Warrants, if any, the timing of the receipt of such proceeds, our rate of growth and other factors. The foregoing represents our best estimate of our use of the net proceeds of the offering based on current planning and business conditions. We reserve the right to change our use of proceeds when and if market conditions or unexpected changes in operating conditions or results occur, or in our management’s discretion. Pending the use of the net proceeds from the cash exercise of the Warrants as described above, we intend to invest the proceeds in investment grade, interest-bearing instruments. Additionally, the Warrants, or any portion thereof, may not be exercised in the future, and such exercise, subject to the terms of the Warrants, may not be in cash. To the extent that any shares of common stock issuable upon exercise of the Warrants are not registered under an effective registration statement under the Securities Act, on or after February 11, 2018, such unregistered Warrants or portion thereof are exercisable on a cashless basis pursuant to the terms of the Warrant agreements.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees, and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ listing fees, and fees and expenses of our counsel and our accountants.

LEGAL PROCEEDINGS

The Company is involved, from time to time, in litigation, other legal claims and proceedings involving matters associated with or incidental to our business, including, among other things, matters involving breach of contract claims, intellectual property, employment issues, and other related claims and vendor matters. The Company believes that the resolution of currently pending matters will not individually or in the aggregate have a material adverse effect on our financial condition or results of operations. However, assessment of the current litigation or other legal claims could change in light of the discovery of facts not presently known to the Company or by judges, juries or other finders of fact, which are not in accord with management’s evaluation of the possible liability or outcome of such litigation or claims.

On March 28, 2016, the Company was presented with a Demand for Arbitration, pursuant to Rule 4(a) of the American Arbitration Association Commercial Rules of Arbitration, whereby Acknew Investments, Inc. and Vice Regal Developments Inc. (Claimants) are arguing that $700,000 is due to them, even though they have already been paid said amounts through preferred shares that were issued as a guarantee and which Claimants converted into shares of common stock. In connection with the purchase of the stock of the entity that eventually became RealBiz Media Group, Inc. (“RealBiz”), the Company issued 380,000 shares of our Series D Preferred Stock shares with a value of $1,900,000, which was considered the $1,200,000 value of the stock portion of the purchase price, and was also meant to guaranty the payment of the balance of $700,000. The Company contends that the obligation to pay the $700,000 was extinguished with the conversion of the our Series D Preferred Stock shares into shares of common stock. The date for arbitration has not been set and the Company will vehemently defend its position.

On June 2, 2016, the Company paid an arbitration award of $81,572 ($73,959 plus interest of $7,613) to Twelfth Child Entertainment, LLC for a License Agreement settlement for rights to air programs regarding “Foreclosure to Fabulous” television programming on the Company’s previously owned media business that was sold on January 21, 2016. The Company absorbed this settlement as part of its partnership commitment with Launch Media 360 which is an investment of the Company.

Litigation related to RealBiz Media Group, Inc. (“RealBiz”)

Case Number 1:16-cv-61017-FAM

On May 11, 2016, RealBiz filed a Complaint against us in the United States District Court for the Southern District of Florida (the “Complaint”). The Complaint alleges $1,287,517 is due from us to RealBiz, and seeks the recovery of such amount, plus pre-judgment interest from October 31, 2015 and costs. The Complaint alleges causes of action including ‘account stated’ and ‘unjust enrichment’.

On May 19, 2016, we filed an Answer and Counterclaim to the Complaint (the “Counterclaim”) denying RealBiz’s allegations and claims and pleading affirmative defenses including ‘failure to state a claim for which relief can be granted’, ‘set-off’ rights (including that if there was any amount owed, RealBiz’s obligation to us far exceeded the $1.2 million amount that RealBiz alleges is due to it), ‘mistake or error’, ‘unclean hands’, ‘waiver’, ‘release’, ‘breach of contract’ (we allege there was an oral agreement that all intercompany balances would be written–off) and ‘rescission of letter addressing partial balance due’ (confirming that a letter upon which RealBiz’s case is predicated was rescinded shortly after its issuance and is of no force or effect). The Counterclaim against RealBiz alleges causes of action including ‘unjust enrichment’ (we allege that the net amount due to us from RealBiz is in excess of $10 million dollars if there is no oral agreement), ‘money had and received’, and ‘breach of contract’ (we allege there was an oral agreement that all intercompany balances would be written–off), and seeks recovery of all actual damages, consequential damages and incidental damages, if any, including but not limited to attorney’s fees and costs, plus-prejudgment and post-judgment interest. We believe the claims asserted in the Complaint, as amended, are without merit and intend to vigorously defend ourselves against the lawsuit while simultaneously seeking damages against RealBiz. The Company has no basis for determining whether there is any likelihood of material loss associated with the claims and/or the potential and/or the outcome of the litigation.

Case No.: CACE-16-019818

On October 27, 2016, the Company filed a Complaint (Monaker Group, Inc., f/k/a Next 1 Interactive, Inc. v. RealBiz Media Group, Inc., f/k/a Webdigs, Inc. and American Stock Transfer & Trust Company, LLC (“AST”)) for damages and injunctive relief from the defendant’s unreasonable delay and/or refusal to register the transfer of certain securities. We instructed RealBiz to transfer our preferred or common stock in RealBiz to certain of our stockholders on several occasions. Defendants, however, wrongfully refused to register the transfers in violation of the Delaware Code and the terms of RealBiz’s preferred and common stock.

Case No.: 16-24978-CIV-GRAHAM

On November 30, 2016, the Company filed a Complaint (Monaker Group, Inc., f/k/a Next 1 Interactive, Inc. v. RealBiz Media Group, Inc., f/k/a Webdigs, Inc. and American Stock Transfer & Trust Company, LLC) for damages and injunctive and declaratory relief, arising from RealBiz’s declared cancellation, retirement, and/or termination of certain securities. RealBiz notified us of its intent to unilaterally cancel, retire, and/or terminate its preferred and common stock held by us. RealBiz’s announced cancellation, retirement, and termination was without our consent, and done in violation of Delaware law, federal law and the terms of RealBiz’s preferred and common stock.

In December 2016, RealBiz cancelled the 44,470,101 Series A preferred shares and 10,359,892 shares of common stock which were held by the Company in connection with an alleged over issuance of shares of common stock relating to the conversion of our dual convertible preferred shares. In December 2016, the Company filed a lawsuit against RealBiz in the 11th Circuit Federal Court seeking an injunction against RealBiz’s action to claw back the aforementioned shares; the injunction was denied and the lawsuit is proceeding. Additionally, the Company seeks to reverse the clawback in its entirety.

Case No.: 0:16-cv-62902-WJZ

A class action lawsuit has been filed against us, William Kerby, our Chief Executive Officer and Chairman, Donald Monaco, our director, and D’Arelli Pruzansky, P.A., our former auditor, in the U.S. District Court for the Southern District of Florida on behalf of persons who purchased our common stock and exercised options between April 6, 2012 and June 23, 2016 (the “Class Period”). The case, McLeod v. Monaker Group, Inc. et al, was filed on December 9, 2016. The lawsuit focuses on whether the Company and its executives violated federal securities laws and whether the Company’s former auditor was negligent and makes allegations regarding the activities of certain Company executives. The lawsuit alleges and estimates total stockholders losses totaling approximately $20,000,000. The lawsuit stems from the Company’s announcement in June 2016 that it would have to restate its financial statements due to issues related to the Company’s investment in RealBiz. The lawsuit asks the court to confirm the action is a proper class action. We believe the claims asserted in the lawsuit are without merit and intend to vigorously defend ourselves against the claims made in the lawsuit. The Company has no basis for determining whether there is any likelihood of material loss associated with the claims and/or the potential and/or the outcome of the litigation. On February 16, 2017, we filed a Motion to Dismiss the lawsuit and on March 3, 2017, the Court entered an order staying discovery and all other proceedings pending resolution of the Motion to Dismiss.

Case No.: C.A 2017-0189

On March 14, 2017, we filed a lawsuit against RealBiz, in The Court of Chancery of The State of Delaware, pursuant to Section 220 of Delaware General Corporation Law, seeking relief in the form of an order compelling RealBiz to make available to us, for inspection and copying, certain corporate books and records as demanded by us in a February 27, 2017 letter (the “Demand”). In addition to our statutory right to inspection under Section 220, we have contractual rights to access books and records as outlined in the documents governing our investment in RealBiz. Our purpose in making the Demand is, among other things, to: (1) determine the status of its investment and interest in RealBiz; (2) determine the appropriateness of certain actions recently announced by RealBiz; (3) investigate suspected wrongdoing by certain officers and directors of RealBiz; and (4) determine whether the RealBiz’s directors advanced their personal interests at the expense of the Company and other investors. RealBiz has declined to produce the requested books and records despite the Demand and communications between the parties’ counsels, filed a motion to dismiss taking the position that the Company is no longer a stockholder of RealBiz, and has insisted instead that we serve a second request for production in a separate action, Monaker Group, Inc. v. RealBiz Media Group, Inc., No. 1:16-cv-24978-DLG, currently pending in the Southern District of Florida (the “Florida Action”).

Case No.: 2017-0351

On May 8, 2017, we filed a lawsuit against Alex Aliksanyan, Thomas Grbelja, Keith White, Warren Kettlewell, Anshu Bhatnagar (collectively, the “Director Defendants”, each former directors of non-party RealBiz) and AST, in The Court of Chancery of The State of Delaware. The action against the Director Defendants is for damages for breaching their fiduciary duties to us and the action against AST is for aiding and abetting those breaches. The suit alleges that the Director Defendants acted in concert to dilute and terminate our ownership interest in and control of RealBiz to enrich themselves. The suit also alleges that the Director Defendants entered into self-serving agreements, issued securities below the stated value of the preferred stock as well as the sale of common stock at a substantial discount to the market value and improperly terminated and cancelled our preferred and common stock in RealBiz. Finally, the suit alleges that AST aided and abetted the Defendants Directors in converting and eliminating our beneficial ownership in RealBiz securities.

Case No.: 2017-0189-JRS

On March 14, 2017, the Company filed a verified complaint in the Court of Chancery of the State of Delaware, seeking to exercise its statutory right to review books and records of RealBiz.

The Company is unable to determine the estimate of the probable or reasonable possible loss or range of losses arising from the above legal proceedings.

Contractual Settlement

In May 2017, we entered into a settlement with a financial advisory firm who was engaged to raise capital per an agreement signed in October 2016. Based upon the firms inability to meet any of the agreed upon milestones, the firm agreed to return all the consideration paid for the services. The Company recorded a $450,945 credit to stock compensation in May 2017 as a result of the settlement.

PRIVATE PLACEMENT OF COMMON STOCK AND WARRANTS

On August 11, 2017, the Company closed the transactions contemplated by the Common Stock and Warrant Purchase Agreement, entered into by the Company on July 31, 2017, with certain accredited investors named therein. Under the terms of the Purchase Agreement, the Company sold the Purchasers an aggregate of 1,532,500 shares of our common stock and 1,532,500 warrants to purchase one share of common stock. The combined purchase price for one Share and one Offering Warrant to purchase one share of common stock in the Private Placement Offering was $2.00.

Placement Agency Agreement

Pursuant to a Placement Agency Agreement entered into with Northland Securities, Inc. on July 31, 2017, in connection with the Private Placement Offering, the Agent served as the Company’s exclusive placement agent for the Private Placement Offering. In consideration therewith, we paid the Agent 8% of the gross proceeds from the sale of the Securities ($245,200) and, for the consideration of $50, sold the Agent a warrant to purchase shares of common stock equal to 5% of the shares sold in the Private Placement Offering (i.e., warrants to purchase 76,625 shares of common stock). The Company also agreed to reimburse up to $150,000 of the expenses of the Agent in connection with the Private Placement Offering. The Placement Agreement includes customary representations and warranties and includes indemnification rights of the Agent. The Agent is also entitled to the registration rights and liquidated damages associated therewith which the Purchasers have pursuant to the Purchase Agreement.

Related Party Investors

William Kerby, the Chief Executive Officer and Chairman of the Company purchased $50,000 of the Securities (25,000 Shares and Offering Warrants); Simon Orange, a member of the Board of Directors of the Company purchased $175,000 of the Securities (87,500 Shares and Offering Warrants); Donald Monaco, a member of the Board of Directors of the Company purchased $175,000 of the Securities (87,500 Shares and Offering Warrants); Pat LaVecchia, a member of the Board of Directors of the Company purchased $10,000 of the Securities (5,000 Shares and Offering Warrants); and Robert J. Post, a member of the Board of Directors of the Company purchased $25,000 of the Securities (12,500 Shares and Offering Warrants). Additionally, Stephen Romsdahl, a significant stockholder of the Company purchased $50,000 of the Securities (25,000 Shares and Offering Warrants) and another non-related party, who is a key distributor of the Company, purchased $100,000 of the Securities (50,000 Shares and Offering Warrants).

Description of Warrants

The exercise price of the Warrants is $2.10 per share, subject to adjustment as provided therein, and the Warrants are exercisable beginning on July 31, 2017 through July 30, 2022. The exercise price and number of shares of common stock issuable upon the exercise of the Warrants are subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, and will also be subject to weighted average anti-dilution adjustments in the event the Company issues or is deemed to have issued any securities below the then exercise price of the Warrants, subject to certain exceptions, during the 12 months following the closing date, each as described in greater detail in the Warrants. If after February 11, 2018, a registration statement covering the issuance or resale of the shares of common stock issuable upon exercise of the Warrants is not available for the issuance or resale, as applicable, the Purchasers and the Agent, may exercise the Warrants by means of a “cashless exercise.”

Covenants and Requirements of the Purchase Agreement

Pursuant to the Purchase Agreement, we agreed that we will not, and we will ensure that our directors and officers and their affiliates will not, without the prior written consent of all Purchasers, from the date of execution of the Purchase Agreement and continuing to and including the date 90 days after the effective date of the registration statement, of which this prospectus forms a part (the “Lock-Up Period”), (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, however, the Company may conduct an Exempt Issuance (as defined below) without the prior written consent of all Purchasers. “Exempt Issuance” means the issuance of (a) shares of common stock or options to employees, consultants, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the board of directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any convertible securities, options or warrants issued and outstanding on the date of the Purchase Agreement, provided that such securities have not been amended since the date of the Purchase Agreement to increase the number of such securities or to decrease the exercise or conversion price of any such securities, and (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating company in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

Pursuant to the Purchase Agreement, we agreed that until the 12 month anniversary of the closing of the Offering, i.e., August 11, 2018, if the Company or any subsidiary thereof issues or agrees to issue any (i) common stock or (ii) any securities of the Company or the subsidiary that would entitle the holder thereof to acquire at any time common stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time directly or indirectly convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, common stock, except for the Exempt Issuances, entitling any person or entity to acquire shares of common stock at an effective price per share less than $2.00, within three trading days of the date thereof the Company is required to issue to such Purchaser additional shares of common stock based on the formula set forth in the Purchase Agreement.

Pursuant to the terms of the Purchase Agreement, the Company agreed to use commercially reasonable efforts to file a registration statement on Form S-1 (or Form S-3, if available) with the Securities and Exchange Commission within 45 days following the closing of the Private Placement Offering (which date is September 25, 2017) to register the resale of the Shares and Warrant Shares, which Registration Statement was timely filed, and to cause the Registration Statement to become effective within 120 days following the closing of the Private Placement Offering (which date is December 9, 2017), subject to penalties as described in the Purchase Agreement. This prospectus forms a part of the Registration Statement filed to register the resale of the Shares and Warrant Shares.

The Purchase Agreement also requires the Company to apply for listing of its common stock on the NASDAQ Capital Market within 60 days following the closing of the Private Placement Offering (which date was October 10, 2017), which listing application was timely filed, and to cause the Shares to be listed on the NASDAQ no later than 120 days following closing of the Private Placement Offering (which date is December 9, 2017).

Use of Proceeds From the Sale of Common Stock and Warrants

The aggregate net proceeds from the Private Placement Offering, after deducting the placement agent’s fees payable in cash (described above) and other estimated offering expenses, were approximately $2.7 million. The Company intends to use the aggregate net proceeds to expand its technology division, increase its alternative lodging rental count, and general corporate purposes.

Related Transactions

A required term of the Private Placement Offering was that William Kerby, our Chief Executive Officer and Chairman and Donald P. Monaco, our Director, on behalf of themselves and the entities which they control, convert 1,869,611 shares of Series A 10% Cumulative Convertible Preferred Stock beneficially owned by them into 3,789,222 shares of common stock of the Company, which conversion occurred shortly after the closing of the Private Placement Offering. As a result of the conversion, we no longer have any outstanding shares of preferred stock.

As additional consideration for Pacific Grove, agreeing to participate in the Private Placement Offering as a Purchaser, the Company entered into a Board Representation Agreement with Pacific Grove. Pursuant to the Board Representation Agreement, Pacific Grove will be granted the right to designate one person to be nominated for election to the Company’s Board of Directors so long as (i) Pacific Grove together with its affiliates beneficially owns at least 4.99% of the Company’s common stock, or (ii) Pacific Grove together with its affiliates beneficially owns at least 75% of the Securities purchased in the Private Placement Offering. Notwithstanding its rights under the Board Representation Agreement, Pacific Grove has not provided us notice of any nominees for appointment to the Board of Directors to date.

MANAGEMENT

The following table and biographical summaries set forth information, including principal occupation and business experience for at least the last five years, about our directors and executive officers. The terms of all the directors, as identified below, will run until their successors are elected and qualified or until their earlier resignation or removal.

Name	Age	Position	Officer and/or Director Since
William Kerby	60	Chief Executive Officer and Chairman	2008

Omar Jimenez	56	Chief Financial Officer, Chief Operating Officer, Treasurer, Secretary and Director	2016

Pat LaVecchia	51	Director	2011

Donald P. Monaco	65	Director	2011

Doug Checkeris	61	Director	2012

Simon Orange	50	Director	2017

Robert Post	56	Director	2017

Director Biographies:

William Kerby - Chief Executive Officer and Chairman

William Kerby is the Founder, Chairman, and CEO of Monaker Group, Inc. From July 2008 to present, he has been the architect of the Monaker model, overseeing the development and operations of the Company’s Travel, Real Estate and Television Media divisions. In October 2012, Monaker transferred its real estate assets into a public company - RealBiz Media Group, Inc., where Mr. Kerby served as CEO until August 2015 and on the Board until April of 2016. In July 2015, the decision was made to separate the Television and Real Estate operations from Monaker thereby allowing management to focus all efforts on the development of its travel operations. From April 2002 to July 2008, Mr. Kerby served as the CEO of various media and travel entities that ultimately became part of Extraordinary Vacations Group. Operations included Cruise & Vacation Shoppes, Maupintour Extraordinary Vacations, Attaché Travel and the Travel Magazine - a TV series of 160 travel shows. From February 1999 to April 2002, Mr. Kerby founded and managed Travelbyus, a publicly traded company on the TSX and NASD Small Cap. The launch included an intellectually patented travel model that utilized technology-based marketing to promote its travel services and products. Mr. Kerby negotiated the acquisition and financing of 21 companies encompassing multiple tour operators, 2,100 travel agencies, media that included print, television, outdoor billboard and wireless applications and leading edge technology in order to build and complete the Travelbyus model. The company had over 500 employees, gross revenues exceeding $3 billion and a Market Cap over $900 million. From June 1989 to January 1999, Mr. Kerby founded and grew Leisure Canada – a company that included the Master Franchise for Thrifty Car Rental British Columbia, TravelPlus (a nationwide Travel Agency), Bluebird Holidays (an international tour company with operations in the U.S., Canada, Great Brittan, France, South Africa and the South Pacific) and Canadian Traveler (a travel magazine). Leisure Canada was acquired in May 1998 by Wilton Properties, a Canadian company developing hotel and resort properties in Cuba. From October 1980 through June 1989, Mr. Kerby worked in the financial industry as an investment advisor. Mr. Kerby graduated from York University in May 1980 with a Specialized Honors Economics degree. We selected Mr. Kerby to serve on our Board because he brings to the board extensive knowledge of the travel industry. Having served in senior corporate positions in many travel related companies, he has a vast knowledge of the industry.

Omar Jimenez - Chief Financial Officer, Chief Operating Officer, Treasurer, Secretary & Director

In January 2017, the Board of Directors of the Company appointed Omar Jimenez as a member of the Board of Directors. On September 19, 2016, Mr. Jimenez was appointed by the Board of Directors of the Company to the positions of Treasurer and Secretary of the Company. In January 2016, the Board of Directors of the Company appointed Omar Jimenez to the position of Chief Financial Officer and Chief Operating Officer of the Company. Mr. Jimenez has held a variety of senior financial management positions during his career. From May 2009 to January 2016, he served as the founder of MARMEL International, Inc., a company that provides accounting and consulting services. In addition, from June 2004 to May 2009 he served as President & Chief Financial Officer at American Leisure Holdings, Inc., focusing on leisure and business travel, hospitality & hotels, call centers and real estate development. Mr. Jimenez also served from April 2002 to June 2004 as Director of Operations for US Installation Group, Inc., a selling and installation group for The Home Depot, and CFO and VP of Onyx Group, Inc., a conglomerate with 700 employees and annual revenues exceeding $400 million. Mr. Jimenez is a Certified Public Accountant (CPA), Chartered Global Management Accountant (CGMA), Chartered Property Casualty Underwriter (CPCU), a Member of the AICPA and FICPA. Mr. Jimenez holds a B.B.A in Accounting and a B.B.A in Finance from the University of Miami and an M.B.A from Florida International University.

Pat LaVecchia - Director

Pat LaVecchia has served as a member of the Board of Directors since 2011. Mr. LaVecchia has been a founding principal and Managing Member of LaVecchia Capital LLC (“LaVecchia Capital”), a merchant banking and investment firm, since 2007 and has over 20 years of experience in the financial industry. Mr. LaVecchia has built and run several major Wall Street groups and has extensive expertise in capital markets, including initial public offerings, secondary offerings, raising capital for private companies and PIPEs as well as playing the leading role in numerous mergers, acquisitions, private placements and high yield transactions. Prior to forming LaVecchia Capital, Mr. LaVecchia ran several groups at major firms including: Managing Director and Head of the Private Equity Placement Group at Bear, Stearns & Company (1994 to 1997); Group Head of Global Private Corporate Equity Placements at Credit Suisse First Boston (1997 to 2000); Managing Director and Group Head of the Private Finance and Sponsors Group at Legg Mason Wood Walker, Inc (2001 to 2003); co-founder and Managing Partner of Viant Group (2003-2005) and Managing Director and Head of Capital Markets at FTN Midwest Securities Corp. (2005 to 2007). Mr. LaVecchia received his B.A., magna cum laude (and elected to Phi Beta Kappa), from Clark University and an M.B.A. from The Wharton School of the University of Pennsylvania with a major in Finance and a concentration in Strategic Planning. In the past, Mr. LaVecchia has served on several public company boards, including as Vice Chairman of InfuSystems, Inc. (INFU). Mr. LaVecchia also served on the RealBiz Media Group, Inc. Board of Directors from April 2014 until April 2016. Mr. LaVecchia is also currently a managing partner of Sapphire Capital Management. Mr. LaVecchia also sits on several advisory boards and non-profit boards.

Donald P. Monaco - Director

Donald P. Monaco has served as a member of the Board of Directors since August 2011. Mr. Monaco served on the RealBiz Media Group, Inc. Board of Directors from October 2012 until April 2016. Mr. Monaco is the owner of Monaco Air Duluth, LLC, a full service, fixed-base operator aviation services business at Duluth International Airport serving airline, military and general aviation customers since November 2005; a partner in Lark O’ the Lake, LLC since April 2015; and the principal owner of the Duluth Flying Club, LLC since May 2015. Mr. Monaco also serves as a Commissioner on the Metropolitan Airports Commission in Minneapolis-St. Paul and is a Director at Republic Bank in Duluth, Minnesota. Mr. Monaco is the President and Chairman of the Monaco Air Foundation, Treasurer of Honor Flight Northland, Treasurer of the Duluth Aviation Institute, and a member of the Duluth Chamber of Commerce Military Affairs Committee. Mr. Monaco spent over 18 years as a Partner and Senior Executive and has 28 years as an international information technology and business management consultant with Accenture in Chicago, Illinois.

Doug Checkeris - Director

Doug Checkeris has served as a member of the Board of Directors since September 2012. Mr. Checkeris also served as the Company’s Chief Marketing Officer from February 2012 to February 2014. Mr. Checkeris is a Senior Media and Advertising Executive with nearly three decades of hands-on management in all facets of interactive media. Mr. Checkeris’s work experience includes 14 years of service with Mediacom where he rose through the ranks to become the CEO for Mediacom North America, until recently headquartered in New York. With close to $18 billion in global billings, 4,600 employees, and 116 offices in 89 countries, Mediacom provides and specializes in business-building media solutions for some of the world’s largest, well-known advertisers. Previous to Mediacom, Mr. Checkeris started his career in a media company in Toronto, Canada, and was a partner when the company was acquired by Grey Worldwide and the WPP. Mr. Checkeris served on the RealBiz Media Group, Inc. Board of Directors from October 2012 until April 2016.

Simon Orange - Director

Simon Orange has served as a member of the Board of Directors since January 2017. Mr. Orange is the founding partner and chairman of CorpAcq, a corporate acquisitions and investments company located in the United Kingdom. Mr. Orange served as the chairman of CorpAcq from 2006 to 2009 and from April 2014 to present. At CorpAcq, Mr. Orange is responsible for identifying and negotiating acquisitions in conjunction with its corporate finance partners, as well as overseeing strategic development, funding, and partnerships. Following a “buy and build” approach, CorpAcq maintains long-term investments in a diverse portfolio of successful businesses. Currently comprised of 19 portfolio companies, CorpAcq has been recognized as one of the fastest growing enterprises in the United Kingdom. Mr. Orange has been involved in funding and managing the growth of numerous business ventures, some which have been acquired by NASDAQ and London Stock Exchange listed companies. He is also a founding member of Cicero Consulting Group, based in New York City.

Robert J. Post - Director

Robert J. Post has served as a member of the Board of Directors since January 2017. Mr. Post has served as Chief Executive Officer of Cloud5, the largest provider of cloud based telecommunications and high speed Internet to major brands in the hospitality industry, including Marriott, IHG, Hilton, La Quinta, Motel 6 and Red Roof Inn, since January 2015. He has also served as a member of the Board of Directors of Cloud5 since January 2015. Mr. Post has served as the Executive Chairman of The Knowland Group, a hospitality and data analytics company since March 2014. From 2005 to December 2011, Mr. Post served as Chairman, Chief Executive Officer and Chief Financial Officer of TravelClick, a leading provider of global, hotel e-commerce solutions that supports more than 15,000 customers across 140 countries, including Blackstone, Hilton, Hyatt, Accor, Marriott and Trump. He also previously served as executive and corporate officer at MICROS Systems, a hospitality technology provider, where he helped lead its secondary NASDAQ offering. Since 2002, Mr. Post has also operated Pconsulting, providing start-up investment and restructuring services for mid-sized businesses, including OpenTable.com, HotelBank, and Radiant Systems. Mr. Post served as a member of the Board of Directors of Avatech Solutions, a publicly reporting company, and served on the Compensation and Audit Finance Committee of that entity, from March 2004 to October 2010. He is a graduate of Wharton’s Advanced Management Program, and earned his Bachelor’s of Science in Business from Duquesne University.

Corporate Governance

Family Relationships amongst Directors and Officers:

There are no family relationships among our directors or executive officers.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including directors, pursuant to which the officer was selected to serve as an officer.

Involvement in Certain Legal Proceedings

None of our executive officers or directors has been involved in any of the following events during the past ten years: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being a named subject to a pending criminal proceeding (excluding traffic violations and minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law; (5) being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation; (ii) any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (6) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section (1a)(40) of the Commodity Exchange Act), or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

Committees of the Board of Directors

Board Committee Membership

	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
William Kerby (1)
Omar Jimenez
Pat LaVecchia	X	C		M
Donald P. Monaco
Doug Checkeris	X	M	M	C
Simon Orange	X		C
Robert Post	X	M

(1) Chairman of Board of Directors.

C - Chairman of Committee.

M - Member.

The charter for each committee of the Board identified below is available on our website at www.Monakergroup.com. Copies of the committee charters are also available for free upon written request to our Corporate Secretary. Additionally, the committee charters are filed as exhibits to our Current Report on Form 8-K filed with the SEC on April 25, 2017.

Audit Committee

The Audit Committee, which is comprised exclusively of independent directors, has been established by the Board to oversee our accounting and financial reporting processes and the audits of our financial statements.

The Board has selected the members of the Audit Committee based on the Board’s determination that the members are financially literate (as required by NASDAQ rules) and qualified to monitor the performance of management and the independent auditors and to monitor our disclosures so that our disclosures fairly present our business, financial condition and results of operations.

The Board has also determined that Mr. Post, is an “audit committee financial expert” (as defined in the SEC rules) because he has the following attributes: (i) an understanding of generally accepted accounting principles in the United States of America (“GAAP”) and financial statements; (ii) the ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves; (iii) experience analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions. Mr. Post has acquired these attributes by means of having held various positions that provided relevant experience, as described in his biographical above.

The Audit Committee has the sole authority, at its discretion and at our expense, to retain, compensate, evaluate and terminate our independent auditors and to review, as it deems appropriate, the scope of our annual audits, our accounting policies and reporting practices, our system of internal controls, our compliance with policies regarding business conduct and other matters. In addition, the Audit Committee has the authority, at its discretion and at our expense, to retain special legal, accounting or other advisors to advise the Audit Committee.

The Audit Committee was formed on April 18, 2017.

The Audit Committee Charter is filed as Exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on April 25, 2017.

Compensation Committee

The Compensation Committee, which is comprised exclusively of independent directors, is responsible for the administration of our stock compensation plans, approval, review and evaluation of the compensation arrangements for our executive officers and directors and oversees and advises the Board on the adoption of policies that govern the Company’s compensation and benefit programs. In addition, the Compensation Committee has the authority, at its discretion and at our expense, to retain special legal, accounting or other advisors to advise the Compensation Committee.

The Compensation Committee was formed on April 18, 2017.

The Compensation Committee Charter is filed as Exhibit 99.2 to the Current Report on Form 8-K filed with the SEC on April 25, 2017.

Nominating and Governance Committee

The Nominating and Governance Committee, which is comprised exclusively of independent directors, is responsible for identifying prospective qualified candidates to fill vacancies on the Board, recommending director nominees (including chairpersons) for each of our committees, developing and recommending appropriate corporate governance guidelines and overseeing the self-evaluation of the Board.

In considering individual director nominees and Board committee appointments, our Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and Board committees and to identify individuals who can effectively assist the Company in achieving our short-term and long-term goals, protecting our stockholders’ interests and creating and enhancing value for our stockholders. In so doing, the Nominating and Governance Committee considers a person’s diversity attributes (e.g., professional experiences, skills, background, race and gender) as a whole and does not necessarily attribute any greater weight to one attribute. Moreover, diversity in professional experience, skills and background, and diversity in race and gender, are just a few of the attributes that the Nominating and Governance Committee takes into account. In evaluating prospective candidates, the Nominating and Governance Committee also considers whether the individual has personal and professional integrity, good business judgment and relevant experience and skills, and whether such individual is willing and able to commit the time necessary for Board and Board committee service.

 While there are no specific minimum requirements that the Nominating and Governance Committee believes must be met by a prospective director nominee, the Nominating and Governance Committee does believe that director nominees should possess personal and professional integrity, have good business judgment, have relevant experience and skills, and be willing and able to commit the necessary time for Board and Board committee service. Furthermore, the Nominating and Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending individuals that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound business judgment using their diversity of experience in various areas. We believe our current directors possess diverse professional experiences, skills and backgrounds, in addition to (among other characteristics) high standards of personal and professional ethics, proven records of success in their respective fields and valuable knowledge of our business and our industry.

The Nominating and Governance Committee uses a variety of methods for identifying and evaluating director nominees. The Nominating and Governance Committee also regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or other circumstances. In addition, the Nominating and Governance Committee considers, from time to time, various potential candidates for directorships. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates may be evaluated at regular or special meetings of the Nominating and Governance Committee and may be considered at any point during the year.

The Committee evaluates director nominees at regular or special Committee meetings pursuant to the criteria described above and reviews qualified director nominees with the Board. The Committee selects nominees that best suit the Board’s current needs and recommends one or more of such individuals for election to the Board.

The Committee will consider candidates recommended by stockholders, provided the names of such persons, accompanied by relevant biographical information, and other information as required by the Company’s Bylaws, are properly submitted in writing to the Secretary of the Company in accordance with the Bylaws and applicable law. The Secretary will send properly submitted stockholder recommendations to the Committee. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration received by individuals identified to the Committee through other means. The Committee also may, in its discretion, consider candidates otherwise recommended by stockholders without accompanying biographical information, if submitted in writing to the Secretary.

The Nominating and Governance Committee was formed on April 18, 2017.

The Nominating and Governance Committee Charter is filed as Exhibit 99.3 to the Current Report on Form 8-K filed with the SEC on April 25, 2017.

Board Leadership Structure

Our Board of Directors has the responsibility for selecting the appropriate leadership structure for the Company. In making leadership structure determinations, the Board of Directors considers many factors, including the specific needs of the business and what is in the best interests of the Company’s stockholders. Our current leadership structure is comprised of a combined Chairman of the Board and Chief Executive Officer (“CEO”), Mr. Kerby. The Board of Directors believes that this leadership structure is the most effective and efficient for the Company at this time. Mr. Kerby possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing the Company, and is thus best positioned to develop agendas that ensure that the Board of Directors’ time and attention are focused on the most critical matters. Combining the Chairman of the Board and CEO roles promotes decisive leadership, fosters clear accountability and enhances the Company’s ability to communicate its message and strategy clearly and consistently to our stockholders, particularly during periods of turbulent economic and industry conditions. The Board believes that its programs for overseeing risk, as described below, would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of structure.

Risk Oversight

Effective risk oversight is an important priority of the Board of Directors. Because risks are considered in virtually every business decision, the Board of Directors discusses risk throughout the year generally or in connection with specific proposed actions. The Board of Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight, and fostering an appropriate culture of integrity and compliance with legal responsibilities. The directors exercise direct oversight of strategic risks to the Company.

Board of Directors Meetings

During the fiscal year that ended on February 28, 2017, the Board took all actions via the unanimous written consent of the Board of Directors; provided that the Board did confer on a regular, frequent and informal basis throughout the year. All directors attended at least 75% of the Board of Directors meetings during the fiscal year ended February 28, 2017.

Stockholder Communications with the Board

In connection with all other matters other than the nomination of members of our Board of Directors (as described above), our stockholders and other interested parties may communicate with members of the Board of Directors by submitting such communications in writing to our Secretary, 2690 Weston Road, Suite 200, Weston, Florida 33331, who, upon receipt of any communication other than one that is clearly marked “Confidential,” will note the date the communication was received, open the communication, make a copy of it for our files and promptly forward the communication to the director(s) to whom it is addressed. Upon receipt of any communication that is clearly marked “Confidential,” our Secretary will not open the communication, but will note the date the communication was received and promptly forward the communication to the director(s) to whom it is addressed. If the correspondence is not addressed to any particular member of the Board of Directors, the communication will be forwarded to a Board member to bring to the attention of the Board.

Code of Ethics

We maintain a Code of Ethics and Code of Business Conduct, which are applicable to all of our directors, officers and employees. These codes set forth ethical standards to which these persons must adhere and other aspects of accounting, auditing and financial compliance, as applicable. We undertake to provide a printed copy of these codes free of charge to any person who requests. Any such request should be sent to our principal executive offices attention: Chief Operating Officer.

We intend to disclose any amendments to our Code of Ethics and Code of Business Conduct and any waivers with respect to our Code of Ethics and Code of Business Conduct granted to our principal executive officer, our principal financial officer, or any of our other employees performing similar functions on our website at www.Monakergroup.com, within four business days after the amendment or waiver. In such case, the disclosure regarding the amendment or waiver will remain available on our website for at least 12 months after the initial disclosure. There have been no waivers granted with respect to our Code of Ethics and Code of Business Conduct to any such officers or employees to date.

Whistleblower Protection Policy

On April 18, 2017, the Company adopted a Whistleblower Protection Policy (“Whistleblower Policy”) that applies to all of its directors, officers, employees, consultants, contractors and agents of the Company. The Whistleblower Policy has been reviewed and approved by the Board. The Company’s Whistleblower Policy is filed as Exhibit 14.1 to the Current Report on Form 8-K filed with the SEC on April 25, 2017.

 Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”)

Dodd-Frank requires public companies to provide stockholders with an advisory vote on compensation of the most highly compensated executives, which are sometimes referred to as “say on pay,” as well as an advisory vote on how often the company will present say on pay votes to its stockholders. The Company’s stockholders have approved a non-binding proposal that the frequency of an advisory vote on our executive compensation would be held every three years together with a non-binding resolution approving our executive compensation.

Director Independence

The Board of Directors annually determines the independence of each director and nominee for election as a director. The Board makes these determinations in accordance with the listing standards of the various exchanges for the independence of directors and the SEC’s rules.

In assessing director independence, the Board considers, among other matters, the nature and extent of any business relationships, including transactions conducted, between the Company and each director and between the Company and any organization for which one of our directors is a director or executive officer or with which one of our directors is otherwise affiliated.

The Board has affirmatively determined that each of Mr. Pat LaVecchia, Mr. Doug Checkeris, Mr. Robert Post and Mr. Simon Orange are independent.

DIRECTOR AND OFFICER COMPENSATION

Executive Compensation Table

The following table sets forth certain information concerning compensation earned by or paid to certain persons who we refer to as our “Named Executive Officers” for services provided for the fiscal years ended February 28, 2017 and February 29, 2016 (Fiscal 2017 and Fiscal 2016, respectively). Our Named Executive Officers include persons who (i) served as our principal executive officer or acted in a similar capacity during Fiscal 2017 and 2016, (ii) were serving at fiscal year-end as our two most highly compensated executive officers, other than the principal executive officer, whose total compensation exceeded $100,000, and (iii) if applicable, up to two additional individuals for whom disclosure would have been provided as a most highly compensated executive officer, but for the fact that the individual was not serving as an executive officer at fiscal year-end.

Name and Principal Position	Fiscal Year Ended	Salary	Bonus		Stock Awards (a)	Option Awards	Non-Equity Inventive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
William Kerby, CEO and Chairman of the Board (1), (3), (5), (6)	2017	$306,250	$-0-		$-0-	$-0-	$-0-	$-0-	$39,600	$345,850
	2016	$300,000	$-0-		$-0-	$-0-	$-0-	$-0-	$39,600	$339,600

Omar Jimenez, CFO, COO and Director (2), (4)	2017	$231,250	$268,000	(7)	$-0-	$-0-	$-0-	$-0-	$-0-	$499,250
	2016	$29,167	$-0-		$-0-	$-0-	$-0-	$-0-	$-0-	$29,167

(a)	The value of the Stock Awards in the table above was calculated based on the fair value of such securities calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.
(1)	William Kerby is the CEO and Chairman of the Company. Mr. Kerby has been CEO since the inception of the Company.
(2)	Omar Jimenez was hired as CFO and COO of the Company on January 21, 2016.
(3)	William Kerby received an annual base salary of $300,000.
(4)	Omar Jimenez received a base salary of $250,000.
(5)	William Kerby receives additional compensation in the form of a Car Allowance in the amount of $1,200 per month.
(6)	William Kerby receives additional compensation in the form of a Merchant Banking Guarantee in the amount of $2,100 per month.
(7)	On April 19, 2017, we issued Omar Jimenez, the Company’s Chief Financial Officer, Chief Operating Officer and director, 100,000 shares of restricted common stock valued at $268,000 or $2.68 per share as bonus compensation for the fiscal year ended February 28, 2017.

Outstanding Equity Awards at Fiscal Year-End

None.

Employment Agreements

We have the following employment contracts in place with our Named Executive Officers:

William Kerby

William Kerby entered into an employment agreement, dated October 15, 2006, with the Company. Pursuant to this employment agreement, Mr. Kerby is employed as the Company’s Chief Executive Officer at an annual base salary of $300,000 in cash which was increased in February 2017 to $375,000 per year. He may also, as determined by the Board of Directors, receive a year-end performance bonus. The initial term of the agreement commenced October 15, 2006, with automatic renewal periods of four years each, which automatically renewed on October 15, 2010 and October 15, 2014, and is currently in place until October 14, 2018.

In the event the agreement is terminated by the Company with notice of non-renewal, the Company is required to pay Mr. Kerby all salary earned up until the date of termination, plus three months’ severance. The Agreement is also terminated upon the death or disability (i.e., he is unable to perform duties for a period of 120 days out of any 180 day period) of Mr. Kerby, and can be terminated by the Company for cause (gross negligence, willful misconduct, willful nonfeasance, material breach, conviction following final disposition of any available appeal of a felony or pleading guilty to or no contest to any felony) or without cause, and by Mr. Kerby for good reason (i.e., in the event the Company breaches any term of the agreement) or for no reason. In the event Mr. Kerby’s employment is terminated due to Mr. Kerby’s death, the Company is required to continue to pay his salary to his estate for a period of six months. In the event Mr. Kerby’s employment is terminated due to Mr. Kerby’s disability, the Company is required to continue to pay Mr. Kerby’s salary for the greater of two years or the period until disability insurance benefits furnished by the Company, if any, begin. In the event Mr. Kerby terminates his employment for good reason or the Company terminates his employment without cause, the Company is required to continue to pay Mr. Kerby’s salary and benefits for the remainder of the then term. In the event the Company terminates his employment for cause, Mr. Kerby is due his salary through the termination date. The agreement includes non-solicitation and non-competition clauses, prohibiting him from soliciting customers and clients of the Company or otherwise interfering with the Company’s employees for a period of six months from the date of termination, and prohibiting him from competing against the Company anywhere in the United States, for a period of three months from the date of termination, respectively, provided that the non-competition provision is voided in the event of the non-renewal of the agreement, in the event Mr. Kerby terminates his employment for good reason, in the event the Company terminates the agreement other than for cause, and certain other reasons described in greater detail in the agreement.

Omar Jimenez

Omar Jimenez has an employment agreement, dated January 21, 2016, with the Company. Mr. Jimenez is employed as the Chief Financial Officer and Chief Operating Officer of the Company. The employment agreement provides that Mr. Jimenez receives a base salary for such services at an annual rate of $175,000 per year, which was increased in February 2017 to $325,000 per year, and is eligible for cash or common stock bonuses at the discretion of the Board of Directors. If the agreement is terminated by Mr. Jimenez for good reason (as defined in the agreement) or by the Company without cause, and other than due to Mr. Jimenez’s death or disability, Mr. Jimenez is due two calendar months of severance pay; if the agreement is terminated due to Mr. Jimenez’s disability, Mr. Jimenez, is due compensation through the remainder of the month during which he was terminated. The agreement includes a one year non-solicitation and non-competition clause following the date of the termination of the agreement, which non-competition clause prohibits him (without the prior written consent of the Company which consent will not be unreasonably withheld) from directly or through another person or another entity carrying on or being engaged in any business within North America which is competitive with the business of the Company, however that the non-compete shall terminate in the event of a termination of employment by Mr. Jimenez for good reason or a termination by the Company other than for cause or disability.

 Stock Option Plan

Effective on August 25, 2017, the Board of Directors adopted, subject to the ratification by the majority stockholders of the Company, which ratification occurred effective on September 11, 2017, the Company’s 2017 Equity Incentive Plan (the “Plan”). The maximum aggregate number of shares of common stock which may be issued pursuant to awards under the Plan is 1,250,000 shares, which number is subject to adjustment in connection with the payment of a stock dividend, a stock split or subdivision or combination of the shares of common stock, or a reorganization or reclassification of the Company’s common stock. The Plan is administered by the Board of Directors of the Company and/or the Company’s Compensation Committee.

The Plan is intended to secure for the Company the benefits arising from ownership of the Company’s common stock by the employees, officers, directors and consultants of the Company, all of whom are and will be responsible for the Company’s future growth. The Plan is designed to help attract and retain for the Company, qualified personnel for positions of exceptional responsibility, to reward employees, officers, directors and consultants for their services to the Company and to motivate such individuals through added incentives to further contribute to the success of the Company.

The Plan provides an opportunity for any employee, officer, director or consultant of the Company, subject to any limitations provided by federal or state securities laws, to receive (i) incentive stock options (to eligible employees only); (ii) nonqualified stock options; (iii) restricted stock; (iv) stock awards; (v) shares in performance of services; or (vi) any combination of the foregoing. In making such determinations, the Board of Directors (or the Compensation Committee) may take into account the nature of the services rendered by such person, his or her present and potential future contribution to the Company’s success, and such other factors as the Board of Directors (or the Compensation Committee) in its discretion shall deem relevant. Incentive stock options granted under the Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonqualified (non-statutory stock options) granted under the Plan are not intended to qualify as incentive stock options under the Code.

Director Compensation Table

The following table sets forth information concerning the total compensation that we have paid or that has accrued on behalf of our non-executive directors during the fiscal year ended February 28, 2017. Our executive directors do not receive compensation for their service on the Board of Directors separate from the compensation they receive as an executive officer of the Company, as described above.

Name	Fiscal Year	Fees Earned	Stock Awards	Option Awards	Non Equity Incentive Plan Comp	Non Qualified Deferred Comp	All other Compensation	Total

Pat LaVecchia,	2017	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
Director

Donald P. Monaco,	2017	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
Director

Doug Checkeris,	2017	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
Director

Simon Orange,	2017	$50,000	$40,000	$-0-	$-0-	$-0-	$10,000	$100,000
Director

Robert J. Post,	2017	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
Director

A formalized Director Compensation plan has not been approved as of the date of this prospectus.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of November 3, 2017 by (i) each Named Executive Officer, as such term is defined above under “Executive and Director Compensation” beginning on page 50, (ii) each member of our Board of Directors, (iii) each person deemed to be the beneficial owner of more than five percent (5%) of our common stock, and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of our common stock listed as owned by such person. The address of each person is deemed to be the address of the Company unless otherwise noted.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. These rules generally provide that shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of November 3, 2017, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, (a) the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws; and (b) no person owns more than 5% of our common stock. Unless otherwise indicated, the address for each of the officers or directors listed in the table below is 2690 Weston Road, Suite 200, Weston, FL 33331.

Name	Number of Common Stock Shares Beneficially Owned		Percent of Common Stock (1)
Executive Officers and Directors
William Kerby	1,739,322	(2)	9.9%
Omar Jimenez	100,000		*
Donald P. Monaco	4,137,066	(3)	23.4%
Pat LaVecchia	136,140	(4)	*
Doug Checkeris	100,000		*
Simon Orange	649,000	(5)	3.7%
Robert J. Post	125,000	(6)	*

All Named Executive Officers and Directors as a Group (7 persons)	6,986,528		38.8%

5% Stockholders

Mark Wilton (7)	2,293,483		13.1%
Pacific Grove Master Fund LP (8)	1,750,000	(9)	9.5%

* Less than 1%.

(1) Based on 17,473,432 shares of common stock outstanding as of the date of this prospectus.

(2) William Kerby holds 1,514,322 shares of common stock individually. Mr. Kerby is also deemed to own 200,000 shares of common stock held by In-Room Retail Systems, LLC, which entity he owns. Mr. Kerby also owns warrants to purchase 25,000 shares of common stock.

(3) Donald P. Monaco beneficially owns (i) 1,993,792 shares of common stock owned by the Donald P. Monaco Insurance Trust (the “Trust”), and (ii) 1,955,754 shares of common stock owned by Monaco Investment Partners II, LP (“MI Partners”). Mr. Monaco also beneficially owns warrants to purchase 100,000 shares of common stock of the Company owned by MI Partners and warrants to purchase 87,500 shares of common stock of the Company owned by the Trust. Mr. Monaco is the managing general partner of MI Partners and trustee of the Trust. Mr. Monaco disclaims beneficial ownership of all shares held by the Trust and MI Partners in excess of his pecuniary interest, if any.

(4) Includes warrants to purchase 5,000 shares of common stock.

(5) Includes 363,500 shares of common stock and warrants to purchase 225,500 shares of common stock held by Charcoal Investment Ltd., which entity Mr. Orange owns and which shares he is deemed to beneficially own. Also includes warrants to purchase 20,000 shares of common stock held individually by Mr. Orange.

(6) Includes 50,000 shares of common stock and warrants to purchase 50,000 shares of common stock held by the Robert Post 2007 Revocable Trust, which shares Mr. Post is deemed to beneficially own and warrants to purchase 12,500 shares of common stock held by Mr. Post individually.

(7) Address: 1314 E. Las Olas Blvd Apt #45, Fort Lauderdale, FL 33301.

(8) Jamie Mendola exercises voting and investment control over the securities held by Pacific Grove Master Fund LP. Address: 580 California Street, Suite 1925, San Francisco, California 94104.

(9) Includes warrants to purchase 875,000 shares of common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

As authorized by Section 78.751 of the Nevada Revised Statutes, we may indemnify our officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in our best interests. If the legal proceeding, however, is by or in our right, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to us unless a court determines otherwise.

Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at our request as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self-insurance programs, guarantees and insurance policies.

Additionally, our Bylaws, as amended and restated (“Bylaws”), state that we shall indemnify every (i) present or former director, advisory director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an “Indemnitee”).

Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as a defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his official capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

Except as provided above, the Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee’s official capacity, or (b) found liable to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall include, without limitation, all court costs and all fees and disbursements of attorneys’ fees for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

Neither our Bylaws nor our Articles of Incorporation include any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Organizational History

Our predecessor, Maximus Exploration Corporation, was incorporated in the State of Nevada on December 29, 2005, and was a reporting ‘shell company’ as defined in Rule 405 of the Securities Act (“Maximus”). Extraordinary Vacations Group, Inc. (“EXVG”) was incorporated in the State of Nevada in June 2004. Extraordinary Vacations USA Inc. (“EVUSA”), EXVG’s wholly-owned subsidiary, is a Delaware corporation, incorporated on June 24, 2002. On October 9, 2008, EXVG agreed to sell 100% of EVUSA to Maximus and consummated a reverse merger with Maximus. Maximus then changed its name to Next 1 Interactive, Inc. On June 24, 2015 we changed our name to Monaker Group, Inc.

On May 12, 2012, we effected a 1:500 reverse stock-split of all of our outstanding shares of common stock, which has been retroactively reflected herein.

On June 25, 2015, we effected a 1:50 reverse stock-split of all of our outstanding shares of common stock, which has been retroactively reflected herein.

Executive Offices and Telephone Number

Our principal executive offices are located at 2690 Weston Road, Suite 200, Weston, Florida 33331 and our telephone number is (954) 888-9779. Our web hosting operations are based in Florida and at Rackspace Hosting, Inc., an off-site hosting facility. Additional information about us is available on our website at www.Monakergroup.com. The information on our website is not incorporated herein by reference.

Overview

We operate online marketplaces for the alternative lodging rental industry and facilitate access to alternative lodging rentals to other distributors. Alternative lodging rentals (ALRs) are whole unit vacation homes or timeshare resort units that are fully furnished, privately owned residential properties, including homes, condominiums, apartments, villas and cabins that property owners and managers rent to the public on a nightly, weekly or monthly basis. Our marketplace, NextTrip.com, unites travelers seeking ALRs online with property owners and managers of vacation rental properties located in countries around the world. As an added feature to our ALR offering, we also provide access to airline, car rental, hotel and activities products along with concierge tours and activities, at the destinations, that are catered to the traveler through our Maupintour products.

Our ambition is to become the largest vacation rental platform in the world with auxiliary services so travelers can purchase vacations through NextTrip.com, Maupintour.com or EXVG.com (or through distributors the Company provides ALRs) and to provide the most qualified inquiries and bookings to property owners and managers. The Company serves three major constituents: (1) property owners and managers, (2) travelers and (3) other distributors. Property owners and managers provide detailed listings of their properties to the Company with the goal of reaching a broad audience of travelers seeking ALRs. The property owners and managers provide us their properties, at a preferential rate for each booking and, in return, their properties are listed for free as an available ALR on NextTrip.com (as well as other distributors who the Company has provided ALRs). Travelers visit NextTrip.com (as well as other distributors who the Company has provided ALRs) and are able to search and compare our large and detailed inventory of listings to find ALRs meeting their needs.

The global vacation rental industry is large and growing, but it is also fragmented and inefficient. We believe we will benefit from having both (a) a broad selection of ALR listings, and (b) a large audience of travelers who visit (i) NextTrip.com, Maupintour.com or EXVG.com as well as (ii) other distributors who the Company provides ALRs. We believe that the broad selection of ALRs will attract more travelers and the large audience of travelers will in turn attract more ALRs from property owners and managers.

We are a technology driven travel and logistics company with ALR products as its distinguishing niche. The ALRs are owned and leased by third parties and are available to rent through our websites as well as other distributors who we have provided ALRs. Our services include critical elements such as technology, an extensive film library, media distribution, trusted brands and established partnerships that enhance product offerings and reach. We believe that consumers are quickly adopting video for researching and educating themselves prior to purchases, and we have carefully amassed video content, media distribution, key industry relationships and a prestigious Travel Brand as cornerstones for the development and planned deployment of core-technology on both proprietary and partnership platforms.

Summary

We sell travel services to leisure and corporate customers around the world. Our primary focus is on providing ALR options as well as providing schedule, pricing and availability information for booking reservations for airlines, hotels, rental cars, cruises and other travel products such as sightseeing tours, show and event tickets and theme park passes. The Company sells these travel services both individually and as components of dynamically-assembled packaged travel vacations and trips. In addition, the Company provides content that presents travelers with information about travel destinations, maps and other travel details; this content information is the product of proprietary video-centered technology that allows the Company to create targeted travel videos from its film libraries. In April 2017, the Company introduced its new Travel Platform under the NextTrip brand. This platform continues to be improved with a focus on maximizing the consumer’s experience and assisting them in the decision and purchasing process.

The platform is a combination of proprietary and licensed technology (described below) that connects and searches large travel suppliers of alternative lodging inventories to present to consumers comprehensive and optimal alternatives at different market rates to choose from.

The Company sells its travel services through various distribution channels. The primary distribution channel will be through our own website at NextTrip.com and the NextTrip mobile application (“app”), which are in the process of being completed and are not yet operational. The second distribution channel is selling travel services to customers through a toll-free telephone number designed to assist customers with complex or high-priced offerings of Maupintour, which is operational as of the date of this prospectus. The remaining distribution channels are in the final stages of deployment and include sales on (i) other travel companies’ websites and (ii) networks of third-party travel agents.

Our core holdings include NextTrip.com, Maupintour.com and EXVG.com. NextTrip.com is the primary website, where travel services and products are booked. The travel services and products include ALRs; tours; activities/attractions; airline; hotel; and car rentals. Maupintour complements the Nextrip.com offering by providing high-end tour packages and activities/attractions. EXVG.com is a specialized secondary website devoted to those ALRs that cannot be booked on a real-time basis. These ALRs tend to be sourced from owners and managers who have not invested in a reservation management system and/or the owner or manager prefers to personally vet the customer before accepting a booking; typically because the ALR is a high value property. EXVG.com travel services and products will only include the aforementioned ALRs and tours from Maupintour.

The Company owns an approximately 19% interest in RealBiz Media Group, Inc. (“RealBiz”) as of February 28, 2017 which is represented by 44,470,101 RealBiz Preferred Series A Shares and 10,359,890 shares of RealBiz common stock. In addition, the Company is owed in excess of $11.2 million in funds as a net receivable balance due from RealBiz for amounts paid for the benefits and services provided by us on behalf of RealBiz. Both the shares and the net receivable have been written down to zero ($0) to reflect the realizable value of this investment and asset. The Company previously consolidated RealBiz through October 31, 2014, the deconsolidation date. On November 16, 2016, RealBiz notified us that the Board of Directors of RealBiz voted to cancel and retire all issued and outstanding shares of RealBiz Preferred Stock and all but 1,341,533 shares of common stock of RealBiz held by us. RealBiz’s announced cancellation and retirement was without our consent, and done in violation of Delaware law, federal law and the terms of RealBiz’s preferred and common stock. We filed a complaint on November 30, 2016 (Monaker Group, Inc., f/k/a Next 1 Interactive, Inc. v. RealBiz Media Group, Inc., f/k/a Webdigs, Inc. and American Stock Transfer & Trust Company, LLC Case No.: 1:16-cv-24978-DLG), seeking damages and injunctive and declaratory relief, arising from RealBiz’s declared cancellation and retirement of the shares. On January 18, 2017, RealBiz unilaterally cancelled all shares of common stock of RealBiz held by us. RealBiz’s announced cancellation and retirement was without our consent, and done in violation of Delaware law, federal law and the terms of RealBiz’s preferred and common stock.

Products and Services

Our main focus is marketing ALR options directly to consumers and to other travel distributors. The Company’s concentration on ALRs is driven by contracts with vacation home unit owners and managers as well as owners, developers and managers of timeshare resort units that are made available to consumers and other travel portals (distributors) for nightly or extended stays. In addition, we augment our product offering to travelers by arranging for activities and tours through our subsidiary website Maupintour. Therefore, not only is a traveler identifying a destination and the lodging at the destination but we can provide options of activities to engage in while at the destination. Lastly, we provide the means for making arrangements for the airline tickets and car rentals if desired and, if the traveler does not subscribe to the ALR accommodations, hotel rooms can also be selected. Therefore, we, through NextTrip, offer travelers the complete travel package made easy or… Travel Made EasyTM

Products and Services For Property Owners And Managers

Performance-based listings. Performance-based listings allow property owners and managers to list a property with no initial upfront fees and receive the negotiated preferential rate on traveler bookings generated on our websites.

Listings that are ‘real-time online bookable’ properties are managed by the property owner or manager through an application program interface (API) which provides real-time updates to each property and immediately notifies the property owner or manager of all information regarding bookings, modifications to bookings and cancellations of bookings. Information such as content, descriptions and images are provided to us through that API.

Listings that are ‘request-accept’ are properties that require communication and approval from the property owner or manager (hence ‘request-accept’), are not managed through an API (as discussed above). We provide a set of tools for the property owner or manager which enables them to manage an availability calendar, reservations, inquiries and the content of the listing. These tools allow the property owner or manager to create the listing by uploading photographs, text descriptions or lists of amenities, a map showing the location of the property, and property availability, all of which can be updated throughout the term of the listing. Each listing provides travelers the ability to use email or other methods to contact property owners and managers.

The listings include tools and services to help property owners and managers run their vacation rental businesses more efficiently such as to responding to and manage inquiries, preparing and sending rental quotes and payment invoices, allowing travelers to book online, including being able to enter into rental agreements with travelers online, and processing online payments. Property owners and managers that elect to process online payments are subject to a transaction fee.

Redistribution of Listings. We make selected, online bookable properties available to online travel agencies as well as channel partners. These properties have a listing on one of our websites. We are compensated for these services by receiving a negotiated net rate for each booking.

Products and Services for Travelers

Search Tools and Ability to Compare.  Our online marketplace NextTrip.com provides travelers with tools to search for and filter several travel products including air, car, accommodations (including ALRs) and activities based on various criteria, such as destination, travel dates, type of property, number of bedrooms, amenities, price, or keywords.

Traveler Login.  Travelers are able to create accounts on the NextTrip.com website that enable them to share their travel experiences and share advice through the social media component (Discover) of the website. Videos and pictures as well as travel articles and blogs can be accessed through Discover. They can also benefit from other features such as the ability to save lists of favorite properties and send them to family and friends.

Security.  We use a combination of technology and human review to evaluate the content of listings and to screen for inaccuracies or fraud with the goal of providing only accurate and trustworthy information to travelers.

Reviews and Ratings.  Travelers are invited to submit online reviews of the vacation rentals they have rented through our websites. These reviews are intended to convey the accuracy of the listing information found on our websites.

Communication.  Travelers who have created an account on our website receive regular communications, including notices about places of interest, special offers, new listings, and an email newsletter. The newsletter is available to any traveler who agrees to receive it and offers introductions to new destinations and vacation rentals, as well as tips and useful information when staying in vacation rentals.

Mobile Websites and Applications.  We provide versions of our websites formatted for web browsers, smart-phones and tablets so that property owners, managers and travelers can access our websites and tools from mobile devices.

Competition

The market to provide listing, searching and marketing services whether they are ALR, activities and tours, airline bookings, car rentals or hotel stays is highly competitive and fragmented with limited barriers to entry. Each of the services we provide to property owners, managers and travelers is currently offered by competitors. Furthermore, ALRs are not typically marketed exclusively through any single channel, and many of our listing agreements are not exclusive, potentially allowing our competitors to aggregate a set of listings similar to ours. We believe we compete primarily on the basis of the quantity, quality, and nature of the properties offered on our websites. The majority of ALRs offered in our marketplace reflect a whole house or property rather than a room. In addition, we benefit from the quality of the direct relationships we have with property owners and managers, the global diversity of the ALRs available on our websites, the quality of our websites, the tools provided to our property owners and managers, brand identity, the success of our marketing programs and price.

Our principal competitors include:

●	other vacation and short-term rental listing websites, such as TripAdvisor.com, HomeAway.com and Airbnb.com;
●	websites that list both rooms to rent as well as ALRs, such as Airbnb.com, HomeAway.com, Wimdu.com and HouseTrip.com;

●	professional property managers who charge a percentage of booking revenue for their services, such as Wyndham Worldwide Corp. and InterHome, AG;
●	hotels that offer large rooms and amenities common in ALRs, such as Hyatt Vacation Clubs and Four Seasons Resorts;
●	websites that aggregate listings from property managers who advertise and take bookings on behalf of property managers, such as Perfect Places, Inc., Atraveo and E-Domizil;
●	online travel websites, such as those operated by Expedia.com, Hotels.com, Kayak.com, Booking.com, Orbitz.com, Priceline.com and Travelocity.com, that have traditionally provided comprehensive travel services and may expand or are now expanding into the ALR category;
●	timeshare exchange companies, such as Interval International, Inc. and RCI, LLC;
●	large Internet companies, such as Craigslist, Inc., eBay Inc., Google Inc., MSN.com and Yahoo!, which provide vacation rental listing or search services in addition to a wide variety of other products or services; and
●	offline publishers of classified vacation rental listings, including regional newspapers and travel-related magazines.

For a discussion of the risks attendant to the highly competitive nature of our market, see the information under the heading “Risk Factors” above under the caption “The market in which we participate is highly competitive, and we may be unable to compete successfully with our current or future competitors.”

Seasonality

Property owners and managers tend to list their properties when travelers are most likely to make vacation plans. The timing primarily depends on whether travelers are taking a winter or summer vacation and tends to vary by country. We typically have the highest level of listings in the first quarter of the year, which is typically when travelers are making plans for summer vacations in the United States and Europe. The lowest level of listings are expected in the third quarter. By the fourth quarter, we typically see property owners and managers of winter vacation destinations list in time to meet the needs of travelers planning those trips. Other vacation areas outside of the United States and Europe also have seasonality, which may not be reflected in the same quarters.

As listings grow, the seasonality of those transactions may result in higher revenues in the summer and winter vacation months. We also expect seasonality in the number of visitors to our websites, with the first quarter having the highest number of visitors.

Research and Development

We have developed proprietary systems to create, maintain and operate our websites. This technology consists of systems developed by internal and third party designers, developers and engineers and software acquired or licensed from outside developers and companies. As soon as the development is complete (which is planned to be completed in the next few months, if not sooner), those third party designers, developers and engineers will be employed as full time employees. Our systems are designed to serve other property distributors, property owners, managers and travelers in an automated and scalable fashion. Costs associated with our research and development are included as capitalized development costs or included in several expenses including technology and development, salaries and benefits and in general and administrative expenses.

Technology and Infrastructure

Our websites are hosted using a combination of third-party data centers distributed globally across multiple regions. Our systems architecture has been designed to manage increases in traffic on our websites through the addition of server and network hardware without making software changes. Our third-party data centers provide our online marketplace with scalable and redundant Internet connectivity and redundant power and cooling to our hosting environments. We use security methods to ensure the integrity of our networks and protection of confidential data collected and stored on our servers, and we have developed and use internal policies and procedures to protect the personal information of our property owners, managers and travelers using our websites that we collect and use as part of our normal operations. Access to our networks, and the servers and databases, on which confidential data is stored, is protected by industry standard firewall technology. We test for unauthorized external access to the network daily using automated services and conduct periodic audits performed by our internal staff. Physical access to our servers and related equipment is secured by limiting access to the data center to operations personnel only. Costs associated with our web hosting operation are included in general and administrative costs.

Intellectual Property

Our intellectual property includes the content of our websites, our registered domain names, our registered and unregistered trademarks, contracts with third party property managers and distributors. We believe that our intellectual property is an essential asset of our business and that our registered domain names and our technology infrastructure currently give us a competitive advantage in the online market for ALR listings and arrangements with attractions and tour operators. We rely on a combination of trademark, copyright and trade secret laws in the United States as well as contractual provisions, to protect our proprietary technology and our brands. We also rely on copyright laws to protect the appearance and design of our sites and applications, although to date we have not registered for copyright protection on any particular content. We have registered numerous Internet domain names related to our business in order to protect our proprietary interests. We also enter into confidentiality and invention assignment agreements with our employees and consultants and seek to control access to and distribution of our proprietary information in a commercially prudent manner. The efforts we have taken to protect our intellectual property may not be sufficient or effective, and, despite these precautions, it may be possible for other parties to copy or otherwise obtain and use the content of our websites or our brand names without authorization.

We operate a YouTube channel and have over 16,000 hours of raw travel footage to draw from.

The primary web properties are:

●	Monakergroup.com

●	NextTrip.com (and Nextrip.com)

●	Maupintour.com

●	Exvg.com (and Extraordinaryvacations.com)

Please see also the information under the heading “Risk Factors” under the caption “If we do not adequately protect our intellectual property, our ability to compete could be impaired.”

Employees

We employed 9 full-time employees at February 28, 2017. Additionally, we use independent contractors and temporary personnel to supplement our workforce, particularly in the development and technology tasks. Our employees are not represented by a labor union and we consider our employee relations to be good. Competition for qualified personnel in our industry has historically been intense, particularly for software engineers, developers and other technical staff.

Segments

We operate as one operating segment consisting of products and services related to our online marketplace of travel and logistics services.

Our travel and logistics services are composed of the following services:

●	NextTrip.com is a travel portal whose primary focus is ALRs, which includes vacation homes and unused timeshare properties. To reinforce its ALR offerings, NextTrip.com also provides travelers with a vast array of activities available for entertainment while at their destinations which is the focus of Maupintour; and the ability to obtain flights and car and hotel rentals through third party relationships.

●	Maupintour is one of the oldest luxury tour companies in North America serving travel agents around the world. Maupintour has over 65 years’ experience with creating tours and activity-focused trips, from private tours of the Vatican to bicycling in the Alps to wine-tasting in Italy.
●	A vacation home platform for vacation home rentals to be made available to other distributors is being incorporated into NextTrip.com and once incorporated (which is planned to be completed in the next few months, if not sooner), it will allow other travel distributors to have access to real-time on-line bookable ALRs and present these products to their customers. This platform will present, through a proprietary API, a diverse portfolio of properties.
●	A timeshare resort rental platform is also being incorporated into NextTrip.com with the goal of expanding the traditional “alternative lodging” definition to include higher-end resort units. This will allow consumers to search and book from hundreds of thousands of vacant timeshare units. This vacant inventory is global with a large portion in 4 and 5 star hotels and resorts. Once incorporated into Nextrip.com, consumers will be able to book resort properties, in real-time, at significant discounts and without fear of any timeshare Membership solicitation. Additionally, the platform (which is planned to be completed in the next few months, if not sooner) will provide timeshare Property Managers/Developers/Owners a complete management tool. This will allow them to add and edit their own properties, monitor inventory bookings and rent properties that would have previously been vacant.
●	A library of thousands of hours of travel footage shot in over 30 countries around the world. There are in excess of 15,000 clips of hotels, resorts, cruise and destination activities that are used in the creation of travel videos that are presented on NextTrip.com with search results.
●	A distribution agreement that allows us to position our content, at no cost to us, on our formerly owned network (which was part of Next 1 Network, Inc., which was sold on January 22, 2016). Distribution of content is in both the linear and VOD (video on demand) TV platforms including Comcast affiliates, Dish Network, Verizon FIOS as well as the 126 million mobile devices on Verizon Wireless. The distribution agreement provides, at no cost to the Company, up to 60 minutes a day of programming and/or advertising time through 30 second commercials and selective Travel programming into approximately 37 million households in the Caribbean, Canada and the United States.
●	A Travel Club, which is a membership platform that gives members access to existing travel product lines including cruises, hotels and resorts, airfare, and car rental. The Travel Club also has a comprehensive lineup of lifestyle offerings that include golf, skiing, wine clubs, high-end merchandise, sports, concert and entertainment tickets, cosmetics, spa, and wellness programs. The Company distributes Vacation Club memberships to other organizations such as real estate agents as a means to allow them to benefit their agents and customers and stay in contact with them through promotions.

Other Investments:

●	NameYourFee.com is a next generation job recruiting website that allows employers to specify the amount of commission they are willing to pay a recruiting firm for placing candidates. On February 2, 2015, the Company entered into a joint venture agreement with Jasper Group Holdings, Inc. (“Jasper”) and created a Florida limited liability company named Name Your Fee, LLC. On April 20, 2015, the Company entered into a Joint Venture Agreement with Jasper to leverage its existing technology and develop www.NameYourFee.com which provides tools for employment agencies to market their services. The Company’s ownership in the Joint Venture was 51% and Jasper’s was 49%. The Company and Jasper were to share in capital contributions as well as participate in the net profits of Name Your Fee, LLC while Jasper operated and ran the NameYourFee.com website. On May 15, 2015, the Company issued 100,000 shares of Series D Preferred Stock (which were subsequently converted into common stock) to Jasper at a stated value of $5 per share for a total value of $500,000 in consideration for the Company’s interest. As stated in the agreement, we received a 51% and Jasper received a 49% capital interest of the outstanding equity of Name Your Fee, LLC. Additionally, Jasper contributed $75,000 in proceeds as part of the agreement. On May 16, 2016 the Company sold its interest in Name Your Fee, LLC for $750,000 to Crystal Falls Investments, LLC and received a promissory note for the same amount; which is payable at the rate of 20% of net commissions of Name Your Fee, LLC, if timely paid and accrues no interest if timely paid, is included in notes receivables as of February 28, 2017 and matures on May 15, 2018, and is secured by the outstanding membership interests of Name Your Fee, LLC. This note was assigned by Crystal Falls to a third party as discussed below under “Recent Transactions” – “Bettwork Purchase Agreement, Secured Note and Assignment and Novation”.

The Company is actively working on creating and/or expanding several key relationships with travel suppliers to allow it to distribute its ALR offerings. Currently, travel revenues are principally generated by Maupintour. Maupintour’s revenue is generated from the sale of high-end escorted tours and Flexible Independent Travel (FIT) tours as well as upscale clientele seeking customized trips. The Company estimates that its target market for Maupintour represents less than 1% of all U.S. domestic leisure travelers. We believe that upscale travelers, primarily discerning “Baby Boomers,” seek travel solutions rather than pre-packaged tours, and the Company has consistently tried to cater to this niche marketplace, rather than compete on the lower end of the market.

The travel video platform is active on both NextTrip.com and Maupintour.com and the number of travel clips available is increasing by incorporating much of our travel destinations footage library as well as through content from tourism boards and key travel suppliers. Our videos platforms have calls-to-action that we plan to push across web and mobile devices and as brand awareness is created through this media platform, we anticipate that revenues should increase as well.

The Company’s target markets are (a) those consumers that prefer a “home away from home” experience when choosing their lodging preference (i.e., vacation homes) and those that want affordable high-end resort accommodations (i.e., timeshare resort units); and (b) established distribution channels and portals that cater to those same consumers.

Essentially, the Company has identified its target products in the alternative lodging and activities / tours niches. All remnants of its historical foray into the television media and real estate sectors have been sold or abandoned to focus exclusively on the travel sector. The Company continues to serve its existing travel clients through Maupintour and NextTrip.com.

Sources and Availability of Raw Materials and the Names of Principal Suppliers

Our products do not require the consumption of raw materials.

Dependence on One or a Few Customers

We do not depend on one or a few customers. As we expand our business, we do not anticipate that we will depend on one or a few customers.

Government Regulation

Our operations are subject to and affected by various government regulations, U.S. federal, state and local government authorities. These providers, distributors, etc. are also subject to periodic renewal and ongoing regulatory requirements. The rules, regulations, policies and procedures affecting our businesses are constantly subject to change. The following descriptions are summary in nature and do not purport to describe all present and proposed laws and regulations affecting our businesses.

Regulation of the Internet

We operate several internet websites which we use to distribute information about, and supplement our programs. Internet services are now subject to regulation in the United States relating to the privacy and security of personally identifiable user information and acquisition of personal information from children under the age of 13, including the federal Child Online Protection Act (COPA) and the federal Controlling the Assault of Non-Solicited Pornography and Marketing Act (CAN-SPAM). In addition, a majority of states have enacted laws that impose data security and security breach obligations. Additional federal and state laws and regulations may be adopted with respect to the Internet or other online services, covering such issues as user privacy, child safety, data security, advertising, pricing, content, copyrights and trademarks, access by persons with disabilities, distribution, taxation and characteristics and quality of products and services. In addition, to the extent we offer products and services to online consumers outside the United States, the laws and regulations of foreign jurisdictions, including, without limitation, consumer protection, privacy, advertising, data retention, intellectual property, and content limitations, may impose additional compliance obligations on us.

Other Regulations

We are also subject to various local, state and federal regulations, including, without limitation, regulations promulgated by federal and state environmental, health and labor agencies.

Recent Transactions

Wilton Debt Conversion and Voting Agreement

On August 24, 2017, and effective on August 22, 2017, we entered into a Debt Conversion and Voting Agreement with Mark A. Wilton, a significant stockholder of the Company (the “Debt Conversion Agreement”). Pursuant to the Debt Conversion Agreement, we converted various promissory notes which Mr. Wilton held in the Company, which had an aggregate principal balance of $1,409,326 and were due and payable on December 17, 2017 (the “Wilton Notes”), into 704,663 shares of our restricted common stock. The conversion was undertaken pursuant to the forced conversion terms of the Wilton Notes, which allowed us to force the conversion of the Wilton Notes into common stock at a conversion price equal to 80% of the 5 day trailing average closing price of our common stock prior to conversion. Additionally, pursuant to the Debt Conversion Agreement, we agreed to pay Mr. Wilton $45,000 in cash, payable at the rate of $15,000 per month in September, October and November, 2017, and Mr. Wilton agreed (a) to vote (and provided William Kerby, our Chief Executive Officer, and any other individual who is designated by us in the future, a proxy to vote), all of the voting shares held by him, in favor of any proposals recommended by the Board of Directors of the Company; and (b) to not transfer any of the voting shares which he held, subject to certain exceptions, until the earlier of August 22, 2020 and the date we provide Mr. Wilton notice of the termination of such voting proxy. We and Mr. Wilton also provided each other general releases pursuant to the Debt Conversion Agreement.

Bettwork Purchase Agreement, Secured Note and Assignment and Novation

Effective on August 31, 2017, we entered into a Purchase Agreement (the “Purchase Agreement”) with Bettwork. Bettwork’s common stock is quoted on the OTC Pink market under the symbol “BETW”.

Pursuant to the Purchase Agreement, we sold Bettwork:

(a)       our 71.5% membership interest in Voyages North America, LLC, a Delaware limited liability company (“Voyages”), including the voyage.tv website and 16,000 hours of destination and promotional videos;

(b)       our 10% ownership in Launch360 Media, Inc., a Nevada corporation (“Launch360”);

(c)       Rights to broadcast television commercials for 60 minutes every day on R&R TV network stations which rights remain in place until the earlier of (a) the date the shares of Launch360 are no longer held by Bettwork; and (b) the date that Launch360 no longer has rights to broadcast television commercials on R&R TV network stations, for whatever reason; and

(d)       Our Technology Platform for Home & Away Club and supporting I.C.E. partnership (collectively (a) through (d), the “Assets”).

Bettwork agreed to pay $2.9 million for the Assets, payable in the form of a Secured Convertible Promissory Note. The amount owed under the Secured Note accrues interest at the rate of (a) six percent per annum until the end of the last day of the month in which the sale occurred; and (b) the greater of (i) six percent per annum and (ii) the prime rate plus 3 3/4% per annum, thereafter through maturity, which maturity date is August 31, 2020, provided that the interest rate increases to twelve percent upon the occurrence of an event of default.

Bettwork may prepay the Secured Note at any time, subject to its obligation to provide us 15 days prior written notice prior to any prepayment. The Secured Note is convertible into shares of Bettwork’s common stock, at our option, subject to a 4.99% beneficial ownership limitation (which may be waived by us with at least 61 days prior written notice). The conversion price of the Secured Note is $1.00 per share, unless, prior to the Secured Note being paid in full, Bettwork completes a capital raise or acquisition and issues common stock or common stock equivalents (including, but not limited to convertible securities) with a price per share (as determined in our reasonable discretion) less than the Conversion Price then in effect, at which time the Conversion Price will be adjusted to match such lower pricing structure associated with the Transaction (provided such repricing shall continue to apply to subsequent Transactions which occur prior to the Secured Note being paid in full as well).

The repayment of the Secured Note is secured by a first priority security interest in all of the Assets.

Separate from the Purchase Agreement, on August 31, 2017, we entered into an Assignment and Novation Agreement (the “Assignment”) with Bettwork and Crystal Falls Investments, LLC (“Crystal Falls”), which entity purchased our 51% membership interest in Name Your Fee, LLC in May 2016, in consideration for among other things, $750,000 evidenced by a Promissory Note (the “Name Your Fee Note”). Pursuant to the Assignment, the Name Your Fee Note, which had a principal balance of $750,000 as of the date of the Assignment, was assigned from Crystal Falls to Bettwork, we agreed to only look to Bettwork for the repayment of the Name Your Fee Note, Bettwork agreed to repay the Name Your Fee Note pursuant to its terms, and we provided Crystal Falls a novation of amounts owed thereunder. Crystal Falls also released us from any and all claims in connection with such Name Your Fee Note and any other claims which Crystal Falls then had. The Assignment also amended the Name Your Fee Note to include an option which allows us to convert the amount owed under the Name Your Fee Note into shares of Bettwork’s common stock at a conversion price of $1.00 per share.

Consulting Agreement

Effective on September 1, 2017, we entered into an Engagement Agreement with A-Tech, LLC, a third-party consultant. Pursuant to the Engagement Agreement, the consultant agreed to provide the Company consulting services in connection with the Company’s planned up-listing to NASDAQ, to introduce investor relations firms to the Company, and if requested, consult with the Company in connection with the acquisition and development of vacation rental homes. The Engagement Agreement has a term of 12 months, renewable thereafter for additional three month periods in the event both parties agree in writing. The agreement may be terminated by the consultant at any time with one month’s prior notice. The Company agreed to pay the consultant total compensation of $180,000 during the 12 month initial term of the agreement, payable at the rate of $15,000 per month.

DESCRIPTION OF PROPERTY

Our executive, administrative and operating offices are primarily located in Weston, Florida where we lease approximately 2,500 square feet of office space. The Company leases its office space and certain office equipment under non-cancellable operating leases. In accordance with the terms of the office space lease agreement, the Company is renting the commercial office space, for a term of three years from January 1, 2016 through December 31, 2018. Monthly rental costs for calendar years 2016, 2017 and 2018 are $6,500, $6,695 and $6,896, respectively per month. The rent for the years ended February 28, 2017 and February 29, 2016 was $79,665 and $227,694, respectively.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) contains certain forward-looking statements. Historical results may not indicate future performance. Our forward-looking statements reflect our current views about future events, are based on assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those contemplated by these statements. Factors that may cause differences between actual results and those contemplated by forward-looking statements include, but are not limited to, those discussed in “Risk Factors”, beginning on page 12. We undertake no obligation to publicly update or revise any forward-looking statements, including any changes that might result from any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Furthermore, we cannot guarantee future results, events, levels of activity, performance, or achievements.

Growth Opportunities and Trends

Our ability to further grow our revenue will depend largely on increasing the number of distributors, the number of paid listings, increasing revenue per listing and increasing revenue from other products and services through our marketplace.

Our achievement of these objectives will further depend on our ability to successfully enable more online bookable listings. Achieving growth in the number of distributors and the number of listings involves our ability to (i) increase our listing renewal rates, (ii) reach new distributors, property managers and owners through marketing activities, and/or (iii) obtain new listings through geographic expansion, strategic acquisitions or investments. Increasing revenue per listing and revenue from other products and services will involve our ability to successfully drive more bookings to our performance based listings and to successfully introduce new products to our marketplace.

In the future, we believe it will become more important to increase marketing investments to grow and further advertise our brand and products to distributors and travelers. We have seen other companies launch online businesses offering vacation rentals or other alternatives to hotels. We believe this growing favorable awareness of alternatives to hotels has and will support growth in our business. However, we have also seen a trend of increased government regulation and taxation of the industry. We continue to monitor the effects of these trends and will take actions as necessary to mitigate their effects.

Revenue Recognition

We recognize revenue when the customer has purchased the product, the occurrence of the earlier of date of travel or the date of cancellation has expired, the sales price is fixed or determinable and collectability is reasonably assured.

Revenue for customer travel packages purchased directly from the Company are recorded gross (the amount paid to the Company by the customer is shown as revenue and the cost of providing the respective travel package is recorded to cost of revenues).

Business Combinations

The purchase prices of acquired businesses or acquired assets have been allocated to the tangible and intangible assets acquired and liabilities assumed, based upon their estimated fair value at the date control is obtained. The difference between the purchase price and the fair value of the net assets acquired is recorded as goodwill.

Most of the businesses we have acquired did not have a significant amount of tangible assets. We typically identified the following identifiable intangible assets in each acquisition: trade name, customer relationships and internal software. In making certain assumptions on valuation and useful lives, we considered the unique nature of each acquired asset.

Determining the estimated fair value of assets involves the use of significant estimates, judgment and assumptions, such as future cash flows and selection of comparable companies. Future changes in our assumptions or the interrelationship of those assumptions may negatively impact future valuations and could result in an impairment of goodwill or intangible assets that may have a material effect on our financial condition and operating results.

Definite-lived intangible assets are recorded at cost and amortized using a method that reflects our best estimate of the pattern in which the economic benefit of the related intangible asset is utilized.

 Goodwill and indefinite-lived intangible assets, such as certain trade names, are not amortized and are subject to annual impairment tests during the fourth quarter, or whenever events or circumstances indicate impairment may have occurred. For goodwill and indefinite lived intangible assets, we complete a quantitative analysis that compares the fair value of our reporting unit or indefinite-lived intangible assets to the carrying amounts, and an impairment loss is recognized equivalent to the excess of the carrying amount over the fair value.

Stock-Based Compensation

We have stock-based compensation plans which allow for the issuance of stock-based awards, restricted stock units and restricted stock awards. We account for stock-based compensation expense by amortizing the fair value of each stock-based award expected to vest over the requisite service or performance period. The fair value of restricted stock awards is based on the number of shares granted and the closing price of our common stock on the date of grant. The fair value of each stock warrant award is calculated on the date of grant using the Black-Scholes option-pricing model.

The Black-Scholes model requires various assumptions including fair value of the underlying stock, volatility, expected term, risk-free interest rate and expected dividends. We use our historical experience to estimate the expected forfeiture rate of awards, and only recognize expense for those awards expected to vest. To the extent the actual forfeiture rate is different from the estimate, the stock-based compensation expense is adjusted accordingly. If any of the assumptions we use in estimating the fair value of awards change significantly or the actual forfeiture rate is different than the estimate, stock-based compensation expense may differ materially in the future.

Results of Operations for the Fiscal Year Ended February 28, 2017 Compared to the Fiscal Year Ended February 29, 2016

Revenues

Total travel and commission revenues decreased 26.5% to $400,277 for the fiscal year ended (FYE) February 28, 2017, compared to $544,658 for the FYE February 29, 2016, a decrease of $144,381. This decrease is mainly due to non-recurring funds from a merchant processor in the amount of $300,000, received during FYE February 29, 2016. Therefore, if such one-time non-recurring merchant processor funds are removed from the calculation, travel and commission revenues for the FYE February 29, 2016 amounted to $244,658, compared to $400,277 for the FYE February 28, 2017, an increase of $155,619 or 63.6%, which increase is attributable to the marketing efforts throughout the fiscal year which resulted in an increase in booked travel during the last quarter of FYE February 28, 2017.

Operating Expenses

Our operating expenses, including cost or revenues, technology and development, salaries and benefits, selling and promotion, amortization of intangibles and general and administrative expenses, increased 80% to $7,332,055 for the FYE February 28, 2017, compared to $4,073,300 for the fiscal year ended February 29, 2016, an increase of $3,258,755.

This increase was mainly due to increases in general and administrative costs of $3,040,489 which is mostly attributable to amortization of three non-performing platforms (amounting to $1,779,820) and professional fees of $653,588 related to RealBiz litigation (see “Legal Proceedings”, beginning on page 38), increased cost of revenues of $141,937 directly related to increases in booked travel, increases in technology and development of $189,638 related to the discontinued platforms (a new platform is being developed through third party vendors and the related costs are capitalized), and increases in selling and promotional expenses of $154,791 related to the promotions and advertising of our tour products and creating awareness of the NextTrip brand. These increases were offset by a decrease in salaries and benefits of $268,100, as personnel were reduced and we relied more on third party vendors.

Other Expenses

●	Gain on extinguishment of debt amounts increased to $97,942 for the FYE February 28, 2017, compared to zero for the FYE February 29, 2016, in connection with the settlement of legacy amounts due.

●	Gain on sale of investments increased to $66,011 for the FYE February 28, 2017, compared to zero for the FYE ended February 29, 2016, primarily due to the gain on the sale of Name Your Fee, LLC which was offset by losses attributable to honoring debts of Next 1 Network, Inc. that was sold on January 23, 2016, and losses on investments in Launch Media and Recruiter.com that were marked to market value.

●	Interest expense decreased 35.5% to $248,200 for the FYE February 28, 2017, compared to $384,899 for the FYE February 29, 2016, a decrease of $136,699, which was due primarily to pay-offs and settlement of approximately $1,032,843 of notes payable at interest rates from 6% to 7% per annum and offset by interest on a $1.2 million line of credit ($1.193 million drawn) which accrues interest at the prime rate.

●	Loss on legal settlements decreased 34.5% to $81,832 for the FYE February 28, 2017, compared to $125,000 for the FYE ended February 29, 2016, a decrease of $43,168. The legal settlement for FYE February 28, 2017 involves Twelfth Child Entertainment, LLC in connection with a License Agreement settlement for rights to air programs regarding the “Foreclosure to Fabulous” television programming on the Company’s previously owned media business that was sold on January 21, 2016. The Company absorbed this settlement as part of its partnership commitment with Launch Media 360 which is an investment of the Company. The legal settlement of $125,000 for FYE February 29, 2016, was attributable to a liability owed by AlwaysOnVacation, Inc. (the entity we acquired on October 27, 2015 and sold on January 23, 2016) to Ryanair, Limited. The Company assumed the liability and settled the liability on February 26, 2016, for $125,000.

●	Gain on sale of subsidiary decreased to zero for FYE February 28, 2017, compared to $1,082,930 for the FYE February 29, 2016, in connection with the sale of Next 1 Networks, Inc. and AlwaysOnVacation, Inc. on January 23, 2016.

●	Gain on the change in fair value of derivatives decreased to zero for FYE February 28, 2017, compared to $287,149 for the FYE February 29, 2016, primarily due to a reduction in the number of convertible promissory notes containing embedded derivatives for valuation.

●	Loss on inducement to convert preferred stock decreased to zero for the FYE February 28, 2017, compared to $1,392,666 for the FYE February 29, 2016, primarily due to loss in value of the investment in RealBiz. The value of Series A Preferred Stock and common stock shares in RealBiz held by the Company was reduced to the realizable value of $0.

●	Loss on settlement of debt decreased to zero for FYE February 28, 2017, compared to $478,956 for the FYE February 29, 2016.

●	Other income increased over 100% to income of $582 for FYE February 28, 2017, compared to other expense of $10,400 for the FYE February 29, 2016.

Net Income (Loss)

We had a net loss of $7,097,275 for the FYE February 28, 2017, compared to a net loss of $4,550,484 for the FYE February 29, 2016, an increase of $2,546,791. The increase in net loss was primarily attributable to amortization of three non-performing platforms (amounting to $1,779,820) and professional fees of $653,588 related to RealBiz litigation (see “Legal Proceedings”, beginning on page 38) that were principally offset by a decrease in salaries and benefits of $268,100 (as personnel were reduced and we relied more on third party vendors) and the decrease of loss on settlement of debt of $478,956.

For the Three Months Ended August 31, 2017 Compared to the Three Months Ended August 31, 2016

Revenues

Our total revenues decreased 36% to $112,798 for the three months ended August 31, 2017, compared to $176,770 for the three months ended August 31, 2016, a decrease of $63,972. The decrease in sales is mainly due to a decrease in the amount of travel trips being fulfilled for our luxury tour operations in the summer months. These tour operations provide escorted and independent tours worldwide to upscale travelers. The Company has focused its efforts and resources on completing its platforms for alternative lodging products and has not budgeted marketing funds for revenue growth until integrations with significant suppliers have been completed and the NextTrip.com platform is functioning optimally; as of August 31, 2017, the NextTrip.com website has been launched and marketing efforts for both NextTrip.com and tour operations are planned to commence during the third fiscal quarter ending November 30, 2017.

Operating Expenses

Our operating expenses include salaries and benefits, general and administrative expenses, costs of revenues, technology and development, as well as selling and promotions expenses.

Our operating expenses increased 93% to $1,707,365 for the three months ended August 31, 2017, compared to $885,534 for the three months ended August 31, 2016, an increase of $821,831. This increase was mainly attributable to (i) the increase in technology and development expenses, which increased $318,296 compared to $0 for the three months ended August 31, 2016, as our platform became active in May 2017 and related costs were expensed thereafter and, (ii) the increase in general and administrative expenses and stock-based compensation, of $524,727 or 140%, to $899,979 for the three months ended August 31, 2017, compared to $375,252 for the three months ended August 31, 2016, due to increases in investor relations consulting fees and professional fees including legal fees associated with our litigation with RealBiz and the increase in stock-based compensation of $209,953. These aforementioned increases were offset by a decrease in cost of sales of $48,941 or 38%, to $79,580 for the three months ended August 31, 2017, compared to $128,521 for the three months ended August 31, 2016, due to the decrease in tours being fulfilled described above.

Other Income (Expenses)

Our other income (expenses) include gain on sale of investments, interest income, other income, interest expense, gain (loss) on extinguishment of debt and loss on legal settlement.

Our other expense decreased to $105,847 for the three months ended August 31, 2017, compared to other expenses of $197,580 for the three months ended August 31, 2016, a decrease of $91,733. The decrease is mainly attributable to decreases of $186,357 in loss on extinguishment of debt, from $186,357 for the three months ended August 31, 2016, to $0, for the three months ended August 31, 2017, and a decrease of $81,832 in loss on legal settlement, to $0 for the three months ended August 31, 2017, compared to $81,832 for the three months ended August 31, 2016, due to the one-time payment of an arbitration award on June 2, 2016. These aforementioned increases were offset by a decrease in gain on sales of investment which decreased to $0 for the three months ended August 31, 2017, compared to $133,808 for three months ended August 31, 2016 and an increase of interest income to $150 for the three months ended August 31, 2017, compared to $0 for three months ended August 31, 2016, due to the earnings in the escrow account related to the Common Stock and Warrant Purchase Agreement dated July 31, 2017.

Net Loss

We had net loss of $1,700,414 for the three months ended August 31, 2017, compared to a net loss of $906,344 for the three months ended August 31, 2016, an increase in net loss of $794,070 or 88% from the prior period. The increase in net loss was primarily due to an increase of $524,727 in general and administrative expenses and stock-based compensation and the increase in of $318,296 in technology and development expenses, as described in greater detail above.

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For the Six months Ended August 31, 2017 Compared to the Six months Ended August 31, 2016

Revenues

Our total revenues decreased 1% to $268,844 for the six months ended August 31, 2017 compared to $271,869 for the six months ended August 31, 2016, a decrease of $3,025. The decrease in sales is mainly due to a decrease in the amount of travel trips being fulfilled for our luxury tour operations in the summer months. These tour operations provide escorted and independent tours worldwide to upscale travelers. The Company has focused its efforts and resources on completing its platforms for alternative lodging products and has not budgeted marketing funds for revenue growth until integrations with significant suppliers have been completed and the NextTrip.com platform is functioning optimally; as of August 31, 2017, the NextTrip.com website has been launched and marketing efforts for both NextTrip.com and tour operations are planned to commence during the third fiscal quarter ending November 30, 2017.

Operating Expenses

Our operating expenses include salaries and benefits, general and administrative expenses, costs of revenues, technology and development, as well as selling and promotions expenses.

Our operating expenses increased 6% to $2,602,491 for the six months ended August 31, 2017, compared to $2,443,789 for the six months ended August 31, 2016, an increase of $158,702. This increase was mainly attributable to (i) an increase in technology and development expenses, which increased to $318,296 for the six months ended August 31, 2017, compared to $0 for the six months ended August 31, 2016, as the platform became active in May 2017 and related costs were expensed thereafter and, (ii) an increase in salaries and benefits, which increased to $1,005,453 for the six months ended August 31, 2017, compared to $891,681 for the six months ended August 31, 2016. These aforementioned increases were offset by an decrease in general and administrative expenses and stock-based compensation of $266,808 or 20%, to $1,059,643 for the six months ended August 31, 2017, compared to $1,326,451 for the six months ended August 31, 2016, due to increases in investor relations consulting fees and professional fees, stock-based compensation increased $35,900, including legal fees associated with litigation with RealBiz as well as the $450,945 credit from the settlement of the failed financial advisory agreement, and a significant reduction in amortization expense of website development and related intangibles for platforms that were written-off as of fiscal year end February 28, 2017.

Other Income (Expenses)

Our other income (expenses) include gain on sale of investments, interest income, other income, interest expense, gain (loss) on extinguishment of debt and loss on legal settlement.

Our other income decreased other expense of $165,354 for the six months ended August 31, 2017, compared other income of $138,953 for the six months ended August 31, 2016, a decrease of $304,307. The decrease is mainly attributable to the gain on sales of investment which decreased to $0 for the six months ended August 31, 2017, compared to $245,958 for the six months ended August 31, 2016 which was in connection with the sale of the 51% membership interest in Name Your Fee, LLC and an increase in interest expense which increased 34% to $165,504 for the six months ended August 31, 2017, compared to $123,397 for six months ended August 31, 2016, an increase of $42,107, which is due primarily to the conversion, in November 2016, of a promissory note to equity that was outstanding as of August 31, 2016. These aforementioned increases were offset by (i) an increase of interest income to $150 for the six months ended August 31, 2017, compared to $0 for six months ended August 31, 2016, due to the earnings in the escrow account related to the Common Stock and Warrant Purchase Agreement of July 31, 2017, (ii) the decrease in gain on extinguishment of debt decreased to $0 for the six months ended August 31, 2017, compared to $97,943 for the six months ended August 31, 2016. Gain on extinguishment of debt was in connection with settlement of outstanding debts for discounted amounts which were offset by honoring debt obligations related to an entity (Next 1 Network, Inc.) that was sold in January 2016 and, (iii) the decrease in loss on legal settlements to $0 for the six months ended August 31, 2017, compared to $81,832 for the six months ended August 31, 2016, due to the payment of an arbitration award on June 2, 2016.

Net Loss

We had net loss of $2,499,001 for the six months ended August 31, 2017, compared to a net loss of $2,032,967 for the six months ended August 31, 2016, an increase in net loss of $466,034 or 23% from the prior period. The increase in net loss was primarily due to an increase in technology and development expenses of $318,296, an increase in salaries and benefits of $113,772, as described in greater detail above.

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Contractual Obligations

The following schedule represents obligations under written commitments on the part of the Company that are not included in liabilities:

	Current	Long Term
	February 28, 2018	February 28, 2019	February 28, 2020 and thereafter	Totals
Leases	$40,572	$27,583	$—	$68,155
Other	25,560	8,700	2,450	36,710
Totals	$66,132	$36,283	$2,450	$104,865

The Company is committed to pay three to six months’ severance in the case of termination or death to certain key officers.

Liquidity and Capital Resources

As of August 31, 2017, we had $1,969,438 of cash on-hand, an increase of $962,373 compared to the $1,007,065 of cash on hand we had at the start of fiscal 2018. The increase in cash was due primarily to the funds raised on August 11, 2017, through a Common Stock and Warrant Purchase Agreement (as described below under “Recent Significant Funding Transactions” – “Private Placement Offering”), which was primarily offset by payments of operating expenses and website development costs during the six months ended August 31, 2017.

As of August 31, 2017, we had total current liabilities of $1,595,764, consisting of a line of credit facility of $1,193,000 from Republic Bank, accounts payable and accrued expenses of $264,030 and other current liabilities of $138,734. We can satisfy these amounts from current assets of $2,828,612 which includes the $1,969,438 in cash.

We had working capital of $1,232,848 as of August 31, 2017 and an accumulated deficit of $103,158,633.

Net cash used in operating activities was $2,149,448 for the six months ended August 31, 2017, compared to $2,054,826 for the six months ended August 31, 2016, an increase of $94,622. This increase was primarily due to cash payment for general and administrative expenses. In May 2017, we entered into a settlement agreement with a financial advisory firm who was engaged to raise capital per an agreement signed in October 2016. Based upon the firm’s inability to meet any of the agreed upon milestones, the firm agreed to return all the consideration paid for the services. The Company recorded a $450,945 credit to stock compensation in May 2017 as a result of the settlement.

Net cash used in investing activities was $76,500 and $276,730 for the six months ended August 31, 2017 and 2016, respectively which was primarily the result of the capitalized website development costs.

Net cash provided by financing activities increased $692,982 to $3,188,321 for the six months ended August 31, 2017, compared to $2,495,339, for the six months ended August 31, 2016. This increase was primarily due to the net increase of proceeds from the issuance of common stock and warrants and the exercise of warrants of $3,048,433, which amount includes the proceeds received in connection with the closing of the transactions contemplated by the Common Stock and Warrant Purchase Agreement (as described below under “Recent Significant Funding Transactions” – “Private Placement Offering”).

The growth and development of our business will require a significant amount of additional working capital, provided that we currently believe that the funds raised in the July/August private placement offering described below, together with the revenues we anticipate receiving beginning at the end of December 2017, will be adequate to allow us to be self-sufficient and that we will not need to raise any additional funding in the near term to support our operations. Notwithstanding the above, in the event we need to raise additional funding in the future, such funding may not be available on terms that are acceptable to us and/or may have a dilutive effect on our existing stockholders.

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We are a technology driven travel and logistics company with alternative lodging rental inventory. Our inventory consists of ALRs owned and leased by third parties which are available to rent through our websites. Core to the Company’s services are key elements including technology, an extensive film library, media distribution, trusted brands and established partnerships that enhance product offerings and reach. We believe that consumers are quickly adopting video for researching and educating themselves prior to purchases, and we have carefully amassed video content, media distribution, key industry relationships and a prestigious Travel Brand as cornerstones for the development and planned deployment of core-technology on both proprietary and partnership platforms.

We are subject to all the substantial risks inherent in the development of a new business enterprise within an extremely competitive industry. Due to the absence of a long standing operating history and the emerging nature of the markets in which we compete, we anticipate operating losses until we can successfully implement our business strategy, which includes all associated revenue streams. Our revenue model is new and evolving, and we cannot be certain that it will be successful. The potential profitability of this business model is unproven. We may never ever achieve profitable operations or generate significant revenues. Our future operating results depend on many factors, including demand for our products, the level of competition, and the ability of our officers to manage our business and growth. As a result of the emerging nature of the market in which we compete, we may incur operating losses until such time as we can develop a substantial and stable revenue base. Additional development expenses may delay or negatively impact the ability of the Company to generate profits. Accordingly, we cannot assure you that our business model will be successful or that we can sustain revenue growth, achieve or sustain profitability, or continue as a going concern.

We currently have a monthly cash requirement of approximately $220,000, exclusive of capital expenditures. We believe that in the aggregate, it could cost several millions of dollars to support and expand the marketing and development of our travel products and services, provide capital expenditures for additional equipment and development costs, payment obligations, office space and systems for managing our business, and cover other operating costs. As described above, we believe that we have sufficient capital to support our operations with the funds raised in the July/August 2017 private placement offering, described below, and expected revenues which we anticipate generating at the end of December 2017. Notwithstanding the above, if we require additional funding in the future and we are unable to obtain additional funding on acceptable terms, or at all, it will negatively impact our business, financial condition and liquidity. As of August 31, 2017, we had approximately $1.6 million of current liabilities (a decrease of approximately $1.4 million from the $3.0 million of current liabilities as of February 28, 2017).

Since our inception, we have funded our operations with the proceeds from the private equity financings. Currently, revenues provide less than 10% of our cash requirements. Our remaining cash needs are derived from debt and equity raises.

Recent Significant Funding and Liquidity Transactions

On March 7, 2017, we received $150,000 in proceeds and sold 75,000 shares of common stock and common stock warrants to purchase 75,000 shares of common stock expiring on March 6, 2020, with an exercise price of $2.00 per share.

On March 9, 2017, we received $100,000 in proceeds from the Robert Post 2007 Revocable Trust, whose Trustee is Robert Post, a Director of the Company, and issued 50,000 shares of common stock and common stock warrants to purchase 50,000 shares of common stock, expiring on March 8, 2020, with an exercise price of $2.00 per share.

On March 10, 2017, we received $100,000 in proceeds and issued 50,000 shares of common stock and common stock warrants to purchase 50,000 shares of common stock, expiring March 9, 2020 with an exercise price of $2.00 per share.

On June 12, 2017, we entered into an extension of our June 2016 revolving line of credit agreement with Republic Bank, Inc. of Duluth, Minnesota (“Republic”), and on September 15, 2017, we entered into a replacement revolving line of credit with Republic. The line of credit is currently in the maximum amount of $1,200,000 (the “Line of Credit”). The maturity of the line of credit was previously extended from June 15, 2017 to September 13, 2017 and was extended to September 15, 2018, pursuant to the September 15, 2017 replacement line of credit. On December 22, 2016, the revolving line of credit was increased from $1,000,000 to $1,200,000. Amounts borrowed under the Line of Credit accrue interest at the Wall Street Journal U.S. Prime Rate plus 1% (updated daily until maturity), payable monthly in arrears. Any amounts borrowed under the Line of Credit are due on September 15, 2018. The loan contains standard and customary events of default. There are no financial covenants for this agreement. From June 16, 2016 through May 31, 2017, we have made draws of $1,193,000 under the line of credit.

Private Placement Offering

On August 11, 2017, the Company closed the transactions contemplated by the Common Stock and Warrant Purchase Agreement, entered into by the Company on July 31, 2017, with certain accredited investors named therein. Under the terms of the Purchase Agreement, the Company sold the Purchasers an aggregate of 1,532,500 shares of our common stock and warrants to purchase 1,532,500 shares of our common stock. The combined purchase price for one Share and one Offering Warrant to purchase one share of common stock in the Private Placement Offering was $2.00. A more detailed description of the transaction is described under “Private Placement of Common Stock and Warrants”, beginning on page 40.

Wilton Debt Conversion and Voting Agreement

On August 24, 2017, and effective on August 22, 2017, we entered into a Debt Conversion and Voting Agreement with Mark A. Wilton, a significant stockholder of the Company. Pursuant to the Debt Conversion Agreement, we converted various promissory notes which Mr. Wilton held in the Company, which had an aggregate principal balance of $1,409,326 and were due and payable on December 17, 2017, into 704,663 shares of our restricted common stock. The conversion was undertaken pursuant to the forced conversion terms of the Wilton Notes, which allowed us to force the conversion of the Wilton Notes into common stock at a conversion price equal to 80% of the 5 day trailing average closing price of our common stock prior to conversion. Additionally, pursuant to the Debt Conversion Agreement, we agreed to pay Mr. Wilton $45,000 in cash, payable at the rate of $15,000 per month in September, October and November, 2017, and Mr. Wilton agreed (a) to vote (and provided William Kerby, our Chief Executive Officer, and any other individual who is designated by us in the future, a proxy to vote), all of the voting shares held by him, in favor of any proposals recommended by the Board of Directors of the Company, and (b) to not transfer any of the voting shares which he held, subject to certain exceptions, until the earlier of August 22, 2020 and the date we provide Mr. Wilton notice of the termination of such voting proxy. We and Mr. Wilton also provided each other general releases pursuant to the Debt Conversion Agreement.

Bettwork Purchase Agreement, Secured Note and Assignment and Novation

Effective on August 31, 2017, we entered into a Purchase Agreement with Bettwork Industries, Inc. (“Bettwork”). Bettwork’s common stock is quoted on the OTC Pink market under the symbol “BETW”.

Pursuant to the Purchase Agreement, we sold Bettwork:

(a)       our 71.5% membership interest in Voyages North America, LLC, a Delaware limited liability company, including the voyage.tv website and 16,000 hours of destination and promotional videos;

(b)       our 10% ownership in Launch360 Media, Inc., a Nevada corporation;

(c)       Rights to broadcast television commercials for 60 minutes every day on R&R TV network stations which rights remain in place until the earlier of (a) the date the shares of Launch360 are no longer held by Bettwork; and (b) the date that Launch360 no longer has rights to broadcast television commercials on R&R TV network stations, for whatever reason; and

(d)       Our Technology Platform for Home & Away Club and supporting I.C.E. partnership (collectively (a) through (d), the “Assets”).

Bettwork agreed to pay $2.9 million for the Assets, payable in the form of a Secured Convertible Promissory Note. The amount owed under the Secured Note accrues interest at the rate of (a) six percent per annum until the end of the last day of the month in which the sale occurred; and (b) the greater of (i) six percent per annum and (ii) the prime rate plus 3 3/4% per annum, thereafter through maturity, which maturity date is August 31, 2020, provided that the interest rate increases to twelve percent upon the occurrence of an event of default.

Bettwork may prepay the Secured Note at any time, subject to its obligation to provide us 15 days prior written notice prior to any prepayment. The Secured Note is convertible into shares of Bettwork’s common stock, at our option, subject to a 4.99% beneficial ownership limitation (which may be waived by us with at least 61 days prior written notice). The conversion price of the Secured Note is $1.00 per share (the “Conversion Price”), unless, prior to the Secured Note being paid in full, Bettwork completes a capital raise or acquisition and issues common stock or common stock equivalents (including, but not limited to convertible securities) with a price per share (as determined in our reasonable discretion) less than the Conversion Price then in effect (each a “Transaction”), at which time the Conversion Price will be adjusted to match such lower pricing structure associated with the Transaction (provided such repricing shall continue to apply to subsequent Transactions which occur prior to the Secured Note being paid in full as well).

The repayment of the Secured Note is secured by a first priority security interest in all of the Assets.

Separate from the Purchase Agreement, on August 31, 2017, we entered into an Assignment and Novation Agreement with Bettwork and Crystal Falls Investments, LLC (“Crystal Falls”), which entity purchased our 51% membership interest in Name Your Fee, LLC in May 2016, in consideration for among other things, $750,000 evidenced by a Promissory Note (the “Name Your Fee Note”). Pursuant to the Assignment, the Name Your Fee Note, which had a principal balance of $750,000 as of the date of the Assignment, was assigned from Crystal Falls to Bettwork, we agreed to only look to Bettwork for the repayment of the Name Your Fee Note, Bettwork agreed to repay the Name Your Fee Note pursuant to its terms, and we provided Crystal Falls a novation of amounts owed thereunder. Crystal Falls also released us from any and all claims in connection with such Name Your Fee Note and any other claims which Crystal Falls then had. The Assignment also amended the Name Your Fee Note to include an option which allows us to convert the amount owed under the Name Your Fee Note into shares of Bettwork’s common stock at a conversion price of $1.00 per share.

Replacement of Republic Bank Revolving Line of Credit

On September 15, 2017, we entered into a replacement revolving line of credit agreement with Republic Bank, Inc. of Duluth, Minnesota (“Republic”), which replaced and superseded our prior line of credit with Republic originally entered into in June 2016 and amended from time to time. The line of credit is in an amount of up to $1.2 million, which borrowed amount is due and payable by us on September 15, 2018 (previously the amounts due under the line of credit were due on September 13, 2017). Amounts borrowed under the line of credit accrue interest at the Wall Street Journal U.S. Prime Rate plus 1% (updated daily until maturity), payable monthly in arrears beginning on October 15, 2017. The loan contains standard and customary events of default and no financial covenants. From June 16, 2016 through August 31, 2017, we have made draws of $1,193,000 under the line of credit.

Critical Accounting Policies and Estimates

Our consolidated financial statements are prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, costs and expenses, and related disclosures. On an ongoing basis, we evaluate our estimates and assumptions. To the extent there are material differences between these estimates and our actual results, our consolidated financial statements will be affected.

Our significant accounting policies are described in Note 2 - Summary of Significant Accounting Policies to the accompanying audited consolidated financial statements beginning on page F-26.

The methods, estimates and judgments we use in applying our accounting policies have a significant impact on our results of operations. We believe that the policies listed below involve the greatest degree of complexity and judgment by our management and are critical for understanding and evaluating our financial condition and results of operations. If actual results significantly differ from the Company’s estimates, the Company’s financial condition and results of operations could be materially impacted.

Revenue Recognition

We recognize revenue when the customer has purchased the product, the occurrence of the earlier of date of travel or the date of cancellation has expired, the sales price is fixed or determinable and collectability is reasonably assured.

Revenue for customer travel packages purchased directly from the Company are recorded gross (the amount paid to the Company by the customer is shown as revenue and the cost of providing the respective travel package is recorded to cost of revenues).

We generate our revenues from sales directly to customers as well as through other distribution channels of tours and activities at destinations throughout the world as well as from customers for online advertising services related to the listing of their properties for rent, primarily on a subscription basis, over a fixed-term. We also generate revenue from commissions on bookings or traveler inquiries on our performance-based listings. Additional revenues are derived from the sales of ancillary products and services.

Payments for tours or activities and term-based paid subscriptions received in advance of services being rendered are recorded as deferred revenue and recognized ratably on a straight-line basis over the listing period. Revenue for performance-based listings is calculated as a percentage of the traveler booking or a fixed fee-per-inquiry stated in the arrangement and recognized when the service has been performed or as the customer’s refund privileges lapse.

Business Combinations

The purchase prices of acquired businesses or acquired assets have been allocated to the tangible and intangible assets acquired and liabilities assumed, based upon their estimated fair value at the date control is obtained. The difference between the purchase price and the fair value of the net assets acquired is recorded as goodwill.

Most of the businesses we have acquired did not have a significant amount of tangible assets. We typically identified the following identifiable intangible assets in each acquisition: trade name, customer relationships and internal software. In making certain assumptions on valuation and useful lives, we considered the unique nature of each acquired asset.

Determining the estimated fair value of assets involves the use of significant estimates, judgment and assumptions, such as future cash flows and selection of comparable companies. Future changes in our assumptions or the interrelationship of those assumptions may negatively impact future valuations and could result in an impairment of goodwill or intangible assets that may have a material effect on our financial condition and operating results.

Definite-lived intangible assets are recorded at cost and amortized using a method that reflects our best estimate of the pattern in which the economic benefit of the related intangible asset is utilized.

Goodwill and indefinite-lived intangible assets, such as certain trade names, are not amortized and are subject to annual impairment tests during the fourth quarter, or whenever events or circumstances indicate impairment may have occurred. For goodwill and indefinite lived intangible assets, we complete a quantitative analysis that compares the fair value of our reporting unit or indefinite-lived intangible assets to the carrying amounts, and an impairment loss is recognized equivalent to the excess of the carrying amount over the fair value.

Accounts Receivable

We extend credit to our customers in the normal course of business. Further, we regularly review outstanding receivables, and provide for estimated losses through an allowance for doubtful accounts. In evaluating the level of established loss reserves, we make judgments regarding our customers’ ability to make required payments, economic events and other factors. As the financial condition of these parties change, circumstances develop or additional information becomes available, adjustments to the allowance for doubtful accounts may be required. We maintain reserves for potential credit losses, and such losses traditionally have been within our expectations. As of February 28, 2017 and February 29, 2016, we had no accounts receivable, therefore, our allowance for doubtful accounts was $0.

Impairment of Long-Lived Assets

In accordance with Accounting Standards Codification 360-10, “Property, Plant and Equipment”, we periodically review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. We recognize an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. As of February 28, 2017, we did not impair any long-lived assets.

Website Development Costs

We account for website development costs in accordance with Accounting Standards Codification 350-50 “Website Development Costs”. Accordingly, all costs incurred in the planning stage are expensed as incurred, costs incurred in the website application and infrastructure development stage that meet specific criteria are capitalized subject to straight-line amortization over a three-year period and costs incurred in the day to day operation of the website are expensed as incurred.

Goodwill and Other Intangible Assets

In accordance with ASC 350-30-65 “Goodwill and Other Intangible Assets”, we assess the impairment of identifiable intangible assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors we consider important, which could trigger an impairment review include the following:

1. Significant underperformance to historical or projected future operating results;

2. Significant changes in the manner or use of the acquired assets or the strategy for the overall business; and

3. Significant negative industry or economic trends.

When we determine that the carrying value of an intangible asset may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flow, we record an impairment charge. We measure any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent to the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. We evaluated the remaining useful life of the intangibles and did not record an impairment of intangible assets during the years ended February 28, 2017 and February 29, 2016.

Intellectual properties that have finite useful lives are amortized over their useful lives. We incurred amortization expense of $1,779,820 and $164,615 for the years ended February 28, 2017 and February 29, 2016, respectively, which is included in general and administrative expenses.

Convertible promissory notes

We had issued and outstanding convertible promissory senior notes in the amount of $1.409 million as of February 29, 2017 and in the amount of $0 as of August 31, 2017. Upon issuance, we separated the Notes into liability and equity components. We record debt net of debt discount for beneficial conversion features and warrants, on a relative fair value basis. Beneficial conversion features are recorded pursuant to the Beneficial Conversion and Debt Topics of the FASB Accounting Standards Codification. The carrying amount of the liability component was calculated by measuring the fair value of a similar liability that does not have an associated convertible feature. The carrying amount of the equity component representing the conversion option was determined by deducting the fair value of the liability component from the par value of the Notes as a whole. The excess of the principal amount of the liability component over its carrying amount (“debt discount”) is amortized to interest expense over the term of the Notes using the effective interest rate method. The equity component is not re-measured as long as it continues to qualify for equity classification.

In accounting for the transaction costs related to the Note issuance, we allocated the total amount incurred to the liability and equity components based on their relative values. Transaction costs attributable to the liability component are being amortized to expense over the term of the Notes using the effective interest rate method, and transaction costs attributable to the equity component were netted with the equity component in stockholders’ equity.

Derivative Instruments

We enter into financing arrangements that consist of freestanding derivative instruments or are hybrid instruments that contain embedded derivative features. We account for these arrangements in accordance with Accounting Standards Codification topic 815, Accounting for Derivative Instruments and Hedging Activities (“ASC 815”) as well as related interpretation of this standard. In accordance with this standard, derivative instruments are recognized as either assets or liabilities in the balance sheet and are measured at fair values with gains or losses recognized in earnings. Embedded derivatives that are not clearly and closely related to the host contract are bifurcated and are recognized at fair value with changes in fair value recognized as either a gain or loss in earnings. We determine the fair value of derivative instruments and hybrid instruments based on available market data using appropriate valuation models, considering all of the rights and obligations of each instrument.

We estimate fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered consistent with the objective measuring fair values. In selecting the appropriate technique, we consider, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. For less complex derivative instruments, such as freestanding warrants, we generally use the Black-Scholes model, adjusted for the effect of dilution, because it embodies all of the requisite assumptions (including trading volatility, estimated terms, dilution and risk free rates) necessary to fair value these instruments. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques (such as Black-Scholes model) are highly volatile and sensitive to changes in the trading market price of our common stock. Since derivative financial instruments are initially and subsequently carried at fair values, our income (expense) going forward will reflect the volatility in these estimates and assumption changes. Under the terms of the new accounting standard, increases in the trading price of our common stock and increases in fair value during a given financial quarter result in the application of non-cash derivative expense. Conversely, decreases in the trading price of our common stock and decreases in trading fair value during a given financial quarter result in the application of non-cash derivative income.

Based upon ASC 815-25 the Company has adopted a sequencing approach regarding the application of ASC 815-40 to its outstanding convertible debentures. Pursuant to the sequencing approach, the Company evaluates its contracts based upon earliest issuance date.

Stock-Based Compensation

We have stock-based compensation plans which allow for the issuance of stock-based awards, including stock options, restricted stock units and restricted stock awards. We compute share based payments in accordance with Accounting Standards Codification 718-10 “Compensation” (ASC 718-10). ASC 718-10 establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services at fair value, focusing primarily on accounting for transactions in which an entity obtains employees services in share-based payment transactions. It also addresses transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of an entity’s equity instruments or that may be settled by the issuance of those equity instruments.

SAB No. 107, Share-Based Payment (“SAB 107”) provides guidance regarding the interaction of ASC 718-10 and certain SEC rules and regulations. We have applied the provisions of SAB 107 in its adoption of ASC 718-10. We account for stock-based compensation expense by amortizing the fair value of each stock-based award expected to vest over the requisite service or performance period. The fair value of restricted stock awards is based on the number of shares granted and the closing price of our common stock on the date of grant. The fair value of each stock option award is calculated on the date of grant using the Black-Scholes option-pricing model.

The Black-Scholes model requires various assumptions including fair value of the underlying stock, volatility, expected term, risk-free interest rate and expected dividends. We use our historical experience to estimate the expected forfeiture rate of awards, and only recognize expense for those awards expected to vest. To the extent the actual forfeiture rate is different from the estimate, the stock-based compensation expense is adjusted accordingly. If any of the assumptions we use in estimating the fair value of awards change significantly or the actual forfeiture rate is different than the estimate, stock-based compensation expense may differ materially in the future.

We have implemented all new relevant accounting pronouncements that are in effect through the date of these financial statements. These pronouncements did not have a material impact on the financial statements and unless otherwise disclosed, we do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our financial position or results of operations.

Income Taxes

We account for income taxes pursuant to the provisions of ASC 740-10, “Accounting for Income Taxes” in accordance with the liability method, whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and the tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. These differences result in deferred tax assets and liabilities, which are included in our consolidated balance sheets. We then assess the likelihood that the deferred tax assets will be recovered from future taxable income and the reversal of temporary taxable differences. A valuation allowance is established against deferred tax assets to the extent we believe that recovery is not likely. Significant judgment is required in determining any valuation allowance to be recorded. In assessing the need for a valuation allowance, we consider all available evidence, including past operating results, estimates of future taxable income, reversals of taxable temporary differences and the feasibility of tax planning over the periods in which the temporary differences are deductible. In the event we change our determination as to the amount of deferred tax assets that can be realized, we will adjust our valuation allowance with a corresponding impact to the provision for income taxes in the period in which the determination is made.

The difference between our effective income tax rate and the federal statutory rate is primarily a function of the mix of uncertain tax positions and permanent differences including non-deductible charges. Our provision for income taxes is subject to volatility and could be adversely impacted if earnings or tax rates differ from our expectations or if new tax laws are enacted.

Significant judgment is required in evaluating any uncertain tax positions, including the timing and amount of deductions and allocations of income among various tax jurisdictions. We are required to identify, evaluate and measure all uncertain tax positions taken or to be taken on tax returns and to record liabilities for the amount of these positions that may not be sustained, or may only partially be sustained, upon examination by the relevant taxing authorities. Although we believe that our estimates and judgments are reasonable, actual results may differ from these estimates. Some or all of these judgments are subject to review by the taxing authorities. We adjust these reserves in light of changing facts and circumstances, such as the closing of an audit or the refinement of an estimate. To the extent that the final outcome of a matter is different than the amount recorded, such differences will impact the provision for income taxes in the period in which the determination is made. The provision for income taxes includes the impact of reserve provisions and changes to reserves that are considered appropriate, as well as any related net interest and penalties.

We have adopted ASC 740-10-25 Definition of Settlement, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. As of February 28, 2017, the Company’s income tax returns for tax years ending February 29, 2016 and February 28, 2015, 2014, 2013, and 2012 remain potentially subject to audit by the taxing authorities.

We follow the guidance of ASC 740, “Income Taxes.” Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No current tax provision has been made in the accompanying statement of income (loss) because no taxes are due currently or were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as discussed below or otherwise disclosed above under “Executive and Director Compensation”, beginning on page 50, which information is incorporated by reference where applicable in this “Certain Relationships and Related Transactions” section, the following sets forth a summary of all transactions since the beginning of the fiscal year of 2016, or any currently proposed transaction, in which the Company was to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at the fiscal year-end for 2017 and 2016, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Director and Officer Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

On October 1, 2015, Monaco Investment Partners II, LP, of which Donald Monaco is the managing general partner and a Director of the Company, subscribed for $250,000 of units (100,000 total units) in our offering of up to $750,000 of units of the Company, each comprised of 1 share of common stock and 1 cashless warrant to purchase one share of common stock at an exercise price of $1.50 per share.

On November 3, 2015, Monaco Investment Partners II, LP, of which Donald Monaco is the managing general partner and a Director of the Company, subscribed for $250,000 of units (100,000 total units) in our offering of up to $750,000 of units of the Company, each comprised of 1 share of common stock and 1 cashless warrant to purchase one share of common stock at an exercise price of $1.50 per share.

On November 10, 2015, Mark Wilton, a greater than 5% shareholder of the Company invested $50,000 in the Company via a Subscription Agreement in consideration for 20,000 shares of common stock and warrants exercisable for 20,000 shares of common stock, with an exercise price of $2.50 per share and a term of one year, expiring November 9, 2016.

On November 13, 2015, Mark Wilton, a greater than 5% stockholder of the Company, converted 30,000 shares, at $5.00 per share, of Series B Preferred Stock and was issued 60,000 shares of restricted common stock.

On November 13, 2015, Adam Friedman, our former CFO of the Company, converted 26,200 shares, at $5.00 per share, of Series C Preferred Stock and was issued 52,400 shares of restricted common stock.

On November 13, 2015, Doug Checkeris, Director of the Company, converted 50,000 shares, at $5.00 per share, of Series C Preferred Stock and was issued 100,000 shares of restricted common stock.

On November 13, 2015, Adam Friedman, former CFO of the Company, converted 15,000 shares, at $5.00 per share, of Series D Preferred Stock and was issued 30,000 shares of restricted common stock.

On November 13, 2015, Pat LaVecchia, Director of the Company, converted 61,800 shares, at $5.00 per share, of Series C Preferred Stock and was issued 123,600 shares of restricted common stock.

On November 17, 2015, 30,000 shares of common stock were issued to William Kerby, CEO and Chairman of the Company, upon conversion of 15,000 shares of Series A Preferred Stock at $5.00 per share.

On November 20, 2015, the Company entered into two exchange agreements (the “Exchange”) in which it exchanged an aggregate of $1,330,115 of the Company’s convertible promissory notes and accrued interest (the “Notes”) for an aggregate of 532,046 shares of the Company’s common stock (calculated at $2.50 per share of common stock for the Notes). The exchanged Notes consisted of the following: (i) $764,384 of Notes were exchanged by Monaco Investment Partners II, LP (“Monaco Investments”) for 305,754 shares of common stock; and (ii) $565,731 of Notes were exchanged by the Trust for 226,292 shares of common stock. Donald P. Monaco, a member of our Board of Directors, is the managing general partner of Monaco Investments and the trustee of the Trust.

On November 25, 2015, Donald P. Monaco Insurance Trust, of which Donald Monaco is the trustee and a Director of the Company, subscribed for $250,000 of units (100,000 total units) in our offering of up to $750,000 of units of the Company, each comprised of 1 share of common stock and 1 cashless warrant to purchase one share of common stock at an exercise price of $1.50 per share.

On December 17, 2015, William Kerby, CEO and Chairman of the Company, converted 35,000 shares, at $5.00 per share, of Series C Preferred Stock and was issued 70,000 shares of restricted common stock.

On January 22, 2016, Donald P. Monaco Insurance Trust, of which Donald Monaco is the trustee and a Director of the Company, subscribed for $600,000 of units (240,000 total units) in our offering of up to $600,000 of units of the Company, each comprised of 1 share of common stock and 1 cashless warrant to purchase one share of common stock at an exercise price of $1.50 per share.

On March 15, 2016, Stephen Romsdahl, a then greater than 5% stockholder of the Company, subscribed for $120,000 of units (48,000 total units) in our offering of up to $400,000 of units of the Company, each comprised of 1 share of common stock and 2 Special Exchange warrants to purchase one share of common stock at an exercise price of $0.25 per share.

On March 17, 2016, Mark Wilton, a greater than 5% stockholder of the Company, subscribed for $60,000 of units (24,000 total units) in our offering of up to $400,000 units of the Company, each comprised of 1 share of common stock and 2 Special Exchange warrants to purchase one share of common stock at an exercise price of $0.25 per share.

On April 17, 2016, Monaco Investment Partners II, L.P, of which Donald Monaco is the managing general partner and a Director of the Company, exercised warrants to purchase 200,000 shares of common stock at an exercise price of $1.50 per share.

On May 31, 2016, the Company received $90,000 in proceeds from the Donald P. Monaco Insurance Trust (whose trustee is Donald Monaco, a director of the Company) and issued 60,000 shares of common stock in connection with a partial warrant exercise for $1.50 per share.

On June 2, 2016, the Company borrowed three hundred thousand dollars ($300,000) from the Donald P. Monaco Insurance Trust (“Trust”), which was evidenced by a Promissory Note (“Note”) in the principal amount of three hundred thousand dollars ($300,000), which accrues interest at the rate of 6% per annum (12% upon the occurrence of an event of default). All principal, interest and other sums due under the Note are due and payable on the earlier of (a) the date the operations of NextTrip.com generate net revenues equal to $300,000; (b) the date the Company enters into an alternate financing in excess of $300,000; or (c) August 1, 2016. The Note contains standard and customary events of default. Donald P. Monaco, a member of our Board of Directors, is the trustee of the Trust. This Note may be prepaid in whole or in part at any time, without penalty or premium. On June 24, 2016, we repaid this Note.

Messrs. Donald P. Monaco, Pat LaVecchia, Douglas Checkeris and William Kerby who represented all of the members of the Board of Directors of the Company resigned as directors of RealBiz Media Group, Inc. (“RealBiz”), the Company’s former consolidated subsidiary, effective Monday April 11, 2016.

Through October 2015, the Company received and/or made advances to/from its unconsolidated affiliated company, RealBiz Media Group, Inc. resulting in a net receivable due from RealBiz in excess of $5.8 million. At February 29, 2016, we owned 44,470,101 shares of RealBiz Series A Preferred Stock and 10,359,890 shares of RealBiz common stock, representing 28% ownership of RealBiz. The equity interest, along with a net receivable balance due from the above-mentioned transactions, has been written down to zero ($0) to reflect the realizable value of this investment and asset.

During the year ended February 29, 2016, the Company granted warrants to purchase 30,000 shares of common stock for the settlement of the Company’s note payable with Mark Wilton (greater than 5% stockholder), of which warrants to purchase 89,300 shares of common stock were exercised; warrants to purchase 120,000 shares of common stock were cancelled; and warrants to purchase 176,743 shares of common stock expired.

In June 2016, we borrowed $450,000 under a line of credit and used $300,000 to repay funds previously borrowed from the Donald P. Monaco Insurance Trust, of which Donald Monaco, a Director of the Company, is the Trustee.

On July 8, 2016, Stephen Romsdahl, a then greater than 5% stockholder of the Company, exercised warrants to purchase 96,000 shares of common stock which had an exercise price of $0.25 per share for an aggregate of $24,000.

On August 23, 2016, Pat LaVecchia, our director, converted 1,000 shares of Series D Preferred Stock into shares of common stock in connection with a special exchange conversion whereby Series D Preferred Stock stockholders were offered a special conversion rate of $2.50 per share of the Company’s common stock, provided accrued dividends were waived (instead of the stated $12.50 conversion price), into 2,000 shares of common stock at $2.50 per share, valued at $5,000.

Effective September 8, 2016, the Company sold 138,000 units, each consisting of one share of common stock and one warrant to purchase one share of common stock (the “Units”), to Charcoal Investments Ltd. (“Charcoal”), which entity is owned by Simon Orange, who became a member of the Board of Directors of the Company on January 5, 2017, in consideration for $345,000 or $2.50 per unit. The warrants were evidenced by a Warrant to Purchase Common Stock (the “Charcoal Warrants”), had an exercise price of $2.50 per share and an expiration date of September 7, 2017, and were exercised in full in February 2017.

Also on September 8, 2016, the Company entered into a consulting agreement with Mr. Orange, pursuant to which Mr. Orange agreed to provide the Company consulting services by aiding the Company in financial, organizational and developmental advice during a twelve month period. In connection with assisting with a $750,000 private offering of units (pursuant to which Charcoal subscribed for units as described above), Mr. Orange received compensation consisting of cash, shares and warrants.

On October 25, 2016, the Donald P. Monaco Insurance Trust, of which Donald Monaco is the trustee and a Director of the Company, exercised warrants to purchase 280,000 shares of common stock with an exercise price of $1.50 per share.

On November 4, 2016, Mark Wilton, a greater than 5% stockholder of the Company, was issued 114,770 shares of restricted common stock pursuant to a subscription agreement for $99,800 in proceeds.

On December 1, 2016, Stephen Romsdahl, a then greater than 5% stockholder of the Company, exercised warrants to purchase 85,000 shares of common stock which had an exercise price of $0.50 per share.

On December 20, 2016, we borrowed $37,500 from In Room Retail, which was evidenced by a Promissory Note (“Note”) in the principal amount of $37,500, which accrued interest at the rate of 6% per annum. William Kerby, our Chairman and Chief Executive Officer, is the managing member of In Room Retail.

On January 26, 2017, the Company, Mr. Orange, a director, and Charcoal, agreed to reduce the exercise price of the 158,000 warrants to purchase shares of common stock to $2.00 per share and Mr. Orange and Charcoal exercised all of the Warrants in consideration for an aggregate of $316,000, and the Company issued Mr. Orange 20,000 shares of restricted common stock and Charcoal 138,000 shares of restricted common stock, in connection with such exercise. In consideration for agreeing to exercise the Warrants, the Company granted Mr. Orange warrants to purchase 20,000 shares of the Company’s common stock and Charcoal warrants to purchase 138,000 shares of common stock, each with an exercise price of $2.00 per share and an expiration date of January 25, 2020.

From February 6, 2017 to March 10, 2017, the Company raised $1,550,000 from the sale of 775,000 units, each consisting of one share of restricted common stock and one warrant to purchase one share of common stock (the “Units”), to fourteen accredited investors in a private offering, at $2 per Unit. Investors in the offering included an entity owned by Donald P. Monaco, the Company’s director (100,000 Units for $200,000), and Robert J. Post, the Company’s director (50,000 Units for $100,000). The warrants have an exercise price of $2.00 per share and a term of three years, and include no cashless exercise rights.

Dividends in arrears on the outstanding Series A Preferred Stock shares (which were beneficially owned by Donald P. Monaco, our director and William Kerby, our CEO and Chairman, prior to the conversion of such shares in full, into shares of common stock in August 2017) total $1,025,233 and $838,272 as of February 28, 2017, and February 29, 2016, respectively.

On April 19, 2017, we issued 100,000 shares of common stock to Omar Jimenez, a member of the Board of Directors and an executive of the Company, valued at $268,000, as a fiscal year-ended February 28, 2017 employee bonus.

On July 20, 2017, we received an advance of $75,000 from In Room Retail, Inc., which is owned by William Kerby, CEO and Chairman of the Company.  The advance was repaid on August 9, 2017 and the interest related to the advance was $248.

On July 31, 2017, the Company entered into a Common Stock and Warrant Purchase Agreement, with certain accredited investors named therein (collectively, the “Purchasers”). Under the terms of the Purchase Agreement, which closed on August 11, 2017, the Company sold the Purchasers 1,532,500 shares of the Company’s common stock and warrants to purchase 1,532,500 shares of common stock.

Pursuant to the Common Stock and Warrant Purchase Agreement, we agreed that until the 12 month anniversary of the closing of the Offering, i.e., August 11, 2018, if the Company or any subsidiary thereof issues or agrees to issue any (i) common stock or (ii) any securities of the Company or the subsidiary that would entitle the holder thereof to acquire at any time common stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time directly or indirectly convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, common stock, except for certain exempt issuances, entitling any person or entity to acquire shares of common stock at an effective price per share less than $2.00, within three trading days of the date thereof the Company is required to issue to such Purchaser additional shares of common stock based on the formula set forth in the Purchase Agreement.

The exercise price of the Warrants was $2.10 per share, subject to adjustment as provided therein, and the Warrants are exercisable from July 31, 2017 through July 30, 2022. The exercise price and number of shares of common stock issuable upon the exercise of the Warrants will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, and will also be subject to weighted average anti-dilution adjustments in the event the Company issues or is deemed to have issued any securities below the then exercise price of the Warrants, subject to certain exceptions, during the 12 months following the closing date, each as described in greater detail in the Warrants. If after February 11, 2018, a registration statement covering the issuance or resale of the shares of common stock issuable upon exercise of the Warrants (the “Warrant Shares”) is not available for the issuance or resale, as applicable, the Purchasers and the Agent, may exercise the Warrants by means of a “cashless exercise.”

The Purchase Agreement contains various restrictions, requirements and prohibitions governing the Company and its officers and directors, as described in greater detail under “Private Placement of Common Stock and Warrants” – “Covenants and Requirements of the Purchase Agreement”, beginning on page 41.

The aggregate net proceeds from the Private Placement Offering, after deducting the placement agent’s fees payable in cash (described above) and other estimated offering expenses, were approximately $2.7 million. The Company intends to use the aggregate net proceeds to expand its technology division, increase its alternative lodging rental count, and for general corporate purposes.

William Kerby, the Chief Executive Officer and Chairman of the Company, purchased $50,000 of the Securities (25,000 Shares and Warrants); Simon Orange, a member of the Board of Directors of the Company, purchased $175,000 of the Securities (87,500 Shares and Warrants); Donald Monaco, a member of the Board of Directors of the Company purchased $175,000 of the Securities (87,500 Shares and Warrants); Pat LaVecchia, a member of the Board of Directors of the Company, purchased $10,000 of the Securities (5,000 Shares and Warrants); and Robert J. Post, a member of the Board of Directors of the Company purchased $25,000 of the Securities (12,500 Shares and Warrants). Additionally, Stephen Romsdahl, a then greater than 5% shareholder of the Company purchased $50,000 of the Securities (25,000 Shares and Warrants) and another non-related party, who is a key distributor of the Company, purchased $100,000 of the Securities (50,000 Shares and Warrants).

The combined purchase price for one Share and one Warrant to purchase one share of Common Stock in the Offering was $2.00.

A required term of the Offering was that William Kerby, our Chief Executive Officer and Chairman, and Donald P. Monaco, our Director, on behalf of themselves and the entities which they control, convert the 1,869,611 shares of Series A 10% Cumulative Convertible Preferred Stock (“Series A Preferred Stock”) beneficially owned by them into 3,789,222 shares of common stock of the Company, which conversions were effective July 28, 2017.

As additional consideration for Pacific Grove agreeing to participate in the Private Placement Offering as a Purchaser, the Company entered into a Board Representation Agreement with Pacific Grove. Pursuant to the Board Representation Agreement, Pacific Grove will be granted the right to designate one person to be nominated for election to the Company’s Board of Directors so long as (i) Pacific Grove together with its affiliates beneficially owns at least 4.99% of the Company’s common stock, or (ii) Pacific Grove together with its affiliates beneficially owns at least 75% of the Securities purchased in the Private Placement Offering. Notwithstanding its rights under the Board Representation Agreement, Pacific Grove has not provided us notice of any nominees for appointment to the Board of Directors to date.

On August 24, 2017, and effective on August 22, 2017, we entered into a Debt Conversion and Voting Agreement with Mark A. Wilton, a significant stockholder of the Company. Pursuant to the Debt Conversion Agreement, we converted various promissory notes which Mr. Wilton held in the Company, which had an aggregate principal balance of $1,409,326 and were due and payable on December 17, 2017, into 704,663 shares of our restricted common stock. The conversion was undertaken pursuant to the forced conversion terms of the Wilton Notes, which allowed us to force the conversion of the Wilton Notes into common stock at a conversion price equal to 80% of the 5 day trailing average closing price of our common stock prior to conversion. Additionally, pursuant to the Debt Conversion Agreement, we agreed to pay Mr. Wilton $45,000 in cash, payable at the rate of $15,000 per month in September, October and November, 2017, and Mr. Wilton agreed (a) to vote (and provided William Kerby, our Chief Executive Officer, and any other individual who is designated by us in the future, a proxy to vote), all of the voting shares held by him, in favor of any proposals recommended by the Board of Directors of the Company, and (b) to not transfer any of the voting shares which he held, subject to certain exceptions, until the earlier of August 22, 2020 and the date we provide Mr. Wilton notice of the termination of such voting proxy. We and Mr. Wilton also provided each other general releases pursuant to the Debt Conversion Agreement.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock currently trades on the OTCQB market under the ticker symbol “MKGI”. Our fiscal year end is February 28 or 29, depending on the year. The following table sets forth the high and low trading price of our common stock for each quarter during the past two (2) fiscal years, the fiscal and second fiscal quarters of fiscal 2018, and the portion of the current quarter from September 1, 2017 to November 3, 2017:

Period	High Price	Low Price
Fiscal Year Ended February 29, 2016
First Quarter	$4.48	$1.25
Second Quarter	$9.99	$2.85
Third Quarter	$4.10	$2.21
Fourth Quarter	$5.00	$1.10

Fiscal Year Ended February 28, 2017
First Quarter	$3.85	$1.33
Second Quarter	$4.35	$1.71
Third Quarter	$3.80	$2.11
Fourth Quarter	$2.80	$1.95

Fiscal Year Ended February 28, 2018
First Quarter	$3.25	$1.80
Second Quarter	$2.85	$1.75
Third Quarter (through November 3, 2017)	$3.18	$1.69

These quotations reflect interdealer prices, without retail markup, markdown, or commission and may not represent actual transactions.

Holders

On November 3, 2017, the last reported sales price of our common stock was $2.44 per share and there were 489 holders of record of our common stock. Because many of our shares of common stock are held by brokers and other institutions on behalf of stockholders, this number of record stockholders is not indicative of the total number of stockholders of the Company when including securities beneficially owned.

Dividend Policy

We have neither declared nor paid cash dividends on our common stock and do not expect to pay dividends on our common stock for the foreseeable future. We anticipate all of our earnings will be used for the operation and growth of our business. Any future determination to pay dividends on our common stock would be subject to the discretion of our Board of Directors and would depend upon various factors, including our results of operations, financial condition and liquidity requirements, restrictions that may be imposed by applicable law and our contracts, and other factors deemed relevant by our Board of Directors.

SELLING STOCKHOLDERS

The following table provides information regarding the selling stockholders and the number of shares the selling stockholders are offering under this prospectus. We have prepared this table based on information furnished to us by or on behalf of the selling stockholders. Under the rules of the SEC, beneficial ownership includes shares over which the indicated beneficial owner exercises voting or investment power. Beneficial ownership is determined under Section 13(d) of the Exchange Act, and generally includes voting or investment power with respect to securities, including any securities that grant the selling stockholders the right to acquire common stock within 60 days of November 3, 2017. We believe that the selling stockholders have sole voting and investment power with respect to all shares beneficially owned. Except as set forth in the footnotes below, none of the selling stockholders are affiliated with a broker-dealer registered under the Exchange Act.

 The shares may be sold by the selling stockholders, by those persons or entities to whom they transfer, donate, devise, pledge or distribute shares or by other successors in interest. The information regarding shares beneficially owned after this offering assumes the sale of all shares offered by the selling stockholders in this prospectus. The selling stockholders may sell less than all of the shares listed in the table. In addition, the shares listed below may be sold pursuant to this prospectus or in privately negotiated transactions. Accordingly, we cannot estimate the number of shares the selling stockholders will sell under this prospectus.

The selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years, other than beneficial ownership of the shares described in the table below, except as set forth in the footnotes below or below under “Material Relationships with Selling Stockholders”.

The selling stockholders have represented to us that they purchased the shares of common stock offered herein for their own account, for investment only and not with a view toward selling or distributing them in violation of the Securities Act, except in sales either registered under the Securities Act, or sales that are exempt from registration. In recognition of the fact that the selling stockholders, even though purchasing their shares for investment, may wish to be legally permitted to sell their shares when they deem appropriate, we agreed to file a registration statement to register the resale of the shares. Information regarding the selling stockholders may change from time to time. Any such changed information will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part, if required.

		Number of Shares of Common Stock Beneficially Owned Prior to this Offering (1)		Number of Shares of Common Stock Being		Beneficial Ownership of Common Stock After Registration Assuming All Shares Are Sold (#)
Name of Selling Stockholders		Number	Percentage	Offered		Number	Percentage
Adam B. Connors	(2)	19,156	*	19,156	(18)	—	—
Brian Herman	(3)	54,750	*	30,000	(19)	24,750	*
Charcoal Investments Ltd.	(4)	589,000	3.3%	175,000	(19)	414,000	2.2%
Dane Capital Fund LP	(5)	150,000	*	150,000	(19)	—	—
Donald P Monaco Insurance Trust	(6)	2,081,292	11.9%	175,000	(19)	1,906,292	10.0%
Intracoastal Capital, LLC	(7)	75,000	*	75,000	(19)	—	—
Joseph Wolf Revocable Trust	(8)	473,574	2.7%	100,000	(19)	373,574	1.9%
Kingsbrook Opportunities Master Fund LP	(9)	50,000	*	50,000	(19)	—	—
Matthew and Julie Hayden		125,000	*	125,000	(19)	—	—
Northland Securities, Inc.	(10)	38,313	*	38,313	(18)	—	—
Pacific Grove Master Fund LP	(11)	1,750,000	9.5%	1,750,000	(19)	—	—
Pasquale (Pat) LaVecchia	(12)	136,140	*	10,000	(19)	126,140	*
Paul E. and Sherry A. DeBoer		451,111	2.6%	50,000	(19)	401,111	2.1%
Robert Post	(13)	125,000	*	25,000	(19)	100,000	*
Shawn Messner	(14)	19,156	*	19,156	(18)	—	—
Stephen Romsdahl		786,414	4.5%	50,000	(19)	736,414	3.9%
The Stadlin Trust dated 5/25/01	(15)	100,000	*	100,000	(19)	—	—
Weintraub Capital Management, LP	(16)	175,000	1.00%	50,000	(19)	125,000	*
William E. LaMacchia		120,000	*	100,000	(19)	20,000	*
William Kerby	(17)	1,739,322	9.9%	50,000	(19)	1,689,322	8.9%

				3,141,625

* Less than one percent (1%).

# Assumes the sale of all shares offered herein.
(1)	“Beneficial ownership” means that a person, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. The percentage is based upon 17,473,432 shares of our common stock outstanding as of November 3, 2017.
(2)	Mr. Connors, a registered broker-dealer, is an affiliate and Managing Director of Northland, a registered broker-dealer, which served as placement agent for the Offering. Mr. Connors acquired the warrants pursuant to the Company’s engagement agreement with the Agent.
(3)	Mr. Herman, a registered broker-dealer, is the Managing Member of Viewtrade Securities, Inc., a registered broker-dealer.
(4)	The beneficial owner of the securities held by Charcoal Investments Ltd. is Simon Orange, a member of the Board of Directors of the Company.
(5)	The beneficial owner of the securities held by Dane Capital Fund LP is Eric Gomberg, its Managing Member.
(6)	The beneficial owner of the securities held by the Donald P Monaco Insurance Trust is Donald P. Monaco, a member of the Board of Directors of the Company.
(7)	Mitchell P. Kopin (“Mr. Kopin” and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Intracoastal. Mr. Asher, who is a manager of Intracoastal, is also a control person of a broker-dealer. As a result of such common control, Intracoastal may be deemed to be an affiliate of a broker-dealer. Intracoastal acquired the securities being registered hereunder in the ordinary course of business, and at the time of the acquisition of the securities described herein, Intracoastal did not have any arrangements or understandings with any person to distribute such securities.

(8)	The beneficial owner of the securities held by the Joseph Wolf Revocable Trust is Joseph Adam Wolf, its trustee.
(9)	Kingsbrook Partners LP (“Kingsbrook Partners”) is the investment management of Kingsbrook Opportunities Master Fund LP (“Kingsbrook Opportunities”) and consequently has voting control and investment discretion over the securities held by Kingsbrook Opportunities. Kingsbrook Opportunities GP LLC (“Opportunities GP”) is the general partner of Kingsbrook Opportunities and may be considered the beneficial owner of any securities deemed beneficially owned by Kingsbrook Opportunities. KB GP LLC (“GP LLC”) is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners. Ari J. Storch, Adam J. Chill, and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and as a result may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC. Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill, and Wallace disclaim beneficial ownership of these securities.
(10)	Northland Securities, Inc. is a registered broker-dealer, which served as placement agent for the Offering (“Northland”). The shares held by Northland are beneficially owned by Randy Nitzsche, the Chief Executive Officer of Northland.
(11)	Jamie Mendola exercises voting and investment control over the securities held by Pacific Grove Master Fund LP.
(12)	Mr. LaVecchia is a member of the Board of Directors of the Company. Mr. LaVecchia is also a registered broker-dealer (holding Series 7, 24, 28 and 63 licenses) and is the managing member/control person of LaVecchia Capital LLC, which is a registered broker-dealer licensed in Connecticut. Mr. LaVecchia acquired the securities being registered hereunder in the ordinary course of business, and at the time of the acquisition of the securities described herein, Mr. LaVecchia did not have any arrangements or understandings with any person to distribute such securities.
(13)	Mr. Post is a member of the Board of Directors of the Company.
(14)	Mr. Messner, a registered broker-dealer, is an affiliate and Managing Director of Northland, a registered broker-dealer, which served as placement agent for the Offering. Mr. Messner acquired the warrants pursuant to the Company’s engagement agreement with the Agent.
(15)	The beneficial owner of the securities held by the Stadlin Trust are David A. Stadlin and Patti L. Stadlin, its trustees.
(16)	The beneficial owner of the securities held by Weintraub Capital Management, LP is Jerald M. Weintraub.
(17)	Mr. Kerby is the Chief Executive Officer and Chairman of the Board of Directors of the Company.
(18)	Consists solely of Warrants.
(19)	Represents an equal number of shares of common stock and Warrants.

MATERIAL RELATIONSHIPS WITH SELLING STOCKHOLDERS

Except as described below or in the footnotes above, no selling stockholder has had any material transaction or relationship with us or any of our predecessors or affiliates within the past three years.

A condition to the closing of the Offering was that officers and directors of the Company and their affiliates had to have invested at least an aggregate of $500,000 into the Company on the same terms as the Purchasers. In connection therewith, William Kerby, the Chief Executive Officer and Chairman of the Company, purchased $50,000 of the Securities (25,000 Shares and Warrants); Simon Orange, a member of the Board of Directors of the Company, purchased $175,000 of the Securities (87,500 Shares and Warrants); Donald Monaco, a member of the Board of Directors of the Company, purchased $175,000 of the Securities (87,500 Shares and Warrants); Pat LaVecchia, a member of the Board of Directors of the Company, purchased $10,000 of the Securities (5,000 Shares and Warrants); and Robert J. Post, a member of the Board of Directors of the Company, purchased $25,000 of the Securities (12,500 Shares and Warrants). Additionally, Stephen Romsdahl, a significant stockholder of the Company, purchased $50,000 of the Securities (25,000 Shares and Warrants) and William E. LaMacchia, who is a key distributor of the Company, purchased $100,000 of the Securities (50,000 Shares and Warrants).

In connection with the Offering and on July 31, 2017, the Company entered into a Placement Agency Agreement with Northland. Pursuant to the Placement Agreement, the Agent agreed to serve as our exclusive placement agent in connection with the Offering on a “reasonable efforts” basis. In consideration for the services provided by the Agent, the Company agreed to pay the Agent, 8% of the gross proceeds from the sale of the Shares and Warrants in the Offering ($245,200) and, for the consideration of $50, to sell to the Agent, a warrant to purchase shares of common stock equal to 5% of the Shares sold in the Offering (i.e., 76,625 shares, which Agent Warrants, were issued in the name of the Agent, Adam Connors, and Shawn Messner, its Managing Directors).

As additional consideration for Pacific Grove Capital LP, agreeing to participate in the Offering as a Purchaser, the Company entered into a Board Representation Agreement with Pacific Grove. Pursuant to the Board Representation Agreement, Pacific Grove was granted the right to designate one person to be nominated for election to the Company’s Board of Directors so long as (i) Pacific Grove together with its affiliates beneficially owns at least 4.99% of the common stock, or (ii) Pacific Grove together with its affiliates beneficially owns at least 75% of the Securities purchased in this Offering. To date, Pacific Grove has not nominated any persons to the Board of Directors of the Company.

DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.00001 par value per share and 100,000,000 shares of preferred stock, $0.00001 par value per share (“Preferred Stock”).

As of the date of this prospectus, we have 17,473,432 shares of our common stock outstanding and no shares of Preferred Stock issued and outstanding, with 3,000,000 shares of Preferred Stock designated as shares of Series A 10% Cumulative Convertible Preferred Stock (“Series A Preferred” or “Series A Preferred Stock”). The Company had previously designated (a) 3,000,000 shares of Preferred Stock as Non-Voting Series B 10% Cumulative Convertible Preferred Stock; (b) 3,000,000 shares of Preferred Stock as Non-Voting Series C 10% Cumulative Convertible Preferred Stock; and (c) 3,000,000 shares of Preferred Stock as Non-Voting Series D 10% Cumulative Convertible Preferred Stock; however, effective on September 22, 2017, due to the fact that no shares of Series B, Series C or Series D Preferred Stock remained outstanding, the Company filed Certificate of Withdrawal of Certificate of Designations relating to such series of Preferred Stock with the Secretary of State of Nevada and terminated the designation of such series of Preferred Stock.

The following description of our capital stock is a summary only and is subject to and qualified in its entirety by reference to the applicable provisions of the Nevada Revised Statutes, and our charter and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is part. You should refer to, and read this summary together with, our Articles of Incorporation and Bylaws, each as amended and restated to date, to review all of the terms of our capital stock. Our Articles of Incorporation and amendments thereto are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Each share of our common stock is entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by our Board of Directors. No holder of any shares of our common stock has a preemptive right to subscribe for any of our securities, nor are any shares of our common stock subject to redemption or convertible into other securities. Upon liquidation, dissolution or winding-up of the Company, and after payment to our creditors and preferred stockholders, if any, our assets will be divided pro rata on a share-for-share basis among the holders of our common stock. Each share of our common stock is entitled to one vote on all stockholder matters. Shares of our common stock do not possess any cumulative voting rights.

The presence of the persons entitled to vote of 33 1/3% of the outstanding voting shares on a matter before the stockholders constitute the quorum necessary for the consideration of the matter at a stockholders’ meeting.

Except as otherwise required by law, the Articles of Incorporation, or any certificate of designations, (i) at all meetings of stockholders for the election of directors, a plurality of votes cast are sufficient to elect such directors; (ii) any other action taken by stockholders are be valid and binding upon the Company if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, at a meeting at which a quorum is present, except that adoption, amendment or repeal of the Bylaws by stockholders requires the vote of a majority of the shares entitled to vote; and (iii) broker non-votes and abstentions are considered for purposes of establishing a quorum but not considered as votes cast for or against a proposal or director nominee. Each stockholder has one vote for every share of stock having voting rights registered in his or her name, except as otherwise provided in any preferred stock designation setting forth the right of preferred stock stockholders.

The common stock does not have cumulative voting rights, which means that the holders of 51% of the common stock voting for election of directors can elect 100% of our directors if they choose to do so.

Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board of Directors (“Board of Directors”) prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.

The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

Series A Convertible Preferred Stock

The holders of record of shares of Series A Preferred Stock are entitled to vote on all matters submitted to a vote of the shareholders of the Company and are entitled to one hundred (100) votes for each share of Series A Preferred Stock. Each share of Series A Preferred Stock is redeemable at $1.00 per share. The Series A Preferred Stock is entitled to a 10% annual dividend, payable as, when and if, declared by the Board of Directors, payable on the first day of April, July, October and January.

Per the terms of the Amended and Restated Certificate of Designations relating to the Series A Preferred Stock, subject to the availability of authorized and unissued shares of Series A Preferred Stock, the holders of Series A Preferred Stock may, by written notice to the Company:

●	elect to convert all or any part of such holder’s shares of Series A Preferred Stock into common stock at a conversion rate of the lower of:
(a) $25.00 per share; or
(b) at the lowest price the Company has issued stock as part of a financing.
●	convert all or part of such holder’s shares (excluding any shares issued pursuant to conversion of unpaid dividends) into debt obligations of the Company, secured by a security interest in all of the assets of the Company and its subsidiaries, at a rate of $25.00 of debt for each share of Series A Preferred Stock.

In the event of any liquidation, dissolution or winding up of this Company, either voluntary or involuntary (any of the foregoing, a “liquidation”), holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Company to the holders of the common Stock or any other series of Preferred Stock by reason of their ownership thereof an amount per share equal to $1.00 for each share (as adjusted for any stock dividends, combinations or splits with respect to such shares) of Series A Preferred Stock held by each such holder, plus the amount of accrued and unpaid dividends thereon (whether or not declared) from the beginning of the dividend period in which the liquidation occurred to the date of liquidation. Additionally, each holder of Series A Preferred Stock holds a security interest in substantially all of our assets in order to secure our obligations in connection with such Series A Preferred Stock.

Except for transfers to family members, or trusts for the benefit of Series A Preferred Stock holders, no holder of Series A Preferred Stock is able to transfer his/her/its shares of Series A Preferred Stock.

There are currently no shares of Series A Preferred Stock issued or outstanding.

Anti-Takeover Provisions Under The Nevada Revised Statutes

Certain provisions of Nevada law, and our Articles of Incorporation and our Bylaws (subject, where applicable as described below, our opting out of certain provisions of Nevada law), contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Business Combinations

Sections 78.411 to 78.444 of the Nevada revised statues (the “NRS”) prohibit a Nevada corporation from engaging in a “combination” with an “interested stockholder” for three years following the date that such person becomes an interested stockholder and place certain restrictions on such combinations even after the expiration of the three-year period. With certain exceptions, an interested stockholder is a person or group that owns 10% or more of the corporation’s outstanding voting power (including stock with respect to which the person has voting rights and any rights to acquire stock pursuant to an option, warrant, agreement, arrangement, or understanding or upon the exercise of conversion or exchange rights) or is an affiliate or associate of the corporation and was the owner of 10% or more of such voting stock at any time within the previous three years.

A Nevada corporation may elect not to be governed by Sections 78.411 to 78.444 by a provision in its Articles of Incorporation. We have such a provision in our Articles of Incorporation, as amended, pursuant to which we have elected to opt out of Sections 78.411 to 78.444; therefore, these sections do not apply to us.

Control Shares

Nevada law also seeks to impede “unfriendly” corporate takeovers by providing in Sections 78.378 to 78.3793 of the NRS that an “acquiring person” shall only obtain voting rights in the “control shares” purchased by such person to the extent approved by the other stockholders at a meeting. With certain exceptions, an acquiring person is one who acquires or offers to acquire a “controlling interest” in the corporation, defined as one-fifth or more of the voting power. Control shares include not only shares acquired or offered to be acquired in connection with the acquisition of a controlling interest, but also all shares acquired by the acquiring person within the preceding 90 days. The statute covers not only the acquiring person but also any persons acting in association with the acquiring person.

A Nevada corporation may elect to opt out of the provisions of Sections 78.378 to 78.3793 of the NRS. We have no provision in our Articles of Incorporation pursuant to which we have elected to opt out of Sections 78.378 to 78.3793; therefore, these sections do not apply to us.

Removal of Directors

Section 78.335 of the NRS provides that 2/3rds of the voting power of the issued and outstanding shares of the Company are required to remove a Director from office. As such, it may be more difficult for stockholders to remove Directors due to the fact the NRS requires greater than majority approval of the stockholders for such removal.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock pursuant to our Articles of Incorporation, as amended, will make it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company.

Transfer Agent

The transfer agent for our common stock is American Stock Transfer & Trust Company, 6201 15th Ave, Brooklyn, New York 11219, telephone (800) 937-5449.

Quotation on OTCQB Market

Our common stock is quoted on the OTCQB Market under the symbol “MKGI.”

PLAN OF DISTRIBUTION

We are registering for resale by the selling stockholders and certain transferees a total of 3,141,625 shares of common stock representing (a) 1,532,500 outstanding shares of common stock, held by the selling stockholders named herein; and (b) 1,609,125 shares of common stock that are issuable in connection with the exercise of outstanding warrants to purchase 1,609,125 shares of common stock at an exercise price of $2.10 per share, held by the selling stockholders named herein. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock, although we may receive up to $3,379,162.50 upon the exercise of all of the Warrants. We will bear all fees and expenses incident to our obligation to register the shares of common stock. If the shares of common stock are sold through broker-dealers or agents, the selling stockholder will be responsible for any compensation to such broker-dealers or agents.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus.

The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders will sell their shares of common stock subject to the following:

●	all or a portion of the shares of common stock beneficially owned by the selling stockholders or their perspective pledgees, donees, transferees or successors in interest, may be sold on the over-the-counter market, any national securities exchange or quotation service on which the shares of our common stock may be listed or quoted at the time of sale, in the over-the counter market, in privately negotiated transactions, through the writing of options, whether such options are listed on an options exchange or otherwise, short sales or in a combination of such transactions;
●	each sale may be made at market price prevailing at the time of such sale, at negotiated prices, at fixed prices or at carrying prices determined at the time of sale;
●	some or all of the shares of common stock may be sold through one or more broker-dealers or agents and may involve crosses, block transactions or hedging transactions. The selling stockholders may enter into hedging transactions with broker-dealers or agents, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock to close out short positions or loan or pledge shares of common stock to broker-dealers or agents that in turn may sell such shares; and

●	in connection with such sales through one or more broker-dealers or agents, such broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and may receive commissions from the purchasers of the shares of common stock for whom they act as broker-dealer or agent or to whom they sell as principal (which discounts, concessions or commissions as to particular broker-dealers or agents may be in excess of those customary in the types of transaction involved). Any broker-dealer or agent participating in any such sale may be deemed to be an “underwriter” within the meaning of the Securities Act and will be required to deliver a copy of this prospectus to any person who purchases any shares of common stock from or through such broker-dealer or agent. We have been advised that, as of the date hereof, none of the selling stockholders have made any arrangements with any broker-dealer or agent for the sale of their shares of common stock.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profits realized by the selling stockholders and any commissions paid, or any discounts or concessions allowed to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. A selling stockholder may also transfer, devise or gift the shares of common stock by other means not covered in this prospectus in which case the transferee, devisee or giftee will be the selling stockholder under this prospectus.

If required at the time a particular offering of the shares of common stock is made, a prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will bear all expenses of the registration of the shares of common stock registered herein, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with the state securities of “blue sky” laws. The selling stockholders will pay all underwriting discounts and selling commissions and expenses, brokerage fees and transfer taxes, as well as the fees and disbursements of counsel to and experts for the selling stockholders, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the related securities purchase agreements or the selling stockholder will be entitled to contribution. We will be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders for use in this prospectus, in accordance with the related securities purchase agreements or we will be entitled to contribution. Once sold under this registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

We changed our independent registered public accounting firm from D’Arelli Pruzansky, P.A. to LBB & Associates Ltd., LLP on March 8, 2016. There have been no disagreements with LBB & Associates Ltd., LLP or with D’Arelli Pruzansky, P.A., within the meaning of Rule 304(b) of Regulation S-K, either in connection with the change in accountants described above, or otherwise, during the years ended February 29, 2016 and February 28, 2015, or the period from February 29, 2016 to March 8, 2016.

LEGAL MATTERS

The Loev Law Firm, PC, Bellaire, Texas, will issue an opinion with respect to the validity of the shares of common stock offered hereby.

EXPERTS

The consolidated balance sheets of the Company as of February 28, 2017 and February 29, 2016, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended, appearing in the Company’s Annual Report on Form 10-K for the year ended February 28, 2017, have been audited by LBB & Associates Ltd., LLP, as set forth in their report thereon, included herein. Such consolidated financial statements are included herein in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our Company or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the “Financial Information,” page of our website at www.Monakergroup.com. Information on our web site is not part of this prospectus, and we do not desire to incorporate by reference such information herein. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The securities offered under this prospectus are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus regardless of the time of delivery of this prospectus, or any sale of the securities.

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and documents. You should review the complete document to evaluate these statements.

FINANCIAL STATEMENTS

92

Monaker Group, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	August 31,	February 28,
	2017	2017

Assets
Current Assets
Cash	$1,969,438	$1,007,065
Note receivable	750,000	750,000
Prepaid expenses and other current assets	94,174	42,894
Security deposits	15,000	15,000
Total current assets	2,828,612	1,814,959

Note receivable	2,900,000	—
Website development costs and intangible assets, net	778,183	772,069
Total assets	$6,506,795	$2,587,028

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Line of credit	$1,193,000	$1,193,000
Accounts payable and accrued expenses	264,030	262,493
Other current liabilities	138,734	153,648
Convertible promissory notes - related party	—	1,409,326
Total current liabilities	1,595,764	3,018,467

Deferred gain	2,900,000	—
Total liabilities	4,495,764	3,018,467

Commitments and contingencies

Stockholders’ equity (deficit)
Series A Preferred stock, $0.01 par value; 3,000,000 authorized; 0 and 1,869,611 shares issued and outstanding at August 31, 2017 and February 28, 2017, respectively	—	18,696
Common stock, $0.00001 par value; 500,000,000 shares authorized; 17,453,432 and 11,133,938 shares issued and outstanding at August 31, 2017 and February 28, 2017, respectively	174	111
Additional paid-in-capital	105,169,490	100,209,386
Accumulated deficit	(103,158,633)	(100,659,632)
Total stockholders’ equity (deficit)	2,011,031	(431,439)
Total liabilities and stockholders’ equity (deficit)	$6,506,795	$2,587,028

The accompanying notes are an integral part of these consolidated financial statements.

Monaker Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	For the three months ended		For the six months ended
	August 31, 2017	August 31, 2016	August 31, 2017	August 31, 2016

Revenues
Travel and commission revenues	$112,798	$176,770	$268,844	$271,869
Total revenues	112,798	176,770	268,844	271,869

Operating expenses
General and administrative	493,789	179,015	715,820	1,018,528
Stock-based compensation	406,190	196,237	343,823	307,923
Salaries and benefits	397,264	381,739	1,005,453	891,681
Technology and development	318,296	—	318,296	—
Cost of revenues	79,580	128,521	190,497	196,209
Selling and promotions	12,246	22	28,602	29,448
Total operating expenses	1,707,365	885,534	2,602,491	2,443,789

Operating loss	(1,594,567)	(708,764)	(2,333,647)	(2,171,920)

Other income (expense)
Gain on sales of investments	—	133,808	—	245,958
Interest income	150	—	150	—
Other income	—	281	—	281
Interest expense	(105,997)	(63,480)	(165,504)	(123,397)
Gain (loss) on extinguishment of debt	—	(186,357)	—	97,943
Loss on legal settlement	—	(81,832)	—	(81,832)
Total other income (expense)	(105,847)	(197,580)	(165,354)	138,953

Net loss	$(1,700,414)	$(906,344)	$(2,499,001)	$(2,032,967)

Weighted average number of common shares outstanding	13,396,223	7,874,298	12,359,122	7,454,850

Basic and diluted net loss per share	$(0.13)	$(0.12)	$(0.20)	$(0.27)

The accompanying notes are an integral part of these consolidated financial statements.

Monaker Group, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	For the six months ended
	August 31,	August 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(2,499,001)	$(2,032,967)

Adjustments to reconcile net loss to net cash from operating activities:
Stock based compensation and consulting fees	343,824	307,923
Amortization of intangibles and depreciation	70,385	414,897
Gain on sale of consolidated affiliate	—	(245,958)
Gain on extinguishment of debt	—	(97,943)
Changes in operating assets and liabilities:
Decrease in security deposits	—	3,206
Increase in prepaid expenses and other current assets	(51,280)	(15,531)
(Decrease) increase in accounts payable and accrued expenses	1,538	(230,866)
Decrease in other current liabilities	(14,914)	(157,587)
Net cash used in operating activities	(2,149,448)	(2,054,826)

Cash flows from investing activities:
Payments related to website development costs	(76,500)	(276,730)
Net cash used in investing activities	(76,500)	(276,730)

Cash flows from financing activities:
Proceeds from issuance of common stock and warrants	3,048,433	1,260,100
Proceeds from exercise of warrants	139,888	457,381
Proceeds from line of credit, net	—	996,000
Principal payments against convertible promissory notes	—	(214,582)
Payments on shareholder loans, net	—	(3,560)
Net cash provided by financing activities	3,188,321	2,495,339

Net increase in cash	962,373	163,783

Cash at beginning of period	1,007,065	137,944

Cash at end of period	$1,969,438	$301,727

Supplemental disclosure:
Cash paid for interest	$120,504	$143,616

Non-cash transactions:
Settlement of accrued interest with stock	$—	$14,000
Shares/warrants issued for conversions of debt to equity	$1,409,319	$75,000

The accompanying notes are an integral part of these consolidated financial statements.

Monaker Group, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

(Unaudited)

Note 1 – Summary of Business Operations and Significant Accounting Policies

Nature of Operations and Business Organization

Monaker Group, Inc. and its subsidiaries (“Monaker”, “we”, “our”, “us”, or “Company”) operate an online marketplace for the alternative lodging rental industry. Alternative lodging rentals (ALRs) are whole unit vacation homes or timeshare resort units that are fully furnished, privately owned residential properties, including homes, condominiums, villas and cabins, that property owners and managers rent to the public on a nightly, weekly or monthly basis. As an added feature to our ALR offerings, we also provide access to airline, car rental, hotel, cruise and activities products along with concierge tours and activities, at the destinations, that are catered to the traveler through our Maupintour products.

We provide a vacation rental platform with auxiliary services so travelers can purchase vacations through our websites that include NextTrip.com, Maupintour.com and EXVG.com or through distributors of the Company’s ALRs, while providing inquiries and bookings to property owners and managers. NextTrip serves three major constituents: (1) property owners and managers, (2) travelers, and (3) other distributors. Property owners and managers provide detailed listings of their properties to the Company with the goal of reaching a broad audience of travelers seeking ALRs. The property owners and managers provide us their properties, at a preferential net rate for each booking and, in return, their properties are listed for free as an available ALR on NextTrip.com (as well as other distributors of the Company’s ALRs). Travelers visit NextTrip.com (as well as other distributors of the Company’s ALRs) and are able to search and compare our large and detailed inventory of listings to find ALRs meeting their needs.

Monaker is a technology driven travel company with ALR products as its distinguishing niche. The ALRs are owned and leased by third parties and are available to rent through Monaker’s websites as well as other distributors of Monaker’s ALRs. Monaker’s services include critical elements such as technology, an extensive film library, trusted brands and established partnerships that enhance product offerings and reach. Monaker has video content, key industry relationships and a prestigious Travel Brand as cornerstones for the development and planned deployment of core-technology on both proprietary and partnership platforms.

Monaker sells travel services to leisure and corporate customers around the world. The primary focus is on providing ALR options as well as providing schedule, pricing and availability information for booking reservations for airlines, hotels, rental cars, cruises and other travel products such as sightseeing tours, show and event tickets and theme park passes. The Company sells these travel services both individually and also as components of dynamically-assembled packaged travel vacations and trips. In addition, the Company provides proprietary videos that present travelers with information about travel destinations, maps and other travel details. In May 2017, the Company introduced its new Travel Platform under the NextTrip brand. This platform continues to be improved with a focus on maximizing the consumer’s experience and assisting them in the decision and purchasing process.

The platform is a combination of proprietary and licensed technology (described below) that connects and searches large travel suppliers of alternative lodging inventories to present to consumers comprehensive and optimal alternatives at the most inexpensive rates to choose from.

The Company sells its travel services through various distribution channels including (i) direct to consumers through its websites (NextTrip.com and EXVG.com), its mobile application (“app”), and a toll-free telephone number designed to assist customers with complex or high-priced offerings of Maupintour and, (ii) the Company plans to provide real-time bookable ALRs to other distributors (such as other travel companies’ websites and networks of third-party travel agents) who will sell the ALRs to their customers.

Monaker’s core holdings include NextTrip.com, Maupintour.com and EXVG.com. NextTrip.com is the primary website, where travel services and products are booked. The travel services and products include ALRs, tours, activities/attractions, airline, hotel, and car rentals. Maupintour complements the Nextrip.com offering by providing high-end tour packages and activities/attractions. EXVG.com is the website where ALRs, that are not real-time bookable, will be promoted.

Interim Financial Statements

These unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”) for interim financial information and with the instructions to Form 10-Q and Regulation S-X. Accordingly, the consolidated financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal recurring nature. These consolidated financial statements should be read in conjunction with the financial statements for the fiscal year ended February 28, 2017 and notes thereto and other pertinent information contained in our Form 10-K the Company has filed with the Securities and Exchange Commission (the “SEC”).

The results of operations for the six months ended August 31, 2017, are not necessarily indicative of the results to be expected for the full fiscal year ending February 28, 2018.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material inter-company transactions and accounts have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. These differences could have a material effect on the Company’s future results of operations and financial position. Significant items subject to estimates and assumptions include certain revenues, the carrying amounts of indefinite-lived intangible assets, depreciation and amortization, the valuation of stock warrants, and deferred income taxes.

Cash and Cash Equivalents

For purposes of balance sheet presentation and reporting of cash flows, the Company considers all unrestricted demand deposits, money market funds and highly liquid debt instruments with an original maturity of less than 90 days to be cash and cash equivalents. The Company had no cash equivalents at August 31, 2017 and February 28, 2017.

Website Development Costs

The Company accounts for website development costs in accordance with Accounting Standards Codification 350-50 “Website Development Costs”. Accordingly, all costs incurred in the planning stage are expensed as incurred, costs incurred in the website application and infrastructure development stage that meet specific criteria are capitalized and costs incurred in the day to day operation of the website are expensed as incurred. All costs associated with the websites are subject to straight-line amortization over a three-year period.

Software Development Costs

The Company capitalizes internal software development costs subsequent to establishing technological feasibility of a software application in accordance with guidelines established by “ASC 985-20-25” Accounting for the Costs of Software to Be Sold, Leased, or Otherwise Marketed, requiring certain software development costs to be capitalized upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors such as anticipated future revenue, estimated economic life, and changes in software and hardware technologies. Amortization of the capitalized software development costs begins when the product is available for general release to customers. Capitalized costs are amortized based on the greater of (a) the ratio of current gross revenues to the total current and anticipated future gross revenues, or (b) the straight-line method over the remaining estimated economic life of the product. For the six months ended August 31, 2017 and the year ended February 28, 2017, all software has been placed in service and all costs associated with the software development have been expensed.

Impairment of Intangible Assets

In accordance with ASC 350-30-65 “Goodwill and Other Intangible Assets”, the Company assesses the impairment of identifiable intangible assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers important, which could trigger an impairment review include the following:

1. Significant underperformance compared to historical or projected future operating results;

2. Significant changes in the manner or use of the acquired assets or the strategy for the overall business; and

3. Significant negative industry or economic trends.

When the Company determines that the carrying value of an intangible asset may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent to the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. The Company did not record an impairment charge on its intangible assets during the six months ended August 31, 2017 and 2016, respectively. Intangible assets that have finite useful lives are amortized over their useful lives once placed into service. During the period ended August 31, 2017, the Company’s website has been deployed. The Company incurred amortization expense of $70,385 and $414,897 on its intangible assets, website, for the six months ended August 31, 2017 and 2016, respectively.

Convertible Debt Instruments

The Company records debt net of debt discount for beneficial conversion features and warrants, on a relative fair value basis. Beneficial conversion features are recorded pursuant to the Beneficial Conversion and Debt Topics of the FASB Accounting Standards Codification. The amounts allocated to warrants and beneficial conversion rights are recorded as debt discount and as additional paid-in-capital. Debt discount is amortized to interest expense over the life of the debt.

Derivative Instruments

The Company enters into financing arrangements that consist of freestanding derivative instruments or are hybrid instruments that contain embedded derivative features. The Company accounts for these arrangements in accordance with Accounting Standards Codification topic 815, Accounting for Derivative Instruments and Hedging Activities (“ASC 815”) as well as related interpretations of this standard. In accordance with this standard, derivative instruments are recognized as either assets or liabilities in the balance sheet and are measured at fair values with gains or losses recognized in earnings. Embedded derivatives that are not clearly and closely related to the host contract are bifurcated and are recognized at fair value with changes in fair value recognized as either a gain or loss in earnings. The Company determines the fair value of derivative instruments and hybrid instruments based on available market data using appropriate valuation models, considering all of the rights and obligations of each instrument.

The Company estimates fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered consistent with the objective measuring fair values. In selecting the appropriate technique, the Company considers, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. For less complex derivative instruments, such as freestanding warrants, the Company generally uses the Black-Scholes model, adjusted for the effect of dilution, because it embodies all of the requisite assumptions (including trading volatility, estimated terms, dilution and risk free rates) necessary to determine the fair value of these instruments. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques (such as Black-Scholes model) are highly volatile and sensitive to changes in the trading market price of our common stock. Since derivative financial instruments are initially and subsequently carried at fair values, our income (expense) going forward will reflect the volatility in these estimates and assumption changes. Under the terms of this accounting standard, increases in the trading price of the Company’s common stock and increases in fair value during a given financial quarter result in the application of non-cash derivative expense. Conversely, decreases in the trading price of the Company’s common stock and decreases in trading fair value during a given financial quarter result in the application of non-cash derivative income.

Based upon ASC 815-25, the Company has adopted a sequencing approach regarding the application of ASC 815-40 to its outstanding convertible debentures. Pursuant to the sequencing approach, the Company evaluates its contracts based upon earliest issuance date.

Reclassification

For comparability, certain prior year amounts have been reclassified, where appropriate, to conform to the financial statement presentation used in 2017. The reclassifications have no impact on net loss.

Earnings per Share

Basic earnings per share are computed by dividing net income or loss by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share are computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period.

Fair Value of Financial Instruments

The Company has adopted the provisions of ASC Topic 820, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. ASC 820 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. The fair value hierarchy distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs). The hierarchy consists of three levels:

Level 1: Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities traded in active markets.

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3: Inputs that are generally unobservable. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Financial instruments consist principally of cash, accounts receivable, prepaid expenses, accounts payable, accrued liabilities and other current liabilities. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature. The fair value of long-term debt is based on current rates at which the Company could borrow funds with similar remaining maturities. The carrying amounts approximate fair value. It is management’s opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. The updated standard is effective for fiscal years, and interim reporting periods within those years, beginning after December 15, 2017, and permits early adoption a year earlier, after December 15, 2016. The Company has not yet selected a transition method and is currently evaluating the effect that the updated standard will have on its consolidated financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases. This guidance requires an entity to recognize lease liabilities and a right-of-use asset for all leases on the balance sheet and to disclose key information about the entity’s leasing arrangements. ASU 2016-02 is effective for annual reporting periods beginning after December 15, 2019, including interim periods within that reporting period, with earlier adoption permitted. ASU 2016-02 must be adopted using a modified retrospective approach for all leases existing at, or entered into after the date of initial adoption, with an option to elect to use certain transition relief. The Company has not yet selected a transition method and is currently evaluating the effect that the updated standard will have on its consolidated financial statements and related disclosures.

Note 2 – Note Receivable

Current

On December 22, 2014, we advanced $15,000 to a non-related third party debtor and signed a one year, six percent (6%) promissory note in the amount of $15,000. The entire principal balance of this note was rolled into and became part of the consideration paid for the purchase of our 51% membership interest in Name Your Fee, LLC, including approximately $1,000,000 in intangible assets. Our interest in Name Your Fee, LLC was sold on May 16, 2016, to the same non-related third party, for cancellation of $45,000 in notes (including the $15,000 note described above) and a promissory note in the amount of $750,000 (see also Note 4).

On August 31, 2017, we entered into an Assignment and Novation Agreement (the “Assignment”) with Bettwork Industries, Inc. (“Bettwork”) and Crystal Falls Investments, LLC (“Crystal Falls”), which entity purchased our 51% membership interest in Name Your Fee, LLC in May 2016, in consideration for among other things, $750,000 evidenced by a Promissory Note (the “Name Your Fee Note”). Pursuant to the Assignment, the Name Your Fee Note, which had a principal balance of $750,000 as of the date of the Assignment, was assigned from Crystal Falls to Bettwork, we agreed to only look to Bettwork for the repayment of the Name Your Fee Note, Bettwork agreed to repay the Name Your Fee Note pursuant to its terms, and we provided Crystal Falls a novation of amounts owed thereunder. Crystal Falls also released us from any and all claims in connection with such Name Your Fee Note and any other claims which Crystal Falls then had. The Assignment also amended the Name Your Fee Note to include an option which allows us to convert the amount owed under the Name Your Fee Note into shares of Bettwork’s common stock at a conversion price of $1.00 per share.

Long-term

Effective on August 31, 2017, we entered into a Purchase Agreement (the “Purchase Agreement”) with Bettwork. Bettwork’s common stock is quoted on the OTC Pink market under the symbol “BETW”. Pursuant to the Purchase Agreement, we sold Bettwork:

(a)	our 71.5% membership interest in Voyages North America, LLC, a Delaware limited liability company (“Voyages”), including the voyage.tv website and 16,000 hours of destination and promotional videos;
(b)	our 10% ownership in Launch360 Media, Inc., a Nevada corporation (“Launch360”);
(c)	Rights to broadcast television commercials for 60 minutes every day on R&R TV network stations which rights remain in place until the earlier of (i) the date the shares of Launch360 are no longer held by Bettwork; and (ii) the date that Launch360 no longer has rights to broadcast television commercials on R&R TV network stations, for whatever reason; and
(d)	Our Technology Platform for Home & Away Club and supporting I.C.E. partnership (collectively (a) through (d), the “Assets”).

Bettwork agreed to pay $2.9 million for the Assets, payable in the form of a Secured Convertible Promissory Note (the “Secured Note”). The amount owed under the Secured Note accrues interest at the rate of (a) six percent per annum until the end of the last day of the month in which the sale occurred; and (b) the greater of (i) six percent per annum and (ii) the prime rate plus 3 3/4% per annum, thereafter through maturity, which maturity date is August 31, 2020, provided that the interest rate increases to twelve percent upon the occurrence of an event of default.

Bettwork may prepay the Secured Note at any time, subject to its obligation to provide us 15 days prior written notice prior to any prepayment. The Secured Note is convertible into shares of Bettwork’s common stock, at our option, subject to a 4.99% beneficial ownership limitation (which may be waived by us with at least 61 days prior written notice). The conversion price of the Secured Note is $1.00 per share (the “Conversion Price”), unless, prior to the Secured Note being paid in full, Bettwork completes a capital raise or acquisition and issues common stock or common stock equivalents (including, but not limited to convertible securities) with a price per share (as determined in our reasonable discretion) less than the Conversion Price then in effect (each a “Transaction”), at which time the Conversion Price will be adjusted to match such lower pricing structure associated with the Transaction (provided such repricing shall continue to apply to subsequent Transactions which occur prior to the Secured Note being paid in full as well).

The repayment of the Secured Note is secured by a first priority security interest in all of the Assets.

Note 3 – Investment in Equity Instruments and Deconsolidation

We assess the potential impairment of our equity method investments when indicators such as a history of operating losses, negative earnings and cash flow outlook, and the financial condition and prospects for the investee’s business segment might indicate a loss in value. We have recognized an impairment loss on investment in unconsolidated affiliate. As of August 31, 2017 and February 28, 2017, Monaker owned 44,470,101 shares of RealBiz Media Group, Inc. (RealBiz) Series A Preferred Stock and 10,359,890 shares of RealBiz common stock, notwithstanding RealBiz’s attempt in January 2017 to cancel the majority of such shares as discussed below and the pending litigation in connection therewith. This interest, along with a net receivable balance due, has been written down to zero ($0) as of August 31, 2017 and February 28, 2017 to reflect the realizable value of this investment and asset.

On November 16, 2016, RealBiz notified Monaker that the Board of Directors of RealBiz voted to cancel and retire all issued and outstanding shares of RealBiz Preferred Stock and all but 1,341,533 shares of common stock of RealBiz held by Monaker. On January 18, 2017, RealBiz unilaterally cancelled all shares of common stock of RealBiz held by Monaker. RealBiz’s announced cancellation and retirement was without Monaker’s consent, and done in violation of Delaware law, federal law and the terms of RealBiz’s preferred and common stock. We filed a complaint on November 30, 2016 (Monaker Group, Inc., f/k/a Next 1 Interactive, Inc. v. RealBiz Media Group, Inc., f/k/a Webdigs, Inc. and American Stock Transfer & Trust Company, LLC Case No.: 1:16-cv-24978-DLG), seeking damages and injunctive and declaratory relief, arising from RealBiz’s declared cancellation and retirement of the shares, which action is still pending.

Note 4 – Acquisitions and Dispositions

On May 16, 2016, the Company entered into a Membership Interest Purchase Agreement for the sale of its 51% membership interest in Name Your Fee, LLC in exchange for a Promissory Note, maturing on May 15, 2018, in the amount of $750,000 plus the cancellation of $45,000 in existing promissory notes due from the purchaser. The Promissory Note does not accrue interest, is secured by the 51% membership interest in Name Your Fee, LLC and will be repaid through 20% of the net earnings received in NameYourFee.com through maturity. The Note contains standard and customary events of default. The principal amount of the note is due on May 15, 2018, provided that it will not be an event of default under the note unless the note is not repaid within 60 days after such maturity date (i.e., by July 14, 2018). As of August 31, 2017, the outstanding balance is $750,000.

On August 31, 2017, we entered into the Assignment described in greater detail in Note 2 above, with Bettwork and Crystal Falls, which entity purchased our 51% membership interest in Name Your Fee, LLC in May 2016, in consideration for among other things, the $750,000 Name Your Fee Note. Pursuant to the Assignment, the Name Your Fee Note, which had a principal balance of $750,000 as of the date of the Assignment, was assigned from Crystal Falls to Bettwork, we agreed to only look to Bettwork for the repayment of the Name Your Fee Note, Bettwork agreed to repay the Name Your Fee Note pursuant to its terms, and we provided Crystal Falls a novation of amounts owed thereunder. Crystal Falls also released us from any and all claims in connection with such Name Your Fee Note and any other claims which Crystal Falls then had. The Assignment also amended the Name Your Fee Note to include an option which allows us to convert the amount owed under the Name Your Fee Note into shares of Bettwork’s common stock at a conversion price of $1.00 per share.

Note 5 – Line of Credit and Other Notes Payable

The following table sets forth the line of credit and other notes payable as of August 31, 2017 and February 28, 2017:

	Principal
Line of Credit	August 31, 2017	February 28, 2017
On June 15, 2016, we entered into a revolving line of credit agreement with Republic Bank, Inc. of Duluth, Minnesota (“Republic”), in the maximum amount of $1,000,000. Amounts borrowed under the line of credit accrue interest at the Wall Street Journal U.S. Prime Rate plus 1% (updated daily until maturity), payable monthly in arrears beginning on July 15, 2016. Any amounts borrowed under the line of credit are originally due on June 15, 2017; however, on June 12, 2017, the line of credit was extended for 90 days through September 13, 2017. On December 22, 2016, the revolving line of credit was increased to $1,200,000; all other terms of the revolving line of credit remain unchanged. On September 15, 2017, we entered into a replacement revolving line of credit agreement with Republic, which replaced and superseded our prior line of credit with Republic originally entered into in June 2016. The Line of Credit is in an amount of up to $1.2 million, which borrowed amount is due and payable by us on September 15, 2018. Amounts borrowed under the Line of Credit accrue interest at the Wall Street Journal U.S. Prime Rate plus 1% (updated daily until maturity), payable monthly in arrears beginning on October 15, 2017. The loan contains standard and customary events of default and no financial covenants. From June 16, 2016 through August 31, 2017, we have made draws of $1,193,000 under the line of credit.	1,193,000	1,193,000
	$1,193,000	$1,193,000

Interest charged to operations relating to the above line of credit note was $30,256 and $5,236, respectively, for the six months ended August 31, 2017 and 2016.

As of August 31, 2017, accrued interest is $0 and was $0 as of February 28, 2017. Interest obligations on the line of credit are current.

On July 20, 2017, we entered into a $75,000 short term demand loan with a stated interest rate of 6% per annum for funds received from In Room Retail, Inc., which is owned by William Kerby, CEO and Chairman of the Company. This demand loan was repaid on August 9, 2017.

Interest charged to operations relating to the above note was $248 and $0, respectively, for the six months ended August 31, 2017 and 2016.

Note 6 – Convertible Promissory Notes

As of August 31, 2017, the Company had a convertible promissory note with Mr. Mark Wilton, who was then a greater than 5% shareholder and is treated as a related party. The convertible promissory note, maturing December 1, 2017, was in the amount of $0 and $1,409,326 as of August 31, 2017 and February 28, 2017, respectively, has an interest rate of 6% per annum and a fixed conversion rate if converted by Mr. Wilton of $5.00 per share, provided the Company also had the right to force conversion of the notes into common stock at a conversion price equal to 80% of the 5 day trailing average closing price of our common stock prior to conversion.

On August 24, 2017, and effective on August 22, 2017, we entered into a Debt Conversion and Voting Agreement with Mark A. Wilton, a significant stockholder of the Company. Pursuant to the Debt Conversion Agreement, we converted various promissory notes which Mr. Wilton held in the Company, which had an aggregate principal balance of $1,409,326 and were due and payable on December 17, 2017, into 704,663 shares of our restricted common stock. The conversion was undertaken pursuant to the forced conversion terms of the Wilton Notes, which allowed us to force the conversion of the Wilton Notes into common stock at a conversion price equal to 80% of the 5 day trailing average closing price of our common stock prior to conversion. Additionally, pursuant to the Debt Conversion Agreement, we agreed to pay Mr. Wilton $45,000 in cash, payable at the rate of $15,000 per month in September, October and November, 2017, and Mr. Wilton agreed (a) to vote (and provided William Kerby, our Chief Executive Officer, and any other individual who is designated by us in the future, a proxy to vote), all of the voting shares held by him, in favor of any proposals recommended by the Board of Directors of the Company, and (b) to not transfer any of the voting shares which he held, subject to certain exceptions, until the earlier of August 22, 2020 and the date we provide Mr. Wilton notice of the termination of such voting proxy. We and Mr. Wilton also provided each other general releases pursuant to the Debt Conversion Agreement.

During the six months ended August 31, 2017 and 2016, the Company recognized interest expense of $90,000 and $90,000, respectively.

Note 7 – Deferred Gain

On August 31, 2017 we sold non-core assets for $2,900,000 (with a net book value of $0) which included our 71.5% membership interest in Voyages North America, LLC, our 10% ownership in Launch360 Media, Inc., rights to broadcast television commercials for 60 minutes every day on R&R TV network stations and our technology platform for Home & Away Club (as described in Note 2 of the financial statements included herein and in greater detail below under (as described below under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” – “Liquidity and Capital Resources” - “Recent Significant Funding Transactions” – “Bettwork Purchase Agreement, Secured Note and Assignment and Novation”).

The gain on the sale of the non-core assets (described above) is a deferred gain until such time as Bettwork completes its filings of current financial information with the OTC Markets and further implements its business plans.

Note 8 – Stockholders’ Equity

Preferred stock

The aggregate number of shares of preferred stock that the Company is authorized to issue is up to One Hundred Million (100,000,000), with a par value of $0.00001 per share (“the Preferred Stock”) with the exception of Series A Preferred Stock shares having a $0.01 par value. The Preferred Stock may be divided into and issued in series. The Board of Directors of the Company is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Company is authorized, within any limitations prescribed by law and the articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock.

On September 22, 2017, we filed Certificate of Withdrawal of Certificate of Designations relating to our Series B, Series C and Series D Preferred Stock and terminated the designation of our Series B, Series C and Series D Preferred Stock. The designations previously included (a) 3,000,000 shares of preferred stock designated as Non-Voting Series B 10% Cumulative Convertible Preferred Stock; (b) 3,000,000 shares of preferred stock designated as Non-Voting Series C 10% Cumulative Convertible Preferred Stock; and (c) 3,000,000 shares of preferred stock designated as Non-Voting Series D 10% Cumulative Convertible Preferred Stock. The Certificate of Withdrawal of Certificate of Designations did not affect the Company’s previously designated shares of Series A 10% Cumulative Convertible Preferred Stock.

Series A Preferred Stock

The Company has authorized and designated 3,000,000 shares of Preferred Stock as Series A 10% Cumulative Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”). The holders of record of shares of Series A Preferred Stock shall be entitled to vote on all matters submitted to a vote of the shareholders of the Company and shall be entitled to one hundred (100) votes for each share of Series A Preferred Stock.

On July 31, 2017, the Company entered into a Common Stock and Warrant Purchase Agreement, with certain accredited investors. A required term of the Common Stock and Warrant Purchase Agreement was that William Kerby, our Chief Executive Officer and Chairman and Donald P. Monaco, our Director, on behalf of themselves and the entities which they control, convert the 1,869,611 shares of Series A 10% Cumulative Convertible Preferred Stock beneficially owned by them (representing all of our then outstanding shares of Series A Preferred Stock) into 3,789,222 shares of common stock of the Company, which conversions were effective July 28, 2017.

Dividends in arrears on the outstanding Series A Preferred Stock shares totaled $1,102,066 and $1,025,233 as of July 31, 2017 (date the Series A Preferred Stock shares were converted to common stock) and February 28, 2017, respectively. These dividends will only be payable when and if declared by the Board.

The Company had 0 and 1,869,611 shares of Series A Preferred Stock issued and outstanding as of August 31, 2017 and February 28, 2017.

Common Stock

During the six months ended August 31, 2017, the Company:

●	Sold 1,712,500 shares of common stock and 1,532,500 warrants to purchase1,532,500 shares of common stock with an exercise price of $2 per share (“Warrants”), for gross proceeds of $3,425,000. The cost of capital was $376,567 and net proceeds were $3,048,433 in the private transactions.
●	Issued 255,300 shares of common stock, valued at $657,278 for stock compensation.
●	Issued 75,444 shares of common stock for $139,888 in connection with the exercise of warrants.
●	Issued 3,739,222 shares of common stock, in connection with a conversion of 1,869,611 Series A Preferred Stock shares.
●	Issued 704,663 shares of common stock, valued at $1,409,326 in connection with the conversion of a convertible note.

●	Retired 167,635 shares of common stock valued at $450,945 in connection with the settlement of a financial advisory agreement. In May 2017, we entered into a settlement agreement with a financial advisory firm who was engaged to raise capital per an agreement signed in October 2016. Based upon the firm’s inability to meet any of the agreed upon milestones, the firm agreed to return all the consideration paid for the services. The Company recorded a $450,945 credit to stock compensation in May 2017 as a result of the settlement.

On July 31, 2017, the Company entered into a Common Stock and Warrant Purchase Agreement “Purchase Agreement,” with certain accredited investors named therein (collectively, the “Purchasers”). Under the terms of the Purchase Agreement, which closed on August 11, 2017, the Company sold the Purchasers 1,532,500 shares of the Company’s common stock and warrants to purchase 1,532,500 shares of common stock. The common stock and warrants are in the table above.

In connection with the aforementioned Common Stock and Warrant Purchase Agreement, the Company agreed that until August 11, 2018, if the Company or any subsidiary thereof issues or agrees to issue any (i) common stock or (ii) any securities of the Company or the subsidiary that would entitle the holder thereof to acquire at any time common stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time directly or indirectly convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, common stock, except for certain Exempt Issuances (defined below), entitling any person or entity to acquire shares of common stock at an effective price per share less than $2.00, within three trading days of the date thereof we are required to issue to such Purchaser additional shares of common stock based on the formula set forth in the Purchase Agreement.

The exercise price of the Warrants is $2.10 per share, subject to adjustment as provided therein, and the Warrants are exercisable beginning on July 31, 2017 through July 30, 2022. The exercise price and number of shares of common stock issuable upon the exercise of the Warrants are subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, and will also be subject to anti-dilution adjustments in the event the Company issues or is deemed to have issued any securities below the then exercise price of the Warrants, subject to certain exceptions (i.e., the Exempt Issuances, described below), during the 12 months following the closing date.

In connection with the Purchase Agreement, the Company agreed to use commercially reasonable efforts to file a registration statement on Form S-1 (or Form S-3, if available) with the SEC (the “Registration Statement”) within 45 days following the closing of the offering (which date was September 25, 2017, and which Registration Statement was timely filed) to register the resale of the Shares and Warrant Shares and to cause the Registration Statement to become effective within 120 days following the closing of the offering (which date is December 9, 2017), subject to penalties as described in the Purchase Agreement.

Pursuant to the Purchase Agreement, we agreed that we will not, and we will ensure that our directors and officers and their affiliates will not, without the prior written consent of all Purchasers, from the date of execution of the Purchase Agreement and continuing to and including the date 90 days after the effective date of the registration statement, of which this prospectus forms a part (the “Lock-Up Period”), (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, however, the Company may conduct an Exempt Issuance (as defined below) without the prior written consent of all Purchasers. “Exempt Issuance” means the issuance of (a) shares of common stock or options to employees, consultants, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the board of directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any convertible securities, options or warrants issued and outstanding on the date of the Purchase Agreement, provided that such securities have not been amended since the date of the Purchase Agreement to increase the number of such securities or to decrease the exercise or conversion price of any such securities, and (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating company in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

Pursuant to the Purchase Agreement, we agreed that until the 12 month anniversary of the closing of the Offering, i.e., August 11, 2018, if the Company or any subsidiary thereof issues or agrees to issue any (i) common stock or (ii) any securities of the Company or the subsidiary that would entitle the holder thereof to acquire at any time common stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time directly or indirectly convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, common stock, except for the Exempt Issuances, entitling any person or entity to acquire shares of common stock at an effective price per share less than $2.00, within three trading days of the date thereof the Company is required to issue to such Purchaser additional shares of common stock based on the formula set forth in the Purchase Agreement.

The Purchase Agreement also requires the Company to apply for listing of its common stock on the NASDAQ Capital Market within 60 days following the closing of the offering (which date is October 10, 2017) and to cause the Shares to be listed on the NASDAQ no later than 120 days following closing of the offering (which date is December 9, 2017).

The Company had 17,453,432 and 11,133,938 shares of common stock issued and outstanding as of August 31, 2017 and February 28, 2017, respectively.

Common Stock Warrants

During the six months ended August 31, 2017, the Company granted a total of 55,300 warrants for services with a fair value of $131,925. The fair value was determined using the Black Scholes option pricing model. The assumptions used to calculate the fair market value are as follows: (i) risk-free interest rate of 1.42% (ii) estimated volatility of 291% (iii) dividend yield of 0.00%, and (iv) expected life of the warrants of 3 - 5 years.

The following table sets forth common stock purchase warrants outstanding as of August 31, 2017 and February 28, 2017, and changes in such warrants outstanding for the three months ended August 31, 2017:

	Warrants	Weighted Average Exercise Price
Outstanding, February 28, 2017	2,020,088	$2.24
Warrants granted	1,901,869	$4.71
Warrants exercised/cancelled/expired	(901,212)	$(1.31)
Outstanding, August 31, 2017	3,020,745	$4.07

Common stock issuable upon exercise of warrants	3,020,745	$4.07

As of August 31, 2017, there were 3,020,745 warrants outstanding with a weighted average exercise price of $4.07 and weighted average life of 4.40 years. During the six months ended August 31, 2017, the Company granted 1,901,869 warrants to purchase 1,901,869 shares of common stock – 131,925 warrants for consulting fees, 180,000 warrants in connection with common stock subscriptions, 57,444 extended warrants after expiration and 1,532,500 warrants in connection with a Common Stock and Warrant Purchase Agreement entered into on July 31, 2017, as described in greater detail above. The 131,925 warrants include 76,625 warrants that were issued to the placement agents for raising capital.

Note 9 – Related Party Transactions

On July 31, 2017, the Company entered into a Common Stock and Warrant Purchase Agreement, with certain accredited investors. A required term of the Common Stock and Warrant Purchase Agreement was that William Kerby, our Chief Executive Officer and Chairman and Donald P. Monaco, our Director, on behalf of themselves and the entities which they control, convert the 1,869,611 shares of Series A 10% Cumulative Convertible Preferred Stock beneficially owned by them (representing all of our then outstanding shares of Series A Preferred Stock) into 3,789,222 shares of common stock of the Company, which conversions were effective July 28, 2017.

Furthermore, officers and directors of the Company and their affiliates had to invest at least an aggregate of $500,000 into the Company on the same terms as the accredited investors. In connection therewith, William Kerby, the Chief Executive Officer and Chairman of the Company, purchased $50,000 of the Securities (25,000 shares of common stock and Warrants); Simon Orange, a member of the Board of Directors of the Company, purchased $175,000 of the Securities (87,500 shares of common stock and Warrants); Donald Monaco, a member of the Board of Directors of the Company, purchased $175,000 of the Securities (87,500 shares of common stock and Warrants); Pat LaVecchia, a member of the Board of Directors of the Company, purchased $10,000 of the Securities (5,000 shares of common stock and Warrants); and Robert J. Post, a member of the Board of Directors of the Company, purchased $25,000 of the Securities (12,500 shares of common stock and Warrants). Additionally, Stephen Romsdahl, a significant stockholder of the Company, purchased $50,000 of the Securities (25,000 shares of common stock and Warrants) and another non-related party, who is a key distributor of the Company, purchased $100,000 of the Securities (50,000 shares of common stock and Warrants).

On August 24, 2017, and effective on August 22, 2017, we entered into a Debt Conversion and Voting Agreement with Mark A. Wilton, a significant stockholder of the Company. Pursuant to the Debt Conversion Agreement, we converted various promissory notes which Mr. Wilton held in the Company, which had an aggregate principal balance of $1,409,326 and were due and payable on December 17, 2017, into 704,663 shares of our restricted common stock. Additionally, we agreed to pay Mr. Wilton $45,000 in cash, payable at the rate of $15,000 per month in September, October and November, 2017.

Note 10 – Commitments and Contingencies

The Company leases its office space and certain office equipment under non-cancellable operating leases. In accordance with the terms of the office space lease agreement, the Company is renting the commercial office space, for a term of three years from January 1, 2016 through December 31, 2018. The rent for the six months ended August 31, 2017 and 2016 was $40,470 and $39,002, respectively.

Our future minimum rental payments through February 28, 2018 amount to $66,132.

The following schedule represents obligations under written commitments on the part of the Company that are not included in liabilities:

	Current	Long Term
			February 28, 2020
	February 28,	February 28,	and
	2018	2019	thereafter	Totals
Leases	$40,572	$27,583	$—	$68,155
Other	25,560	8,700	2,450	36,710
Totals	$66,132	$36,283	$2,450	$104,865

The Company is committed to pay three to six months’ severance in the case of termination or death to certain key officers.

Legal Matters

The Company is involved, from time to time, in litigation, other legal claims and proceedings involving matters associated with or incidental to our business, including, among other things, matters involving breach of contract claims, intellectual property, employment issues, and other related claims and vendor matters. The Company believes that the resolution of currently pending matters will not individually or in the aggregate have a material adverse effect on our financial condition or results of operations. However, assessment of the current litigation or other legal claims could change in light of the discovery of facts not presently known to the Company or by judges, juries or other finders of fact, which are not in accord with management’s evaluation of the possible liability or outcome of such litigation or claims.

On March 28, 2016, the Company was presented with a Demand for Arbitration, pursuant to Rule 4(a) of the American Arbitration Association Commercial Rules of Arbitration, whereby Acknew Investments, Inc. and Vice Regal Developments Inc. (Claimants) are arguing that $700,000 is due to them, even though they have already been paid said amounts through preferred shares that were issued as a guarantee and which Claimants converted into shares of common stock. In connection with the purchase of the stock of the entity that eventually became RealBiz Media Group, Inc., the Company issued 380,000 shares of Monaker Series D Preferred Stock shares with a value of $1,900,000, which was considered the $1,200,000 value of the stock portion of the purchase price, and was also meant to guaranty the payment of the balance of $700,000. The Company contends that the obligation to pay the $700,000 was extinguished with the conversion of the Monaker Series D Preferred Stock shares into shares of common stock. The date for arbitration has not been set and the Company will vehemently defend its position.

On June 2, 2016, the Company paid an arbitration award of $81,572 ($73,959 plus interest of $7,613) to Twelfth Child Entertainment, LLC for a License Agreement settlement for rights to air programs regarding “Foreclosure to Fabulous” television programming on the Company’s previously owned media business that was sold on January 21, 2016. The Company absorbed this settlement as part of its partnership commitment with Launch Media 360 which is an investment of the Company.

Litigation related to RealBiz Media Group, Inc. (“RealBiz”)

Case Number 1:16-cv-61017-FAM

On May 11, 2016, RealBiz filed a Complaint against us in the United States District Court for the Southern District of Florida (the “Complaint”). The Complaint alleges $1,287,517 is due from us to RealBiz, and seeks the recovery of such amount, plus pre-judgment interest from October 31, 2015 and costs. The Complaint alleges causes of action including ‘account stated’ and ‘unjust enrichment’.

On May 19, 2016, we filed an Answer and Counterclaim to the Complaint (the “Counterclaim”) denying RealBiz’s allegations and claims and pleading affirmative defenses including ‘failure to state a claim for which relief can be granted’, ‘set-off’ rights (including that if there was any amount owed, RealBiz’s obligation to us far exceeded the $1.3 million amount that RealBiz alleges is due to it), ‘mistake or error’, ‘unclean hands’, ‘waiver’, ‘release’, ‘breach of contract’ (we allege there was an oral agreement that all intercompany balances would be written–off) and ‘rescission of letter addressing partial balance due’ (confirming that a letter upon which RealBiz’s case is predicated was rescinded shortly after its issuance and is of no force or effect). The Counterclaim against RealBiz alleges causes of action including ‘unjust enrichment’ (we allege that the net amount due to us from RealBiz is in excess of $10 million dollars if there is no oral agreement), ‘money had and received’, and ‘breach of contract’ (we allege there was an oral agreement that all intercompany balances would be written–off), and seeks recovery of all actual damages, consequential damages and incidental damages, if any, including but not limited to attorney’s fees and costs, plus-prejudgment and post-judgment interest. We believe the claims asserted in the Complaint, as amended, are without merit and intend to vigorously defend ourselves against the lawsuit while simultaneously seeking damages against RealBiz. The Company has no basis for determining whether there is any likelihood of material loss associated with the claims and/or the potential and/or the outcome of the litigation.

Case No.: CACE-16-019818

On October 27, 2016, the Company filed a Complaint (Monaker Group, Inc., f/k/a Next 1 Interactive, Inc. v. RealBiz Media Group, Inc., f/k/a Webdigs, Inc. and American Stock Transfer & Trust Company, LLC (“AST”)) for damages and injunctive relief from the defendant’s unreasonable delay and/or refusal to register the transfer of certain securities. We instructed RealBiz to transfer our preferred or common stock in RealBiz to certain of our shareholders on several occasions. Defendants, however, wrongfully refused to register the transfers in violation of the Delaware Code and the terms of RealBiz’s preferred and common stock.

Case No.: 16-24978-CIV-GRAHAM

On November 16, 2016, RealBiz cancelled the 44,470,101 Series A preferred shares and 10,359,892 common shares which were held by the Company in connection with an alleged over issuance of common shares relating to the conversion of Monaker’s dual convertible preferred shares.

On November 30, 2016, the Company filed a Complaint (Monaker Group, Inc., f/k/a Next 1 Interactive, Inc. v. RealBiz Media Group, Inc., f/k/a Webdigs, Inc. and American Stock Transfer & Trust Company, LLC) for damages and injunctive and declaratory relief, arising from RealBiz’s declared cancellation, retirement, and/or termination of certain securities. RealBiz notified Monaker of its intent to unilaterally cancel, retire, and/or terminate its preferred and common stock held by Monaker. RealBiz’s announced cancellation, retirement, and termination was without Monaker’s consent, and done in violation of Delaware law, federal law and the terms of RealBiz’s preferred and common stock.

The Company seeks to reverse all actions taken by RealBiz that adversely and materially affected its rights under the Company’s preferred stock in RealBiz subsequent to the termination and cancellation of our stock or in the alternative obtain damages for terminating and cancelling our stock.

Case No.: 0:16-cv-62902-WJZ

A class action lawsuit has been filed against us, William Kerby, our Chief Executive Officer and Chairman, Donald Monaco, our director, and D’Arelli Pruzansky, P.A., our former auditor, in the U.S. District Court for the Southern District of Florida on behalf of persons who purchased our common stock and exercised options between April 6, 2012 and June 23, 2016 (the “Class Period”). The case, McLeod v. Monaker Group, Inc. et al, was filed on December 9, 2016. The lawsuit focuses on whether the Company and its executives violated federal securities laws and whether the Company’s former auditor was negligent and makes allegations regarding the activities of certain Company executives. The lawsuit alleges and estimates total shareholders losses totaling approximately $20,000,000. The lawsuit stems from the Company’s announcement in June 2016 that it would have to restate its financial statements due to issues related to the Company’s investment in RealBiz. The lawsuit asks the court to confirm the action is a proper class action. We believe the claims asserted in the lawsuit are without merit and intend to vigorously defend ourselves against the claims made in the lawsuit. The Company has no basis for determining whether there is any likelihood of material loss associated with the claims and/or the potential and/or the outcome of the litigation. On February 16, 2017, we filed a Motion to Dismiss the lawsuit and on March 3, 2017, the Court entered an order staying discovery and all other proceedings pending resolution of the Motion to Dismiss.

Case No.: C.A 2017-0189

On March 14, 2017, we filed a lawsuit against RealBiz pursuant to Section 220 of Delaware General Corporation Law, in The Court of Chancery of The State of Delaware seeking relief in the form of an order compelling RealBiz to make available to Monaker, for inspection and copying, certain corporate books and records as demanded by Monaker in a February 27, 2017 letter (the “Demand”). In addition to our statutory right to inspection under Section 220, we have contractual rights to access books and records as outlined in the documents governing our investment in RealBiz. Monaker’s purpose in making the Demand is, among other things, to: (1) determine the status of its investment and interest in RealBiz; (2) determine the appropriateness of certain actions recently announced by RealBiz; (3) investigate suspected wrongdoing by certain officers and directors of RealBiz; and (4) determine whether the RealBiz’s directors advanced their personal interests at the expense of Monaker and other investors. RealBiz has declined to produce the requested books and records despite the Demand and communications between the parties’ counsels, filed a motion to dismiss taking the position that the Company is no longer a shareholder of RealBiz, and has insisted instead that Monaker serve a second request for production in a separate action, Monaker Group, Inc. v. RealBiz Media Group, Inc., No. 1:16-cv-24978-DLG, currently pending in the Southern District of Florida (the “Florida Action”).

Case No.: 2017-0351

On May 8, 2017, we filed a lawsuit in The Court of Chancery of The State of Delaware against Alex Aliksanyan, Thomas Grbelja, Keith White, Warren Kettlewell, Anshu Bhatnagar (collectively, the “Director Defendants”, each former directors of non-party RealBiz) and AST. The action against the Director Defendants is for damages for breaching their fiduciary duties to Monaker and the action against AST is for aiding and abetting those breaches. The suit alleges that the Director Defendants acted in concert to dilute and terminate Monaker’s ownership interest in and control of RealBiz to enrich themselves. The suit also alleges that the Director Defendants entered into self-serving agreements, issued securities below the stated value of the preferred stock as well as the sale of common stock at a substantial discount to the market value and improperly terminated and cancelled Monaker’s preferred and common stock in RealBiz. Finally, the suit alleges that AST aided and abetted the Defendants Directors in converting and eliminating Monaker’s beneficial ownership in RealBiz securities.

Case No.: 2017-0189-JRS

On March 14, 2017, the Company filed a verified complaint in the Court of Chancery of the State of Delaware, seeking to exercise its statutory right to review books and records of RealBiz.

The Company is unable to determine the estimate of the probable or reasonable possible loss or range of losses arising from the above legal proceedings.

Contractual Settlement

In May 2017, we entered into a settlement with a financial advisory firm who was engaged to raise capital per an agreement signed in October 2016. Based upon the firms inability to meet any of the agreed upon milestones, the firm agreed to return all the consideration paid for the services. The Company recorded $450,945 credit to stock compensation in May 2017 as a result of the settlement.

Note 11 – Business Segment Reporting

Accounting Standards Codification 280-16 “Segment Reporting”, established standards for reporting information about operating segments in annual consolidated financial statements and required selected information about operating segments in interim financial reports issued to stockholders. It also established standards for related disclosures about products, services, and geographic areas. Operating segments are defined as components of the enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance.

The Company has one operating segment consisting of various products and services related to its online marketplace of travel and related logistics including destination tours / activities, accommodation rental listings, hotel listings, air and car rental. The Company’s chief operating decision maker is considered to be the Chief Executive Officer. The chief operating decision maker allocates resources and assesses performance of the business and other activities at the single operating segment level.

Note 12 – Subsequent Events

Effective on September 1, 2017, we entered into an Engagement Agreement with A-Tech, LLC, a third-party consultant. Pursuant to the Engagement Agreement, the consultant agreed to provide the Company consulting services in connection with the Company’s planned up-listing to NASDAQ, to introduce investor relations firms to the Company, and if requested, consult with the Company in connection with the acquisition and development of vacation rental homes. The Engagement Agreement has a term of 12 months, renewable thereafter for additional three month periods in the event both parties agree in writing. The Company agreed to pay the consultant total compensation of $180,000 during the 12 month initial term of the agreement, payable at the rate of $15,000 per month.

On September 15, 2017, we entered into a replacement revolving line of credit agreement with Republic, which replaced and superseded our prior line of credit with Republic originally entered into in June 2016 and amended from time to time. The line of credit is in an amount of up to $1.2 million, which borrowed amount is due and payable by us on September 15, 2018 (previously the amounts due under the line of credit were due on September 13, 2017). Amounts borrowed under the line of credit accrue interest at the Wall Street Journal U.S. Prime Rate plus 1% (updated daily until maturity), payable monthly in arrears beginning on October 15, 2017. The loan contains standard and customary events of default and no financial covenants. From June 16, 2016 through August 31, 2017, we have made draws of $1,193,000 under the line of credit.

On September 19, 2017, we issued 20,000 shares of common stock, valued at $35,200, for payment due pursuant to the terms of a three month consulting agreement originally entered into on June 30, 2016, to be effective July 1, 2016, as extended on September 30, 2016, December 31, 2016, March 31, 2017 and June 30, 2017.

On September 22, 2017, we filed Certificate of Withdrawal of Certificate of Designations relating to our Series B, Series C and Series D Preferred Stock and terminated the designation of our Series B, Series C and Series D Preferred Stock. The designations previously included (a) 3,000,000 shares of preferred stock designated as Non-Voting Series B 10% Cumulative Convertible Preferred Stock; (b) 3,000,000 shares of preferred stock designated as Non-Voting Series C 10% Cumulative Convertible Preferred Stock; and (c) 3,000,000 shares of preferred stock designated as Non-Voting Series D 10% Cumulative Convertible Preferred Stock. The Certificate of Withdrawal of Certificate of Designations did not affect the Company’s previously designated shares of Series A 10% Cumulative Convertible Preferred Stock.

Effective on September 13, 2017, the holders of 9,437,131 shares of the Company’s common stock, representing 54.0% of the outstanding shares of the Company’s common stock as of such date, executed a written consent in lieu of the 2017 annual meeting of stockholders (the “Majority Stockholder Consent”), approving the following matters, which had previously been approved by the Board of directors of the Company on August 25, 2017, and recommended to be presented to the majority stockholders for their approval by the Board of Directors on the same date: (1) the re-appointment of all seven members of our Board of Directors (the “Board”); (2) the adoption of the Monaker Group, Inc. 2017 Equity Incentive Plan (the “Plan”); (3) authority for our Board of Directors, without further stockholder approval, to effect a reverse stock split of all of the outstanding common stock of the Company, by the filing of a Certificate of Amendment to the Company’s Articles of Incorporation with the Secretary of State of Nevada, in a ratio of between one-for-one and one-for-four, with the Company’s Board of Directors having the discretion as to whether or not the reverse split is to be effected, and with the exact exchange ratio of any reverse split to be set at a whole number within the above range as determined by the Board of Directors in its sole discretion, at any time before the earlier of (a) September 13, 2018; and (b) the date of the Company’s 2018 annual meeting of stockholders; (4) the appointment of LBB & Associates Ltd, LLP as our independent registered public accounting firm; (5) an advisory vote on the frequency of an advisory vote on executive compensation; and (6) an advisory vote on executive compensation.

Pursuant to SEC rules and regulations the items described above as approved by the Majority Stockholder Consent, no earlier than forty (40) days after the date notice of the internet availability of such Information Statement materials is first sent to stockholders, which we expect to be on or approximately October 26, 2017.

The Plan is intended to secure for the Company the benefits arising from ownership of the Company’s common stock by the employees, officers, directors and consultants of the Company, all of whom are and will be responsible for the Company’s future growth. The Plan is designed to help attract and retain for the Company, qualified personnel for positions of exceptional responsibility, to reward employees, officers, directors and consultants for their services to the Company and to motivate such individuals through added incentives to further contribute to the success of the Company. The Plan will provide an opportunity for any employee, officer, director or consultant of the Company, subject to any limitations provided by federal or state securities laws, to receive (i) incentive stock options (to eligible employees only); (ii) nonqualified stock options; (iii) restricted stock; (iv) stock awards; (v) shares in performance of services; or (vi) any combination of the foregoing. In making such determinations, the Board of Directors (or the Compensation Committee) may take into account the nature of the services rendered by such person, his or her present and potential future contribution to the Company’s success, and such other factors as the Board of Directors (or the Compensation Committee) in its discretion shall deem relevant. Incentive stock options granted under the Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonqualified (non-statutory stock options) granted under the Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Consequences” below for a discussion of the principal federal income tax consequences of awards under the Plan. No incentive stock option may be granted under the Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of our Company or any affiliate of our Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant.

Subject to adjustment in connection with the payment of a stock dividend, a stock split or subdivision or combination of the shares of common stock, or a reorganization or reclassification of the Company’s common stock, the maximum aggregate number of shares of common stock which may be issued pursuant to awards under the Plan is 1,250,000 shares. Such shares of common stock shall be made available from the authorized and unissued shares of the Company.

F-18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors

Monaker Group, Inc.

We have audited the accompanying consolidated balance sheets of Monaker Group, Inc. (formerly known as Next I Interactive, Inc.) and its subsidiaries (the “Company”) as of February 28, 2017 and February 29, 2016 and the related consolidated statements of operations, statement of stockholders’ deficit, and cash flows for the years ended February 28, 2017 and February 29, 2016. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Monaker Group, Inc. (formerly known as Next 1 Interactive, Inc.) and subsidiaries at February 28, 2017 and February 29, 2016 and the results of their operations and their cash flows for the years ended February 28, 2017 and February 29, 2016, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the consolidated financial statements, the Company’s accumulated deficit and limited financial resources raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ LBB & Associates Ltd. LLP

Houston, TX

May 4, 2017

F-19

Monaker Group, Inc. and Subsidiaries
Consolidated Balance Sheets

	February 28, 2017	February 29, 2016

Assets
Current Assets
Cash	$1,007,065	$137,944
Notes receivable	750,000	15,000
Prepaid expenses and other current assets	42,894	50,848
Security deposits	15,000	13,206
Total current assets	1,814,959	216,998

Website development costs and intangible assets, net	772,069	2,625,086
Investment in unconsolidated affiliate	—	56,000
Total assets	$2,587,028	$2,898,084

Liabilities and Stockholders’ Deficit
Current Liabilities
Convertible promissory notes, related parties	$1,409,326	$1,409,326
Convertible promissory notes	—	249,582
Line of credit	1,193,000	—
Notes payable - related party	—	15,919
Accounts payable and accrued expenses	262,493	588,513
Other current liabilities	153,648	60,570
Notes payable - current portion	—	711,784
Total current liabilities	3,018,467	3,035,694

Total liabilities	3,018,467	3,035,694

Commitments and Contingencies

Stockholders’ Deficit
Series A Convertible Preferred stock, $.01 par value; 3,000,000 authorized; and 1,869,611 and 1,869,611 shares issued and outstanding at February 28, 2017 and February 29, 2016, respectively	18,696	18,696
Series B Convertible Preferred stock, $.00001 par value; 3,000,000 authorized; 0 and 125,200 shares issued and outstanding at February 28, 2017 and February 29, 2016, respectively	—	1
Series C Convertible Preferred stock, $.00001 par value; 3,000,000 authorized; 0 and 13,100 shares issued and outstanding at February 28, 2017 and February 29, 2016, respectively	—	—
Series D Convertible Preferred stock, $.00001 par value; 3,000,000 authorized; 0 and 132,156 shares issued and outstanding at February 28, 2017 and February 29, 2016, respectively	—	2
Common stock, $.00001 par value; 500,000,000 shares authorized; 11,133,938 and 6,686,540 shares issued and outstanding at February 28, 2017 and February 29, 2016, respectively	111	67
Additional paid-in-capital	100,209,386	92,925,589
Accumulated deficit	(100,659,632)	(93,562,357)
Total Monaker Group, Inc. stockholders’ deficit	(431,439)	(618,002)
Non-controlling interest	—	480,392
Total stockholders’ deficit	(431,439)	(137,610)
Total liabilities and stockholders’ deficit	$2,587,028	$2,898,084

The accompanying notes are an integral part of these consolidated financial statements.

F-20

Monaker Group, Inc. and Subsidiaries

Consolidated Statements of Operations

For the years ended

	February 28, 2017	February 29, 2016

Revenues
Travel and commission revenues	$400,277	$544,658
Total revenues	400,277	544,658

Operating expenses
General and administrative	5,012,505	1,972,016
Salaries and benefits	1,539,112	1,807,212
Cost of revenues	359,239	217,302
Technology and development	244,484	54,846
Selling and promotions expense	176,715	21,924
Total operating expenses	7,332,055	4,073,300

Operating loss	(6,931,778)	(3,528,642)

Other income (expense)
Gain on extinguishment of debt	97,942	—
Gain on sales of investments	66,011	—
Interest expense	(248,200)	(384,899)
Loss from legal settlement	(81,832)	(125,000)
Gain on sale of subsidiary	—	1,082,930
Gain on change in fair value of derivatives	—	287,149
Loss on inducement to convert preferred stock	—	(1,392,666)
Loss on settlement of debt	—	(478,956)
Other income (expense)	582	(10,400)
Total other income (expense)	(165,497)	(1,021,842)

Net loss	$(7,097,275)	$(4,550,484)

Weighted average number of common shares outstanding
Basic	8,611,455	2,913,266
Diluted	8,611,455	2,913,266

Basic net loss per share	$(0.82)	$(1.56)

Diluted net loss per share	$(0.82)	$(1.56)

The accompanying notes are an integral part of these consolidated financial statements.

F-21

Monaker Group, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
For the years ended

	February 28, 2017	February 29, 2016
Cash flows from operating activities:
Net loss	$(7,097,275)	$(4,550,484)

Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation	1,779,820	164,615
Stock based compensation and consulting fees	2,165,579	1,019,384
Gain on sales of investments	(66,011)	—
(Gain) loss on settlement of debt	(97,942)	478,956
Loss on inducement to convert preferred stock	—	1,392,666
Gain on sale of subsidiary	—	(1,082,930)
Gain on change in fair value of derivatives	—	(287,149)
Changes in operating assets and liabilities:
Decrease in prepaid expenses and other current assets	7,954	17,311
Decrease in accounts payable and accrued expenses	(316,609)	(8,131)
Decrease in other current liabilities	(111,625)	(147,180)
Increase in security deposits	(1,794)	—
Dividends receivable RBIZ Preferred Series A	—	881,587

Net cash used in operating activities	(3,737,903)	(2,121,355)

Cash flows from investing activities:
Payments related to website development costs	(685,414)	(112,466)
Investment in Name Your Fee, LLC	—	80,392
Net cash used in investing activities	(685,414)	(32,074)

Cash flows from financing activities:
Proceeds from issuance of common stock and warrants	3,002,797	2,144,722
Proceeds from exercise of common stock warrants	1,327,142	—
Proceeds from line of credit, net	1,193,000	—
Proceeds from shareholder loans	153,500	15,919
Payments on convertible promissory notes	(214,582)	(128,000)
Payment on shareholder loans	(169,419)	—
Proceeds from issuance of series C preferred shares	—	27,500
Proceeds from collection of stock subscription receivable	—	5,000
Proceeds from sales of subsidiaries	—	20
Stock split	—	(200)
Net cash provided by financing activities	5,292,438	2,064,961

Net (decrease) increase in cash	869,121	(88,468)

Cash at beginning of period	137,944	226,412

Cash at end of period	1,007,065	137,944

Supplemental disclosure:
Cash paid for interest	252,396	215,823
Cash paid for taxes	—	—

Supplemental disclosure of non-cash investing and financing activity:
Note payable and accrued interest converted to common stock	$575,373	$—
Common stock issued for investment	$123,947	$56,000
Shares/Warrants issued for conversion of debt to equity	$75,000	$5,768,494
Settlement of accrued interest with stock	$14,000	$—
Common stock for assets	$—	$1,188,001
Series D Preferred for assets	$—	$400,000
Preferred stock converted into common stock	$—	$150

The accompanying notes are an integral part of these consolidated financial statements.

F-22

Monaker Group, Inc. and Subsidiaries

Consolidated Statement of Stockholders’ Deficit

	Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock		Series D Preferred Stock		Stock	Stock Sub	Common Stock		Additional Paid-in	Accumulated	Non- Controlling	Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Subscribed	Rec	Shares	Amount	Capital	Deficit	Interest	(Deficit)
Balances, February 28, 2015	2,216,014	$22,160	262,200	$3	217,600	$2	838,800	$8	$—	$(5,000)	21,108,347	$211	$78,228,898	$(89,011,873)	$—	$(10,765,591)
	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Common stock issued for cash	—	—	—	—	—	—	—	—	—	—	1,102,000	11	2,144,711	—	—	2,144,722
Preferred Series C issued for cash	—	—	—	—	48,500	—	—	—	—	—	—	—	27,500	—	—	27,500
Proceeds - Series D Subscribed	—	—	—	—	—	—	35,000	—	—	—	—	—	—	—	—	—
Preferred Series D issued for investment in Name Your Fee	—	—	—	—	—	—	100,000	1	—	—	—	—	499,999	—	480,392	980,392
Preferred Series D issued for assets	—	—	—	—	—	—	60,000	1	—	—	—	—	399,999	—	—	400,000
Common stock issued for acquisition	—	—	—	—	—	—	—	—	—	—	455,000	5	1,187,996	—	—	1,188,001
Stock based compensation	—	—	30,000	—	—	—	—	—	—	—	189,000	2	1,019,382	—	—	1,019,384
Common stock issued for assets	—	—	—	—	—	—	—	—	—	—	100,000	1	55,999	—	—	56,000
Shares converted to common stock - inducement	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Series A	(15,000)	(150)	—	—	—	—	—	—	—	—	30,000	—	150	—	—	—
Series B	—	—	(147,000)	(2)	—	—	—	—	—	—	18,000	—	108,602	—	—	108,600
Series C	—	—	—	—	(203,000)	(2)	—	—	—	—	406,000	4	281,214	—	—	281,216
Series D	—	—	—	—	—	—	(731,944)	(7)	—	—	1,355,000	14	829,673	—	—	829,680
Shares issued for conversion of debt to common stock including inducement	—	—	—	—	—	—	—	—	—	—	2,700,000	27	8,138,151	—	—	8,138,178
Preferred shares converted to RealBiz Media Group, Inc.	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Series A	(331,403)	(3,314)	—	—	—	—	—	—	—	—	—	—	3,314	—	—	—
Series B	—	—	(20,000)	—	—	—	—	—	—	—	—	—	—	—	—	—
Series C	—	—	—	—	(23,000)	—	—	—	—	—	—	—	—	—	—	—
Series D	—	—	—	—	—	—	(112,100)	(1)	—	—	—	—	1	—	—	—
Preferred Series retirement/cancel	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Series C	—	—	—	—	(27,000)	—	—	—	—	—	—	—	—	—	—	—
Series D	—	—	—	—	—	—	(58,600)	—	—	—	—	—	—	—	—	—
Shares issued from current year subscriptions	—	—	—	—	—	—	1,000	—	—	5,000	—	—	—	—	—	5,000
Effect of stock split	—	—	—	—	—	—	—	—	—	—	(20,776,807)	(208)	—	—	—	(208)
Net income	—	—	—	—	—	—	—	—	—	—	—	—	—	(4,550,484)	—	(4,550,484)
Balances, February 29, 2016	1,869,611	$18,696	125,200	$1	13,100	$—	132,156	$1	$—	$—	6,686,540	$67	$92,925,589	$(93,562,357)	$480,392	$(137,610)
	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Common stock & warrants issued for cash	—	—	—	—	—	—	—	—	—	—	2,826,365	28	4,329,911	—	—	4,329,939
Stock issued for compensation	—	—	—	—	—	—	—	—	—	—	800,844	8	2,165,570	—	—	2,165,578
Shares issued for Debt Retirement Principal and Int.	—	—	—	—	—	—	—	—	—	—	347,720	3	664,370	—	—	664,373
Preferred shares converted to Monaker Group Common Stock	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Series A	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Series B	—	—	(110,200)	(1)	—	—	—	—	—	—	220,400	2	(1)	—	—	—
Series C	—	—	—	—	(13,100)	—	—	—	—	—	26,000	—	—	—	—	—
Series D	—	—	—	—	—	—	(110,156)	(1)	—	—	198,312	2	(1)	—	—	—
Preferred shares converted to RealBiz Media Group, Inc.	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Series A	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Series B	—	—	(15,000)	—	—	—	—	—	—	—	—	—	—	—	—	—
Series C	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Series D	—	—	—	—	—	—	(22,000)	—	—	—	—	—	—	—	—	—
Retired Common Shares due to Agmt Termination	—	—	—	—	—	—	—	—	—	—	(51,822)	—	—	—	—	—

Common stock issued for assets - Acq’s Vac Homes	—	—	—	—	—	—	—	—	—	—	79,579	1	123,948	—	—	123,949
Sale of Name Your Fee, LLC	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(480,392)	(480,392)
Net Loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(7,097,275)	—	(7,097,275)
Balances, February 28, 2017	1,869,611	$18,696	—	$—	—	$—	—	$—	$—	$—	11,133,938	$111	$100,209,386	$(100,659,632)	$—	$(431,439)

The accompanying notes are an integral part of these consolidated financial statements.

F-23

Note 1 – Description of Business

Nature of Operations and Business Organization

Monaker Group, Inc. and its subsidiaries (“Monaker”, “we”, “our”, “us”, or “Company”) operate an online marketplace for the alternative lodging rental industry. Alternative lodging rentals (ALRs) are whole unit vacation homes or timeshare resort units that are fully furnished, privately owned residential properties, including homes, condominiums, villas and cabins, that property owners and managers rent to the public on a nightly, weekly or monthly basis. As an added feature to our ALR offerings, we also provide access to airline, car rental, hotel and activities products along with concierge tours and activities, at the destinations, that are catered to the traveler through our Maupintour products.

We provide a vacation rental platform with auxiliary services so travelers can purchase vacations through one site; our NextTrip.com, Maupintour.com or EXVG.com (or through distributors the Company provides ALRs to) while providing inquiries and bookings to property owners and managers. NextTrip serves three major constituents: (1) property owners and managers, (2) travelers, and (3) other distributors. Property owners and managers provide detailed listings of their properties to the Company with the goal of reaching a broad audience of travelers seeking ALRs. The property owners and managers provide us their properties, at a preferential net rate for each booking and, in return, their properties are listed for free as an available ALR on NextTrip.com (as well as other distributors who the Company has provided ALRs to). Travelers visit NextTrip.com (as well as other distributors who the Company has provided ALRs to) and are able to search and compare our large and detailed inventory of listings to find ALRs meeting their needs.

Monaker is a technology driven travel and logistics company with ALR products as its distinguishing niche. The ALRs are owned and leased by third parties and are available to rent through Monaker’s websites as well as other distributors who Monaker has provided ALRs to. Monaker’s services include critical elements such as technology, an extensive film library, media distribution, trusted brands and established partnerships that enhance product offerings and reach. Monaker has video content, media distribution, key industry relationships and a prestigious Travel Brand as cornerstones for the development and planned deployment of core-technology on both proprietary and partnership platforms.

Summary

Monaker sells travel services to leisure and corporate customers around the world. The primary focus is on providing ALR options as well as providing schedule, pricing and availability information for booking reservations for airlines, hotels, rental cars, cruises and other travel products such as sightseeing tours, show and event tickets and theme park passes. The Company sells these travel services both individually and as components of dynamically-assembled packaged travel vacations and trips. In addition, the Company provides content that presents travelers with information about travel destinations, maps and other travel details; this content information is the product of proprietary video-centered technology that allows the Company to create targeted travel videos from its film libraries. In April 2017, the Company introduced its new Travel Platform under the NextTrip brand. This platform continues to be improved with a focus on maximizing the consumer’s experience and assisting them in the decision and purchasing process.

The platform is a combination of proprietary and licensed technology (described below) that connects and searches large travel suppliers of alternative lodging inventories to present to consumers comprehensive and optimal alternatives at the most inexpensive rates to choose from.

The Company sells its travel services through various distribution channels. The primary distribution channel will be providing real-time bookable ALRs other distributors (such as other travel companies’ websites and networks of third-party travel agents) who will sell the ALRs to their customers. The second distribution channel is through its own website at NextTrip.com and the NextTrip mobile application (“app”) as well as EXVG.com. The third distribution channel is selling travel services to customers through a toll-free telephone number designed to assist customers with complex or high-priced offerings of Maupintour.

F-24

Monaker’s core holdings include NextTrip.com, Maupintour.com and EXVG.com. NextTrip.com is the primary website, where travel services and products are booked. The travel services and products include ALRs, tours, activities/attractions, airline, hotel, and car rentals. Maupintour complements the Nextrip.com offering by providing high-end tour packages and activities/attractions. EXVG.com is the website where ALRs, that are not real-time bookable, will be promoted.

Additional holdings include a 27% interest in RealBiz Media Group, Inc. (“RealBiz”) which was deconsolidated on October 31, 2014 and written off as of February 29, 2016 as an unrealizable investment.

On October 31, 2014, RealBiz Media Group, Inc. (RealBiz) was deconsolidated from the Company as the interest in RealBiz had fallen from 61% to 43% and as of February 28, 2017 the interest in RealBiz was at approximately 27% which is represented by 44,470,101 RealBiz Preferred Series A Shares and 10,359,890 shares of RealBiz common stock. In addition, the Company is owed in excess of $11.2 million in funds as a net receivable balance due from RealBiz for amounts paid for the benefits and services provided by Monaker on behalf of RealBiz. Both the shares and the net receivable have been written down to zero ($0) as of February 28, 2017 and February 29, 2016 to reflect the realizable value of this investment and asset. These entities’ accounts are no longer consolidated in the accompanying financial statements because we no longer have a controlling financial interest. All inter-company balances and transactions have been eliminated.

On November 16, 2016, RealBiz notified Monaker that the Board of Directors of RealBiz voted to cancel and retire all issued and outstanding shares of RealBiz Preferred Stock and all but 1,341,533 shares of common stock of RealBiz held by Monaker. RealBiz’s announced cancellation and retirement was without Monaker’s consent, and done in violation of Delaware law, federal law and the terms of RealBiz’s preferred and common stock. We filed a complaint on November 30, 2016 (Monaker Group, Inc., f/k/a Next 1 Interactive, Inc. v. RealBiz Media Group, Inc., f/k/a Webdigs, Inc. and American Stock Transfer & Trust Company, LLC Case No.: 1:16-cv-24978-DLG), seeking damages and injunctive and declaratory relief, arising from RealBiz’s declared cancellation and retirement of the shares.

The Company is a Nevada corporation headquartered in Weston, Florida.

Products and Services

Monaker’s main focus is marketing alternative lodging rental (ALR) options directly to consumers and to other travel distributors. The Company’s concentration on ALRs is driven by contracts with vacation home unit owners and managers as well as owners, developers and managers of timeshare resort units that are made available to consumers and other travel portals (distributors) for nightly or extended stays. In addition, we augment our product offering to travelers by arranging for activities and tours through our subsidiary website Maupintour. Therefore, not only is a traveler identifying a destination and the lodging at the destination but we can provide options of activities to engage in while at the destination. Lastly, we provide the means for making arrangements for the airline tickets and car rentals if desired and, if the traveler does not subscribe to the ALR accommodations, hotel rooms can also be selected. Therefore, Monaker, through NextTrip, offers travelers the complete travel package made easy or… Travel Made EasyTM

Products and Services For Property Owners And Managers

Performance-based listing. Performance-based listings allow property owners and managers to list a property with no initial upfront fees and receive the negotiated preferential net rate on traveler bookings generated on our websites.

Listings that are real-time online bookable properties are managed by the property owner or manager through an application program interface (API) which provides real-time updates to each property and immediately notifies the property owner or manager of all information regarding bookings, modifications to bookings and cancellations of bookings. Information such as content, descriptions and images are provided to us through that API.

Listings that are request-accept are properties that require communication and approval from the property owner or manager (hence request-accept), are not managed through an API (as discussed above). We provide a set of tools for the property owner or manager which enables them to manage an availability calendar, reservations, inquiries and the content of the listing. These tools allow the property owner or manager to create the listing by uploading photographs, text descriptions or lists of amenities, a map showing the location of the property, and property availability, all of which can be updated throughout the term of the listing. Each listing provides travelers the ability to use email or other methods to contact property owners and managers.

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The listings include tools and services to help property owners and managers run their vacation rental businesses more efficiently such as to responding to and manage inquiries, preparing and sending rental quotes and payment invoices, allowing travelers to book online, including being able to enter into rental agreements with travelers online, and processing online payments. Property owners and managers that elect to process online payments are subject to a transaction fee.

Redistribution of Listings. We make selected, online bookable properties available to online travel agencies as well as channel partners. These properties have a listing on one of our websites. We are compensated for these services by receiving a negotiated net rate for each booking.

Products and Services for Travelers

Search Tools and Ability to Compare.  Our online marketplace NextTrip.com provides travelers with tools to search for and filter several travel products including air, car, accommodations (including ALRs) and activities based on various criteria, such as destination, travel dates, type of property, number of bedrooms, amenities, price, or keywords.

Traveler Login.  Travelers are able to create accounts on the NextTrip.com website that enable them to share their travel experiences and share advice through the social media component (Discover) of the website. Videos and pictures as well as travel articles and blogs can be accessed through Discover. They can also benefit from other features such as the ability to save lists of favorite properties and send them to family and friends.

Security.  We use a combination of technology and human review to evaluate the content of listings and to screen for inaccuracies or fraud with the goal of providing only accurate and trustworthy information to travelers.

Reviews and Ratings.  Travelers are invited to submit online reviews of the vacation rentals they have rented through our websites. These reviews are intended to convey the accuracy of the listing information found on our websites.

Communication.  Travelers who have created an account on our website receive regular communications, including notices about places of interest, special offers, new listings, and an email newsletter. The newsletter is available to any traveler who agrees to receive it and offers introductions to new destinations and vacation rentals, as well as tips and useful information when staying in vacation rentals.

Mobile Websites and Applications.  We provide versions of our websites formatted for web browsers on smart-phones and tablets so that property owners, managers and travelers can access our websites and tools from mobile devices.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements include the accounts of Monaker Group, Inc. and all of its wholly and majority-owned subsidiaries and have been prepared in accordance with accounting principles generally accepted in the United States. All significant intercompany transactions and balances have been eliminated in consolidation.

Business Segment

The Company has one operating segment consisting of various products and services related to its online marketplace of travel and accommodation rental listings.

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Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. These differences could have a material effect on the Company’s future results of operations and financial position. Significant items subject to estimates and assumptions include certain revenues, the allowance for doubtful accounts, the fair value of short-term investments, the carrying amounts of goodwill and other indefinite-lived intangible assets, depreciation and amortization, the valuation of stock options, deferred income taxes and the fair value of non-controlling interests.

Cash and Cash Equivalents

For purposes of balance sheet presentation and reporting of cash flows, the Company considers all unrestricted demand deposits, money market funds and highly liquid debt instruments with an original maturity of less than 90 days to be cash and cash equivalents. The Company had no cash equivalents at February 28, 2017 and February 29, 2016.

Accounts Receivable

The Company extends credit to its customers in the normal course of business. Further, the Company regularly reviews outstanding receivables, and provides for estimated losses through an allowance for doubtful accounts. In evaluating the level of established loss reserves, the Company makes judgments regarding its customers’ ability to make required payments, economic events and other factors. As the financial condition of these parties change, circumstances develop or additional information becomes available, adjustments to the allowance for doubtful accounts may be required. The Company maintains reserves for potential credit losses, and such losses traditionally have been within its expectations. The Company did not have accounts receivable, therefore did not have an allowance for doubtful accounts as of February 28, 2017 and February 29, 2016.

Property and Equipment

All expenditures on the acquisition for property and equipment are recorded at cost and capitalized as incurred, provided the asset benefits the Company for a period of more than one year. Expenditures on routine repairs and maintenance of property and equipment are charged directly to operating expense. The property and equipment is depreciated using the straight-line method based upon its estimated useful life after being placed in service. The estimated useful life of computer equipment is 3 years. When equipment is retired, sold or impaired, the resulting gain or loss is reflected in earnings. After the deconsolidation with RealBiz on October 31, 2014, the Company does not own property and equipment. The Company incurred depreciation expense of $ -0- and $-0- for the years ended February 28, 2017 and February 29, 2016, respectively.

In accordance with Accounting Standards Codification 360-10, “Property, Plant and Equipment”, the Company periodically reviews its long- lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. For the years ended February 28, 2017 and February 29, 2016, the Company did not record impairment losses on any of its property and equipment.

Website Development Costs

The Company accounts for website development costs in accordance with Accounting Standards Codification 350-50 “Website Development Costs”. Accordingly, all costs incurred in the planning stage are expensed as incurred, costs incurred in the website application and infrastructure development stage that meet specific criteria are capitalized and costs incurred in the day to day operation of the website are expensed as incurred. All costs associated with the websites are subject to straight-line amortization over a three-year period.

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Software Development Costs

The Company capitalizes internal software development costs subsequent to establishing technological feasibility of a software application in accordance with guidelines established by “ASC 985-20-25” Accounting for the Costs of Software to Be Sold, Leased, or Otherwise Marketed, requiring certain software development costs to be capitalized upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors such as anticipated future revenue, estimated economic life, and changes in software and hardware technologies. Amortization of the capitalized software development costs begins when the product is available for general release to customers. Capitalized costs are amortized based on the greater of (a) the ratio of current gross revenues to the total current and anticipated future gross revenues, or (b) the straight-line method over the remaining estimated economic life of the product. For the year ended February 28, 2017, all software has been placed in service and all costs associated with the software development have been expensed.

Impairment of Intangible Assets

In accordance with ASC 350-30-65 “Goodwill and Other Intangible Assets”, the Company assesses the impairment of identifiable intangible assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers important, which could trigger an impairment review include the following:

1.	Significant underperformance compared to historical or projected future operating results;
2.	Significant changes in the manner or use of the acquired assets or the strategy for the overall business; and
3.	Significant negative industry or economic trends.

When the Company determines that the carrying value of an intangible asset may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent to the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. The Company did not record an impairment charge on its intangible assets during the years ended February 28, 2017 and February 29, 2016. Intangible assets that have finite useful lives are amortized over their useful lives. The Company incurred amortization expense of $1,779,820 and $164,615 during the years ended February 28, 2017 and February 29, 2016, respectively.

Convertible Debt Instruments

The Company records debt net of debt discount for beneficial conversion features and warrants, on a relative fair value basis. Beneficial conversion features are recorded pursuant to the Beneficial Conversion and Debt Topics of the FASB Accounting Standards Codification. The amounts allocated to warrants and beneficial conversion rights are recorded as debt discount and as additional paid-in-capital. Debt discount is amortized to interest expense over the life of the debt.

Derivative Instruments

The Company enters into financing arrangements that consist of freestanding derivative instruments or are hybrid instruments that contain embedded derivative features. The Company accounts for these arrangements in accordance with Accounting Standards Codification topic 815, Accounting for Derivative Instruments and Hedging Activities (“ASC 815”) as well as related interpretations of this standard. In accordance with this standard, derivative instruments are recognized as either assets or liabilities in the balance sheet and are measured at fair values with gains or losses recognized in earnings. Embedded derivatives that are not clearly and closely related to the host contract are bifurcated and are recognized at fair value with changes in fair value recognized as either a gain or loss in earnings. The Company determines the fair value of derivative instruments and hybrid instruments based on available market data using appropriate valuation models, considering all of the rights and obligations of each instrument.

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The Company estimates fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered consistent with the objective measuring fair values. In selecting the appropriate technique, the Company considers, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. For less complex derivative instruments, such as freestanding warrants, the Company generally uses the Black-Scholes model, adjusted for the effect of dilution, because it embodies all of the requisite assumptions (including trading volatility, estimated terms, dilution and risk free rates) necessary to determine the fair value of these instruments. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques (such as Black-Scholes model) are highly volatile and sensitive to changes in the trading market price of our common stock. Since derivative financial instruments are initially and subsequently carried at fair values, our income (expense) going forward will reflect the volatility in these estimates and assumption changes. Under the terms of this accounting standard, increases in the trading price of the Company’s common stock and increases in fair value during a given financial quarter result in the application of non-cash derivative expense. Conversely, decreases in the trading price of the Company’s common stock and decreases in trading fair value during a given financial quarter result in the application of non-cash derivative income.

Based upon ASC 815-25 the Company has adopted a sequencing approach regarding the application of ASC 815-40 to its outstanding convertible debentures. Pursuant to the sequencing approach, the Company evaluates its contracts based upon earliest issuance date.

Reclassification

For comparability, certain prior year amounts have been reclassified, where appropriate, to conform to the financial statement presentation used in 2017. The reclassifications have no impact on net loss.

Earnings per Share

Basic earnings per share are computed by dividing net income or loss by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. On June 25, 2015, we effected a 1:50 reverse stock-split of all of our outstanding shares of common stock.

Revenue Recognition

We recognize revenue when the customer has purchased the product, the occurrence of the earlier of date of travel or the date of cancellation has expired, the sales price is fixed or determinable and collectability is reasonably assured. We account for sales incentives to customers as a reduction of revenue at the time the revenue is recognized from the related product sale.

Revenue for customer travel packages purchased directly from the Company are recorded gross (the amount paid to the Company by the customer is shown as revenue and the cost of providing the respective travel package is recorded to cost of revenues).

We generate our revenues from sales directly to customers as well as through other distribution channels of tours and activities at destinations throughout the world as well as from customers for online advertising services related to the listing of their properties for rent, primarily on a subscription basis, over a fixed-term. We also generate revenue from commissions on bookings or traveler inquiries on our performance-based listings. Additional revenues are derived from the sales of and ancillary products and services.

Payments for tours or activities and term-based paid subscriptions received in advance of services being rendered are recorded as deferred revenue and recognized ratably on a straight-line basis over the listing period. Revenue for performance-based listings is calculated as a percentage of the traveler booking or a fixed fee-per-inquiry stated in the arrangement and recognized when the service has been performed or as the customers’ refund privileges lapse.

Cost of Revenue

Cost of revenue consists of cost of the tours and activities, salaries, benefits and related expenses and stock-based compensation of the Company’s customer service and web hosting personnel, merchant fees charged by credit card processors, costs associated with the hosting of the Company’s websites, costs associated with payments under the rental guarantee and allocated facility expenses.

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Selling and Promotions Expense

Selling and promotion expenses consist primarily of advertising and promotional expenses, salary expenses associated with sales and marketing staff, expenses related to our participation in industry conferences, and public relations expenses.

Advertising Expense

Advertising costs are charged to expense as incurred and are included in selling and promotions expense in the accompanying consolidated financial statements. Advertising expense for the years ended February 28, 2017 and February 29, 2016, was $176,715 and $21,924, respectively.

Share Based Compensation

The Company computes share based payments to employees in accordance with Accounting Standards Codification 718-10 “Compensation” (ASC 718-10). ASC 718-10 establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services at fair value, focusing primarily on accounting for transactions in which an entity obtains employees services in share-based payment transactions. It also addresses transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of an entity’s equity instruments or that may be settled by the issuance of those equity instruments. Equity instruments issued to non-employees for goods or services are accounted for at fair value and marked to market until service is complete or a performance commitment date is reached, whichever is earlier, in accordance with ASC 505-50.

Warrant Modifications

The Company treats a modification of the terms or conditions of an equity award in accordance with ASC Topic 718-20-35-3 by treating the modification as an exchange of the original award for a new award. In substance, the entity repurchases the original instrument by issuing a new instrument of equal or greater value, incurring additional compensation cost for any incremental value. Incremental compensation cost shall be measured as the excess, if any, of the fair value of the modified award determined in accordance with the provisions of this Topic over the fair value of the original award immediately before its terms are modified, measured based on the share price and other pertinent factors at that date.

Income Taxes

The Company accounts for income taxes pursuant to the provisions of ASC 740-10, “Accounting for Income Taxes,” which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provisions of the ASC 740 -10 related to, Accounting for Uncertain Income Tax Positions. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

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The Company has adopted ASC 740-10-25 Definition of Settlement, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. As of February 28, 2017, the Company’s income tax returns for tax years ending February 29, 2016 and February 28, 2015, 2014, 2013, and 2012 remain potentially subject to audit by the taxing authorities.

Monaker Group, Inc. follows the guidance of ASC 740, “Income Taxes.” Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No current tax provision has been made in the accompanying statement of income (loss) because no taxes are due currently or were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

Fair Value of Financial Instruments

The Company has adopted the provisions of ASC Topic 820, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. ASC 820 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. The fair value hierarchy distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs). The hierarchy consists of three levels:

Level 1: Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities traded in active markets.

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3: Inputs that are generally unobservable. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Financial instruments consist principally of cash, accounts receivable, prepaid expenses, accounts payable, accrued liabilities and other current liabilities. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature. The fair value of long-term debt is based on current rates at which the Company could borrow funds with similar remaining maturities. The carrying amounts approximate fair value. It is management’s opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments (see Note 14– Fair Value Measurements).

F-31

Going Concern

As of February 28, 2017, and February 29, 2016, the Company had an accumulated deficit of $100,659,632 and $93,562,357, respectively. The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.

We have very limited financial resources. We currently have a monthly cash requirement of approximately $300,000, exclusive of capital expenditures. We will need to raise substantial additional capital to support the on-going operation and increased market penetration of our products including the development of national advertising relationships, increases in operating costs resulting from additional staff and office space until such time as we generate revenues sufficient to support itself. We believe that in the aggregate, we could require several millions of dollars to support and expand the marketing and development of our travel products, repay debt obligations, provide capital expenditures for additional equipment and development costs, payment obligations, office space and systems for managing the business, and cover other operating costs until our planned revenue streams from travel products are fully-implemented and begin to offset our operating costs. Our failure to obtain additional capital to finance our working capital needs on acceptable terms, or at all, will negatively impact our business, financial condition and liquidity. As of February 28, 2017, we had $3,018,467 of current liabilities. These conditions raise substantial doubt of our ability to continue as a going concern. We currently do not have the resources to satisfy these obligations, and our inability to do so could have a material adverse effect on our business and ability to continue as a going concern.

Management’s plans with regard to this going concern are as follows: the Company will continue to raise funds with third parties by way of a public or private offering, and management and members of the Board are working aggressively to increase the viewership of our products by promoting it across other mediums which will result in higher revenues. The ability of the Company to continue as a going concern is dependent on the Company’s ability to further implement its business plan and generate greater revenues. Management believes that the actions presently being taken to further implement its business plan and generate additional revenues provide the opportunity for the Company to continue as a going concern.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. The updated standard is effective for fiscal years, and interim reporting periods within those years, beginning after December 15, 2017, and permits early adoption a year earlier, after December 15, 2016. The Company has not yet selected a transition method and is currently evaluating the effect that the updated standard will have on its consolidated financial statements and related disclosures.

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Note 3 – Notes Receivable

On December 22, 2014, the Company advanced $15,000 to a non-related third party debtor and signed a one year, six percent (6%) promissory note in the amount of $15,000. The entire principal balance of this note was rolled into and became part of the consideration paid for the purchase of the Company’s 51% membership interest in Name Your Fee, LLC, including approximately $1,000,000 in intangible assets. The Company’s interest in Name Your Fee, LLC was sold on May 16, 2016, to the same non-related third party, for cancellation of $45,000 in notes (including the $15,000 note described above) and a promissory note in the amount of $750,000 (see also Note 5).

Note 4 – Investment in Equity Instruments and Deconsolidation

We assess the potential impairment of our equity method investments when indicators such as a history of operating losses, negative earnings and cash flow outlook, and the financial condition and prospects for the investee’s business segment might indicate a loss in value. We have recognized an impairment loss on investment in unconsolidated affiliate. At February 28, 2017, Monaker owned 44,470,101 shares of RealBiz Series A Preferred Stock and 10,359,890 shares of RealBiz common stock, representing 27% ownership of RealBiz. This interest, along with a net receivable balance due, has been written down to zero ($0) as of February 28, 2017 and February 29, 2016 to reflect the realizable value of this investment and asset. On November 16, 2016, RealBiz notified Monaker that the Board of Directors of RealBiz voted to cancel and retire all issued and outstanding shares of RealBiz Preferred Stock and all but 1,341,533 shares of common stock of RealBiz held by Monaker. On January 18, 2017 RealBiz cancelled all shares of common stock of RealBiz held by Monaker. RealBiz’s announced cancellation and retirement was without Monaker’s consent, and done in violation of Delaware law, federal law and the terms of RealBiz’s preferred and common stock. We filed a complaint on November 30, 2016 (Monaker Group, Inc., f/k/a Next 1 Interactive, Inc. v. RealBiz Media Group, Inc., f/k/a Webdigs, Inc. and American Stock Transfer & Trust Company, LLC Case No.: 1:16-cv-24978-DLG), seeking damages and injunctive and declaratory relief, arising from RealBiz’s declared cancellation and retirement of the shares.

Note 5 – Acquisitions and Dispositions

On October 26, 2015, the Company entered into a Plan of Merger Agreement with Always on Vacation, Inc. involving a merger of the Company’s then wholly-owned subsidiary AOV Holding, Inc. (“AOV”) and Always On Vacation, Inc. which involved issuing 383,230 shares of AOV common stock to the stockholders of Always On Vacation, Inc., effectively cancelling each share of capital stock of Always on Vacation, Inc. As part of the sale of businesses and assets unrelated to the core travel sector, on January 22, 2016, the intellectual property related to the travel sector (i.e. contracts, domains, trademark and platform) owned by Always On Vacation, Inc. were assigned to Monaker. On January 23, 2016, the interest in Always On Vacation, Inc. (a media company) was sold through a Stock Purchase Agreement to an unrelated third party for $10, plus such third party’s assumption of liabilities of Always On Vacation, Inc. As of February 28, 2017, the value of the contracts, domains, trademark and platform were fully amortized.

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On November 25, 2015, the Company entered into an agreement titled “The Intellectual Property License to Corporation by Licensor Agreement” with CJ Software, Inc. for an internet-based, real-time specialty booking engine developed to consolidate unused timeshare, fractional, and other specialty lodging rooms to be booked for nightly stays. The agreement provided for CJ Software, Inc. to be paid $180,000 by way of the issuance of 45,000 shares of the Company’s common stock valued at $4.00 per share, once this software/platform was fully operational, as a one-time lease payment for a perpetual, unrestricted, non-exclusive, worldwide, royalty free license to use the software. In addition, the Company was to employ one of its employees as an employee of Monaker and another as a consultant. This Agreement was terminated on December 1, 2016 and no shares were issued.

As part of the sale of businesses and assets unrelated to the core travel sector, on January 22, 2016, the intellectual property related to the travel sector (i.e., the NextTrip.com platform, Maupintour.com platform and Home & Away Club portal) owned by the Company’s television media entity (Next 1 Network, Inc.) were assigned to Monaker. The television media entity (Next 1 Network, Inc.) was sold pursuant to a Stock Purchase Agreement dated January 23, 2016 to an unrelated third party for $10 plus its assumption of liabilities of Next 1 Network, Inc.

On May 16, 2016, the Company entered into a Membership Interest Purchase Agreement for the sale of its 51% membership interest in Name Your Fee, LLC in exchange for a Promissory Note, maturing on June 15, 2018, in the amount of $750,000 plus the cancellation of $45,000 in existing promissory notes due from the purchaser. The Promissory Note does not accrue interest, is secured by the 51% membership interest in Name Your Fee, LLC and will be repaid through 20% of the net earnings received in NameYourFee.com through maturity. The Note contains standard and customary events of default. The principal amount of the note is due on June 15, 2018, provided that it will not be an event of default under the note unless the note is not repaid within 60 days after such maturity date (i.e., by August 14, 2018).

On August 31, 2016, the Company entered into a Marketing and Stock Exchange Agreement with Recruiter.com, Inc. whereby the Company issued to Recruiter.com, Inc., 75,000 shares of the Company’s restricted common stock valued at $1.50 per share, for a total of $112,500, in exchange for 2,220 shares of common stock of Recruiter.com, Inc.  The acquisition of the 2,200 shares of common stock of Recruiter.com, Inc. was written off to its realizable value of $0 as of February 28, 2017.  Also, an additional 75,000 shares of the Company’s restricted common stock valued at $1.50 per share, for a total of $112,500, were issued for advertising and marketing services to be performed by Recruiter.com, Inc. over the next 12 months, pursuant to the terms of the agreement. The entire $112,500 was expensed during the year ended February 28, 2017.

Note 6 – Website Development Costs and Intangible Assets

The following table sets forth the intangible assets, both acquired and developed, including accumulated amortization as of February 28, 2017 and February 29, 2016:

	February 28, 2017
			Accumulated	Net Carrying
	Useful Life	Cost	Amortization	Value
Website platform	1.0 years	$400,000	$400,000	$—
Contracts, domains, customer lists	2.0 years	1,199,447	1,199,447	—
Website platform	3.0 years	37,657	37,657	—
Website development costs	2.0 years	181,730	181,730	—
Website development costs (not placed in service)	3.0 years	770,482	2,363	768,119
Web platform	4.0 years	598,099	598,099	—
Trademark	Indefinite	3,950	—	3,950
		$3,191,365	$2,419,296	$772,069

During the year ended February 28, 2017, the Company incurred $3,950 in fees to register its trademark and $685,414 of additional website development costs for the NextTrip.com and EXVG.com websites; these sites have not been placed in service as of February 28, 2017 and are capitalized. The Company also incurred an additional $11,447 related to the contracts, domains and customers. It was determined that the term of the contracts have effectively expired and the customer lists as well as the domains are of no value; therefore the contracts, domains and customer lists have been fully amortized. Also the website platform form StingyTravel.com has been determined to be of no value and has been fully amortized.

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	February 29, 2016
			Accumulated	Net Carrying
	Useful Life	Cost	Amortization	Value
Website platform	1.0 years	$400,000	$—	$400,000
Contracts, domains, customer lists	2.0 years	1,188,000	—	1,188,000
Website platform	3.0 years	37,657	37,657	—
Website development costs	2.0 years	181,730	65,624	116,106
Website development costs (not placed in service)	3.0 years	85,068	2,363	82,705
Web platform	4.0 years	598,099	598,099	—
Software development (not placed in service)	3.0 years	915,392	77,117	838,275
		$3,405,946	$780,860	$2,625,086

During the year ended February 29, 2016, the Company acquired the contracts, domains and customers of Always On Vacation, Inc. as well as the website platform form StingyTravel.com. These assets were placed in service on January 23, 2016 and were being amortized over a three year period.

This capitalization of these costs fall within the scope of ASC 350-50-25-15 wherein costs of upgrades and enhancements should be capitalized as they will result in added functionality of the website.

Intangible assets are amortized on a straight-line basis over their expected useful lives, estimated to be 4 years, except for the website(s), which is 3 years. Amortization expense related to website development costs and intangible assets was $1,779,820 and $164,615 for the years ended February 28, 2017 and February 29, 2016, respectively.

Note 7 – Convertible Promissory Notes

The Company has a convertible promissory note, with an interest rate of 6% per annum, maturing December 1, 2017 and with a fixed conversion rate of $5.00 per share. During the years ended February 28, 2017 and February 29, 2016, the Company recognized interest expense of $248,200 and $384,899, respectively.

The table below summarizes the convertible promissory notes as of February 28, 2017.

	February 28, 2017
	Non Related Party	Related Party	Total
Principal
Beginning balance	$249,582	$1,409,326	$1.658.908
Additions:	—	—	—
	249,582	1,409,326	1,658,908
Subtractions:
Payments to note holder	249,582	—	249,582

Ending balance	$—	$1,409,326	$1,409,326

Carrying Value
Total convertible promissory notes	$—	$1,409,326	$1,409,326
Adjustments	—	—	—
Carrying value	$—	$1,409,326	$1,409,326
Principal past due and in default	$—	$—	$—

F-35

The discount is amortized on a straight line basis from the dates of issuance until the stated redemption date of the debts. During the years ended February 28, 2017 and February 29, 2016, the Company recorded debt discount amortization expense as interest expense in the amount of $-0- and $-0-, respectively.

Mr. Mark Wilton is a greater than 5% shareholder and is treated as a related party. The classification of the convertible promissory note changed from non-related party to related party in the amount of $1,409,326 during the year ended February 28, 2017.

The table below summarizes the convertible promissory notes as of February 29, 2016.

	February 29, 2016
	Non Related Party	Related Party	Total
Principal
Beginning balance	$756,683	$7,096,703	$7,853,386
Additions:	—	—	—
	756,683	7,096,703	7,853,386
Subtractions:
Conversion to common shares	194,584	5,587,377	5,781,961
Payments to note holder	28,000	100,000	128,000
Entity sold	284,517	—	284,517
	507,101	5,687,377	6,194,478
Ending balance	$249,582	$1,409,326	$1,658,908

Carrying Value
Total convertible promissory notes	$249,582	$1,409,326	$1,658,908
Adjustments	—	—	—
Carrying value	$249,582	$1,409,326	$1,658,908
Principal past due and in default	$249,582	$—	$249,582

During the year ended February 29, 2016, the Company:

●	Issued 276,747 shares of common stock upon conversion of $194,584 of principal held by a note holder.

F-36

●	Issued 1,902,046 shares of common stock upon conversion of $5,637,377 of principal held by entities of Donald Monaco, a director of the Company, and Mr. Mark Wilton.

● ●

On January 23, 2016, the Company sold its subsidiary Next 1 Network, Inc. and $284,517 of promissory notes were included in this sale.

The Company paid $28,000 towards the principal held by a noteholder and $100,000 towards the principal held by an entity of Donald Monaco, a director of the Company.

Note 8 – Notes Payable

The following table sets forth the notes payable as of February 28, 2017 and February 29, 2016:

	Principal
	February 28, 2017	February 29, 2016
On September 6, 2011, the Company extended a note in the amount of $785,000, then in default, until February 1, 2013. Beginning on October 1, 2011, the Company was obligated to make payments of $50,000 due on the first day of each month. The first $185,000 in payments was to be in cash and the remaining $600,000 was to be made in cash or common stock. On February 15, 2012, the note-holder assigned $225,000 of its $785,000 outstanding promissory note to a non-related third party investor and the Company issued a new convertible promissory note for the same value. As part of the sale of businesses and assets unrelated to the core travel sector, the television media entity (Next 1 Network, Inc.) was sold and this promissory note was not assumed by the purchaser as part of the Stock Purchase Agreement dated January 23, 2016. The Company has assumed this note related to the sold entity and settled the outstanding debt on November 16, 2016, through the issuance of 255,041 shares of the Company’s common stock at $2.25 per share for the principal plus 680 shares of the Company’s common stock at $2.25 per share for the accrued interest.	$—	$573,842

On August 16, 2004, the Company entered into a promissory note with an unrelated third party in the amount of $500,000. The note bears interest at 7% per year, matured in March 2011 and was payable in quarterly installments of $25,000. As part of the sale of businesses and assets unrelated to the core travel sector, the television media entity (Next 1 Network, Inc.) was sold and this promissory note was not assumed by purchaser as part of the Stock Purchase Agreement dated January 23, 2016. The Company assumed this note related to the sold entity on June 24, 2016 and this promissory note was settled with full release for the amount of $40,000.	—	137,942

	$—	$711,784

Interest charged to operations relating to the above notes was $27,353 and $2,407, respectively for the years ended February 28, 2017 and February 29, 2016.  The Company has accrued interest as of February 28, 2017 and February 29, 2016 of $-0- and $162,521, respectively.

On January 23, 2016, as part of the sale of businesses and assets unrelated to the core travel sector, the television media entity (Next 1 Network, Inc.) was sold and these promissory notes (amounting to $711,784) were not assumed by the purchaser as part of the Stock Purchase Agreement dated January 23, 2016.

F-37

The Company assumed these notes that were in default related to the sold entity and negotiated a settlement of the assumed above-noted notes as of February 28, 2017.

Note 9 – Line of Credit and Other Notes Payable

The following table sets forth the line of credit and other notes payable as of February 28, 2017 and February 29, 2016:

	Principal
	February 28, 2017	February 29, 2016
Line of credit:

On June 15, 2016, we entered into a revolving line of credit agreement with Republic Bank, Inc. of Duluth, Minnesota, in the maximum amount of $1,000,000. Amounts borrowed under the line of credit accrue interest at the Wall Street Journal U.S. Prime Rate plus 1% (updated daily until maturity), payable monthly in arrears beginning on July 15, 2016. Any amounts borrowed under the line of credit are due on June 15, 2017. On December 22, 2016, the revolving line of credit was increased to $1,200,000; all terms of the revolving line of credit remain unchanged.	$1,193,000	$—

Related parties:

The Company has a demand loan with a stated interest rate of 6% per annum, due for funds received from In Room Retail, Inc. which is owned by William Kerby, CEO and Chairman of the Company. This loan was repaid in cash on November 4, 2016.	—	15,919

	$1,193,000	$15,919

Interest charged to operations relating to these notes was $29,822 and $2,100, respectively for the years ended February 29, 2016 and February 28, 2015.   The Company has accrued interest as of February 28, 2017 and February 29, 2016 of $-0- and $-0-, respectively.

Note 10 – Due to/from affiliates

Through October 2015, the Company received and/or made advances to/from its unconsolidated affiliated Company, RealBiz Media Group, Inc. resulting in a net receivable due from RealBiz in excess of $11.2 million. At February 28, 2017, Monaker owned 44,470,101 shares of RealBiz Series A Preferred Stock and 10,359,890 shares of RealBiz common stock, representing 27% ownership of RealBiz. The equity interest, along with a net receivable balance due from the above-mentioned transactions, has been written down to zero ($0) as of February 28, 2017 and February 29, 2016 to reflect the realizable value of this investment and asset.

Note 11 – Stockholders’ Deficit

Preferred stock

The aggregate number of shares of preferred stock that the Company is authorized to issue is up to One Hundred Million (100,000,000), with a par value of $0.00001 per share (“the Preferred Stock”) with the exception of Series A Preferred Stock shares having a $0.01 par value. The Preferred Stock may be divided into and issued in series. The Board of Directors of the Company is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Company is authorized, within any limitations prescribed by law and the articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock.

F-38

On August 26, 2016, we converted all of our outstanding Series B (110,200 shares), Series C (13,100 shares) and Series D (110,156 shares) Preferred Stock, into an aggregate of 444,712 shares of our common stock, pursuant to certain special conversion terms offered in connection therewith and the mandatory conversion terms thereof.

Additionally, stockholders holding 15,000 shares of our Series B Convertible Preferred Stock and 22,000 shares of our Series D Convertible Preferred Stock requested the conversion of such shares into 2,233,260 shares of RealBiz common stock. Pursuant to the customary practice of the Company and RealBiz, the Company first requested that RealBiz’s transfer agent convert shares of RealBiz Preferred A owned by the Company, into RealBiz common stock as provided by the designation of the RealBiz preferred stock. This request was denied by RealBiz and RealBiz’s transfer agent. The Company then requested that the Company’s transfer agent cancel the converted shares and that RealBiz’s transfer agent which is also Monaker’s transfer agent (American Stock Transfer) transfer shares of common stock of RealBiz held by the Company to such shareholders to satisfy the conversion obligations. To date, RealBiz has refused to recognize or effect the transfers. The Company has provided to RealBiz and American Stock Transfer all necessary documents and affidavits to execute the transfer. The Preferred Stock Series B and D shares related to the conversion into RealBiz common shares have been retired and the number of shares of investment in RealBiz common stock have been reduced by 2,233,260 shares. On November 16, 2016, RealBiz notified Monaker that the Board of Directors of RealBiz voted to cancel and retire all issued and outstanding shares of RealBiz Preferred Stock and all but 1,341,533 shares of common stock of RealBiz held by Monaker. On January 18, 2017 RealBiz cancelled all shares of common stock of RealBiz held by Monaker. RealBiz’s announced cancellation and retirement was without Monaker’s consent, and done in violation of Delaware law, federal law and the terms of RealBiz’s preferred and common stock. We filed a complaint on November 30, 2016 (Monaker Group, Inc., f/k/a Next 1 Interactive, Inc. v. RealBiz Media Group, Inc., f/k/a Webdigs, Inc. and American Stock Transfer & Trust Company, LLC Case No.: 1:16-cv-24978-DLG), seeking damages and injunctive and declaratory relief, arising from RealBiz’s declared cancellation and retirement of the shares.

All Preferred Stock Series B, C and D shares have been retired. The Series A Preferred Stock have not been retired and William Kerby, our Chief Executive Officer and Chairman, beneficially owns 794,611 shares (or 43% of the outstanding Preferred Stock Series A shares) and Donald Monaco, our Director, beneficially owns 1,075,000 shares (or 57% of the outstanding Series A Preferred Stock shares).

Series A Preferred Stock

The Company has authorized and designated 3,000,000 shares of Preferred Stock as Series A 10% Cumulative Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”). The holders of record of shares of Series A Preferred Stock shall be entitled to vote on all matters submitted to a vote of the shareholders of the Company and shall be entitled to one hundred (100) votes for each share of Series A Preferred Stock.

Per the terms of the Amended and Restated Certificate of Designations, subject to the availability of authorized and unissued shares of Series A Preferred Stock, the holders of Series A Preferred Stock may, by written notice to the Company:

	●	elect to convert all or any part of such holder’s shares of Series A Preferred Stock into common stock at a conversion rate of the lower of:
(a) $25.00 per share; or
(b) at the lowest price the Company has issued stock as part of a financing; and
●	convert all or part of such holder’s shares (excluding any shares issued pursuant to conversion of unpaid dividends) into debt obligations of the Company, secured by a security interest in all of the assets of the Company and its subsidiaries, at a rate of $25.00 of debt for each share of Series A Preferred Stock.

F-39

On July 9, 2013, the Company amended the Certificate of Designations for the Company’s Series A Preferred Stock to grant to a holder of the Series A Preferred Stock the option to:

●	elect to convert all or any part of such holder’s shares of Series A Preferred Stock into shares of the Company’s Series C Convertible Preferred Stock, par value $0.00001 per share (“Series C Preferred Stock”), at a conversion rate of five (5) shares of Series A Preferred Stock for every one (1) share of Series C Preferred Stock; or to allow
●	conversion into common stock at the lowest price the Company has issued stock as part of a financing to include all financings such as new debt and equity financing and stock issuances as well as existing debt conversions into stock.

On February 28, 2014, the Company’s Series A Preferred Stock shareholders agreed to authorize a change to the Certificate of Designations of the Series A Preferred Stock in Nevada to lock the conversion price to the lower of (a) a fixed price of $0.50 per share; and (b) the lowest price the Company has issued stock as part of a financing after January 1, 2006. Accounting Standards Codification subtopic 815-40, Derivatives and Hedging; Contracts in Entity’s own Equity (“ASC 815-40”) became effective for us on March 1, 2010. The Company’s Series A (convertible) Preferred Stock had certain reset provisions that require the Company to reduce the conversion price of the Series A (convertible) Preferred Stock if we issue equity at a price less than the conversion price. Upon the effective date, the provisions of ASC 815-40 required a reclassification to liability based on the reset feature of the agreements if the Company sells equity at a price below the conversion price of the Series A Preferred Stock. In accordance with ASC 815-40, the Company records the changes in the fair value of the derivative liability as non-operating, non-cash income or expense. However, the reset provision was removed thereby eliminating the derivative liability as of February 28, 2014; therefore the change in fair value of the Series A Preferred Stock derivative liability as of November 30, 2016 and February 29, 2016 resulted in non-operating income of $0 and $0, respectively.

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary (any of the foregoing, a “liquidation”), holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Company to the holders of the common Stock or any other series of Preferred Stock by reason of their ownership thereof an amount per share equal to $1.00 for each share (as adjusted for any stock dividends, combinations or splits with respect to such shares) of Series A Preferred Stock held by each such holder, plus the amount of accrued and unpaid dividends thereon (whether or not declared) from the beginning of the dividend period in which the liquidation occurred to the date of liquidation.

During the year ended February 28, 2017, there were no transactions with regards to Series A Preferred Stock shares.

Dividends in arrears on the outstanding Series A Preferred Stock shares total $1,025,233 and $838,275 as of February 28, 2017 and February 29, 2016, respectively. The Company had 1,869,611 shares of Series A Preferred Stock issued and outstanding as of February 28, 2017 and February 29, 2016.

Series B Preferred Stock

The Company has authorized and designated 3,000,000 shares of Preferred Stock as Non-Voting Series B 10% Cumulative Convertible Preferred Stock with a par value of $0.00001 per share (the “Series B Preferred Stock”). The holders of Series B Preferred Stock may elect to convert all or any part of such holder’s shares into:

●	common stock on a one for fifty basis, or
●	shares of RealBiz’s common stock at $0.05 per share.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “liquidation”), the holders are entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to 100% of the stated value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon, for each share of then outstanding Preferred Stock before any distribution or payment shall be made to the holders of any junior securities (common stock), and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders shall be ratably distributed among the holders of all preferred stock in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

F-40

During the year ended February 28, 2017:

●	110,200 shares of Series B Preferred Stock were converted into 220,400 shares of common stock of Monaker at $2.50 per share, based on the $5 per share stated value of the Series B Preferred Stock.
●	15,000 shares of Series B Preferred Stock were converted into 1,500,000 shares of common stock of RealBiz at $0.05 per share, based on the $5 per share stated value of the Series B Preferred Stock.

Dividends in arrears on the outstanding Series B Preferred Stock total $0 and $182,782 as of February 28, 2017 and February 29, 2016, respectively. The Company had 0 and 125,200 shares of Series B Preferred Stock issued and outstanding as of February 28, 2017 and February 29, 2016, respectively.

Series C Preferred Stock

The Company has authorized and designated 3,000,000 shares of Preferred Stock as Non-Voting Series C 10% Cumulative Convertible Preferred Stock with a par value of $0.00001 per share (the “Series C Preferred Stock”). The holders of Series C preferred stock may elect to convert all or any part of such holder’s shares into:

●	common stock on a 2.5 for one basis, or
●	shares of RealBiz’s common stock at $0.10 per share.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “liquidation”), the holders are entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to 100% of the stated value of $5 per share, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon, for each share of then outstanding Preferred Stock before any distribution or payment is to be made to the holders of any junior securities (common stock), and if the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders are to be ratably distributed among the holders of all preferred stock in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

During the year ended February 28, 2017:

●	13,100 shares of Series C Preferred Stock were converted into 26,000 shares of common stock of Monaker at $250.00 per share, based on the $5 per share stated value of the Series C Preferred Stock.

Dividends in arrears on the outstanding Series C Preferred Stock shares total $0 and $8,915 as of February 28, 2017 and February 29, 2016, respectively. The Company had 0 and 13,100 Series C Preferred Stock shares issued and outstanding as of February 28, 2017 and February 29, 2016, respectively.

Series D Preferred Stock

The Company has authorized and designated 3,000,000 shares of Preferred Stock as Non-Voting Series D 10% Cumulative Convertible Preferred Stock with a par value of $0.00001 per share (the “Series D Preferred Stock”). The holders of Series D preferred stock may elect to convert all or any part of such holder’s shares into:

●	common stock on a 2.5 for one basis, or
●	shares of RealBiz common stock at $0.15 per share.

On July 9, 2014, the Company filed an Amendment to its Series D Certificate of Designation with the Secretary of State of the State of Nevada to change the conversion price from $250 to $12.50 per share.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “liquidation”), the holders are entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to 100% of the stated value of $5 per share, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon, for each share of then outstanding Preferred Stock before any distribution or payment is to be made to the holders of any junior securities (common stock), and if the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders are to be ratably distributed among the holders of all preferred stock in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

F-41

On October 2, 2012, the Company issued 380,000 shares of Series D Preferred stock as part of the October 2, 2012 exchange of securities agreement between the Company and Acknew Investments, Inc. (“Acknew”), for the acquisition of the entity that eventually became RealBiz Media Group, Inc. (RealBiz) and then and now constitutes significant operations of RealBiz, a holder of Class A common shares of RealBiz Holdings, Inc., which contained a “ratchet provision”: If, at any time while Acknew is a holder of Series D Preferred Stock and the Retirement Obligation (requiring the Company to pay out of 50% of all net profits from the Company or 50% of any new funding received by the Company from September 21, 2012, until such time as the $700,000 of the Company’s Series D Preferred Stock shares owned by Acknew are redeemed by the Company) remains not fully satisfied, the Company sells or issues any common stock of the Company at an effective price per share that is lower than the then-effective conversion price (any such issuance being referred to as a “Dilutive Issuance”), then the conversion prices for the Series D Preferred Stock held by Acknew is reduced to equal the product obtained by multiplying (1) the then effective conversion price by (2) a fraction, the numerator of which is the sum of the number of total shares of common stock outstanding immediately prior to the Dilutive Issuance plus the number of shares of common stock which the aggregate consideration received by the Company in the Dilutive Issuance would purchase at the then-effective conversion price; and the denominator of which is the number of shares of common stock outstanding immediately after the Dilutive Issuance.

During the year ended February 28, 2017:

●	110,156 shares of Series D Preferred Stock were converted into 198,312 shares of common stock of Monaker at $2.50 per share, based on the $5 per share stated value of the Series D Preferred Stock.
●	22,000 shares of Series D Preferred Stock were converted into 733,260 shares of common stock of RealBiz at $0.15 per share, based on the $5 per share stated value of the Series D Preferred Stock.

Dividends in arrears on the outstanding Series D Preferred Stock shares total $-0- and $138,188 as of February 28, 2017 and February 29, 2016, respectively. The Company had -0- and 132,156 Series D Preferred Stock shares issued and outstanding as of February 28, 2017 and February 29, 2016, respectively.

Common Stock

On October 28, 2011, the Board and the holders of a majority of the voting power of our shareholders approved an amendment to our Articles of Incorporation to increase our authorized shares of common stock from 200,000,000 to 500,000,000. On February 13, 2012, the Board and the holders of a majority of the voting power of our shareholders approved an amendment to our Articles of Incorporation to increase our authorized shares of common stock from 500,000,000 to 2,500,000,000. The increase in our authorized shares of common stock became effective upon the filing of the amendment(s) to our Articles of Incorporation with the Secretary of State of the State of Nevada.

On May 2, 2012, the Board consented to (i) effect a 1 for 500 reverse split of the Company’s common stock and (ii) reduce the number of authorized shares from 2,500,000,000 to 5,000,000. Such actions became effective upon the filing of the amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada. The consolidated financial statements have been retroactively adjusted to reflect this reverse stock split.

On June 26, 2012, the Board and the holders of a majority of the voting power of our shareholders approved an amendment to our Articles of Incorporation to increase our authorized shares of common stock from 5,000,000 shares to 500,000,000 shares.

On June 25, 2015, the Board consented to (i) effect a 1-to-50 reverse split of the Company’s common stock and (ii) change the name of the Company from Next 1 Interactive, Inc. to Monaker Group, Inc. Such actions became effective upon the filing of the amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada. The unaudited consolidated financial statements have been retroactively adjusted to reflect this reverse stock split.

During the year ended February 28, 2017, the Company:

●	Sold 2,826,365 shares of restricted common stock and warrants for $4,329,939 in proceeds in private transactions.
●	Issued 800,844 shares of restricted common stock and warrants valued at $2,165,578 for stock compensation.

F-42

●	Issued 347,720 shares of restricted common stock valued at $664,373 for conversion of notes payable and accrued interest thereon.
●	On September 19, 2016, Recruiter.com was issued 75,000 shares of restricted common stock valued at $112,500 for the acquisition of 1.5% of Recruiter.com. As of November 30, 2016, the value of this investment was written down to $0 to reflect the market value of the investment.
●	Issued 4,579 shares of common stock for acquisitions valued at $11,447.50.

During the year ended February 29, 2016, the Company:

●	Sold 1,102,000 shares of common stock for $2,276,722 in proceeds in private transactions.

●	455,000 shares of common stock were issued for acquisitions valued at $1,188,001.

●	189,000 shares of common stock were issued as compensation for services valued at $1,019,384.

●	1,000,000 shares of common stock were issued for assets valued at $56,000.

●	1,096, 994 shares of preferred stock were converted into 1,809,000 shares of common stock.

●	1,950,000 shares of common stock were issued for the conversion of debt valued at $8,138,169.

●	The Company filed an Amendment to its Articles of Incorporation and effected a 1-for-50 reverse stock split.

The Company had 11,133,938 and 6,686,540 shares issued and outstanding as of February 28, 2017 and February 29, 2016, respectively.

Common Stock Warrants

The following table sets forth common stock purchase warrants outstanding as of February 28, 2017, and February 29, 2016, and changes in such warrants outstanding for the years ending February 28, 2017 and February 29, 2016:

	Warrants	Weighted Average Exercise
Outstanding, February 28, 2015	491,965	$1.26
Warrants granted	1,350,130	$1.02
Warrants exercised/forfeited/expired	(386,043)	$(0.90)
Outstanding, February 29, 2016	1,456,052	$1.56
Warrants granted	2,463,707	$1.64
Warrants exercised/forfeited/expired	(1,899,671)	$(1.06)
Outstanding, February 28, 2017	2,020,088	$2.23

Common stock issuable upon exercise of warrants	2,020,088	$2.23

F-43

	Common Stock Issuable Upon Exercise of Warrants Outstanding			Common Stock Issuable Upon Warrants Exercisable
Range of Exercise Prices	Number Outstanding at February 28, 2017	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable at February 28, 2017	Weighted Average Exercise Price
$0.01	253	1.50	$0.01	253	$0.01
$0.50	46,508	4.66	$0.50	46,508	$0.50
$1.25	93,595	2.26	$1.25	93,595	$1.25
$1.50	322,972	1.67	$1.50	322,972	$1.50
$2.00	1,258,000	2.21	$2.00	1,258,000	$2.00
$2.50	48,760	3.30	$2.50	48,760	$2.50
$3.00	200,000	2.25	$3.00	200,000	$3.00
$4.00	50,000	1.00	$4.00	50,000	$4.00
	2,020,088		$1.85	2,020,088	$1.85

At February 28, 2017, there were 2,020,088 warrants outstanding with a weighted average exercise price of $1.85 and weighted average life of 2.23 years.

At February 29, 2016, there were 1,456,052 warrants outstanding with a weighted average exercise price of $1.56 and weighted average life of 0.94 years.

During the year ended February 28, 2017, the Company granted:

●	warrants to purchase 1,661,360 shares of common stock in connection with subscriptions; and
●	warrants to purchase 802,347 shares of common stock in consideration for consulting fees.

 On January 5, 2017, we entered into an employment agreement with an employee of the Company, whereby the employee agreed to provide management and financial/investor relation services to the Company for a term of one year, cancellable by either party with 30 days prior written notice, in consideration for $10,000 per month and the grant of warrants to purchase (a) 100,000 shares of the Company’s common stock, which will vest and be exercisable at such time as the Company successfully up lists to the NYSE MKT or the NASDAQ Capital Market, and have an exercise price of $3 per share and cashless exercise rights; (b) 50,000 shares of the Company’s common stock, which will vest and be exercisable upon the earlier to occur of (i) the second year of the term of such warrants; (ii) when the institutional ownership of the Company’s totals 10% or more of the Company’s outstanding common stock, and have an exercise price of $4 per share and cashless exercise rights; and (c) 50,000 shares of the Company’s common stock, which will vest and be exercisable upon the earlier to occur of (i) the second year of the term of such warrants; (ii) when the institutional ownership of the Company’s totals 20% or more of the Company’s outstanding common stock, and have an exercise price of $5 per share and cashless exercise rights, as well as certain other to be determined fees in the event the Company undertakes certain transactions in the future. All of the warrants vest immediately in the event the Company is acquired and have a term through December 31, 2019.

 Common Stock Options

On October 28, 2009, the shareholders approved the Monaker Group, Inc. (formerly known as Next 1 Interactive, Inc.) 2009 Long-Term Incentive Plan (the “2009 Plan”) at the annual shareholders meeting. Under the 2009 Plan, 9,000 shares of common stock are reserved for issuance on the effective date of the 2009 Plan. In the fiscal year ending February 29, 2016 this plan was eliminated and the 4,050 ten (10) year stock options previously issued were cancelled. The options had an exercise price of $7.25 per share and an intrinsic value of $-0-.

Compensation expense relating to stock options granted during the years ended February 28, 2017 and February 29, 2016, was $-0- .

F-44

Related Party Transactions

On October 1, 2015, Monaco Investment Partners II, LP, of which Donald Monaco is the managing general partner and a Director of the Company, subscribed for $250,000 of units (100,000 total units) in our offering of up to $750,000 of units of the Company, each comprised of 1 share of common stock and 1 cashless warrant to purchase one share of common stock at an exercise price of $1.50 per share.

On November 11, 2015, Monaco Investment Partners II, LP, of which Donald Monaco is the managing general partner and a Director of the Company, subscribed for $250,000 of units (100,000 total units) in our offering of up to $750,000 of units of the Company, each comprised of 1 share of common stock and 1 cashless warrant to purchase one share of common stock at an exercise price of $1.50 per share.

On November 13, 2015, Mark Wilton, a greater than 5% shareholder of the Company, converted 30,000 shares, at $5.00 per share, of Series B Preferred Stock and was issued 60,000 shares of restricted common stock.

On November 13, 2015, Adam Friedman, our former CFO of the Company, converted 26,200 shares, at $5.00 per share, of Series C Preferred Stock and was issued 52,400 shares of restricted common stock.

On November 13, 2015, Doug Checkeris, Director of the Company, converted 50,000 shares, at $5.00 per share, of Series C Preferred Stock and was issued 100,000 shares of restricted common stock.

On November 13, 2015, Adam Friedman, former CFO of the Company, converted 15,000 shares, at $5.00 per share, of Series D Preferred Stock and was issued 30,000 shares of restricted common stock.

On November 13, 2015, Pat LaVecchia, Director of the Company, converted 61,800 shares, at $5.00 per share, of Series C Preferred Stock and was issued 123,600 shares of restricted common stock.

On November 17, 2015, 30,000 shares of common stock were issued to William Kerby, CEO and Chairman of the Company, upon conversion of 15,000 shares of Series A Preferred Stock at $5.00 per share.

On November 25, 2015, Monaco Investment Partners II, LP, of which Donald Monaco is the managing general partner and a Director of the Company, subscribed for $250,000 of units (100,000 total units) in our offering of up to $750,000 of units of the Company, each comprised of 1 share of common stock and 1 cashless warrant to purchase one share of common stock at an exercise price of $1.50 per share.

On November 25, 2015, Monaco Investment Partners II, LP, of which Donald Monaco is the managing general partner and a Director of the Company, converted outstanding convertible promissory notes of $75,000 and Donald P Monaco Insurance Trust, of which Donald Monaco is the trustee and a Director of the Company, converted outstanding convertible promissory notes of $325,000 for a combined, total of $400,000 in principal and $165,731 of accrued interest, into 226,292 shares of the Company’s common stock.

On November 25, 2015, Monaco Investment Partners II, LP, of which Donald Monaco is the managing general partner and a Director of the Company converted outstanding convertible promissory notes totaling $575,000 in principal and $189,384 of accrued interest into 305,754 shares of the Company’s common stock.

On December 17, 2015, William Kerby, CEO and Chairman of the Company, converted 35,000 shares, at $5.00 per share, of Series C Preferred Stock and was issued 70,000 shares of restricted common stock.

On January 22, 2016, Donald P Monaco Insurance Trust, of which Donald Monaco is the trustee and a Director of the Company, subscribed for $600,000 of units (240,000 total units) in our offering of up to $600,000 of units of the Company, each comprised of 1 share of common stock and 1 cashless warrant to purchase one share of common stock at an exercise price of $1.50 per share.

On March 15, 2016, Stephen Romsdahl, a greater than 5% shareholder of the Company, subscribed for $120,000 of units (48,000 total units) in our offering of up to $400,000 of units of the Company, each comprised of 1 share of common stock and 2 Special Exchange warrants to purchase one share of common stock at an exercise price of $0.25 per share.

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On March 17, 2016, Mark Wilton, a greater than 5% shareholder of the Company, subscribed for $60,000 of units (24,000 total units) in our offering of up to $400,000 units of the Company, each comprised of 1 share of common stock and 2 Special Exchange warrants to purchase one share of common stock at an exercise price of $0.25 per share.

On May 3, 2016, Monaco Investment Partners II, L.P, of which Donald Monaco is the managing general partner and a Director of the Company, exercised warrants to purchase 300,000 shares of common stock at an exercise price of $1.50 per share.

On June 1, 2016, the Company received $90,000 in proceeds from the Donald P Monaco Insurance Trust (whose trustee is Donald Monaco, a director of Monaker) and issued 60,000 common shares in connection with a partial warrant exercise for $1.50 per share.

On June 2, 2016, the Company borrowed three hundred thousand dollars ($300,000) from the Donald P. Monaco Insurance Trust (“Trust”), which was evidenced by a Promissory Note (“Note”) in the principal amount of three hundred thousand dollars ($300,000), which accrues interest at the rate of 6% per annum (12% upon the occurrence of an event of default). All principal, interest and other sums due under the Note is due and payable on the earlier of (a) the date the operations of NextTrip.com generate net revenues equal to $300,000; (b) the date the Company enters into an alternate financing in excess of $300,000; or (c) August 1, 2016. The Note contains standard and customary events of default. Donald P. Monaco, a member of our Board of Directors, is the trustee of the Trust. This Note may be prepaid in whole or in part at any time, without penalty or premium. On June 24, 2016, we repaid this Note.

Messrs. Donald P. Monaco, Pat LaVecchia, Douglas Checkeris and William Kerby who represented all of the members of the Board of Directors of Monaker resigned as directors of RealBiz effective Monday April 11, 2016.

Through October 2015, the Company received and/or made advances to/from its unconsolidated affiliated company, RealBiz Media Group, Inc. resulting in a net receivable due from RealBiz in excess of $5.8 million. At February 29, 2016, Monaker owned 44,470,101 shares of RealBiz Series A Preferred Stock and 10,359,890 shares of RealBiz common stock, representing 28% ownership of RealBiz. The equity interest, along with a net receivable balance due from the above-mentioned transactions, has been written down to zero ($0) to reflect the realizable value of this investment and asset.

On November 20, 2015, the Company entered into two exchange agreements (the “Exchange”) in which it exchanged an aggregate of $1,330,115 of the Company’s convertible promissory notes and accrued interest (the “Notes”) for an aggregate of 532,046 shares of the Company’s common stock (calculated at $2.50 per share of common stock for the Notes). The exchanged Notes consisted of the following: (i) $764,384 of Notes were exchanged by Monaco Investment Partners II, LP (“Monaco Investments”) for 305,754 shares of common stock; and (ii) $565,731 of Notes were exchanged by the Trust for 226,292 shares of common stock. Donald P. Monaco, a member of our Board of Directors, is the managing general partner of Monaco Investments and the trustee of the Trust.

During the year ended February 29, 2016, the Company granted warrants to purchase 30,000 shares of common stock for the settlement of the Company’s note payable with Mark Wilton (greater than 5% shareholder), of which warrants to purchase 89,300 shares of common stock were exercised; warrants to purchase 120,000 shares of common stock were cancelled; and warrants to purchase 176,743 shares of common stock expired.

On June 15, 2016, we entered into a revolving line of credit agreement with Republic Bank, Inc. of Duluth, Minnesota, in the maximum amount of $1,000,000. Amounts borrowed under the line of credit accrue interest at the Wall Street Journal U.S. Prime Rate plus 1% (updated daily until maturity), payable monthly in arrears beginning on July 15, 2016. Any amounts borrowed under the line of credit are due on June 15, 2017. Amounts borrowed under the line of credit are planned to be used for marketing initiatives, working capital and to repay $300,000 previously borrowed from the Donald P. Monaco Insurance Trust, of which Donald Monaco, a Director of the Company, is the Trustee. The loan contains standard and customary events of default. On June 16, 2016, we borrowed $450,000 under the line of credit.

On July 8, 2016, Stephen Romsdahl, a greater than 5% shareholder of the Company, exercised warrants to purchase 96,000 shares of common stock which had an exercise price of $0.25 per share for an aggregate of $24,000.

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On August 23, 2016, Pat LaVecchia, our director, converted 1,000 shares of Series D Preferred Stock into shares of common stock in connection with a special exchange conversion whereby Series D Preferred Stock shareholders were offered a special conversion rate of $2.50 per share of the Company’s common stock, provided accrued dividends were waived (instead of the stated $12.50 conversion price), into 2,000 shares of common stock at $2.50 per share, valued at $5,000.

Effective September 8, 2016, the Company sold 138,000 units, each consisting of one share of common stock and one warrant to purchase one share of common stock (the “Units”), to Charcoal Investments Ltd. (“Charcoal”), which entity is owned by Simon Orange, who became a member of the Board of Directors of the Company on January 5, 2017, in consideration for $345,000 or $2.50 per unit. The warrants were evidenced by a Warrant to Purchase Common Stock (the “Charcoal Warrants”), had an exercise price of $2.50 per share and an expiration date of September 7, 2017.

Also on September 8, 2016, the Company entered into a consulting agreement with Mr. Orange, pursuant to which Mr. Orange agreed to provide the Company consulting services by aiding the Company in financial, organizational and developmental advice during a twelve month period. In connection with assisting with a $750,000 private offering of units (pursuant to which Charcoal subscribed for units as described above), Mr. Orange received compensation consisting of cash, shares and warrants.

On October 26, 2016, Donald P. Monaco Insurance Trust, of which Donald Monaco is the trustee and a Director of the Company, exercised warrants to purchase 280,000 shares of common stock with an exercise price of $1.50 per share.

On November 4, 2016, Mark Wilton, a greater than 5% shareholder of the Company, was issued 114,770 shares of restricted common stock pursuant to a subscription agreement for $99,800 in proceeds.

On December 1, 2016, Stephen Romsdahl, a greater than 5% shareholder of the Company, exercised warrants to purchase 85,000 shares of common stock which had an exercise price of $0.50 per share.

On December 20, 2016, we borrowed $37,500 from In Room Retail, which was evidenced by a Promissory Note (“Note”) in the principal amount of $37,500, which accrued interest at the rate of 6% per annum. William Kerby, our Chairman and Chief Executive Officer, is the managing member of In Room Retail.

On January 26, 2017, the Company, Mr. Orange, a director, and Charcoal, agreed to reduce the exercise price of the 158,000 warrants to purchase shares of common stock to $2.00 per share and Mr. Orange and Charcoal exercised all of the Warrants in consideration for an aggregate of $316,000, and the Company issued Mr. Orange 20,000 shares of restricted common stock and Charcoal 138,000 shares of restricted common stock, in connection with such exercise. In consideration for agreeing to exercise the Warrants, the Company granted Mr. Orange warrants to purchase 20,000 shares of the Company’s common stock and Charcoal warrants to purchase 138,000 shares of common stock, each with an exercise price of $2.00 per share and an expiration date of January 25, 2020.

From February 6, 2017 to March 10, 2017, the Company raised $1,550,000 from the sale of 775,000 units, each consisting of one share of restricted common stock and one warrant to purchase one share of common stock (the “Units”), to fourteen accredited investors in a private offering, at $2 per Unit. Investors in the offering included an entity owned by Donald P. Monaco, the Company’s director (100,000 Units for $200,000), and Robert J. Post, the Company’s director (50,000 Units for $100,000). The warrants have an exercise price of $2.00 per share and a term of three years, and include no cashless exercise rights.

Dividends in arrears on the outstanding Series A Preferred Stock shares (which are beneficially owned by Donald P. Monaco, our director and William Kerby, our CEO and Chairman) total $1,025,233 and $838,272 as of February 28, 2017 and February 29, 2016, respectively.

On April 19, 2017, we issued 100,000 shares of common stock to Omar Jimenez, a member of the Board of Directors and an executive of the Company, valued at $250,000, as a fiscal year-ended February 28, 2017 employee bonus.

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Note 12 – Commitments and Contingencies

The Company leases its office space and certain office equipment under non-cancellable operating leases. In accordance with the terms of the office space lease agreement, the Company is renting the commercial office space, for a term of three years from January 1, 2016 through December 31, 2018. Monthly rental costs for calendar years 2016, 2017 and 2018 are $6,500, $6,695 and $6,896, respectively. The rent for the years ended February 28, 2017 and February 29, 2016 was $79,665 and $227,694, respectively.

Our future minimum rental payments through February 28, 2018 amount to $80,742.

The following schedule represents obligations under written commitments on the part of the Company that are not included in liabilities:

	Current	Long Term
			February 28, 2019
			and
	February 28, 2017	February 28, 2018	thereafter	Totals
Leases	$80,742	$68,959	$—	$149,701
Other	4,500	—	—	4,500
Totals	$85,242	$68,959	$—	$154,201

The Company is committed to pay three to six months’ severance in the case of termination or death to certain key officers.

Legal Matters

The Company is involved, from time to time, in litigation, other legal claims and proceedings involving matters associated with or incidental to our business, including, among other things, matters involving breach of contract claims, intellectual property, employment issues, and other related claims and vendor matters. The Company believes that the resolution of currently pending matters will not individually or in the aggregate have a material adverse effect on our financial condition or results of operations. However, assessment of the current litigation or other legal claims could change in light of the discovery of facts not presently known to the Company or by judges, juries or other finders of fact, which are not in accord with management’s evaluation of the possible liability or outcome of such litigation or claims.

On March 14, 2014, Lewis Global Partners, LLC filed a Complaint against us in the Ninth Judicial Circuit Court of Florida (Case Number CACE 14-005009) (the “Complaint”). The Complaint alleges consulting fees in the form of 270,000 shares of common stock of RealBiz is due from us and sets forth causes of action including ‘breach of contract’ and ‘breach of implied covenant of good faith and fair dealing’. On August 18, 2016, the breach of implied covenant of good faith and fair dealing was dismissed and we filed an answer and affirmative defenses to the breach of contract claim. The Company has no basis for determining whether there is any likelihood of material loss associated with the claims and/or the potential and/or the outcome of the litigation.

On March 28, 2016, the Company was presented with a Demand for Arbitration, pursuant to Rule 4(a) of the American Arbitration Association Commercial Rules of Arbitration, whereby Acknew Investments, Inc. and Vice Regal Developments Inc. (Claimants) are arguing that $700,000 is due to them, even though they have already been paid said amounts through preferred shares that were issued as a guarantee and which Claimants converted into shares of common stock. In connection with the purchase of the stock of the entity that eventually became RealBiz Media Group, Inc., the Company issued 380,000 shares of Monaker Series D Preferred Stock shares with a value of $1,900,000, which was considered the $1,200,000 value of the stock portion of the purchase price, and was also meant to guaranty the payment of the balance of $700,000. The Company contends that the obligation to pay the $700,000 was extinguished with the conversion of the Monaker Series D Preferred Stock shares into shares of common stock. The date for arbitration has not been set and the Company will vehemently defend its position.

F-48

On June 2, 2016, the Company paid an arbitration award of $81,572 ($73,959 plus interest of $7,613) to Twelfth Child Entertainment, LLC for a License Agreement settlement for rights to air programs regarding “Foreclosure to Fabulous” television programming on the Company’s previously owned media business that was sold on January 21, 2016. The Company absorbed this settlement as part of its partnership commitment with Launch Media 360 which is an investment of the Company.

Litigation related to RealBiz Media Group, Inc. (“RealBiz”)

Case Number 1:16-cv-61017-FAM

On May 11, 2016, RealBiz filed a Complaint against us in the United States District Court for the Southern District of Florida (the “Complaint”). The Complaint alleges $1,287,517 is due from us to RealBiz, and seeks the recovery of such amount, plus pre-judgment interest from October 31, 2015 and costs. The Complaint alleges causes of action including ‘account stated’ and ‘unjust enrichment’.

On May 19, 2016, we filed an Answer and Counterclaim to the Complaint (the “Counterclaim”) denying RealBiz’s allegations and claims and pleading affirmative defenses including ‘failure to state a claim for which relief can be granted’, ‘set-off’ rights (including that if there was any amount owed, RealBiz’s obligation to us far exceeded the $1.2 million amount that RealBiz alleges is due to it), ‘mistake or error’, ‘unclean hands’, ‘waiver’, ‘release’, ‘breach of contract’ (we allege there was an oral agreement that all intercompany balances would be written–off) and ‘rescission of letter addressing partial balance due’ (confirming that a letter upon which RealBiz’s case is predicated was rescinded shortly after its issuance and is of no force or effect). The Counterclaim against RealBiz alleges causes of action including ‘unjust enrichment’ (we allege that the net amount due to us from RealBiz is in excess of $10 million dollars if there is no oral agreement), ‘money had and received’, and ‘breach of contract’ (we allege there was an oral agreement that all intercompany balances would be written–off), and seeks recovery of all actual damages, consequential damages and incidental damages, if any, including but not limited to attorney’s fees and costs, plus-prejudgment and post-judgment interest. We believe the claims asserted in the Complaint, as amended, are without merit and intend to vigorously defend ourselves against the lawsuit while simultaneously seeking damages against RealBiz. The Company has no basis for determining whether there is any likelihood of material loss associated with the claims and/or the potential and/or the outcome of the litigation.

Case No.: CACE-16-019818

On October 27, 2016, the Company filed a Complaint (Monaker Group, Inc., f/k/a Next 1 Interactive, Inc. v. RealBiz Media Group, Inc., f/k/a Webdigs, Inc. and American Stock Transfer & Trust Company, LLC) for damages and injunctive relief from the defendant’s unreasonable delay and/or refusal to register the transfer of certain securities. We instructed RealBiz to transfer our preferred or common stock in RealBiz to certain of our shareholders on several occasions. Defendants, however, wrongfully refused to register the transfers in violation of the Delaware Code and the terms of RealBiz’s preferred and common stock.

F-49

Case No.: 16-24978-CIV-GRAHAM

On November 30, 2016, the Company filed a Complaint (Monaker Group, Inc., f/k/a Next 1 Interactive, Inc. v. RealBiz Media Group, Inc., f/k/a Webdigs, Inc. and American Stock Transfer & Trust Company, LLC) for damages and injunctive and declaratory relief, arising from RealBiz’s declared cancellation, retirement, and/or termination of certain securities. RealBiz notified Monaker of its intent to unilaterally cancel, retire, and/or terminate its preferred and common stock held by Monaker. RealBiz’s announced cancellation, retirement, and termination was without Monaker’s consent, and done in violation of Delaware law, federal law and the terms of RealBiz’s preferred and common stock.

In December 2016, RealBiz cancelled the 44,470,101 Series A preferred shares and 10,359,892 common shares which were held by the Company in connection with an alleged over issuance of common shares relating to the conversion of Monaker’s dual convertible preferred shares. In December 2016, the Company filed a lawsuit against RealBiz in the 11th Circuit Federal Court seeking an injunction against RealBiz’s action to claw back the aforementioned shares; the injunction was denied and the lawsuit is proceeding. Additionally, the Company seeks to reverse the clawback in its entirety.

Case No.: 0:16-cv-62902-WJZ

A class action lawsuit has been filed against us, William Kerby, our Chief Executive Officer and Chairman, Donald Monaco, our director, and D’Arelli Pruzansky, P.A., our former auditor, in the U.S. District Court for the Southern District of Florida on behalf of persons who purchased our common stock and exercised options between April 6, 2012 and June 23, 2016 (the “Class Period”). The case, McLeod v. Monaker Group, Inc. et al, was filed on December 9, 2016. The lawsuit focuses on whether the Company and its executives violated federal securities laws and whether the Company’s former auditor was negligent and makes allegations regarding the activities of certain Company executives. The lawsuit alleges and estimates total shareholders losses totaling approximately $20,000,000. The lawsuit stems from the Company’s announcement in June 2016 that it would have to restate its financial statements due to issues related to the Company’s investment in RealBiz. The lawsuit asks the court to confirm the action is a proper class action. We believe the claims asserted in the lawsuit are without merit and intend to vigorously defend ourselves against the claims made in the lawsuit. The Company has no basis for determining whether there is any likelihood of material loss associated with the claims and/or the potential and/or the outcome of the litigation. On February 16, 2017, we filed a Motion to Dismiss the lawsuit and on March 3, 2017, the Court entered an order staying discovery and all other proceedings pending resolution of the Motion to Dismiss.

Case No.: C.A 2017-0189

On March 14, 2017, we filed a lawsuit against RealBiz pursuant to Section 220 of Delaware General Corporation Law, seeking relief in the form of an order compelling RealBiz to make available to Monaker, for inspection and copying, certain corporate books and records as demanded by Monaker in a February 27, 2017 letter (the “Demand”). In addition to our statutory right to inspection under Section 220, we have contractual rights to access books and records as outlined in the documents governing our investment in RealBiz. Monaker’s purpose in making the Demand is, among other things, to: (1) determine the status of its investment and interest in RealBiz; (2) determine the appropriateness of certain actions recently announced by RealBiz; (3) investigate suspected wrongdoing by certain officers and directors of RealBiz; and (4) determine whether the RealBiz’s directors advanced their personal interests at the expense of Monaker and other investors. RealBiz has declined to produce the requested books and records despite the Demand and communications between the parties’ counsels, filed a motion to dismiss taking the position that the Company is no longer a shareholder of RealBiz, and has insisted instead that Monaker serve a second request for production in a separate action, Monaker Group, Inc. v. RealBiz Media Group, Inc., No. 1:16-cv-24978-DLG, currently pending in the Southern District of Florida (the “Florida Action”).

The Company is unable to determine the estimate of the probable or reasonable possible loss or range of losses arising from the above legal proceedings.

Note 13 – Business Segment Reporting

Accounting Standards Codification 280-16 “Segment Reporting”, established standards for reporting information about operating segments in annual consolidated financial statements and required selected information about operating segments in interim financial reports issued to stockholders. It also established standards for related disclosures about products, services, and geographic areas. Operating segments are defined as components of the enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance.

F-50

The Company has one operating segment consisting of various products and services related to its online marketplace of travel and related logistics including destination tours / activities, accommodation rental listings, hotel listings, air and car rental. The Company’s chief operating decision maker is considered to be the Chief Executive Officer. The chief operating decision maker allocates resources and assesses performance of the business and other activities at the single operating segment level.

Note 14 – Fair Value Measurements

The Company has adopted the provisions of ASC Topic 820, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. ASC 820 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. The fair value hierarchy distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs).

The hierarchy consists of three levels:

●	Level 1 - Quoted prices in active markets for identical assets or liabilities.

●	Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets of liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity” and ASC 815, “Derivatives and Hedging”. Derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives. The effects of interactions between embedded derivatives are calculated and accounted for in arriving at the overall fair value of the financial instruments. In addition, the fair values of freestanding derivative instruments such as warrant and option derivatives are valued using the Black-Scholes model.

The Company uses Level 3 inputs for its valuation methodology for the warrant derivative liabilities and embedded conversion option liabilities as their fair values were determined by using the Black-Scholes option-pricing model based on various assumptions. The Company’s derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives.

The Company did not have exposure to derivative liabilities or embedded conversion options as those instruments were repaid to the note-holder, converted to equity positions by the note-holder, or relinquished as part of the sale of Next 1 Network, Inc. (see Note 5 – Acquisitions and Disposals). There are no derivative liabilities as of February 28, 2017 and February 29, 2016.

F-51

The following table sets forth a summary of changes in fair value of our derivative liabilities for the years ended February 28, 2017 and February 29, 2016:

	February 28, 2017	February 29, 2016
Beginning balance	$—	$287,149
Fair value of embedded conversion feature of:
Fair value above debt discount at issue date
Derivative liability expense at issue date	—	—
Change in fair value of embedded conversion feature of:
Retirement of securities	—	(287,149)
Gain on change in fair value of derivatives	—	—
	—	—
Ending balance	$—	$—

The Company has $-0- convertible promissory notes that include embedded conversion options at February 28, 2017 and February 29, 2016. During FYE February 29, 2016, the Company retired $287,149 of derivative liability attributable to six (6) convertible promissory notes with embedded conversion options that were retired.

Note 15 – Income Taxes

Monaker follows the guidance of ASC 740, “Income Taxes.” Deferred income taxes reflect the net effect of (a) temporary differences between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

The provision for income taxes consists of the following components for the years ended February 28, 2017 and February 29, 2016:

	2017	2016
Current	$—	$—
Deferred	—	—
	$—	$—

F-52

The components of deferred income tax assets and liabilities for the years ended February 28, 2017 and February 29, 2016, are as follows:

	2017	2016
Net operating loss carry-forwards	$27,018,698	$22,261,904
Equity based compensation	4,329,000	4,329,000
Amortization and impairment of intangibles	1,779,820	64,770
Total deferred assets	33,127,518	26,655,674
Valuation allowance	(33,127,518)	(26,655,674)
	$—	$—

The income tax provision differs from the expense that would result from applying statutory rates to income before income taxes principally because of the valuation allowance on net deferred tax assets for which realization is uncertain.

The effective tax rates for years ended February 28, 2017 and February 29, 2016 were computed by applying the federal and state statutory corporate tax rates as follows:

	2017	2016
Statutory Federal income tax rate	-35%	-35%
State taxes, net of Federal	-4%	-4%
Permanent difference	11%	13%
Change in valuation allowance	28%	26%
	0%	0%

The valuation allowance has increased by $6,472,000 for fiscal year end 2017 primarily as a result of a current year operating loss of $6,472,000 including amortization of intangibles of $1,780,000.

The net operating loss (“NOL”) carry-forward balance as of February 28, 2017 is approximately $58 million expiring between 2025 and 2037. Management has reviewed the provisions of ASC 740 regarding assessment of their valuation allowance on deferred tax assets and based on that criteria determined that it does not have sufficient taxable income to offset those assets. Therefore, management has assessed the realization of the deferred tax assets and has determined that it is more likely than not that they will not be realized and has provided a full valuation allowance against these assets. The utilization of the NOL’s may be limited by Internal Revenue Code Section 382 which restricts annual utilization following a greater than 50% change in ownership.

At the adoption date the Company applied ASC 740 to all tax positions for which the statute of limitations remained open. As a result of the implementation of ASC 740, the Company did not recognize a material increase in the liability for uncertain tax positions as of February 28, 2017.

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Note 16 – Earnings Per Share

The following table provides a reconciliation of the numerators and denominators of the basic and diluted earnings per-share computations for each of the past two fiscal years:

	Income (Numerator)	Weighted Average Shares (Denominator)	Per Share Amount
For the year ended February 28, 2017:
Basic earnings (losses)	$(6,536,614)	8,611,455	$(0.76)
Effect of dilutive securities	—	—	—
Dilutive earnings	$(6,536,614)	8,611,455	$(0.76)
For the year ended February 29, 2016:
Basic earnings	$(4,550,484)	2,913,266	$(1.56)
Effect of dilutive securities	—	—	—
Dilutive earnings	$(4,550,484)	2,913,266	$(1.56)

Basic earnings per share are computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Diluted loss per common share is not presented because it is anti-dilutive.

Note 17 – Subsequent Events

The Company has evaluated subsequent events occurring after the balance sheet date and has identified the following:

Case No.: C.A 2017-0189

On March 14, 2017, we filed a lawsuit against RealBiz pursuant to Section 220 of Delaware General Corporation Law, seeking relief in the form of an order compelling RealBiz to make available to Monaker, for inspection and copying, certain corporate books and records as demanded by Monaker in a February 27, 2017 letter (the “Demand”). In addition to our statutory right to inspection under Section 220, we have contractual rights to access books and records as outlined in the documents governing our investment in RealBiz. Monaker’s purpose in making the Demand is, among other things, to: (1) determine the status of its investment and interest in RealBiz; (2) determine the appropriateness of certain actions recently announced by RealBiz; (3) investigate suspected wrongdoing by certain officers and directors of RealBiz; and (4) determine whether RealBiz’s directors advanced their personal interests at the expense of Monaker and other investors. RealBiz has declined to produce the requested books and records despite the Demand and communications between the parties’ counsels, filed a motion to dismiss taking the position that the Company is no longer a shareholder of RealBiz, and has insisted instead that Monaker serve a second request for production in a separate action, Monaker Group, Inc. v. RealBiz Media Group, Inc., No. 1:16-cv-24978-DLG, currently pending in the Southern District of Florida (the “Florida Action”).

Additionally:

●	On March 7, 2017, we received $150,000 in proceeds and issued 75,000 shares of restricted common stock and warrants to purchase 75,000 shares of common stock expiring on March 6, 2020, with an exercise price of $2.00 per shares via a subscription agreement to an accredited investor in a private transaction.

●	On March 9, 2017, we received $100,000 in proceeds and issued 50,000 shares of common stock and warrants to purchase 50,000 shares of common stock expiring on March 8, 2020, with an exercise price of $2.00 per shares via a subscription agreement to an accredited investor in a private transaction.

●	On March 10, 2017, we received $100,000 in proceeds and issued 50,000 shares of common stock and warrants to purchase 50,000 shares of common stock expiring March 9, 2020, with an exercise price of $2.00 per shares via a subscription agreement to an accredited investor in a private transaction.

●	On March 10, 2017, we issued 2,000 shares of common stock, valued at $4,000, for payment due pursuant to the terms of a consulting agreement.

●	On March 17, 2017, we issued 10,000 shares of common stock, valued at $20,000, for payment due pursuant to the terms of a consulting agreement.

●	On April 3, 2017, we received $10,000 in proceeds and issued 5,000 shares of common stock and common stock warrants to purchase 5,000 shares of common stock expiring April 2, 2020 with an exercise price of $2.00 per shares pursuant to a subscription agreement with an accredited investor in a private transaction.

●	On April 17, 2017, we issued 800 shares of common stock, valued at $1,600 and common stock warrants to purchase 800 shares of common stock, expiring April 16, 2020 with an exercise price of $2.00 per share, for commission due per consulting agreement terms.

F-54

●	On April 18, 2017, we issued 10,000 shares of common stock, valued at $20,000, for payment due pursuant to the terms of a consulting agreement.

●	On April 18, 2017, we received $114,888 in proceeds and issued 57,444 shares of common stock to Stephen Rohsdahl, a 5% shareholder in the Company, in connection with a warrant exercise for $2.00 per share

●	On April 19, 2017, we issued 100,000 shares of common stock to Omar Jimenez, a member of the Board of Directors and an executive of the Company, valued at $250,000, as a fiscal year-ended February 28, 2017 employee bonus.

●	On April 28, 2017, we received $15,000 in proceeds and issued 10,000 shares of common stock in connection with a cashless warrant exercise for $1.50 per share.

F-55

MONAKER GROUP, INC.

3,141,625 Shares of Common Stock

PROSPECTUS

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Description	Amount to be Paid

Filing Fee - Securities and Exchange Commission	$684.48
Attorney’s fees and expenses	35,000	*
Accountant’s fees and expenses	15,000	*
Transfer agent’s and registrar fees and expenses	5,000	*
Printing and engraving expenses	7,500	*
Miscellaneous expenses	5,000	*

Total	$68,184.48	*

* Estimated expenses, if any, not presently known.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

As authorized by Section 78.751 of the Nevada Revised Statutes, we may indemnify our officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in our best interests. If the legal proceeding, however, is by or in our right, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to us unless a court determines otherwise.

Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at our request as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self-insurance programs, guarantees and insurance policies.

Additionally, our Bylaws, as amended (“Bylaws”), state that we shall indemnify every (i) present or former director, advisory director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an “Indemnitee”).

Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as a defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his official capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

Except as provided above, the Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee’s official capacity, or (b) found liable to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall include, without limitation, all court costs and all fees and disbursements of attorneys’ fees for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

Neither our Bylaws nor our Articles of Incorporation include any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Year ended February 28, 2014

Common Stock

During the year ended February 28, 2014, the Company:

●	issued 23,994 shares of common stock and warrants to purchase 21,204 shares of common stock which had a term of between one half year (1/2) and two years (2) and exercise prices of $1.50 to $5.00 per share in exchange for services rendered, consisting of financing and consulting fees, valued at $102,092.
●	issued 12,000 shares of common stock as employee compensation with a total value of $19,800.
●	issued 6,690 shares of common stock upon the exercise of 6,690 warrants, receiving $15,950 in proceeds.
●	issued 27,235 shares of common stock for subscriptions receiving $129,050 in proceeds.
●	issued 7,248 shares of common stock and warrants to purchase 2,400 shares of common stock with a one (1) year term and an exercise price of $5.00 in exchange for services rendered, consisting of financing and consulting fees incurred in raising capital, valued at $6,153.
●	issued 12,360 shares of common stock in a partial conversion of a convertible promissory note valued at $6,335.

●	issued 12,000 shares of common stock valued at $23,100 and 6,000 shares of Series C Preferred stock valued at $30,000 to an employee during December 2013.

Preferred Series B

During the year ended February 28, 2014, the Company:

●	issued 46,000 shares of Series B Preferred Stock in exchange for services rendered, consisting of financing and consulting fees incurred in raising capital, valued at $250,000.
●	converted 54,850 shares of Series B Preferred stock valued at $274,250, at the request of the investor, into 5,485,000 shares of RealBiz Media Group, Inc.

Preferred Series C

During the year ended February 28, 2014, the Company:

●	issued 6,000 shares of Series C Preferred Stock to an executive of the Company as part of their employment agreement valued at $30,000.

Preferred Series D

During the three months ended February 28, 2014, the Company:

●	issued 18,400 shares of Series D Preferred Stock in exchange for services rendered, consisting of financing and consulting fees incurred in raising capital, valued at $92,000.
●	converted 8,125 shares of Series D Preferred stock valued at $40,625, at the request of the investor, into 270,806 shares of RealBiz Media Group, Inc.

Year Ended February 28, 2015

Common Stock

During the year ended February 28, 2015, the Company:

●	issued 11,000 shares of common stock for subscriptions, receiving $27,500 in proceeds.
●	issued 189,067 shares of common stock and received proceeds of $6,000.
●	issued 3,781 shares of common stock upon the exercise of common stock warrants in settlement of consulting fees valued at $12,758.
●	received $375,000 in proceeds and issued new convertible promissory notes to related party investors.
●	issued 14,980 shares of common stock and received proceeds of $57,988.
●	issued 23,820 shares of common stock upon the exercise of 23,820 outstanding warrants and received $41,280 in proceeds.
●	issued 14,000 shares of common stock in a partial conversion of a convertible promissory note valued at $7,000.
●	received $25,000 in proceeds and issued a new convertible promissory note.

Preferred Series B

During the year ended February 28, 2015, the Company:

●	issued 24,000 shares of Series B Preferred Stock for subscriptions receiving $120,000 in proceeds.

Preferred Series C

During the year ended February 28, 2015, the Company:

●	issued 95,600 shares of Series C Preferred Stock for subscriptions receiving $468,000 in proceeds.

Preferred Series D

During the year ended February 28, 2015, the Company:

●	issued 9,000 shares of Series D Preferred Stock in exchange for services rendered, consisting of debt settlement, valued at $65,000.
●	issued 20,000 shares of Series D Preferred Stock in exchange for directors’ fees, valued at $100,000.

Fiscal Year Ended February 29, 2016

During the fiscal year ended February 29, 2016, we issued the following securities which were not registered under the Securities Act:

Common Stock

●	1,088,908 shares of restricted common stock were sold to 25 purchasers pursuant to subscription agreements at $2.50 per share, for $2,071,765 in proceeds. Included in the 1,088,908 shares sold were shares sold to: Monaco Investment Partners II, LP, of which Donald Monaco is the managing general partner and a Director of the Company ($750,000 of units at $2.50 per unit (300,000 total units)) in our offering of up to $750,000 of units of the Company, each comprised of 1 share of common stock and 1 cashless warrant to purchase one share of common stock at an exercise price of $1.50 per share.
●	Donald P Monaco Insurance Trust, of which Donald Monaco is the trustee and a Director of the Company ($600,000 of units at $2.50 per unit (240,000 total units) in our offering of up to $600,000 of units of the Company, each comprised of 1 share of common stock and 1 cashless warrant to purchase one share of common stock at an exercise price of $1.50 per share.
●	Mark Wilton, a greater than 5% stockholder of the Company (20,000 shares of restricted common stock pursuant to subscription agreements for $50,000 in proceeds).
●	30,000 shares of common stock were issued to William Kerby, CEO and Chairman of the Company, upon conversion of 15,000 shares of Series A Preferred Stock at $5.00 per share.
●	276,000 shares of common stock were issued to four stockholders upon conversion of 138,000 shares of Series B Preferred Stock at $5.00 per share. Included in the 276,000 shares issued were shares issued to: Mark Wilton, a greater than 5% stockholder of the Company, who converted 30,000 shares of Series B Preferred Stock, at $5.00 per share, into 60,000 shares of restricted common stock.
●	476,000 shares of common stock were issued to 12 stockholders upon conversion of 238,000 shares of Series C Preferred Stock at $5.00 per share. Included in the 476,000 shares issued were shares issued to:
● Adam Friedman, the former CFO of the Company, who converted 26,200 shares, at $5.00 per share, of Series C Preferred Stock, into 52,400 shares of restricted common stock.
● Doug Checkeris, Director of the Company, who converted 50,000 shares, at $5.00 per share, of Series C Preferred Stock, into 100,000 shares of restricted common stock.

	●	William Kerby, CEO and Chairman of the Company, who converted 35,000 shares, at $5.00 per share, of Series C Preferred Stock, into 70,000 shares of restricted common stock.
●	1,363,640 shares of common stock were issued to 34 stockholders upon conversion of 705,900 shares of Series D Preferred Stock at $5.00 per share. Included in the 1,363,640 shares issued were shares issued to:
	●	Adam Friedman, the former CFO of the Company, who converted 15,000 shares, at $5.00 per share, of Series D Preferred Stock, into 30,000 shares of restricted common stock.
	●	Pat LaVecchia, a Director of the Company, who converted 61,800 shares, at $5.00 per share, of Series C Preferred Stock, into 123,600 shares of restricted common stock.

Preferred Series A

●	331,403 shares of Series A Preferred Stock issued to one stockholder were retired.

RealBiz Conversions

●	20,000 shares of Series B Preferred Stock issued to one stockholder were converted into 2,000,000 shares of RealBiz common stock.

Preferred Series C

●	11,500 shares of Series C Preferred Stock were sold to seven investors pursuant to subscription agreements for $57,500.
●	36,100 shares of Series C Preferred Stock were converted by 13 stockholders into 1,805,000 shares of RealBiz common stock.

Preferred Series D

●	100,200 shares of Series D Preferred Stock were converted by seven stockholders into 3,339,793 shares of RealBiz common stock.

During the three months ended May 31, 2016, the Company issued the following unregistered securities:

Common Stock

●	On March 7, 2016, we sold 4,000 shares of common stock and warrants to purchase 8,000 shares of common stock, with cashless exercise rights, expiring March 1, 2017, with an exercise price of $1.50 per share, for $10,000. Additionally, we granted a special exchange common stock warrant to purchase 8,000 shares of common stock expiring April 10, 2016, with an exercise price of $0.25 per share.
●	On March 8, 2016, we sold 10,000 shares of common stock and a special exchange common stock warrant expiring April 10, 2016, exercisable for 20,000 shares of the Company’s common stock, with an exercise price of $0.25 per share, for $25,000.
●	On March 9, 2016, sold 24,000 shares of common stock and warrants to purchase 24,000 shares of common stock, with cashless exercise rights, expiring March 1, 2017 with an exercise price of $1.50 per share, for $60,000. Additionally, we granted a special exchange warrant to purchase 24,000 shares of the Company’s common stock expiring April 10, 2016, with an exercise price of $0.25 per share.
●	On March 15, 2016, we sold 48,000 shares of common stock and special exchange common stock warrants to purchase 96,000 shares of common stock, expiring April 10, 2016, with an exercise price of $0.25 per share, for $120,000.

●	On March 21, 2016, we sold 24,000 shares of common stock and a special exchange common stock warrant expiring April 10, 2016, exercisable for 48,000 shares of common stock, with an exercise price of $0.25 per share, for $60,000.
●	On March 23, 2016, we sold 10,000 shares of common stock and a special exchange common stock warrant expiring April 10, 2016, exercisable for 20,000 shares of common stock, with an exercise price of $0.25 per share, for $25,000.
●	On March 23, 2016, we sold 20,000 shares of common stock and a special exchange common stock warrant expiring April 10, 2016, exercisable for 40,000 shares of common stock, with an exercise price of $0.25 per share, for $50,000.
●	On March 30, 2016, we issued 15,000 shares of common stock, valued at $30,000, for consulting services.
●	On March 31, 2016, we received $5,000 in proceeds and issued 20,000 shares of common stock in connection with a warrant exercise for $0.25 per share.
●	On April 5, 2016, we received $2,000 in proceeds and issued 8,000 shares of common stock in connection with a warrant exercise for $0.25 per share.
●	On April 11, 2016, we sold 10,000 shares of common stock and a special exchange common stock warrant expiring April 10, 2016, exercisable for 20,000 shares of common stock, with an exercise price of $0.25 per share, for $25,000.
●	On April 12, 2016, a stockholder converted $10,000 owed on a promissory note into 20,000 shares of common stock at $0.50 per share, the contractual rate.
●	On April 20, 2016, we issued 10,000 shares of common stock, valued at $25,000, for payment due in 90 days per consulting agreement terms.
●	On April 20, 2016, a stockholder converted $4,000 owed on a promissory note into 10,000 shares of common stock at $0.40 per share, at the contractual rate.
●	On April 20, 2016, we received $20,000 in proceeds and issued 8,000 shares of common stock and 16,000 cashless common stock warrants expiring May 19, 2016 with an exercise price of $0.01 per share.
●	On April 25, 2016, we received $15,000 in proceeds and issued 6,000 shares of common stock and 12,000 cashless common stock warrants expiring May 24, 2016 with an exercise price of $0.01 per share.
●	On April 27, 2016, we borrowed twenty thousand dollars ($20,000) from In Room Retail, which was evidence by a Promissory Note (“Note”) in the principal amount of twenty thousand dollars (20,000), which accrued interest at the rate of 6% per annum. William Kerby, a member of the Board of Directors and Executive of the Company, is the managing member of In Room Retail.
●	On April 27, 2016, we received $12,500 in proceeds and issued 5,000 shares of common stock and 10,000 cashless common stock warrants expiring May 26, 2016, with an exercise price of $0.01 per share.
●	On April 27, 2016, we received $300,000 from Monaco Investment Partners II, LP, whose managing general partner is Donald Monaco, a Director of the Company, and issued 200,000 shares of common stock via a warrant exercise for $1.50 per share.
●	On April 27, 2016, we received $120 in proceeds and issued 12,000 shares of common stock via a warrant exercise for $0.01 per share.

●	On April 27, 2016, we received $15,000 in proceeds and issued 6,000 shares of common stock and 12,000 cashless common stock exercise rights, expiring May 26, 2016 with an exercise price of $0.01 per share.
●	On May 3, 2016, we issued 7,328 shares of common stock, valued at $18,320, and warrants to purchase 6,208 shares of common stock with cashless exercise rights, expiring March 1, 2017, with an exercise price of $1.50 per share. Additionally, special exchange common stock warrants to purchase 3,008 shares of common stock were granted, expiring April 10, 2016, with an exercise price of $0.25 per share, for payment due per a consulting agreement.
●	On May 3, 2016, we issued 9,600 shares of common stock and warrants to purchase 9,600 shares of common stock with cashless exercise rights, expiring March 1, 2017, with an exercise price of $1.50 per share. Additionally, special exchange common stock warrants to purchase 9,600 shares of common stock were issued, expiring April 10, 2016, with an exercise price of $0.25 per share, for consulting services valued at $24,000.
●	On May 3, 2016, we issued 14,453 shares of common stock, in connection with a warrant exercise for consulting services valued at $3,920.
●	On May 3, 2016, we received $6,000 in proceeds and issued 24,000 shares of common stock in connection with a warrant exercise for $0.25 per share.
●	On May 5, 2016, we received $5,000 in proceeds and issued 20,000 shares of common stock in connection with a warrant exercise for $0.25 per share.
●	On May 9, 2016, we received $100 in proceeds and issued 10,000 shares of common stock in connection with a warrant exercise for $0.01 per share.
●	On May 17, 2016, we received $25,000 in proceeds and issued 10,000 shares of common stock and warrants to purchase 20,000 shares of common stock with cashless exercise rights, expiring June 10, 2016, with an exercise price of $0.01 per share.
●	On May 21, 2016, we received $160 in proceeds and issued 16,000 shares of common stock in connection with a warrant exercise for $0.01 per share.

Series B Preferred Stock

●	On April 12, 2016, a stockholder converted 35,000 shares of Series B Preferred Stock into common stock in connection with a special exchange conversion whereby Series B Preferred Stock stockholders were offered a special conversion rate of $2.50 per share of the Company’s common stock, provided accrued dividends were waived (instead of the stated $250 conversion price), into 70,000 shares of common stock at $2.50 per share, valued at $175,000.

Series D Preferred Stock

●	On April 15, 2016, a stockholder converted 5,000 shares of Series D Preferred Stock into common stock in connection with a special exchange conversion whereby Series D Preferred Stock stockholders were offered a special conversion rate of $2.50 per share of the Company’s common stock, provided accrued dividends were waived (instead of the stated $12.50 conversion price), into 10,000 shares of common stock at $2.50 per share, valued at $25,000.
●	On April 25, 2016, a stockholder converted 10,000 shares of Series D Preferred Stock shares into 20,000 shares of common stock at $2.50 per share, valued at $50,000.
●	On June 1, 2016, we converted 5,000 shares of Series B Preferred Stock and 4,000 Series C Preferred Stock into common stock in connection with a special exchange conversion whereby Series B Preferred Stock stockholders and Series D Preferred Stock stockholders were offered a special conversion rate of $2.50 per share of the Company’s common stock, provided accrued dividends were waived (instead of the Series B Preferred stock stated $250.00 conversion price and the Series D Preferred stock stated $12.50 conversion price), into 18,000 shares of common stock at $2.50 per share, valued at $45,000.

●	On June 1, 2016, we received $90,000 in proceeds from the Donald P Monaco Insurance Trust (whose trustee is Donald Monaco a Director of the Company) and issued 60,000 shares of common stock in connection with a partial warrant exercise for $1.50 per share.
●	On June 1, 2016, we issued 30,374 shares of common stock in connection with the acquisition of a platform asset valued at $65,000.
●	On June 1, 2016, a stockholder converted 5,000 shares of Series B Preferred Stock and 4,000 shares of Series C Preferred Stock into shares of common stock in connection with a special exchange conversion whereby Series B Preferred stockholders and Series C Preferred Stock stockholders were offered a special conversion rate of $2.50 per share of the Company’s common stock, provided accrued dividends were waived (instead of the Series B Preferred stock stated $250.00 conversion price and the Series C Preferred stock stated $12.50 conversion price), into 18,000 shares of common stock at $2.50 per share, valued at $45,000.
●	On June 2, 2016, we issued 2,667 shares of common stock and warrants to purchase 3,200 shares of common stock with cashless exercise rights, expiring July 1, 2016, with an exercise price of $0.01 per share.
●	On June 3, 2016, we received $10,000 in proceeds and issued 4,000 shares of common stock and 8,000 cashless common stock warrants expiring July 2, 2016, with an exercise price of $0.25.
●	On June 7, 2016, we issued 4,305 shares of common stock in connection with a cashless warrant exercise.
●	On June 8, 2016, we received $120 in proceeds and issued 12,000 shares of common stock in connection with a warrant exercise for $0.01 per share.
●	On June 10, 2016, we received $7,500 in proceeds and issued 6,000 shares of common stock in connection with a warrant exercise for $1.25 per share.
●	On June 13, 2016, a stockholder converted $75,000 owed on a promissory note into 30,000 shares of common stock at $2.50 per share.
●	On June 15, 2016, we received $187,500 in proceeds and issued 75,000 shares of common stock and 75,000 cashless common stock warrants expiring June 14, 2017 with an exercise price of $1.50.
●	On June 23, 2016, we received $2,000 in proceeds and issued 8,000 shares of common stock in connection with a warrant exercise for $0.25 per share.
●	On July 1, 2016, we issued 10,000 shares of common stock in connection with an agreement for Investor Relation Services valued at $20,000.
●	On July 8, 2016, we received $24,000 in proceeds and issued 96,000 shares of common stock in connection with a warrant exercise at an exercise price of $0.25 per share.
●	On July 15, 2016, we issued 3,810 shares of common stock in connection with a cashless warrant exercise.

●	On July 28, 2016, a stockholder converted 10,000 shares of Series D Preferred Stock into common stock in connection with a special exchange conversion whereby Series D Preferred Stock stockholders were offered a special conversion rate of $2.50 per share of the Company’s common stock, provided accrued dividends were waived (instead of the stated $12.50 conversion price), into 20,000 shares of common stock at $2.50 per share, valued at $50,000.

●	On July 28, 2016, we issued 59,747 shares of common stock in connection with a cashless warrant exercise.
●	On August 8, 2016, we received $225,000 in proceeds and issued 150,000 shares of common stock and 75,000 cashless common stock warrants expiring August 26, 2016, with an exercise price of $1.50.
●	On August 8, 2016, we issued 10,000 shares of common stock in connection with an agreement for Investor Relation Services valued at $25,000.
●	On August 18, 2016, a stockholder converted 1,680 shares of Series D Preferred Stock into common stock in connection with a special exchange conversion whereby Series D Preferred Stock stockholders were offered a special conversion rate of $2.50 per share of the Company’s common stock, provided accrued dividends were waived (instead of the stated $12.50 conversion price), into 8,400 shares of common stock at $2.50 per share, valued at $21,000.
●	On August 18, 2016, a stockholder converted 800 shares of Series B Preferred Stock into shares of common stock in connection with a special exchange conversion whereby Series B Preferred stockholders were offered a special conversion rate of $2.50 per share of the Company’s common stock, provided accrued dividends were waived (instead of the stated $250.00 conversion price), into 80,000 shares of common stock at $2.50 per share, valued at $200,000.
●	On August 18, 2016, a stockholder converted 1,600 shares of Series C Preferred Stock into shares of common stock in connection with a special exchange conversion whereby Series C Preferred Stock stockholders were offered a special conversion rate of $2.50 per share of the Company’s common stock, provided accrued dividends were waived (instead of the stated $12.50 conversion price), into 8,000 shares of common stock at $2.50 per share, valued at $20,000.
●	On August 23, 2016, Pat LaVecchia, our director, converted 1,000 shares of Series D Preferred Stock into shares of common stock in connection with a special exchange conversion whereby Series D Preferred Stock stockholders were offered a special conversion rate of $2.50 per share of the Company’s common stock provided accrued dividends were waived (instead of the stated $12.50 conversion price), into 2,000 shares of common stock at $2.50 per share, valued at $5,000.
●	On August 23, 2016, a stockholder converted 400 shares of Series B Preferred Stock into shares of common stock in connection with a special exchange conversion whereby Series B Preferred stockholders were offered a special conversion rate of $2.50 per share of the Company’s common stock, provided accrued dividends were waived (instead of the stated $250.00 conversion price), into 40,000 shares of common stock at $2.50 per share, valued at $100,000.
●	On August 25, 2016, a stockholder converted 1,600 shares of Series C Preferred Stock into shares of common stock in connection with a special exchange conversion whereby Series C Preferred Stock stockholders were offered a special conversion rate of $2.50 per share of the Company’s common stock, provided accrued dividends were waived (instead of the stated $12.50 conversion price), into 8,000 shares of common stock at $2.50 per share, valued at $20,000.
●	On or around August 25, 2016, we issued 60,000 shares of common stock in consideration for $35,000.
●	On August 26, 2016, we affected the mandatory conversion of all of our outstanding Series B, C and D Preferred Stock as discussed below.

●	On August 26, 2016, we received $280,000 in proceeds and issued 112,000 shares of common stock and 112,000 cashless common stock warrants expiring in August 2017 with an exercise price of $1.50.
●	On August 26, 2016, we issued 4,000 shares of common stock in connection with a cashless warrant exercise.
●	On August 26, 2016, we issued 20,000 shares of common stock in connection with the exercise of warrants to purchase 20,000 shares of common stock and received $30,000 as the exercise price of such warrants.
●	On August 31, 2016, we retired 22,000 shares of Series D Preferred Stock in connection with a conversion request into RealBiz common stock.

●	On September 8, 2016, we issued 2,084 shares of common stock in connection with the exercise, on a cashless basis, of warrants to purchase 2,084 shares of common stock with an exercise price of $0.00 per share.
●	On September 6, 2016, we issued 20,000 shares of common stock valued at $50,000 and 20,000 common stock warrants expiring September 7, 2017, with an exercise price of $2.50 per share, pursuant to a consulting agreement.
●

Effective September 8, 2016, we sold 138,000 units, each consisting of one share of common stock and one warrant to purchase one share of common stock (the “Units”), to Charcoal Investments Ltd. (“Charcoal”), which entity is owned by Simon Orange, who became a member of the Board of Directors of the Company on January 5, 2017, in consideration for $345,000 or $2.50 per unit. The warrants were evidenced by a Warrant to Purchase Common Stock (the “Charcoal Warrants”), had an exercise price of $2.50 per share and an expiration date of September 7, 2017, and were exercised in full in February 2017.

Also on September 8, 2016, the Company entered into a consulting agreement with Mr. Orange, pursuant to which Mr. Orange agreed to provide the Company consulting services by aiding the Company in financial, organizational and developmental advice during a twelve-month period. In connection with assisting with a $750,000 private offering of units (pursuant to which Charcoal subscribed for units as described above), Mr. Orange received compensation consisting of cash, shares and warrants.

On January 26, 2017, the Company, Mr. Orange and Charcoal, agreed to reduce the exercise price of the 158,000 warrants to purchase shares of common stock to $2.00 per share and Mr. Orange and Charcoal exercised all of the Warrants in consideration for an aggregate of $316,000, and the Company issued Mr. Orange 20,000 shares of restricted common stock and Charcoal 138,000 shares of restricted common stock, in connection with such exercise. In consideration for agreeing to exercise the Warrants, the Company granted Mr. Orange warrants to purchase 20,000 shares of the Company’s common stock and Charcoal warrants to purchase 138,000 shares of common stock, each with an exercise price of $2.00 per share and an expiration date of January 25, 2020.

●	On September 12, 2016, we issued 1,877 shares of common stock, in connection with a warrant exercise, which warrant was originally issued for consulting services valued at $2,016; a total of 640 warrants were exercised with an exercise price of $0.25 per share and an additional 1,237 warrants were exercised with an exercise price of $1.50 per share.
●	On September 14, 2016, we received $20,000 in proceeds and issued 8,000 shares of common stock and 24,000 common stock cashless warrants expiring February 20, 2017, with an exercise price of $1.50 per share.

●	On September 19, 2016, we issued 5,800 shares of common stock pursuant to the terms of a consulting agreement for IR Services valued at $11,600.
●	On September 19, 2016, Recruiter.com was issued 75,000 shares of restricted common stock valued at $112,499 for the acquisition of 2.5% of Recruiter.com. As of November 30, 2016, the value of this investment was written down to $0 to reflect the market value of the investment.
●	On September 19, 2016, Recruiter.com was issued 75,000 shares of restricted common stock valued at $112,499 in connection with our entry into a marketing agreement related to a one-year marketing promotion to all of the Recruiter.com members by the Company, NextTrip and the related entities.
●	On September 21, 2016, we received $2,000 in proceeds and issued 4,000 shares of common stock in connection with the exercise of warrants to purchase 4,000 shares of common stock with an exercise price of $0.50 per share.
●	On October 5, 2016, we issued 150,000 shares of common valued at $300,000 and 150,000 common stock cashless warrants expiring August 31, 2018, with an exercise price of $3.00 per shares pursuant to the terms of an IR Agreement.

●	On October 5, 2016, we issued 150,000 shares of common valued at $300,000 and 150,000 common stock warrants expiring October 4, 2017, with an exercise price of $2.00 per shares pursuant to the terms of an Advisory Service Agreement.
●	On October 10, 2016, we issued 4,200 shares of common stock in connection with a consulting agreement for IR Services valued at $8,400.
●	On October 12, 2016, we received $3,000 in proceeds and issued 2,000 shares of common stock in connection with a subscription agreement with a private accredited investor pursuant to which shares were acquired for $1.50 per share.
●	On October 26, 2016, we received $420,000 in proceeds from the exercise of warrants to purchase 280,000 shares of the Company’s common stock with an exercise price of $1.50 per share from the Donald P Monaco Insurance Trust (whose trustee is Donald Monaco a Director of the Company) and issued 280,000 shares of common stock in connection therewith.
●	On October 31, 2016, we received $25,000 in proceeds and issued 10,000 shares of common stock and 10,000 common stock cashless warrants expiring April 30, 2017 with an exercise price of $1.50 per share to a private accredited investor pursuant to a subscription agreement.
●	On November 1, 2016, we issued 10,000 shares of common stock, valued at $20,000, for payment due pursuant to the terms of a consulting agreement.
●	On November 4, 2016, we received $99,800 in proceeds and issued 114,770 shares of common stock in connection with a subscription agreement entered into with a private accredited investor.
●	In February 2015, the Company entered into a Settlement Agreement with Televisual Media Holdings, LLC, TV Net Works, LLC, TV IWorks, LLC Gary Turner and Staci Turner (collectively, “Televisual”), settling certain then pending litigation relating to amounts which Televisual alleged were due from us under a promissory note. The Settlement Agreement confirmed $600,000 owed under a promissory note, which was payable pursuant to a payment schedule agreed to by the parties in the settlement, and provided us the right, at any time after $40,000 had been paid under the note (which amount has been paid to date), to convert the principal and interest owed by us the note into our common stock at 80% of the trailing ten-day average closing price of our common stock. The Company provided the holder of the note notice of the exercise of the Company’s conversion right thereunder, and on November 16, 2016, the outstanding note balance of $573,842 in principal and $1,530 in interest converted into 255,721 shares of our common stock.

●	On November 21, 2016, we issued 8,092 shares of common stock in connection with a cashless warrant exercise of warrants to purchase 8,092 shares of common stock on a cashless basis which had an exercise price of $0.00 per share.
●	On November 28, 2016, we received $15,000 in proceeds and issued 30,000 shares of common stock in connection with a warrant exercise of warrants to purchase 30,000 shares of common stock on a cashless basis which had an exercise price of $0.50 per share.
●	On November 29, 2016, we received $15,000 in proceeds and issued 30,000 shares of common stock in connection with a warrant exercise of warrants to purchase 30,000 shares of common stock on a cashless basis which had an exercise price of $0.50 per share.
●	On November 29, 2016, we received $10,000 in proceeds and issued 20,000 shares of common stock in connection with a subscription agreement entered into with a private accredited investor.

During the fourth quarter of the fiscal year ended February 28, 2017, we issued the following securities which were not registered under the Securities Act:

Common Stock

●

805,000 units (composed of 805,000 shares of restricted common stock  and warrants to purchase 805,000 shares with exercise price ranging from $1.50 (expiring December 4, 2017) to $2.00 (expiring between January 31, 2020 and April 2, 2020)) were sold to 16 “accredited investor” purchasers in private transactions pursuant to subscription agreements at $2.00 per share for $1,610,000 in proceeds. Included in the 805,000 shares issued were shares issued to:

○

Monaco Investment Partners II, LP, of which Donald Monaco is the managing general partner and a Director of the Company ($200,000 of units at $2.00 per unit (100,000 total units), each comprised of 1 share of common stock and 1 warrant to purchase one share of common stock at an exercise price of $2.00 per share.

○

Robert Post 2007 Revocable Trust, of which Robert Post is the trustee and a Director of the Company ($100,000 of units at $2.00 per unit (50,000 total units), each comprised of 1 share of common stock and 1 warrant to purchase one share of common stock at an exercise price of $2.00 per share.

●

341,724 shares of restricted common stock were sold to 8 “accredited investor” purchasers in private transactions pursuant to the exercise of warrants which had exercise prices ranging from $0.50 - $2.00 per share for $506,488 in proceeds. Included in the 341,724 shares issued were shares issued to:

○	Stephen Romsdahl, a then greater than 5% stockholder of the Company (142,444 shares of restricted common stock pursuant to a warrant exercise for $157,388 in proceeds); and
○	Simon Orange, a Director of the Company (158,000 shares of restricted common stock pursuant to a warrant exercise for $316,000 in proceeds).
●	259,216 shares of restricted common stock were issued to eight consultants pursuant to consulting agreements, valued at $533,240.

●	4,579 shares of restricted common stock were issued to an investor pursuant to the October 27, 2015 Agreement and Plan of Merger with Always On Vacation, Inc., valued at $11,448.

Effective on December 31, 2016, we entered into an investor relations agreement with Capital Market Access (CMA). Pursuant to the agreement, CMA agreed to provide us investor relations and related advisory services, and we agreed to (i) pay CMA $2,500 per month for the first three months of the agreement and $5,300 per month thereafter, (ii) issue CMA 150,000 shares of common stock (which vest at the rate of 3,000 shares per month, subject to the vesting terms described below), and (iii) grant CMA the warrants described below. The cash fees may be paid from the sale of shares issued to CMA, by CMA, at our election, when such shares can be sold by CMA. We agreed to grant CMA warrants to purchase 150,000 shares of common stock, of which 50,000 warrants have an exercise price of $3.00 per share and vest 90 days from the date of the agreement; 50,000 warrants have an exercise price of $4.00 per share and vest 180 days from the date of the agreement and 50,000 warrants have an exercise price of $5.00 per share and vest 270 days from the date of the agreement, all of which have a three-year term and cashless exercise rights. We also agreed that CMA would vest (a) 15,000 of the shares when an introduction by CMA results in the purchase of 2.5% or more of our outstanding shares; (b) 15,000 of the shares when an introduction by CMA results in the initiation of non-paid equity research coverage of the Company; (c) 15,000 of the shares when the three month average daily trading volume of our common stock exceeds $50,000; and (d) 15,000 of the shares when the three month average daily trading volume of our common stock exceeds $100,000. The agreement has a term of 90 days, automatically renewable for additional 90-day periods thereafter, provided that either party may terminate the agreement at any time with 30 days prior written notice.

On December 14, 2016, we issued 4,160 shares of common stock, valued at $10,400 and common stock warrants exercisable on a cashless basis to purchase 4,160 shares of common stock, expiring on December 12, 2017 with an exercise price of $1.50 per shares pursuant to a consulting agreement.

On January 5, 2017, we entered into an employment agreement with an employee of the Company, whereby the employee agreed to provide management and financial/investor relation services to the Company for a term of one year, cancellable by either party with 30 days prior written notice, in consideration for $10,000 per month and the grant of warrants to purchase (a) 100,000 shares of the Company’s common stock, which will vest and be exercisable at such time as the Company successfully up lists to the NYSE MKT or the NASDAQ Capital Market, and have an exercise price of $3 per share and cashless exercise rights; (b) 50,000 shares of the Company’s common stock, which will vest and be exercisable upon the earlier to occur of (i) the second year of the term of such warrants; (ii) when the institutional ownership of the Company’s totals 10% or more of the Company’s outstanding common stock, and have an exercise price of $4 per share and cashless exercise rights; and (c) 50,000 shares of the Company’s common stock, which will vest and be exercisable upon the earlier to occur of (i) the second year of the term of such warrants; (ii) when the institutional ownership of the Company’s totals 20% or more of the Company’s outstanding common stock, and have an exercise price of $5 per share and cashless exercise rights, as well as certain other to be determined fees in the event the Company undertakes certain transactions in the future. All of the warrants vest immediately in the event the Company is acquired and have a term through December 31, 2019.

During the six months ended August 31, 2017 the Company issued the following unregistered securities:

Subscriptions

●	On March 7, 2017, we received $150,000 in proceeds and sold 75,000 shares of common stock and common stock warrants to purchase 75,000 shares of common stock expiring on March 6, 2020, with an exercise price of $2.00 per share.
●	On March 9, 2017, we received $100,000 in proceeds from the Robert Post 2007 Revocable Trust, whose Trustee is Robert Post, a Director of the Company, and issued 50,000 shares of common stock and common stock warrants to purchase 50,000 shares of common stock, expiring on March 8, 2020, with an exercise price of $2.00 per share.

II-13

●	On March 10, 2017, we received $100,000 in proceeds and issued 50,000 shares of common stock and common stock warrants to purchase 50,000 shares of common stock, expiring March 9, 2020, with an exercise price of $2.00 per share.
●	On April 3, 2017, we received $10,000 in proceeds and issued 5,000 shares of common stock and common stock warrants to purchase 5,000 shares of common stock, expiring April 20, 2020, with an exercise price of $2.00 per share.
●	On July 31, 2017, we received $1,750,000 in proceeds and issued 875,000 shares of common stock and common stock warrants to purchase 875,000 shares of common stock, expiring July 30, 2022, with an exercise price of $2.10 per share.
●	On July 31, 2017, we received $150,000 in proceeds and issued 75,000 shares of common stock and common stock warrants to purchase 75,000 shares of common stock, expiring July 30, 2022, with an exercise price of $2.10 per share.
●	On July 31, 2017, we received $125,000 in proceeds and issued 62,500 shares of common stock and common stock warrants to purchase 62,500 shares of common stock, expiring July 30, 2022, with an exercise price of $2.10 per share.
●	On July 31, 2017, we received $100,000 in proceeds and issued 50,000 shares of common stock and common stock warrants to purchase 50,000 shares of common stock, expiring July 30, 2022, with an exercise price of $2.10 per share.
●	On July 31, 2017, we received $100,000 in proceeds and issued 50,000 shares of common stock and common stock warrants to purchase 50,000 shares of common stock, expiring July 30, 2022, with an exercise price of $2.10 per share.
●	On July 31, 2017, we received $50,000 in proceeds and issued 25,000 shares of common stock and common stock warrants to purchase 25,000 shares of common stock, expiring July 30, 2022, with an exercise price of $2.10 per share.
●	On July 31, 2017, we received $30,000 in proceeds and issued 15,000 shares of common stock and common stock warrants to purchase 15,000 shares of common stock, expiring July 30, 2022, with an exercise price of $2.10 per share.
●	On July 31, 2017, we received $50,000 in proceeds and issued 25,000 shares of common stock and common stock warrants to purchase 25,000 shares of common stock, expiring July 30, 2022, with an exercise price of $2.10 per share.
●	On July 31, 2017, we received $75,000 in proceeds and issued 37,500 shares of common stock and common stock warrants to purchase 37,500 shares of common stock, expiring July 30, 2022, with an exercise price of $2.10 per share.
●	On July 31, 2017, we received $175,000 in proceeds and issued 87,500 shares of common stock and common stock warrants to purchase 87,500 shares of common stock, expiring July 30, 2022, with an exercise price of $2.10 per share.

II-14

●	On July 31, 2017, we received $175,000 in proceeds from the Donald P Monaco Insurance Trust, whose trustee is Donald Monaco, a director of the Company, and issued 87,500 shares of common stock and common stock warrants to purchase 87,500 shares of common stock, expiring July 30, 2022, with an exercise price of $2.10 per share.
●	On July 31, 2017, we received $100,000 in proceeds and issued 50,000 shares of common stock and common stock warrants to purchase 50,000 shares of common stock, expiring July 30, 2022, with an exercise price of $2.10 per share.
●	On July 31, 2017, we received $50,000 in proceeds from William Kerby, a member of the Board of Directors and Executive of the Company, and issued 25,000 shares of common stock and common stock warrants to purchase 25,000 shares of common stock, expiring July 30, 2022, with an exercise price of $2.10 per share.
●	On July 31, 2017, we received $50,000 in proceeds and issued 25,000 shares of common stock and common stock warrants to purchase 25,000 shares of common stock, expiring July 30, 2022, with an exercise price of $2.10 per share.
●	On July 31, 2017, we received $50,000 in proceeds and issued 25,000 shares of common stock and common stock warrants to purchase 25,000 shares of common stock, expiring July 30, 2022, with an exercise price of $2.10 per share.
●	On August 11, 2017, we received $10,000 in proceeds from Pat LaVeccia, our director, and issued 5,000 shares of common stock and common stock warrants to purchase 5,000 shares of common stock, expiring July 30, 2022, with an exercise price of $2.10 per share.
●	On August 11, 2017, we received $25,000 in proceeds from a trust controlled by Robert J. Post, our director, and issued 12,500 shares of common stock and common stock warrants to purchase 12,500 shares of common stock, expiring July 30, 2022, with an exercise price of $2.10 per share.

Warrant Exercise

●	On April 18, 2017, we received $114,888 from Stephen Romsdahl, a greater than 5% shareholder in the Company, and issued 57,444 shares of common stock in connection with the exercise of a warrant which had an exercise price of $2.00 per share.
●	On April 28, 2017, we received $15,000 in proceeds and issued 10,000 shares of common stock in connection with the exercise of a warrant which had an exercise price of $1.50 per share.
●	On August 30, 2017, we received $10,000 in proceeds and issued 8,000 shares of common stock in connection with the exercise of a warrant which had an exercise price of $1.25 per share.

Consulting Agreements

●	On March 1, 2017, we issued 2,000 shares of common stock, valued at $4,800, for payment due pursuant to the terms of a consulting agreement.
●	On March 1, 2017, we issued 10,000 shares of common stock, valued at $24,000, for payment due pursuant to the terms of a consulting agreement.
●	On April 17, 2017, we issued 800 shares of common stock, valued at $2,120 and common stock warrants to purchase 800 shares of common stock, expiring April 16, 2020, with an exercise price of $2.00 per share, for commissions due pursuant to the terms of a consulting agreement.
●	On April 18, 2017, we issued 10,000 shares of common stock, valued at $27,500, for payment due pursuant to the terms of a consulting agreement.
●	On May 8, 2017, we issued 20,000 shares of common stock, valued at $54,600, for payment due pursuant to the terms of a consulting agreement.
●	On May 8, 2017, we issued 2,000 shares of common stock, valued at $5,460, for payment due pursuant to the terms of a consulting agreement.
●	On June 12, 2017, we issued 500 shares of common stock, valued at $1,250, for payment due pursuant to the terms of a consulting agreement.

II-15

●	On June 12, 2017, we entered into a Settlement and Release Agreement to terminate a Letter of Intent dated March 21, 2016 with ViewTrade Securities, Inc. (“ViewTrade”). We issued 17,500 shares of restricted common stock and warrants to purchase 17,500 shares of common stock, expiring on July 12, 2022, with an exercise price of $2.25 per share in settlement of disputed compensation in connection with the Letter of Intent. In addition, the Company entered into a new Capital Markets & Business Advisory Agreement with ViewTrade for a one year period, terminating on June 11, 2018. ViewTrade will receive 35,000 shares of restricted common stock and warrants to purchase 35,000 shares of common stock, expiring on July 12, 2022, with an exercise price of $2.25 per share, as compensation for the advisory services pursuant to the agreement.
●	On June 19, 2017, we issued 500 shares of common stock, valued at $1,150, for payment due pursuant to the terms of a consulting agreement.
●	On June 19, 2017, we issued 10,000 shares of common stock, valued at $23,000, for a one-time issuance owed as of the date of an investor relations and financial public relations consulting agreement.
●	On June 26, 2017, we engaged Roth Capital Partners, LLC (“Roth”) to act as a financial advisor for a period of three (3) months (“Engagement Period”) with respect to any offering of our equity or equity-linked securities. In connection with the engagement, Roth may review the Company’s capital requirements and potential sources of funds and such other activities as may be mutually agreed to from time to time between the Company and Roth. In exchange the Company shall, upon the consummation of an offering, pay Roth a cash advisory fee equal to $25,000 and stock equal to $25,000 in value at the time of closing (10,000 shares of common stock, valued at $25,000). Either party may terminate the Agreement at any time, without liability or continuing obligation to the other party. Additionally, in the event the Company terminates this Agreement during the Engagement Period, the Company is required to compensate Roth with a cash advisory fee equal to $25,000 and stock equal to $25,000 in value at the time of closing in connection with any transaction entered into or consummated during the Engagement Period or for three (3) months after the termination of the Engagement Period.
●	On June 27, 2017, we issued 500 shares of common stock, valued at $1,200, for payment due pursuant to the terms of a consulting agreement.
●	On July 10, 2017, we issued 1,000 shares of common stock, valued at $2,550, for payment due pursuant to the terms of a consulting agreement.
●	On July 18, 2017, we issued 500 shares of common stock, valued at $1,100, for payment due pursuant to the terms of a consulting agreement.
●	On August 9, 2017, we issued 1,000 shares of common stock, valued at $2,300, for payment due pursuant to the terms of a consulting agreement.
●	On August 10, 2017, we issued 2,000 shares of common stock, valued at $4,140, for payment due pursuant to the terms of a consulting agreement.
●	On August 11, 2017, we issued 76,625 common stock warrants to purchase 76,625 shares of common stock, expiring July 30, 2022 with an exercise price of $2.10 per share, for payment due pursuant to an agency agreement with Northland Securities, Inc.
●	On August 14, 2017, we issued 2,000 shares of common stock, valued at $4,860, for payment due pursuant to the terms of a consulting agreement.
●	On August 15, 2017, we issued 30,000 shares of common stock, valued at $73,500, for payment due pursuant to the terms of an amendment to a consulting agreement.
●	On August 15, 2017, we issued 10,000 shares of common stock, valued at $24,500, for payment due pursuant to the terms of a consulting agreement.

II-16

Preferred Conversion

●	Effective on July 28, 2017, William Kerby, a member of the Board of Directors and Executive of the Company, converted 694,611 shares of Series A Preferred Stock into common stock in connection with the conversion of the Series A 10% Cumulative convertible preferred stock held by him, into 1,389,222 shares of common stock at $2.00 per share.
●	On July 28, 2017, In Room Retail, whose managing member is William Kerby, a member of the Board of Directors and Executive of the Company, converted 100,000 shares of Series A Preferred Stock into common stock in connection with the conversion of the Series A 10% Cumulative convertible preferred stock held by such shareholder, into 200,000 shares of common stock at $2.00 per share.
●	On July 28, 2017, Donald P Monaco Insurance Trust, whose trustee is Donald Monaco a director of the Company, converted 500,000 shares of Series A Preferred Stock into common stock in connection with the conversion of the Series A 10% Cumulative convertible preferred stock held by such shareholder, into 1,000,000 shares of common stock at $2.00 per share.
●	On July 28, 2017, Monaco Investment Partners II, LP, whose managing general partner is Donald Monaco a director of the Company, converted 575,000 shares of Series A Preferred Stock into common stock in connection with the conversion of the Series A 10% Cumulative convertible preferred stock held by such shareholder, into 1,150,000 shares of common stock at $2.00 per share.

Other

●	On April 19, 2017, we issued 100,000 shares of common stock to Omar Jimenez, a member of the Board of Directors and Executive of the Company, valued at $268,000, as a fiscal year end February 28, 2017, employee bonus.
●	In May 2017, we retired 167,635 shares of common stock valued at $450,945 in connection with the settlement of the financial advisory agreement.
●	On August 24, 2017, we converted Convertible Notes of $1,409,326, held by Mark Wilton, a greater than 5% shareholder of the Company, into an aggregate of 704,663 shares of common stock at $2.00 per share, in consideration for the cancellation and forgiveness of the amount owed under the Notes, including all accrued interest and the termination of the Notes, as described greater detail below.

Subsequent to August 31, 2017, and through the filing date of this prospectus, the Company issued the following unregistered securities:

Consulting Agreements

●	On September 19, 2017, we issued 20,000 shares of common stock, valued at $35,200, for payment due pursuant to the terms of a three month consulting agreement originally entered into on June 30, 2016, to be effective July 1, 2016, as extended on September 30, 2016, December 31, 2016, March 31, 2017 and June 30, 2017.

***

  As described above, on August 26, 2016, we converted all of our outstanding Series B (10,200 shares), Series C (1,000 shares) and Series D (68,956 shares) Preferred Stock, into an aggregate of 160,312 shares of our common stock, pursuant to certain special conversion terms offered in connection therewith and the mandatory conversion terms thereof. Specifically, we offered the holders of our Series B, C and D Preferred Stock, the option to convert such securities into our common stock prior to August 26, 2016, on more favorable terms than the stated conversion terms of such securities. Our Series B Preferred Stock holders were offered the option to convert such preferred stock (which had a $5.00 per share stated value) into common stock at a special conversion rate of $2.50 per share of the Company’s common stock (based on the stated value) provided accrued dividends were waived (instead of the stated $250.00 per share conversion price). In aggregate, stockholders holding 70,200 shares of our Series B Preferred Stock agreed to convert their shares into common stock based on the more favorable optional conversion terms and were issued 140,400 shares of common stock in connection with such conversion. Our Series C Preferred Stock holders were offered the option to convert such preferred stock (which had a $5.00 per share stated value) into common stock at a special conversion rate of $2.50 per share of the Company’s common stock (based on the stated value) provided accrued dividends were waived (instead of the stated $12.50 per share conversion price). In aggregate stockholders holding 9,000 shares of our Series C Preferred Stock agreed to convert their shares into common stock based on the more favorable optional conversion terms and were issued 18,000 shares of common stock in connection with such conversion. Our Series D Preferred Stock holders were offered the option to convert such preferred stock (which had a $5.00 per share stated value) into common stock at a special conversion rate of $2.50 per share of the Company’s common stock (based on the stated value) provided accrued dividends were waived (instead of the stated $12.50 per share conversion price). In aggregate stockholders holding 74,156 shares of our Series D Preferred Stock agreed to convert their shares into common stock based on the more favorable optional conversion terms and were issued 148,312 shares of common stock in connection with such conversion.

Additionally, stockholders holding 17,000 shares of our Series B Convertible Preferred Stock and 20,000 shares of our Series D Convertible Preferred Stock requested the conversion of such shares into 2,233,260 shares of RealBiz common stock. Pursuant to the customary practice of the Company and RealBiz, the Company first requested with RealBiz’s transfer agent, that such shares be converted into RealBiz common stock, which request was denied by RealBiz and then requested that the Company’s transfer agent cancel the converted shares and that RealBiz’s transfer agent who also serves as the transfer agent of the Company (American Stock Transfer) transfer shares of common stock of RealBiz held by the Company to such stockholders to satisfy the conversion obligations. To date, RealBiz and American Stock Transfer have refused to recognize or effect the transfers. The Company has provided to RealBiz and American Stock Transfer all necessary documents and affidavits to execute the transfer and we are currently discussing filing a lawsuit against RealBiz and American Stock Transfer in an effort to force them to recognize and effect the requested transfers. The Series B and D Preferred Stock shares related to the conversion into RealBiz common stock have since have been retired.

On August 11, 2017, we closed the transactions contemplated by the Purchase Agreement. In total, the Company sold the Purchasers 1,532,500 shares of common stock and warrants to purchase 1,532,500 shares of common stock, with an exercise price of $2.10 per share, for an aggregate of $3,065,000, or $2.00 per unit of one share and one Warrant.

William Kerby, the Chief Executive Officer and Chairman of the Company purchased $50,000 of the Securities (25,000 shares and Warrants); Simon Orange, a member of the Board of Directors of the Company purchased $175,000 of the Securities (87,500 shares and Warrants); Donald Monaco, a member of the Board of Directors of the Company purchased $175,000 of the Securities (87,500 shares and Warrants); Pat LaVecchia, a member of the Board of Directors of the Company purchased $10,000 of the Securities (5,000 shares and Warrants); and Robert J. Post, a member of the Board of Directors of the Company purchased $25,000 of the Securities (12,500 shares and Warrants). Additionally, Stephen Romsdahl, a significant stockholder of the Company purchased $50,000 of the Securities (25,000 shares and Warrants) and another non-related party, who is a key distributor of the Company, purchased $100,000 of the Securities (50,000 shares and Warrants).

Pursuant to a Placement Agency Agreement entered into with Northland Securities, Inc. on July 31, 2017 in connection with the Offering, the Agent served as the Company’s exclusive placement agent for the Offering. In consideration therewith, we paid the Agent 8% of the gross proceeds from the sale of the Securities ($245,200) and, for the consideration of $50, sold the Agent a warrant to purchase shares of common stock equal to 5% of the shares sold in the Offering (i.e., warrants to purchase 76,625 shares of common stock).

A required term of the Offering was that William Kerby, our Chief Executive Officer and Chairman and Donald P. Monaco, our Director, on behalf of themselves and the entities which they control, convert the 1,869,611 shares of Series A 10% Cumulative Convertible Preferred Stock (“Series A Preferred Stock”) beneficially owned by them into 3,789,222 shares of common stock of the Company, which conversion occurred effective August 3, 2017.

On August 24, 2017, and effective on August 22, 2017, we entered into a Debt Conversion and Voting Agreement with Mark A. Wilton, a significant stockholder of the Company. Pursuant to the Debt Conversion Agreement, we converted various promissory notes which Mr. Wilton held in the Company, which had an aggregate principal balance of $1,409,326 and were due and payable on December 17, 2017, into 704,663 shares of our restricted common stock. The conversion was undertaken pursuant to the forced conversion terms of the Wilton Notes, which allowed us to force the conversion of the Wilton Notes into common stock at a conversion price equal to 80% of the 5-day trailing average closing price of our common stock prior to conversion.

* * *

We claim an exemption from registration for the issuances and sales described above pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D of the Securities Act, since the foregoing issuances did not involve a public offering, the recipients were (a) “accredited investors”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act, the recipients acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuances and grant and we paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

To honor the conversion of the Company’s Preferred Stock shares into RealBiz common stock shares, the Company identified, one-for-one, shares of RealBiz Series A Preferred Stock shares held as investment and presents them to RealBiz for conversion into RealBiz common stock in connection with conversion of the Company’s Preferred Stock by the holders thereof. When the converted RealBiz common stock shares are received by the Company, they were forwarded to the individual/entity requesting the conversion into RealBiz common stock with a restrictive legend. As described above, all previously outstanding preferred stock shares of the Company have been converted into common stock and no shares of preferred stock are outstanding. The Company does not anticipate any further conversions of Company securities into RealBiz common stock.

We claim an exemption from registration provided by Section 3(a)(9) of the Securities Act for the conversions of preferred stock, cashless warrant exercises and conversions of the convertible notes described above, as the securities were exchanged by us with our existing security holders in transactions where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits Pursuant to Item 601 of Regulation S-K:

A list of exhibits filed with this registration statement on Form S-1/A is set forth on the Exhibit Index and is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)       Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date

(5)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-20

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1/A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Weston, Florida, on November 3, 2017.

MONAKER GROUP, INC.

/s/ William Kerby
William Kerby
Chief Executive Officer and Chairman
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William Kerby	Chief Executive Officer and Chairman	November 3, 2017
William Kerby	(Principal Executive Officer)

/s/ Omar Jimenez	Chief Financial Officer and Chief Operating Officer	November 3, 2017
Omar Jimenez	(Principal Financial and Accounting Officer) and Director

*	Director	November 3, 2017
Pat LaVecchia

*	Director	November 3, 2017
Donald P. Monaco

*	Director	November 3, 2017
Doug Checkeris

*	Director	November 3 2017
Simon Orange

*	Director	November 3, 2017
Robert J. Post

*By:	/s/ William Kerby
William Kerby, Attorney-In-Fact

II-21

 EXHIBIT INDEX

			Incorporated By Reference
Exhibit No.	Description	Filed or Furnished Herewith	Form	Exhibit	Filing Date	File No.
1.1	Placement Agency Agreement, by and between the Company and Northland Securities, Inc., dated July 31, 2017		8-K	1.1	8/1/2017	000-52669
3.1	Articles of Incorporation		SB-2	3.1	8/14/2006	333-136630
3.2	Certificate of Amendment to Articles of Incorporation (changing name to Next 1 Interactive, Inc. and increasing authorized shares)		S-1/A	3.1.2	3/12/2009	333-154177
3.3	Certificate of Amendment to Articles of Incorporation (increasing authorized shares)		S-1	3.3	9/25/2017	333-220619
3.4	Certificate of Amendment to Articles of Incorporation (increasing authorized shares)		S-1	3.4	9/25/2017	333-220619
3.5	Certificate of Change Filed Pursuant to NRS 78.209		8-K	3.1	5/21/2012	000-52669
3.6	Certificate of Amendment to Articles of Incorporation (increasing authorized shares)		S-1	3.6	9/25/2017	333-220619
3.7	Amendment to the Articles of Incorporation of Next 1 Interactive, Inc. changing its name to Monaker Group, Inc. and affect a 1-for-50 reverse stock split		8-K	3.1	6/26/2015	000-52669
3.8	Amended and Restated Certificate of Designations of Series A 10% Cumulative Convertible Preferred Stock of Next 1 Interactive, Inc.		8-K	3.1	7/9/2013	000-52669
3.9	Amendment to Certificate of Designation of Series A 10% Cumulative Convertible Preferred Stock, filed with the Secretary of State of Nevada on October 22, 2009		S-1	3.6	9/23/2016	333-213753
3.10	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock of Next 1 Interactive, Inc.		10-K	3.6	6/13/2013	000-52669
3.11	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock of Next 1 Interactive, Inc.		10-K	3.7	6/13/2013	000-52669
3.12	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock of Next 1 Interactive, Inc.		10-K	3.8	6/13/2013	000-52669
3.13	Amendment to Certificate of Designation of Series C Convertible Preferred Stock of Next 1 Interactive, Inc.		8-K	3.1	7/9/2014	000-52669
3.14	Amendment to Certificate of Designation of Series D Convertible Preferred Stock of Next 1 Interactive, Inc.		8-K	3.2	7/9/2014	000-52669
3.15	Amended and Restated Bylaws of Monaker Group, Inc., effective July 27, 2017		8-K	3.1	8/1/2017	000-52669
3.16	Certificate of Withdrawal of Certificate of Designation of Series B Convertible Preferred Stock filed with the Secretary of State of Nevada on September 22, 2017		8-K	3.1	9/25/2017	000-52669
3.17	Certificate of Withdrawal of Certificate of Designation of Series C Convertible Preferred Stock filed with the Secretary of State of Nevada on September 22, 2017		8-K	3.2	9/25/2017	000-52669
3.18	Certificate of Withdrawal of Certificate of Designation of Series D Convertible Preferred Stock filed with the Secretary of State of Nevada on September 22, 2017		8-K	3.3	9/25/2017	000-52669
4.1	Common Stock Purchase Warrant, issued October 26, 2010, in favor of Lincoln Park Capital Fund, LLC		8-K	4.1	9/2/2010	000-52669

4.2	Form of Common Stock Purchase Warrant (Offering)		8-K	4.1	8/1/2017	000-52669
4.3	Form of Common Stock Purchase Warrant (Agent)		8-K	4.2	8/1/2017	000-52669
5.1*	Opinion and consent of The Loev Law Firm, PC re: the legality of the securities being registered	X
10.1***	Employment Agreement between the Company and William Kerby dated October 15, 2006		S-1/A	10.2	3/12/2012	333-154177
10.2	$500,000 Promissory Note, dated August 26, 2010, issued in favor of The Mark Travel Corporation		8-K	4.1	9/2/2010	000-52669
10.3	$3,500,000 Promissory Note, dated March 5, 2010, issued in favor of Mark A. Wilton		8-K	10.1	3/10/2010	000-52669
10.4	Note Amendment between the Company and Mark Wilton dated February 24, 2014		8-K	4.1	2/27/2014	000-52669
10.5	Note Amendment between the Company and Mark Wilton dated May 15, 2015		8-K	4.1	5/21/2015	000-52669
10.6	Form of Cashless Warrant to Purchase Common Stock		8-K	4.1	10/13/2015	000-52669
10.7	Exchange Agreement by and between Monaker Group, Inc. and Monaco Investment Partners II, LP dated November 20, 2015		8-K	10.1	11/24/2015	000-52669
10.8	Exchange Agreement by and between Monaker Group, Inc. and Donald P. Monaco Insurance Trust dated November 20, 2015		8-K	10.2	11/24/2015	000-52669
10.9	License Agreement, dated April 28, 2015, by and between Next 1 Interactive, Inc. and RealBiz 360 Inc.		10-K	10.10	6/16/2015	000-52669
10.10	Code Purchase Agreement, dated April 28, 2015, by and between Next 1 Interactive, Inc. and RealBiz Media Group, Inc.		10-K	10.11	6/16/2015	000-52669
10.11	Services Agreement, dated April 28, 2015, by and between Next 1 Interactive, Inc. and RealBiz Media Group, Inc.		10-K	10.12	6/16/2015	000-52669
10.12***	Employment Agreement dated January 21, 2016, by and between Monaker Group, Inc. and Omar Jimenez		8-K	10.1	1/26/2016	000-52699
10.13	$300,000 Promissory Note dated June 2, 2016, representing amounts borrowed by Monaker Group, Inc. from the Donald P. Monaco Insurance Trust		8-K	10.1	6/6/2016	000-52699
10.14	Agreement and Plan of Merger, dated October 26, 2015 by and between Monaker Group Inc., AOV Holdings, Inc. and AlwaysOnVacation, Inc.		10-K	10.1	6/23/2016	000-52669
10.15	Intellectual Property License to Corporation by Licensor, dated November 25, 2015 by and among Monaker Group, Inc. and CJ Software, Inc.		10-K	10.2	6/23/2016	000-52669
10.16	Assignment of IP and Other Assets dated January 22, 2016 by and between Monaker Group, Inc. and AlwaysOnVacation, Inc.		10-K	10.3	6/23/2016	000-52669
10.17	Assignment of IP and Other Assets dated January 22, 2016 by and between Monaker Group, Inc. and Next 1 Networks, Inc.		10-K	10.4	6/23/2016	000-52669
10.18	Stock Purchase Agreement dated January 23, 2016 by and between Monaker Group, Inc. and BC 1062800 Ltd. for the sale of Next 1 Networks, Inc.		10-K	10.5	6/23/2016	000-52669
10.19	Stock Purchase Agreement dated January 23, 2016 by and between Monaker Group, Inc. and BC 1062800 Ltd. for the sale of AlwaysOnVacation, Inc.		10-K	10.6	6/23/2016	000-52669

10.20	Deed of Settlement, dated February 26, 2016, by and between Ryanair Limited and AlwaysOnVacation, Inc.	10-K	10.7	6/23/2016	000-52669
10.21	Settlement Agreement Televisual Media Holdings, LLC and Monaker Group, Inc. dated May 24, 2015	10-K	10.8	6/23/2016	000-52669
10.22	Membership Interest Purchase Agreement dated May 16, 2016, by and between Jasper Group Holdings, Inc. and Monaker Group, Inc.	10-K	10.9	6/23/2016	000-52669
10.23	Promissory Note ($750,000) dated June 16, 2016, by Monaker Group, Inc. in favor of Crystall Falls Investments, LLC	10-K	10.10	6/23/2016	000-52669
10.24	Line of Credit Agreement dated June 15, 2016 by and between Monaker Group, Inc. and Republic Bank, Inc.	10-K	10.11	6/23/2016	000-52669
10.25	Note Amendment between the Company and Mark Wilton dated February 29, 2016	10-Q	4.1	7/20/2016	000-52669
10.26	Subscription and Investment Representation Agreement dated September 8, 2016, between Monaker Group, Inc. and Charcoal Investments Ltd.	10-K	10.26	2/28/2017	000-52669
10.27	December 31, 2016, Letter of Engagement with Capital Market Access	10-Q	20.20	11/30/2016	000-52669

10.28	August 31, 2016, Marketing and Stock Exchange Agreement with Recruiter.com, Inc.	10-Q	20.20	11/30/2016	000-52669
10.29***	Consulting Agreement between Simon Orange and the Company dated September 8, 2016	8-K	10.2	2/8/2017	000-52669
10.30	Form of Orange and Charcoal September 8, 2016 Warrants to Purchase Common Stock	8-K	10.3	2/8/2017	000-52669
10.31	Form of Orange and Charcoal January 26, 2017 Warrants to Purchase Common Stock	8-K	10.4	2/8/2017	000-52669
10.32	Form of Subscription Agreement for Units (February and March 2017)	8-K	10.1	3/10/2017	000-52669
10.33	Form of Warrant (February and March 2017 Subscriptions)	8-K	10.2	3/10/2017	000-52669
10.34	Joint Venture Acquisition Agreement between the Company and Launch 360 Media Inc. dated June 5, 2014	10-K	10.34	2/28/2017	000-52669
10.35	$750,000 Promissory Note dated May 16, 2016, between Crystal Falls Investments, LLC as borrower and the Company as Lender	10-K	10.35	2/28/2017	000-52669
10.36	Amendment to Line of Credit Agreement dated December 22, 2016 by and between Monaker Group, Inc. and Republic Bank, Inc.	10-K	10.36	2/28/2017	000-52669
10.37	Form of Purchase Agreement, dated July 31, 2017	8-K	10.1	8/1/2017	000-52669
10.38	Board Representation Agreement dated July 31, 2017, by and between Pacific Grove Capital LP and the Company	8-K	10.2	8/1/2017	000-52669
10.39	Form of Addendum to Purchase Agreement, dated July 31, 2017	8-K	10.3	8/1/2017	000-52669
10.40	Debt Conversion and Voting Agreement dated August 24, 2017, by and between, Monaker Group, Inc., and Mark A. Wilton	8-K	10.1	9/5/2017	000-52669
10.41	Purchase Agreement dated August 31, 2017, between Bettwork Industries, Inc., as Purchaser and Monaker Group, Inc., as Seller	8-K	10.2	9/5/2017	000-52669

10.42	$2.9 million Secured Convertible Promissory Note dated August 31, 2017, by Bettwork Industries, Inc., as borrower in favor of Monaker Group, Inc., as payee		8-K	10.3	9/5/2017	000-52669
10.43	Assignment and Novation Agreement dated and effective August 31, 2017, by and between Monaker Group, Inc., Crystal Falls Investments, LLC, and Bettwork Industries, Inc.		8-K	10.4	9/5/2017	000-52669
10.44	Monaker Group, Inc. 2017 Equity Incentive Plan		8-K	10.5	9/5/2017	000-52669
10.45	Line of Credit Agreement dated September 15, 2017 by and between Monaker Group, Inc. and Republic Bank, Inc.		8-K	10.1	9/20/2017	000-52669
10.46	Engagement Agreement for Consulting Services with A-Tech, LLC, effective September 1, 2017		8-K	10.1	09/25/2017	000-52669
14.1	Code of Ethics		S-1/A	14.1	3/12/2009	333-154177
14.2	Code of Business Conduct		S-1/A	14.2	3/12/2009	333-154177
14.3	Whistleblower Protection Policy		8-K	14.1	4/25/2017	000-52669
23.1*	Consent of LBB & Associates Ltd., LLP	X
23.2*	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page of Original Form S-1 Registration Statetment)		S-1		9/25/2017	333-220619
99.1	Charter of the Audit Committee		8-K	99.1	4/25/2017	000-52669
99.2	Charter of the Compensation Committee		8-K	99.2	4/25/2017	000-52669
99.3	Charter of the Nominating and Corporate Governance Committee		8-K	99.3	4/25/2017	000-52669

*	Filed herewith.
***	Indicates a management contract or any compensatory plan, contract or arrangement.